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As filed with the Securities and Exchange Commission on June 3, 2004.

Registration No. 333-114385

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MILLSTREAM ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	6770	06-1688360
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087
(610) 293-2511
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Arthur Spector
Chief Executive Officer
Millstream Acquisition Corporation
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087
(610) 293-2511
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent For Service)

Copies to:

Ira J. Coleman, Esq. McDermott Will & Emery LLP 201 South Biscayne Blvd., Suite 2000 Miami, Florida 33131 (305) 347-6556	Barry J. Siegel, Esq. Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street Philadelphia, Pennsylvania 19102-5003 (215) 568-6060

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as possible after this registration statement becomes effective and the conditions to the merger described herein have been satisfied or waived.

        If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Millstream Acquisition Corporation
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

To the Stockholders of Millstream Acquisition Corporation:

        You are cordially invited to attend a special meeting of the stockholders of Millstream Acquisition Corporation, relating to the proposed merger of Millstream and NationsHealth Holdings, L.L.C., which will be held at 10:00 a.m, eastern time, on July 12, 2004, at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087.

        At this important meeting, you will be asked to consider and vote upon the following proposals:

  •
  to adopt the Agreement and Plan of Merger, dated as of March 9, 2004, as amended on June 2, 2004 among Millstream, N Merger L.L.C., a wholly-owned subsidiary of Millstream, and NationsHealth, and the transactions contemplated by the merger agreement, including the amendment and restatement of Millstream's certificate of incorporation. Adoption by the Millstream stockholders of this merger proposal is a condition to the merger. All the members of NationsHealth have already approved the merger agreement, as amended;

  •
  to adopt the NationsHealth, Inc. 2004 Stock Option Plan; and

  •
  to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger proposal or the stock option plan proposal.

        The adoption of the merger proposal is not conditioned on the adoption of the stock option plan proposal or the adjournment proposal. However, the adoption of the stock option plan proposal is conditioned upon the adoption of the merger proposal.

        In the merger, NationsHealth's membership interests will be converted into the right to receive:

  •
  an aggregate of at least 21,375,000 shares of Millstream common stock; which amount is subject to increase to the extent that stockholders vote against the merger and at the same time demand that Millstream convert their shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering is deposited; and

  •
  an aggregate of $3,000,000 in cash.

        The affirmative vote of a majority of the outstanding shares of Millstream common stock is required to approve each of the merger proposal, the stock option plan proposal and the adjournment proposal. Each Millstream stockholder that holds shares of common stock issued in Millstream's initial public offering has the right to vote against the merger proposal and at the same time demand that Millstream convert such stockholder's shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering is deposited. These shares will be converted into cash only if the merger is completed. However, if the holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, an amount equal to 20% or more of the total number of shares issued in the initial public offering, vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then Millstream will not be able to consummate the merger. Millstream's initial stockholders who purchased their shares of common stock prior to its initial public offering and presently own an aggregate of approximately 15.7% of the outstanding shares of Millstream common stock, have agreed to vote their shares in accordance with the vote of the majority in interest of all other Millstream stockholders on the merger proposal.

        After completion of the merger, if no holder of shares of Millstream common stock demands that Millstream convert these shares into a pro rata portion of the trust account, Millstream stockholders will own 20% of the combined company's issued and outstanding shares of common stock. If one or more of Millstream's stockholders vote against the merger proposal and demand that Millstream convert their shares into a pro rata portion of the trust account, then Millstream's stockholders will own less than 20% of the combined company's issued and outstanding shares of common stock.

        Millstream's shares of common stock, warrants and units are listed on the Over-the-Counter Bulletin Board under the symbols MSTM, MSTMW and MSTMU, respectively. NationsHealth's securities are not listed on any national securities exchange, the Nasdaq Stock Market, or the Over-the-Counter Bulletin Board.

        After careful consideration of the terms and conditions of the proposed merger agreement, as amended, the stock option plan and the adjournment proposal, the board of directors of Millstream has determined that such agreement, the transactions contemplated thereby, the stock option plan and the adjournment proposal are fair to and in the best interests of Millstream and its stockholders. The board of directors of Millstream unanimously recommends that you vote or give instruction to vote "FOR" the adoption of the merger proposal, the stock option plan and the adjournment proposal.

        Enclosed is a notice of special meeting and proxy statement/prospectus containing detailed information concerning the merger agreement, as amended, the transactions contemplated thereby and the stock option plan. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

        I look forward to seeing you at the meeting.

                      Sincerely,

                      Arthur Spector
                       Chairman of the Board, President
                      and Chief Executive Officer

        Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        See "Risk Factors" beginning on page 21 for a discussion of various factors that you should consider in connection with the merger.

        This proxy statement/prospectus is dated June     , 2004 and is first being mailed to Millstream stockholders on or about [            ], 2004.

 WHO CAN HELP ANSWER YOUR QUESTIONS?

        This prospectus incorporates important business and financial information about Millstream or NationsHealth that is not included in or delivered with this document. Upon written or oral request, we will provide the information requested by any stockholder of Millstream at no cost.

NationsHealth Holdings, L.L.C. 13650 NW 8th Street Sunrise, Florida 33325 (954) 903-5000		Millstream Acquisition Corporation 435 Devon Park Drive Building 400 Wayne, Pennsylvania 19087
Attention:	Timothy Fairbanks	(610) 293-2511
	Chief Financial Officer	Attention:	Arthur Spector Chairman of the Board of Directors, President and Chief Executive Officer

        To ensure timely delivery prior to the special meeting, any request for documents should be received by July 2, 2004 at the above addresses.

Millstream Acquisition Corporation
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 12, 2004

TO THE STOCKHOLDERS OF MILLSTREAM ACQUISITION CORPORATION:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Millstream Acquisition Corporation, a Delaware corporation, will be held 10:00 a.m. eastern time, on July 12, 2004, at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087, for the following purposes:

  •
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of March 9, 2004, as amended on June 2, 2004, among Millstream, N Merger, L.L.C., a wholly-owned subsidiary of Millstream, and NationsHealth Holdings, L.L.C., and the transactions contemplated by the merger agreement including the amendment and restatement of Millstream's certificate of incorporation;

  •
  To consider and vote upon a proposal to adopt the NationsHealth, Inc. 2004 Stock Option Plan; and

  •
  To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal or the stock option proposal.

        The adoption of the merger proposal is not conditioned on the adoption of the stock option plan proposal or the adjournment proposal. However, the adoption of the stock option plan proposal is conditioned upon the adoption of the merger proposal.

        The board of directors has fixed the close of business on June 15, 2004 as the date for which Millstream stockholders are entitled to receive notice of, and to vote at, the Millstream special meeting and any adjournments thereof. Only the holders of record of Millstream common stock on that date are entitled to have their votes counted at the Millstream special meeting and any adjournments or postponements of it.

        Millstream will not transact any other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by Millstream's board of directors.

        Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Millstream common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger proposal.

        The board of directors of Millstream unanimously recommends that you vote "FOR" the adoption of the merger proposal and the stock option plan proposal.

By Order of the Board of Directors,

Arthur Spector Chairman of the Board, President and Chief Executive Officer

June [    ], 2004

i

Record Date; Who is Entitled to Vote	30
Voting Your Shares	31
Who Can Answer Your Questions About Voting Your Shares	31
No Additional Matters May Be Presented at the Special Meeting	31
Revoking Your Proxy	31
Vote Required	32
Conversion Rights	32
Solicitation Costs	33
Stock Ownership	33
THE MERGER	34
General Description of the Merger	34
Background of the Merger	34
Recommendation of the Millstream Board	36
Interest of Millstream Directors and Officers in the Merger	36
Millstream's Reasons for the Merger	37
NationsHealth's Reasons For The Merger	38
Appraisal or Dissenters Rights	39
Material U.S. Federal Income Tax Consequences of the Merger	39
Anticipated Accounting Treatment	40
Regulatory Matters	41
THE MERGER AGREEMENT	42
Structure of the Merger	42
Closing and Effective Time of the Merger	42
Amendment and Restatement of Millstream Certificate of Incorporation and By-laws	42
Name; Headquarters; Stock Symbol	42
Repayment of Loans; Release of Guarantees	42
Merger Consideration	43
Exchange of Certificates	44
Representations and Warranties	44
Materiality and Material Adverse Effect	45
Interim Operations of Millstream and NationsHealth	46
No Solicitation by Millstream	49
No Solicitation by NationsHealth	50
Millstream Stockholders' Meeting	51
Access to Information; Confidentiality	51
Reasonable Efforts; Notification	52
Indemnification	53
Fees and Expenses	53
Public Announcements	54
Transfer Taxes	54
Quotation or Listing	54
Tax Treatment	55

ii

Pre-Closing Confirmation	55
Conditions to the Completion of the Merger	55
Termination, Amendment and Waiver	57
Effect of Termination	59
Assignment; Conversion	59
Amendment	59
Extension; Waiver	59
INDEMNIFICATION AND ESCROW AGREEMENT	60
Creation of Escrow	60
Release of Escrowed Funds	60
Exclusive Remedy	60
Survival Period	60
EMPLOYMENT AGREEMENTS	60
Scope of Employment	61
Compensation	61
Fringe Benefits, Reimbursement of Expenses	61
Termination Benefits	61
GOVERNANCE AGREEMENT	62
Composition of Board	62
Company Proxy Statement	63
Resignation of Non-Independent Directors Upon Occurrence of a Triggering Event	64
Solicitation of Proxies and Voting	64
Officers of the Combined Company	64
Termination	64
STOCKHOLDERS AGREEMENT	65
Agreement to Vote	65
Irrevocable Proxy	65
Restrictions on Transfer	65
Tag-along Rights	66
REGISTRATION RIGHTS AGREEMENT	66
Demand Registration Rights	66
Piggy-back Registration Rights	66
Form S-3 Registration Rights	66
Lock-up	67
NATIONSHEALTH, INC. 2004 STOCK OPTION PLAN	67
Background	67
Adoption of the Stock Option Plan	67
Shares Available	68
Administration	68
Eligibility of Participation	68
Types of Awards	68
Stock Option Grants	68

iii

Maximum Awards	69
Adjustments	69
Amendment of the Stock Option Plan	69
Termination of the Stock Option Plan	69
Compensation Committee's Right to Modify Benefits	69
Accounting	70
Federal Tax Treatment	70
Limitation on the Combined Company's Deduction	70
Other Information	71
Effect of Approval of the Stock Option Plan	71
INFORMATION ABOUT NATIONSHEALTH	72
Business of NationsHealth	72
Government Regulation	76
Pharmacy Licensing and DME Supplier Licensing	78
Competition	78
Employees	79
Facilities	79
NationsHealth Background	79
Management's Discussion and Analysis of Financial Condition and Results of Operations	80
INFORMATION ABOUT MILLSTREAM	91
Business of Millstream	91
Legal Proceedings	94
Plan of Operations	94
Off-Balance Sheet Arrangements	95
UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS	96
DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER	104
The Combined Company Following the Merger	104
Additional Information Regarding Directors of the Combined Company	106
Board of Directors Committees	106
Governance Agreement	107
Compensation of Executive Officers and Directors of the Combined Company	107
NationsHealth Executive Officers	107
Millstream Executive Officers	107
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	108
Millstream	108
NationsHealth	109
BENEFICIAL OWNERSHIP OF SECURITIES	111
Beneficial Owners of More Than 5% of Millstream Common Stock	111
Security Ownership of Officers and Directors of Millstream	112
Beneficial Owners of NationsHealth Membership Interests	113
PRICE RANGE OF SECURITIES AND DIVIDENDS	114

iv

Millstream	114
NationsHealth	114
Combined Company	114
DESCRIPTION OF THE COMBINED COMPANY'S SECURITIES FOLLOWING THE MERGER	115
General	115
Common Stock	115
Preferred Stock	115
Change of Control Related Provisions of the Combined Company's Certificate of Incorporation and By-laws, and Delaware Law	115
Unissued Shares of Capital Stock	116
Classified Board of Directors, Vacancies and Removal of Directors	116
Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent	117
Business Combination Under Delaware Law	117
Limitation of Liability of Directors	118
Supermajority Voting Requirement for Amendment of Certain Provisions of the Combined Company's Certificate of Incorporation and By-Laws	119
Warrants	120
Quotation or Listing	120
Registration Rights Agreement	121
Transfer Agent and Registrar	121
COMPARISON OF STOCKHOLDER RIGHTS	122
STOCKHOLDER PROPOSALS	131
EXPERTS	131
LEGAL MATTERS	131
WHERE YOU CAN FIND MORE INFORMATION	131
INDEX TO FINANCIAL STATEMENTS	F-1

ANNEXES

A—Agreement and Plan of Merger, as amended

B—Indemnification and Escrow Agreement

C—Form of Executive Employment Agreement

D—Governance Agreement

E—Stockholders Agreement, as amended

F—Registration Rights Agreement, as amended

G—Form of Second Amended and Restated Certificate of Incorporation

H—Form of Amended and Restated By-Laws

I—NationsHealth, Inc. 2004 Stock Option Plan

v

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.	Why is Millstream proposing the merger?	A.	Millstream was organized to effect a business combination with an operating business with significant growth potential. NationsHealth is a provider of medical products and pharmacy benefits to Medicare participants and other senior citizens. NationsHealth has sustained rapid growth since it commenced present operations in June 2002. Millstream believes that NationsHealth has the infrastructure in place to expand its business through additional enrollments and by offering new products and services. As a result, Millstream believes that a business combination with NationsHealth will provide Millstream stockholders with an opportunity to participate in a combined company with significant growth potential. See page 37
Q.	Why is Millstream proposing the stock option plan?	A.
Millstream is proposing the stock option plan to enable the combined company to offer non-employee directors, officers, other key employees and consultants equity-based incentives, thereby attracting, retaining and rewarding these participants and the combined company's stockholders.
Q.	What is being voted on?	A.
There are three proposals that you are being asked to vote on. The first proposal is to adopt the merger agreement, as amended on June 2, 2004, including the amendment and restatement of Millstream's certificate of incorporation. We refer to this proposal as the merger proposal. The second proposal is to adopt NationsHealth, Inc. 2004 Stock Option Plan for non-employee directors, officers and other key employees. We refer to this proposal as the stock option plan proposal. The third proposal allows the adjournment of the special meeting to a later date if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger proposal or the stock option plan proposal. We refer to this proposal as the adjournment proposal.
Q.	What vote is required in order to adopt the merger proposal?	A.
The adoption of the merger agreement, including the amendment and restatement of Millstream's certificate of incorporation, will require the affirmative vote of a majority of the outstanding shares of Millstream's common stock. A Millstream stockholder who votes in favor of the merger proposal is also voting to adopt the amendment and restatement of Millstream's certificate of incorporation. However, if the holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, an amount equal to 20% or more of these shares, vote against the merger and demand that Millstream convert their shares into a pro rata portion of the trust account, then, pursuant to the terms of our amended and restated certificate of incorporation, the merger will not be consummated. No vote of the warrant holders is necessary to adopt the merger proposal, and Millstream is not asking the warrant holders to vote on the merger proposal. The adoption of the merger proposal is not conditioned on the adoption of the stock option proposal.

Q.	What vote is required in order to adopt the stock option plan?	A.
The adoption of the stock option plan will require the affirmative vote of a majority of the outstanding shares of Millstream's common stock on the record date. The adoption of the stock option plan is conditioned on the adoption of the merger proposal.
Q.	What vote is required in order to adopt the adjournment proposal?	A.	The adoption of the adjournment proposal will require the affirmative vote of the majority of the outstanding shares of Millstream's common stock on the record date.
Q.	What will I receive in the merger?	A.
Nothing. Millstream security holders will continue to hold the Millstream securities they currently own, and will not receive any of the shares of common stock or cash paid in connection with the merger. The members of NationsHealth will receive all of the shares of common stock and cash being paid by Millstream in the merger.
Q.	How much of the combined company will existing Millstream stockholders own?	A.
After the merger, if no Millstream stockholders demand that Millstream convert their shares into a pro rata portion of the trust account holding a substantial portion of the net proceeds of Millstream's initial public offering, then Millstream's stockholders who own shares immediately prior to the merger will own approximately 18.3% of the outstanding Millstream shares. Existing Millstream stockholders on the merger date could own less than approximately 18.3% if one or more Millstream stockholders vote against the merger proposal and demand that Millstream convert their shares into a pro rata portion of the trust account. In either case, the balance of the issued and outstanding shares of Millstream's common stock will be owned by the current members of NationsHealth.
Q.	What will the name of the combined company be after the merger?	A.	The name of the combined company following completion of the merger will be NationsHealth, Inc.
Q.	Do I have conversion rights?	A.
If you hold shares of common stock issued in Millstream's initial public offering, then you have the right to vote against the merger proposal and demand that Millstream convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering are held. We sometimes refer to these rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account, as conversion rights.
Q.	If I have conversion rights, how do I exercise them?	A.
If you wish to exercise your conversion rights, you must vote against the merger and at the same time demand that Millstream convert your shares into cash. If, notwithstanding your vote, the merger is completed, then you will be entitled to receive a pro rata share of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering are held, including any interest earned thereon through the date of the special meeting. Based on the amount of cash held in the trust account at April 30, 2004, you will be entitled to convert each share of common stock that you hold into approximately $5.17. If you exercise your conversion rights, then you will be exchanging your shares of Millstream common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to the combined company. If the merger is not completed, then your shares will not be converted to cash at this time. See page 32

Q.	What happens to the funds deposited in the trust account after consummation of the merger?	A.	Upon consummation of the merger: • $3,000,000 of the funds deposited in the trust account will be paid to RGGPLS Holding, one of the members of NationsHealth, as part of the merger consideration;
• the stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds deposited in the trust account;
• $2,000,000 will be deposited in an escrow account to satisfy any damages of the existing Millstream stockholders under the indemnification and escrow agreement; and
• approximately $1,500,000 will be used to satisfy existing indebtedness of NationsHealth.
The remaining $14,300,000 will be released to the combined company to be used for working capital purposes.
Q.	Who will manage the combined company?	A.
The combined company will be managed by the current management of NationsHealth. Glenn M. Parker, M.D., who is currently the chief executive officer of NationsHealth, will be the chief executive officer of the combined company. Robert Gregg, who is currently the chief operating officer of NationsHealth, will be the chief operating officer of the combined company. Lewis Stone, who is currently the chief information officer of NationsHealth, will be the president and the chief information officer of the combined company. Arthur Spector, who is currently the chairman of the board, president and chief executive officer of Millstream, will remain as the non-executive chairman of the board of the combined company.
Q.	What happens if the merger is not consummated?	A.
If the merger is not consummated, Millstream will continue to search for an operating company to acquire. However, Millstream will be liquidated if it does not consummate a business combination by February 2005 or by August 2005 if a letter of intent, agreement in principle or definitive agreement was executed but not consummated by February 2005. In any liquidation, the net proceeds of its initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to Millstream's common stockholders.

Q.	When do you expect the merger to be completed?	A.	It is currently anticipated that the merger will be completed promptly following the Millstream special meeting on July 12, 2004.
Q.	If I am not going to attend the Millstream special meeting in person, should I return my proxy card instead?	A.
Yes. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the Millstream special meeting.
Q.	What will happen if I abstain from voting or fail to vote?	A.
An abstention or failure to vote will have the same effect as a vote against the merger proposal but will not have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering are held unless an affirmative election to convert shares of common stock is made on the proxy card.
Q.	What do I do if I want to change my vote?	A.
Send a later-dated, signed proxy card to Millstream's secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Millstream's secretary at the address of Millstream's corporate headquarters.
Q.	If my shares are held in "street name" by my broker, will my broker vote my shares for me?	A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.
Q.	Who can help answer my questions?	A.	If you have questions about the merger, you may write or call Millstream Acquisition Corporation, 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087, (610) 293-2511, Attn: Arthur Spector.

SUMMARY

        This summary discusses the material items of the merger, which is described in greater detail elsewhere in this document statement/prospectus. You should carefully read this entire document and the other documents to which this document refers you. See "Where You Can Find More Information".

The Companies

Millstream

        Millstream is a blank check company organized as a corporation under the laws of the State of Delaware on April 11, 2003. It was formed to effect a business combination with an unidentified operating business with significant growth potential. On August 28, 2003, Millstream successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $21,417,726. The prices of Millstream's common stock, warrants to purchase common stock and units (each unit consisting of a share of common stock and two warrants to purchase common stock) are quoted on the Over-the-Counter Bulletin Board under the symbols MSTMU, MSTM and MSTMW, respectively. $20,685,000 of the net proceeds of the initial public offering was placed in a trust account and will be released to Millstream upon consummation of the merger. The balance of the net proceeds of $732,726 has been used and will be used by Millstream to pay the expenses incurred in its pursuit of a business combination. Other than its initial public offering and the pursuit of a business combination, Millstream has not engaged in any business to date. If Millstream does not consummate a business combination by the later of 18 months after its initial public offering or 24 months after the consummation of the initial public offering in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated within such 18 months period, then, pursuant to article fifth of its amended and restated certificate of incorporation, Millstream's officers must take all actions necessary to dissolve and liquidate Millstream within 60 days. The mailing address of Millstream's principal executive office is 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087, and its telephone number is (610) 293-2511. See "Information about Millstream" on page 91.

N Merger

        N Merger is a wholly-owned subsidiary of Millstream formed solely for the purpose of the merger. N Merger's executive office is located at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087, and its telephone number is (610) 293-2511. N Merger will be merged with and into NationsHealth and the separate corporate existence of N Merger will cease upon completion of the merger. NationsHealth will be a wholly-owned subsidiary of Millstream upon completion of the merger.

NationsHealth

        NationsHealth is a limited liability company organized on September 18, 2002 under the laws of the State of Florida. The present business of NationsHealth was commenced in June 2002, under United States Pharmaceutical Group, or US Pharmaceutical Group. US Pharmaceutical Group was formed as a Delaware corporation in July 2001 under the name United States Pharmaceutical Group, Inc., and subsequently converted into a Delaware limited liability company in December 2002 under the name United States Pharmaceutical Group, L.L.C. In February 2003, all of the membership interests of US Pharmaceutical Group were contributed to NationsHealth, resulting in US Pharmaceutical Group becoming a wholly-owned subsidiary of NationsHealth. Through US Pharmaceutical Group, NationsHealth provides medical products and pharmacy benefits to Medicare participants and other senior citizens. NationsHealth has sustained rapid growth since commencing present operations in June 2002. It provides home delivery of diabetes, respiratory and ostomy medical products, and also offers a discount prescription drug card already accepted at over 38,000 pharmacies nationwide. As of March, 2004, NationsHealth has enrolled over 1.5 million members in its discount prescription drug card program. Whenever a transaction is covered by the discount prescription drug card, NationsHealth receives a $.70 transaction fee. This transaction fee could decrease based on a reduction in transaction volume. As of March 26, 2004, WellPoint Pharmacy Management and NationsHealth announced that the Centers for Medicare and Medicaid (CMS) has approved their application for Medicare endorsement of a national prescription drug discount card, which the two companies have named the PrecisionDiscounts Program. The PrecisionDiscounts Program will utilize a large network of chain and independent pharmacies nationwide.

        In 2003, its first full year of operations, NationsHealth generated over $25,000,000 in revenue, principally from the sale of diabetes and respiratory medical products. To date, NationsHealth has over 46,000 diabetes and 18,000 respiratory customers. NationsHealth generally receives a $.70 transaction fee each time its prescription discount card is used.

        The members of NationsHealth are as follows:

  •
  RGGPLS Holding, Inc., a Florida corporation owned equally by trusts formed by Glenn M. Parker, M.D., Robert Gregg and Lewis Stone, who will be appointed as the executive officers of the combined company, which owns a 66.1625% equity interest in NationsHealth consisting of preferred member interests;

  •
  GRH Holdings, L.L.C., a Florida limited liability company controlled by Michael Gusky, which owns a 29.8375% equity interest in NationsHealth consisting of 22.0541% held as preferred member interests and 7.7834% held as class B member interests; and

  •
  Becton, Dickinson and Company, a New Jersey corporation that manufactures and sells medical supplies, devices, laboratory equipment and diagnostic products, which owns a 4% equity interest in NationsHealth consisting of preferred member interests.

        The mailing address of NationsHealth's principal executive offices is 13650 NW 8th Street, suite 109, Sunrise, Florida 33325, and its telephone number is (954) 903-5000. See "Information about NationsHealth" on page 72.

The Merger

        The merger agreement, as amended, provides for the merger of N Merger with and into NationsHealth. Following consummation of the merger, NationsHealth will continue as the surviving company and wholly-owned subsidiary of Millstream and the separate corporate existence of N Merger shall cease. In the merger, all the membership interests of NationsHealth will be converted into the right to receive an aggregate of at least 21,375,000 shares of Millstream common stock and an aggregate of $3,000,000 in cash. When we refer to the merger agreement in this document, we are referring to the merger agreement as amended.

        Millstream and NationsHealth plan to complete the merger promptly after the Millstream special meeting, provided that:

  •
  Millstream's stockholders have adopted the merger agreement including the amendment and restatement of Millstream's certificate of incorporation;

  •
  holders of less than 20% of the shares of common stock issued in Millstream's initial public offering vote against the merger proposal and demand conversion of their shares into cash; and

  •
  the other conditions specified in the merger agreement have been satisfied or waived.

        If the Millstream stockholder approval has not been obtained at that time or any other conditions have not been satisfied or waived, the merger will be completed promptly after the stockholder approval is obtained or the remaining conditions are satisfied or waived. The merger will become effective when the articles of merger are filed with the Florida Secretary of State or at such later time as is specified in the articles of merger.

        The merger agreement is included as Annex A to this document. We encourage you to read the merger agreement. It is the legal document that governs the merger. See "The Merger Agreement" on page 42.

NationsHealth, Inc. 2004 Stock Option Plan

        Effective as of April 9, 2004, the board of directors approved by unanimous written consent the 2004 stock option plan, subject to stockholder approval, to reserve 1,900,000 shares of the combined company's common stock. The purpose of the stock option plan is to enable the combined company to offer non-employee directors, officers, other key employees and consultants of the combined company and its subsidiaries and affiliates equity-based incentives in the combined company, thereby attracting, retaining, and rewarding these participants and strengthening the mutuality of interests between these participants and the combined company's stockholders. The proposed stock option plan will permit the combined company to keep pace with changing developments in management compensation and make the combined company competitive with those companies that offer stock incentives to attract and keep non-employee directors and key employees. Stockholder approval of the stock option plan also will permit stock options, stock appreciation rights and awards restricted by certain performance criteria as described below to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

        The stock option plan is included as Annex I to this document. We encourage you to read the stock option plan in its entirety. See "NationsHealth, Inc. 2004 Stock Option Plan."

Adjournment Proposal

        In the event there are not sufficient votes at the time of the special meeting to approve the merger proposal or the stock option proposal, the board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

Special Meeting of Millstream's Stockholders

        Date, time and place.    The special meeting of the stockholders of Millstream will be held at 10:00, eastern time, on July 12, 2004, at 435 Devon Park Drive, Building 400,Wayne, Pennsylvania 19087 to vote on the proposal to adopt the merger proposal, the stock option plan proposal and the adjournment proposal.

Approval of NationsHealth's Members

        All of the members of NationsHealth have approved the merger by the execution of a unanimous written consent dated March 9, 2004.

Voting Power; Record Date

        You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Millstream common stock at the close of business on June 15, 2004, which is the record date for the special meeting. You will have one vote for each share of Millstream common stock you owned at the close of business on the record date. Millstream warrants do not have voting rights.

Vote Required to Adopt the Merger Proposal

        The adoption of the merger agreement, including the amendment and restatement of Millstream's certificate of incorporation, will require the affirmative vote of the holders of a majority of the outstanding shares of Millstream common stock on the record date. A Millstream stockholder who votes in favor of the merger proposal is also voting to adopt the amendment and restatement of the Millstream certificate of incorporation. However, Millstream will not be able to complete the merger if the holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, an amount equal to 20% or more of these shares, vote against the merger and demand that Millstream convert their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering are held.

        At the close of business on March 31, 2004, there were 4,775,000 shares of Millstream common stock outstanding. The holders of all the membership interests in NationsHealth have already approved the merger.

Vote Required to Adopt the Stock Option Plan Proposal

        The adoption of the stock option plan proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Millstream common stock on the record date.

Vote Required to Adopt the Adjournment Proposal.

        The adoption of the adjournment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Millstream common stock on the record date.

Conversion Rights

        Pursuant to Millstream's amended and restated certificate of incorporation, a holder of shares of Millstream's common stock issued in the initial public offering may, if the stockholder votes against the merger, demand that Millstream convert such shares into cash. This demand must be made on the proxy card or by telephone or through the Internet as described on the proxy card at the same time that the stockholder votes against the merger proposal. If so demanded, Millstream will convert each share of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering are held, plus all interest earned thereon. If you exercise your conversion rights, then you will be exchanging your shares of Millstream common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to the combined company. If the merger is not completed, then these shares will not be converted into cash.

        The merger will not be consummated if the holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, an amount equal to 20% or more of these shares, exercise their conversion rights.

Appraisal or Dissenters Rights

        No appraisal rights are available under the Delaware General Corporation Law for the stockholders of Millstream in connection with the merger proposal. In addition, because the members of NationsHealth have unanimously approved of the merger proposal, they are not entitled to any dissenters rights under the Florida Limited Liability Company Act.

Proxies

        Proxies may be solicited by mail, telephone, internet or in person.

        If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Stock Ownership

        On the record date, directors and executive officers of Millstream and their affiliates beneficially owned and were entitled to vote 730,000 shares of Millstream's common stock. The total of these shares represented approximately 15.3% of Millstream's issued and outstanding common stock. In connection with its initial public offering, Millstream and EarlyBirdCapital, Inc. entered into letter agreements with each of Millstream's directors and executive officers, the Spector Family Trust, and Brian O'Neill pursuant to which each agreed to vote his or its shares of Millstream common stock in accordance with the majority of the votes cast by the holders of shares issued in connection with the initial public offering, in the event Millstream seeks the approval of its stockholders for a business combination. Based upon information contained in public filings, as of the record date, the following stockholders beneficially owned greater than five percent of Millstream's issued and outstanding common stock:

  •
  Mark H. Rachesky, M.D. and his affiliates beneficially owned 1,411,000 shares of Millstream common stock, representing approximately 29.5% of the Millstream common stock outstanding on the record date;

  •
  Affiliates of Barry and Marilyn Rubenstein beneficially owned 425,000 shares of Millstream common stock, representing approximately 8.9% of the Millstream common stock outstanding on the record date; and

  •
  Jack Silver beneficially owned 250,000 shares of Millstream common stock, representing approximately 5.2% of the Millstream common stock outstanding on the record date.

Millstream's Board Of Directors' Recommendation

        After careful consideration, Millstream's board of directors has determined unanimously that the merger, the stock option plan and the adjournment proposal are fair to, and in the best interests of, Millstream and its stockholders. Millstream's board has unanimously approved and declared advisable the merger agreement, including the amendment and restatement of Millstream's certificate of incorporation, the stock option plan and the adjournment proposal and unanimously recommends that you vote or instruct your vote to be cast "FOR" the adoption of the merger agreement including the amendment and restatement of Millstream's certificate of incorporation, the stock option plan and the adjournment proposal.

Interests of Millstream Directors and Officers in the Merger

        When you consider the recommendation of Millstream's board of directors that you vote in favor of adoption of the merger proposal, you should keep in mind that a number of Millstream's executives and members of Millstream's board have interests in the merger that are different from, or in addition to, your interest as a stockholder. These interests include, among other things:

  •
  if the merger is not approved and Millstream fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation and Millstream is therefore required to liquidate, the shares of common stock held by Millstream's executives and directors may be worthless because Millstream's executives and directors are not entitled to receive any of the net proceeds of Millstream's initial public offering that may be distributed upon liquidation of Millstream;

  •
  after the completion of the merger, Arthur Spector will serve as the non-executive chairman of the board of directors of Millstream;

  •
  pursuant to the governance agreement, Mr. Spector shall be entitled to nominate two persons (including himself) to the board of directors, subject to specified limitations; and

  •
  all rights to indemnification and exculpation for liabilities for prior acts or omissions in favor of Millstream's directors and officers will be assumed by the combined company which will also provide directors' and officers' liability insurance coverage for at least six years.

Interests of Officers and Preferred Member Representatives of NationsHealth in the Merger

        You should understand that some of the current preferred member representatives of NationsHealth, who are generally equivalent to the directors of a corporation, and the officers of NationsHealth, who also indirectly own the majority equity interest in NationsHealth through their ownership of all of the issued and outstanding capital stock of RGGPLS Holding, have interests in the merger that are different from, or in addition to, your interest as a stockholder. In particular, each of Glenn M. Parker, M.D., Robert Gregg and Lewis Stone, each of whom is referred to below as an executive, have entered into employment agreements with Millstream, providing for, among other things:

  •
  an annual base salary of $500,000 for a term of 5 years;

  •
  the payment of up to $10,000 per year for premiums for life or disability insurance, as directed by the executive; and

  •
  if the executive is terminated by the combined company other than for cause or leaves for good reason:

  •
  the executive shall be paid an amount equal to base salary for 24 months;

  •
  in the event of disability, the executive shall be provided with medical insurance during the period prescribed by the Consolidated Omnibus Budget Reconciliation Act of 1985, which we refer to as COBRA; and

  •
  the executive shall have the right to require Millstream to purchase or arrange for the purchase by a third party or register the resale of shares of common stock of the combined company at the current market price for an amount up to $3,000,000.

        A summary of the employment agreements is contained under "Employment Agreements" on page 60.

Conditions to the Completion of the Merger

        Each of Millstream's and NationsHealth's obligation to effect the merger is subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

  Conditions to Millstream's and NationsHealth's obligation

  •
  The receipt of the Millstream stockholder approval;

  •
  the absence of any order or injunction preventing consummation of the merger;

  •
  the absence of any suit or proceeding by any governmental entity or any other person challenging the merger or seeking to obtain from NationsHealth or Millstream or N Merger any damages;

  •
  the registration statement to which this document relates must have become effective under the Securities Act of 1933, which we refer to as the Securities Act, and must not be the subject of any stop order or proceeding seeking a stop order;

  •
  Millstream must have received all state securities or "blue sky" authorizations necessary to issue the shares of Millstream's common stock contemplated by to the merger agreement;

  •
  at Millstream's stockholders' meeting, holders of less than 805,000 shares of common stock issued in Millstream's initial public offering, will have voted against the adoption of the merger proposal and demanded that Millstream convert their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering are held; and

  •
  at the time of consummation of the merger, the board of directors of Millstream must determine that the fair market value of NationsHealth, including its wholly-owned subsidiary US Pharmaceutical Group, is at least 80% of the net assets of Millstream. The board of directors has and will make this determination based on the historical and projected revenues of NationsHealth as well as other market factors determined using its business judgment.

Conditions to Millstream's obligation

        The obligation of Millstream and N Merger to effect the merger are further subject to the following conditions:

  •
  NationsHealth's representations and warranties that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the merger, except representations and warranties that address matters as of another date, which must be true and correct as of that other date and Millstream must have received an officer's certificate from NationsHealth to that effect;

  •
  NationsHealth must have performed in all material respects all obligations required to be performed by it (except as set forth in the bullet point immediately below);

  •
  NationsHealth must have performed in all respects its obligation to use reasonable efforts to cause US Pharmaceutical Group to be operated in substantial compliance with the conditions and standards of participation in, and the rules and regulations of, the Medicare and Medicaid programs;

  •
  there must not have occurred since the date of the merger agreement any material adverse effect on NationsHealth;

  •
  Each of RGGPLS Holding and Continental Stock Transfer & Trust Company must have executed and delivered the indemnification and escrow agreement.

Conditions to NationsHealth's obligation

        The obligation of NationsHealth to effect the merger is further subject to the following conditions:

  •
  Millstream's and N Merger's representations and warranties that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the merger, except representations and warranties that address matters as of another date, which must be true and correct as of that date (except as set forth in the two bullet points immediately below);

  •
  the representation and warranty regarding the compliance of the merger agreement and the agreements contemplated by the merger agreement with the applicable provisions in Millstream's certificate of incorporation and the underwriting agreement it executed in its initial public offering and the determination of the Millstream board of directors that the fair market value of NationsHealth, including US Pharmaceutical Group, is at least 80% of the net assets of Millstream, must be true and correct in all respects, as of the date of completion of the merger;

  •
  the representation and warranty regarding the fact that not less than $20,000,000 must be in the trust account must be true and correct in all respects;

  •
  Millstream and N Merger must have performed in all material respects all obligations required to be performed by them under the merger agreement (except as set forth in the bullet point immediately below);

  •
  Millstream and N Merger must have performed in all respects the obligation to:

  •
  give the trustee advance notice of the effective time of the merger;

  •
  cause the trustee to provide NationsHealth a confirmation of the account balance in the trust account; and

  •
  provide NationsHealth with a written schedule of all liabilities and expenses owed by Millstream to any person as of the date of consummation of the merger which remain unpaid as of such time;

  •
  NationsHealth and its members must have received a written opinion, dated as of the closing date, from McDermott, Will & Emery, counsel to NationsHealth, to the effect that the merger should be treated for federal income tax purposes as an exchange described in Section 351 of the Internal Revenue Code;

  •
  there will not have occurred since the date of the merger agreement any material adverse effect on Millstream;

  •
  Millstream, Mr. Spector, Continental Stock Transfer & Trust Company and the other signatories must have executed and delivered the following documents to which it is a party:

  •
  the amendment to the registration rights agreement among the stockholders of Millstream existing prior to the initial public offering and Millstream; and

  •
  the indemnification and escrow agreement; and

  •
  NationsHealth must have received an officer's certificate of Millstream to the effect that the Millstream board of directors has independently determined and will independently determine that the fair market value of NationsHealth, including US Pharmaceutical Group, is at least 80% of the net assets of Millstream as of the date of consummation of the merger.

No Solicitation

        The merger agreement contains detailed provisions prohibiting each of Millstream and NationsHealth from seeking an alternative transaction. The no solicitation covenant generally prohibits Millstream and NationsHealth, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an acquisition proposal as described on pages 49 and 50. The merger agreement does not, however, prohibit Millstream from considering an unsolicited bona fide written superior proposal from a third party in the circumstances described under "The Merger Agreement—No Solicitation by Millstream" on page 49. The approval by the members of NationsHealth of the merger agreement has already been given and no proposal from a third party will be effective to revoke or withdraw that approval.

Termination, Amendment and Waiver

        The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after receipt of the Millstream stockholder approval, by mutual written consent of Millstream, N Merger and NationsHealth.

Termination by either NationsHealth or Millstream

        Either NationsHealth or Millstream may terminate the merger agreement if:

  •
  the merger is not consummated on or before August 31, 2004;

  •
  any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action will have become final and nonappealable;

  •
  any condition to the obligation of such party to consummate the merger becomes incapable of satisfaction prior to August 31, 2004; or

  •
  either:

  •
  at the special meeting, the Millstream stockholder approval is not obtained; or

  •
  the holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, an amount equal to 20% or more of these shares, have demanded that Millstream convert their shares into a pro rata portion of the trust fund in which a substantial portion of the proceeds of Millstream's initial public offering are held.

Termination by Millstream

        Millstream may terminate the merger agreement if:

  •
  NationsHealth breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement which breach or failure:

  •
  would give rise to the failure of specified conditions in the merger agreement; and

  •
  cannot be or has not been cured within 30 days after the giving of written notice to NationsHealth of such breach or by August 31, 2004, if earlier.

Termination by NationsHealth

        NationsHealth may terminate the merger agreement if:

  •
  Millstream breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement which breach or failure to perform:

  •
  would give rise to the failure of specified conditions in the merger agreement; and

  •
  cannot be or has not been cured within 30 days after the giving of written notice to Millstream of such breach or by August 31, 2004, if earlier; or

  •
  Millstream's board of directors or any committee thereof:

  •
  withdraws or modifies, in a manner adverse to NationsHealth, or proposes to withdraw or modify, in a manner adverse to NationsHealth, its approval of the merger agreement the merger or any of the other transactions contemplated by the merger agreement;

  •
  fails to recommend to Millstream's stockholders that they give their approval to the merger; or

  •
  approves or recommends, or proposes to approve or recommend, any parent takeover proposal;

  •
  at any time that a parent takeover proposal is pending or is about to be commenced, Millstream's board of directors fails to reaffirm publicly and unconditionally its recommendation to Millstream's stockholders that they give their approval to the merger within 2 days of NationsHealth's written request to do so, which public reaffirmation must also include the unconditional rejection of the parent takeover proposal; or

    •
    Millstream or any of its officers, directors, employees, representatives or agents solicits or responds to a competing takeover proposal in a manner proscribed by the merger agreement.

        If permitted under applicable law, either NationsHealth or Millstream may waive conditions for the benefit of itself and its members and stockholders, respectively, and complete the merger even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the merger will occur.

Termination Fee

        Millstream has agreed to pay NationsHealth a termination fee of $1,000,000 if the merger agreement is terminated in the circumstances described under the "The Merger Agreement—Fees and Expenses" on page 53.

Quotation or Listing

        Millstream's currently outstanding common stock and warrants currently are quoted on the Over-the-Counter Bulletin Board. Millstream will use its best efforts to cause the outstanding shares of common stock and warrants, the shares of common stock to be issued in the merger, and the shares of common stock issuable upon exercise of all outstanding warrants to be quoted on The Nasdaq Stock Market or, if they are not eligible for quotation on Nasdaq, to be listed on The American Stock Exchange.

Amendment and Restatement of Millstream Certificate of Incorporation

        As part of the merger agreement Millstream agreed to amend and restate the Millstream certificate of incorporation to, among other things:

  •
  increase its authorized capital stock;

  •
  provide for a classified board; and

  •
  include other provisions regarding special meetings, actions by written consent and other matters, some of which may have an anti-takeover effect.

        The amended and restated Millstream certificate of incorporation is attached to this document as Annex G. The merger agreement also provides that Millstream will amend and restate its by-laws, which are attached to this document as Annex H.

        A Millstream stockholder who votes in favor of the merger proposal is also voting to adopt the amendment and restatement of the Millstream certificate of incorporation. The changes to the Millstream certificate of incorporation will not be effective unless the merger is completed. Once the merger is completed, the amended and restated certificate of incorporation of Millstream will be the certificate of incorporation of the combined company.

Governance and Voting Arrangements After the Merger

        Concurrently with the execution of the merger agreement Mr. Spector and RGGPLS Holding executed a governance agreement providing generally that the board of the combined company will initially consist of eleven members, nine of whom are to be designated by RGGPLS Holding and two of whom are to be designated by Mr. Spector. Immediately following the consummation of the merger, RGGPLS Holding and Mr. Spector will own approximately 55.5% of the issued and outstanding common stock of the combined company, assuming that no Millstream stockholders elect to exercise their conversion rights.

        Also concurrent with the execution of the merger agreement RGGPLS Holding entered into a stockholders agreement with GRH Holdings, providing that GRH Holdings must vote a portion of the shares of Millstream common stock that GRH Holdings receives in the merger as directed by RGGPLS Holding.

Indemnification and Escrow Agreement

        Upon completion of the merger, $2,000,000 of the funds held in the trust account will be transferred to an escrow agent. If NationsHealth breaches any representation or warranty, or covenant requiring performance prior to the merger, the escrow agent will pay to Millstream stockholders existing prior to the merger who have not exercised their conversion rights the amount of losses experienced by Millstream, up to a maximum amount of $2,000,000. The escrowed funds represent the exclusive remedy of Millstream stockholders losses incurred in connection with a breach by NationsHealth. The escrowed funds will only be available to satisfy claims that are made within one year after the completion of the merger. On the one year anniversary of completion of the merger, any remaining escrowed funds that have not been used to satisfy damages experienced by the existing Millstream stockholders will be released to the combined company.

Comparison of Stockholders Rights

        In connection with the consummation of the merger, the Millstream certificate of incorporation will be amended and restated, and the rights of Millstream stockholders will change accordingly.

Material United States Federal Income Tax Consequences of the Merger

        Millstream security holders will continue to hold their Millstream securities and, as a result, will not recognize any gain or loss from the merger. The merger is intended to qualify as a tax-free exchange for U.S. federal income tax purposes with respect to the Millstream common stock received by members of NationsHealth, although the non-stock consideration is generally taxable to the extent of gain realized.

Accounting Treatment

        The merger will be accounted for using the purchase method as a reverse acquisition.

Regulatory Matters

        The merger and the transactions contemplated by the merger agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings necessary to effectuate the transactions contemplated by the merger proposal with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware.

SELECTED HISTORICAL FINANCIAL INFORMATION

        We are providing the following financial information to assist you in your analysis of the financial aspects of the merger. We derived the NationsHealth historical information from the audited consolidated and combined financial statements of NationsHealth as of and for each of the years ended December 31, 2003 and 2002 and from July 3, 2001 (inception) to December 31, 2001, and from the unaudited financial statements as of and for the three months ended March 31, 2004 and 2003. We derived the Millstream historical information from the audited financial statements of Millstream as of December 31, 2003 and for the period from April 11, 2003 (inception) to December 31, 2003, and from the unaudited financial statements as of and for the three months ended March 31, 2004. The information is only a summary and should be read in conjunction with each company's historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this document are not indicative of the future performance of NationsHealth, Millstream or the combined company.

NATIONSHEALTH HISTORICAL FINANCIAL INFORMATION

					For the Period from July 3, 2001 (Inception) to December 31, 2001
	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002
Revenue	$13,304,530	$4,702,409	$25,726,596	$2,541,421	$37,635
Net loss	(3,070,982)	(461,149)	(3,826,029)	(1,855,343)	(249,376)
Net loss per share	—	—	—	—	—
Cash dividends per share	—	—	—	—	—
			December 31,
		March 31, 2004	2003	2002	2001
Total assets		$11,202,390	$6,628,871	$976,885	$11,319
Long-term debt		3,242,702	2,143,323	1,335,679	246,694
Members' deficiency		(4,825,952)	(1,754,970)	(2,104,719)	(249,376)

MILLSTREAM HISTORICAL FINANCIAL INFORMATION

	Three Months Ended March 31, 2004	For The Period From April 11, 2003 (Inception) to December 31, 2003
Revenue	$—	$—
Net loss	(64,981)	(88,239)
Net loss per share	(.01)	(0.02)
Cash dividends per share	—	—
	March 31, 2004	December 31, 2003
Total assets (including cash deposited in trust account)	$21,397,397	$21,397,591
Common stock subject to possible redemption	4,103,450	4,103,450
Stockholders' equity	17,186,095	17,251,076

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The merger will be accounted for as a reverse acquisition application of the purchase method of accounting. Accordingly, although the merger is structured such that NationsHealth will become a wholly-owned subsidiary of Millstream at closing, NationsHealth will be treated as the acquirer for accounting purposes. The assets and liabilities of Millstream will be recorded, as of completion of the merger, at their respective historical cost, which is considered to be the equivalent of fair value and added to those of NationsHealth. For a more detailed description of purchase accounting, see "The Merger—Anticipated Accounting Treatment" on page 40.

        We have presented below selected unaudited pro forma combined financial information that reflects the purchase method of accounting and is intended to provide you with a better picture of what our business might have looked like had they actually been combined. The combined financial information may have been different had the companies actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the merger. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the merger. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this document.

	Three Months Ended March 31, 2004		Year Ended December 31, 2003
	Assuming Maximum Approval	Assuming Minimum Approval	Assuming Maximum Approval	Assuming Minimum Approval
	(in thousands, except per share data)
Revenue	$13,304	$13,304	$25,727	$25,727
Net loss	(3,056)	(3,056)	(3,746)	(3,746)
Net loss per share	(.12)	(.09)	(0.14)	(0.11)

	March 31, 2004
	(in thousands)
Total assets	$26,729	$22,570
Long-term debt	1,900	1,900
Stockholders' equity	11,935	7,776

COMPARATIVE PER SHARE INFORMATION

        The following table sets forth selected historical per share information of NationsHealth and Millstream and unaudited pro forma combined per share information after giving effect to the merger between NationsHealth and Millstream, under the reverse acquisition application of the purchase method of accounting, assuming a maximum level and a minimum level of approval of the merger by Millstream stockholders. You should read this information in conjunction with the selected historical financial information, included elsewhere in this document, and the historical financial statements of NationsHealth and Millstream and related notes that are included elsewhere in this document. The unaudited NationsHealth pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included elsewhere in this prospectus. The historical per share information is derived from financial statements as of and for the three months ended March 31, 2004, and for the year ended December 31, 2003.

        The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of NationsHealth and Millstream would have been had the companies been combined or to project NationsHealth and Millstream's results of operations that may be achieved after the merger.

Number of shares of common stock assumed to be issued in merger:	NationsHealth	Millstream(1)(2)	Combined Company(2)
Assuming maximum approval	21,375,000	4,775,000	26,150,000
	82%	18%	100%
Assuming minimum approval	29,726,000	3,970,000	33,696,000
	88%	12%	100%
Net loss per share—historical:
Year ended December 31, 2003:		$(.02)
Three months ended March 31, 2004:		$(.01)
Book value per share—historical—March 31, 2004:		$3.60
Net loss per share—pro forma:
Year ended December 31, 2003:
Maximum			$(.14)
Minimum			$(.11)
Three months ended March 31, 2004:
Maximum			$(.12)
Minimum			$(.09)
Book value per share—pro forma—March 31, 2004:
Maximum			$.46
Minimum			$.23

Notes:

  (1)
  Operations of Millstream are for the period from April 11, 2003 (inception) to December 31, 2003.

  (2)
  Historical per share amounts for Millstream were determined based upon 4,775,000 shares outstanding, and pro forma per share amounts for the combined company were determined based upon the assumed number of shares to be issued under the two different levels of approval.

PER SHARE MARKET PRICE INFORMATION

        The closing price for each share of common stock, warrant and unit of Millstream on Monday, March 8, 2004, the last trading day before announcement of the execution of the merger agreement, as amended, was $5.00, $0.78 and $6.50, respectively. Millstream's units, common stock and warrants are each quoted on the Over-the-Counter Bulletin Board under the symbols MSTMU, MSTM and MSTMW, respectively. Millstream's units commenced public trading on August 25, 2003 and its common stock and warrants commenced public trading on September 9, 2003.

        There is no established public trading market for the preferred member interests or the class B member interests of NationsHealth.

        In connection with the merger, application has been made for the quotation of the combined company's common stock, warrants and units on the Nasdaq Stock Market under the symbols "NHRX", "NHRXW" and "NHRXU", respectively, subject to official notice of issuance.

        The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Millstream common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

	Over-the-Counter Bulletin Board
	Millstream Common Stock		Millstream Warrants		Millstream Units
	High	Low	High	Low	High	Low
2003 Third Quarter	5.00	4.75	0.65	0.60	6.25	6.00
2003 Fourth Quarter	5.00	4.84	0.71	0.60	6.60	6.01
2004 First Quarter	5.90	4.89	1.55	0.70	8.95	6.17
2004 Second Quarter (through May 31, 2004)	8.20	5.50	3.19	1.32	14.8	8.00

RISK FACTORS

        You should carefully consider the following risk factors, together with all of the other information included in this document, before you decide whether to vote or instruct your vote to be cast to adopt the merger proposal.

NationsHealth could experience significantly reduced revenues and net income if Medicare changes, delays, reduces or denies reimbursement.

        NationsHealth depends on the continued availability of reimbursement by government and private insurance plans for products sold to NationsHealth customers. The federal regulatory authorities periodically review and adjust reimbursement amounts. Any reduction in Medicare reimbursement currently available for NationsHealth's products would reduce its revenues. The Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or MMA, reduced Medicare reimbursement rates for diabetic testing supplies, effective in 2005. The MMA also reduced reimbursement rates for commonly-prescribed respiratory drugs effective January 1, 2004, and will require further reductions in reimbursement for these drugs effective January 1, 2005. Without a corresponding reduction in the cost of such products, the result would be a reduction in NationsHealth's revenues and net income. Similarly, any increase in the cost of such products would reduce NationsHealth's revenues and net income unless there was a corresponding increase in Medicare reimbursement. NationsHealth's revenues and net income could also be adversely affected by the imposition of more stringent regulatory requirements for Medicare reimbursement or adjustments to previously reimbursed amounts or by changes in co-pay amounts.

If NationsHealth does not manage its growth successfully, its growth and chances for achieving profitability may slow or stop.

        NationsHealth has expanded its operations rapidly and plans to continue to expand. This expansion has created significant demands on its administrative, operational and financial personnel and other resources, particularly its need for working capital. Additional expansion in existing or new markets could strain these resources and increase its need for capital, which may result in cash flow shortages. NationsHealth's personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.

If NationsHealth does not comply with applicable government regulations, NationsHealth may be prohibited from selling its products and could experience significantly reduced revenues and net income.

        The majority of the products that NationsHealth sells are regulated by the FDA and other regulatory agencies. If any of these agencies mandate a suspension of sales of products or a recall, NationsHealth may lose sales and incur expenses until it is in compliance with the regulations or changes to another acceptable supplier.

        NationsHealth, as a Medicare supplier, is subject to extensive regulation including, but not limited to, the Medicare durable medical equipment, or DME, supplier standards and the federal health care program anti-fraud and abuse laws. While NationsHealth believes that its current and contemplated future operations materially comply with applicable regulatory requirements, there are a number of common practices in the industry where the law is unsettled and there have not been decided cases or definitive statements by the regulatory authorities concerning such practices. Specifically, NationsHealth, like many providers of diabetes supplies, obtains glucose monitors from manufacturers without charge and, in turn, provides them to Medicare beneficiaries without charge. These practices potentially implicate the federal health care program anti-kickback law and the law prohibiting payment of inducements to Medicare beneficiaries. Another practice, NationsHealth's telephone calls to beneficiaries based on such beneficiaries' initial telephone calls to a NationsHealth outsourced third-

party call center, could implicate the Medicare anti-telemarketing law. Additionally, NationsHealth's retail initiative is a new initiative that could potentially raise questions about the respective roles of NationsHealth and the retail pharmacy under the Medicare DME supplier standards. In each case, NationsHealth has evaluated the practices at issue and believes that it is in compliance with applicable requirements. However, there can be no assurance that such practices could not be challenged. Any such challenge, regardless of whether successful, could have a material adverse effect on NationsHealth's business. Any negligence or mistake by NationsHealth in processing Medicare reimbursement claims may lead to a suspension of NationsHealth from the Medicare program.

        NationsHealth is also subject to state laws and regulations, including those governing pharmacy licensing and DME supplier licensing, which are costly and burdensome. Although NationsHealth believes it is in material compliance with such state laws and regulations, NationsHealth's failure to comply or failure to continue to comply with these state laws and regulations could materially and adversely affect NationsHealth's business.

        Finally, under the MMA, the legal framework governing the MMA's Prescription Drug Discount Card and Prescription Drug Plan is complex, and in many cases ambiguous. It is unclear at this time how and if NationsHealth will be able to market to enrollees of these programs in connection with selling its other products to these individuals and in connection with its arrangements with health plans.

The loss of Medicare's endorsement of the PrecisionDiscounts Program could result in loss of revenue due to decreased customer enrollment.

        NationsHealth and Wellpoint entered into a service agreement pursuant to which NationsHealth will act as Wellpoint's exclusive subcontractor for a number of the functions under a Medicare-endorsed prescription drug card program, which they refer to as the PrecisionDiscounts Program. NationsHealth has not received any significant revenue to date from the PrecisionDiscounts Program and any significant revenue would be received in the future. The loss of Medicare's endorsement of the PrecisionDiscounts Program will adversely effect future revenue growth and it is likely to significantly inhibit anticipated growth prospects.

Termination of NationsHealth's arrangement with Wellpoint could significantly reduce NationsHealth's revenues.

        NationsHealth is the exclusive provider of enrollment, disenrollment, prescription card fulfillment and customer service to Wellpoint in connection with its PrecisionDiscounts Program. NationsHealth has not received any significant revenue to date from the PrecisionDiscounts Program and any significant revenue would be received in the future. If NationsHealth's arrangement with Wellpoint terminates, this will adversely effect future revenue growth and it is likely to significantly inhibit anticipated growth prospects.

NationsHealth has a limited operating history and is subject to the risks of a new enterprise.

        NationsHealth's limited operating history makes it difficult to predict how its business will develop. Accordingly, NationsHealth faces all of the risks and uncertainties encountered by early-stage companies, such as:

  •
  no history of profitability;

  •
  uncertain growth in the market for, and uncertain market acceptance of, its services;

  •
  the evolving nature of the healthcare marketplace and the Medicare regulatory environment; and

  •
  the risks of competition, technological change or evolving customer preferences could harm sales of its products or services.

The profitability of NationsHealth's supply business will decrease if it does not receive recurring orders from customers.

        Due primarily to the marketing and regulatory compliance costs associated with the initial customer qualification, NationsHealth generally incurs losses and negative cash flow with respect to the first order for supplies from a customer. Accordingly, the profitability of its medical products supply business depends on recurring and sustained reorders. Reorder rates are inherently uncertain due to several factors, many of which are outside NationsHealth's control. These include changing customer preferences, competitive price pressures, customer transition to extended care facilities, customer mortality and general economic conditions.

NationsHealth could experience significantly reduced revenues and net income from sales of diabetes products if improved technologies that eliminate the need for consumable testing supplies are developed for glucose monitoring.

        Approximately 51% of NationsHealth's 2003 revenues are from consumable diabetic testing supplies. Customers use these supplies to draw and test small quantities of blood for the purpose of measuring and monitoring glucose levels. Numerous research efforts are underway to develop more convenient and less intrusive glucose measurement techniques. The commercialization and widespread acceptance of new technologies that eliminate or reduce the need for consumable testing supplies could negatively affect sales in this market segment.

NationsHealth could be liable for harm caused by products that its sells.

        The sale of medical supply products entails the risk that users will make product liability claims against NationsHealth. A product liability claim could be expensive to resolve, even if the claim is resolved in favor of NationsHealth. While NationsHealth's management believes that its insurance provides adequate coverage, no assurance can be made that adequate coverage will exist for these claims.

NationsHealth, due to its size and limited operating history, depends substantially on certain key personnel.

        Due to its size and limited operating history, NationsHealth's success depends to a large extent upon the continued service of executive officers and key employees, including:

  •
  Glenn M. Parker, M.D., Chief Executive Officer;

  •
  Robert Gregg, Chief Operating Officer; and

  •
  Lewis Stone, Chief Information Officer.

        The loss of the services of one or more of these key employees could have an adverse effect on NationsHealth, as each of these individuals played a significant role in developing NationsHealth's business plan, customer relationships and proprietary technology systems. For example, Messrs. Parker and Gregg have played a significant role in developing and implementing our business plan and in establishing relationships with our customers. In addition, Mr. Stone has played a significant role in developing our technology systems and overseeing our operations. While none of these key personnel is irreplaceable, the loss of the services of any of these individuals may be disruptive to NationsHealth's business. NationsHealth believes that its future success will also depend in large part upon its ability to attract and retain highly-skilled managerial and marketing personnel. Competition within the medical supply products industry for such personnel is intense. There can be no assurance that NationsHealth will be successful in attracting and retaining such personnel on terms acceptable to it.

NationsHealth could lose customers and revenues to larger well known companies who possess greater resources for developing new products and markets.

        Competition from other sellers of medical supply products and services is intense and is expected to increase. Many of NationsHealth's competitors and potential competitors are large companies with well-known names and substantial resources. These companies may develop products and services that are more effective or less expensive than any that NationsHealth is selling. They may also promote and market these products more successfully than NationsHealth promotes and markets its products.

NationsHealth has agreed to purchase a large amount of medical supplies and products from various vendors and it may not have the cash to satisfy these purchase obligations.

        NationsHealth has agreed to purchase a minimum of approximately $57.5 million of medical supplies and products from various vendors prior to December 31, 2006. It was necessary for NationsHealth to commit to these minimum purchase requirements in order to ensure that it received a significant discount on the medical supplies and products purchased from these vendors. Upon consummation of the merger, assuming that none of the existing Millstream stockholders exercise their conversion rights, the combined company will receive as of April 30, 2004 approximately $14.4 million from the trust account that can be used to satisfy these purchase obligations. If no claims are made under the indemnification and escrow agreement, an additional $2.0 million will be available for the combined company to use to satisfy these obligations. Accordingly, the combined company will rely on its operating revenues to satisfy a significant portion of these minimum purchase obligations. There can be no assurance that the combined company will generate enough revenues to satisfy these minimum purchase obligations. Through March 31, 2004, NationsHealth purchased $3,340,541 of medical supplies under these commitments and for the year ending December 31, 2004, NationsHealth has agreed to purchase a total of $10,248,000 of medical supplies under these commitments. Approximately 86% of NationsHealth's purchase commitments have been undertaken under a distribution agreement that NationsHealth executed with Becton, Dickinson and Company.

NationsHealth may be liable to refund rebates and discounts that it received under agreements with certain of its suppliers, which liability may reduce the amount of cash available to NationsHealth.

        NationsHealth has entered into agreements with several suppliers of medical products which provide for pricing discounts based on purchase volumes and require NationsHealth to make minimum annual purchase commitments. The agreements also restrict NationsHealth from selling medical supplies to other distributors and wholesalers. Due to sales by NationsHealth of products to one of its affiliated companies in 2002 and in the first half of 2003, which in turn resold the products to third parties, a supplier under one of these agreements has alleged that NationsHealth sold products to non-Medicare beneficiaries. There can be no assurance that the suppliers will not take legal action against NationsHealth, including requiring NationsHealth to refund rebates and discounts that it received pursuant to these agreements. If legal action were commenced, NationsHealth could incur significant legal expenses in defending itself, and could also be subject to substantial liability depending on how the action is ultimately resolved, whether by settlement or judgment.

Quarterly revenues or operating results could vary, which may cause the market price of the combined company's common stock and warrants to increase or decrease in an unpredictable manner.

        NationsHealth has experienced fluctuations in its quarterly operating results and anticipates that such fluctuations could continue. NationsHealth's results may vary significantly depending on a number of factors, including:

  •
  changes in reimbursement guidelines and amounts;

  •
  changes in regulations affecting the healthcare industry;

  •
  changes in the mix or cost of NationsHealth's products;

  •
  the timing, efficiency, concentration and cost of NationsHealth's advertising campaigns; and

  •
  the timing of the introduction or acceptance of new products and services offered by NationsHealth or its competitors.

        After the merger, factors such as fluctuations in the combined company's quarterly operating results, changes in the regulatory environment or the introduction of new products or services by NationsHealth or its competitors, as well as market conditions in NationsHealth's industry could cause the market price of the combined company's common stock and warrants to increase or decrease in an unpredictable manner.

The combined company's working capital could be reduced, and Millstream stockholders could own less than 18% of the combined company's common stock, if Millstream stockholders exercise their right to convert their shares into cash.

        Pursuant to Millstream's amended and restated certificate of incorporation, holders of shares issued in Millstream's initial public offering may vote against the merger and demand that Millstream convert their shares into a pro rata share of the trust account where a substantial portion of the net proceeds of the initial public offering are held, including all interest earned thereon. Millstream and NationsHealth will not consummate the merger if holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, exercise these conversion rights. To the extent the merger is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the merger and a reduction in the amount of shares of common stock owned by Millstream's initial public offering's stockholders. Additionally, if holders demand to convert their shares, there may be a corresponding reduction in the value of each share of common stock held in the combined company. As of March 31, 2004, assuming the merger proposal is adopted, the maximum amount of funds that could be disbursed to Millstream's stockholders upon the exercise of the conversion rights is $4,159,526. or approximately 20% of the funds currently held in trust. If the maximum amount of funds were disbursed, the percentage of the combined company's common stock that would be owned by the Millstream stockholders who did not exercise their conversion right would be 11.8%.

A substantial number of the combined company's shares will become eligible for future resale in the public market after the merger which could result in dilution and an adverse effect on the market price of those shares.

        Assuming that none of the Millstream stockholders exercise their conversion rights, 21,375,000 shares of Millstream common stock issued in the merger will become available for resale in the public market at prescribed times described on page 67 under the caption "Registration Rights Agreement—Lock up." In addition, warrants to purchase 9,100,000 shares of common stock issued in connection with the Millstream initial public offering will become exercisable on August 25, 2004, assuming the merger is completed as of that date, as described under "DESCRIPTION OF THE COMBINED COMPANY'S SECURITIES FOLLOWING THE MERGER—Warrants." Moreover, 750,000 shares of Millstream common stock purchased by its stockholders prior to the initial public offering will be held in escrow until August 25, 2006, at which time they will be released from escrow and be eligible for resale in the public market subject to compliance with applicable law. Consequently, at various times after completion of the merger, a substantial number of additional shares of Millstream common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares and of the warrants.

If Millstream is unable to receive a listing of its securities on a national securities exchange or NASDAQ, then it may be more difficult for its stockholders to sell their securities.

        The listing of the Millstream common stock and warrants on the Nasdaq Stock Market or on the American Stock Exchange is not a condition to the merger and the possible quotation of Millstream's securities on a national securities exchange is uncertain. If Millstream is unable to receive a listing or approval of trading of its securities on a national securities exchange or NASDAQ, then it may be more difficult for its stockholders to sell their securities. Shares of Millstream common stock and warrants are currently traded in the over-the-counter market and quoted on the Over-the-Counter Bulletin Board. The merger agreement provides that Millstream will file an application to list the shares of Millstream common stock and warrants outstanding prior to completion of the merger, as well as all the shares of common stock to be issued in the merger, on the Nasdaq Stock Market or on the American Stock Exchange and will use all reasonable efforts to cause such listing to be accomplished as soon as practicable after the date of the merger agreement. Millstream has applied to have such shares included in the Nasdaq Stock Market upon consummation of the merger. There is no assurance that this approval will occur on or prior to consummation of the merger or at all. If Millstream's application is not approved, Millstream intends to reapply for inclusion in the Nasdaq Stock Market promptly after it satisfies the listing requirements.

Millstream directors and executive officers have interests in the merger that are different from yours because if the merger is not approved then the shares held by them may become worthless.

        In considering the recommendation of the board of directors of Millstream to vote for the proposal to adopt the merger agreement you should be aware that certain members of the Millstream board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Millstream stockholders generally. Millstream's executives and directors are not entitled to receive any of the net proceeds of Millstream's initial public offering that may be distributed upon liquidation of Millstream. Therefore, if the merger is not approved and Millstream fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation, the shares of common stock held by Millstream's executives and directors may be worthless. Additionally, the transactions contemplated by the merger agreement provide that Arthur Spector, currently chairman of the board of directors, president and chief executive officer of Millstream, shall be the non-executive chairman of the board of directors of the combined company and shall have the right to include in Millstream's proxy statement one other nominee to the board until the later of August 25, 2006 or when he holds less than 1% of Millstream's outstanding common stock. Prior to August 25, 2006, Mr. Spector shall be able to include in Millstream's proxy statement only himself as a nominee to the board if he holds less than 1% of Millstream's outstanding common stock, and after August 25, 2006 he shall no longer be the non-executive chairman or have any right to nominate himself or any other person to the board if he holds less than 1% of Millstream's outstanding common stock. The Millstream board was aware of these agreements and arrangements during its deliberations on the merits of the merger and in determining to recommend to the stockholders of Millstream that they vote for the proposal to adopt the merger agreement.

Key personnel have "put rights" under employment agreements, which may cause the combined company to make substantial payments to key personnel.

        Each of Glenn M. Parker, M.D., Robert Gregg and Lewis Stone entered into employment agreements with Millstream in connection with the merger. The employment agreements provide that if the combined company or the key person terminates employment in several specified events, that key person has the right to "put" or cause the combined company to repurchase shares of common stock owned by the key person with a value of up to $3,000,000 based on then current market prices. Alternatively, the combined company may elect to sell these shares of common stock to third parties or to register the resale of these shares. In the event a sale or registration results in proceeds less than the dollar amount the key person requested that combined company purchase then the combined company shall pay to the key person the difference between the requested dollar amount and the proceeds of the sale. The occurrence of either of these events could materially and adversely affect the combined company as it may require the combined company to make large cash payments to these individuals thus reducing the amount of cash available to the combined company.

If any of NationsHealth's information technology platforms malfunction, NationsHealth's business and profitability may be seriously harmed.

        NationsHealth's business relies on proprietary information technology platforms that support the individual enrollment of new members, discount card fulfillment, prescription discount administration, document generation and collection, and customer management. In addition, NationsHealth uses information technology platforms that provide it with electronic connectivity to a large number of pharmacies, shipping vendors and billing services. A malfunction of the information technology systems may be disruptive to the business operations of NationsHealth and could result in reduced sales or profitability.

NationsHealth may have difficulties in finding replacement supplies if it loses any agreement with its suppliers of medical products, which may cause it to experience reduced sales and profitability.

        NationsHealth receives volume-based discounts under its supply agreements with suppliers of medical products. These discounts favorably impact NationsHealth's gross margins. Any failure to achieve or sustain volume-based discounts under these supply agreements would negatively affect the profitability of NationsHealth. In addition, many of the supply agreements that NationsHealth has with its suppliers are terminable without cause upon the giving of a specified number of days' advance written notice. In the event that one or more of these suppliers elects to terminate their supply agreements, NationsHealth may have difficulties in finding replacement suppliers, which may prevent NationsHealth from purchasing a sufficient amount of supplies to satisfy the demand of its customers.

NationsHealth's accounts receivable are subject to significant collection risk due to third-party payors.

        Seeking reimbursement from third-party payors is subject to rigorous requirements and involves complicated paperwork. This may result in NationsHealth suffering extremely long collection times, or not collecting at all, on a significant portion of its accounts receivable. If NationsHealth is unable to obtain reimbursement from third-party payors, it will be required to seek payment of the entire account receivable from its customer, who may not be financially capable of making the payment.

Voting control by executive officers, directors and other affiliates of the combined company may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

        Upon consummation of the merger, executive officers, directors and affiliates of the combined company will own a majority of the combined company's voting stock. These stockholders can control substantially all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or discouraging a potential acquiror from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

The combined company has no plans to pay any dividends on its common stock.

        Millstream has not paid any dividends on its common stock to date and has no plans to do so in the future. The payment of any dividends subsequent to the merger will be subject to the discretion of the combined company's then board of directors.

The lack of diversification in the business of the combined company affects Millstream's ability to mitigate the risks that it may face or to offset possible losses that it may incur as a result of competing in the health care industry.

        The prospects for Millstream's success will be entirely dependent upon the future performance of a single business. Millstream will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, Millstream's lack of diversification may subject Millstream to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which Millstream operates subsequent to the business combination, and result in Millstream's dependency upon the development or market acceptance of a single or limited number of products, processes or services.

FORWARD-LOOKING STATEMENTS

        We believe that some of the information in this document constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they:

  •
  discuss future expectations;

  •
  contain projections of future results of operations or financial condition; or

  •
  state other "forward-looking" information.

        We believe it is important to communicate our expectations to the Millstream stockholders. However, there may be events in the future that we are is not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Millstream or NationsHealth in its forward-looking statements, including among other things:

  •
  the number and percentage of Millstream stockholders voting against the merger proposal;

  •
  changing interpretations of generally accepted accounting principles;

  •
  outcomes of government reviews, inquiries, investigations and related litigation;

  •
  continued compliance with government regulations;

  •
  changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program;

  •
  legislation or regulatory environments, requirements or changes adversely affecting the businesses in which NationsHealth is engaged;

  •
  fluctuations in customer demand;

  •
  management of rapid growth;

  •
  intensity of competition from other providers of medical products and pharmacy benefits;

  •
  timing approval and market acceptance of new products introduction;

  •
  general economic conditions; and

  •
  geopolitical events and regulatory changes.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

        All forward-looking statements included herein attributable to each of Millstream, NationsHealth or any person acting on either party's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Millstream and NationsHealth undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

        Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the merger agreement you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this document could have a material adverse effect on Millstream, NationsHealth or the combined company.

THE MILLSTREAM SPECIAL MEETING

Millstream Special Meeting

        We are furnishing this document to you as part of the solicitation of proxies by the Millstream board of directors for use at the special meeting in connection with the proposed merger. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

        We will hold the special meeting at 10:00 a.m., eastern time, on July 12, 2004, at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania, to vote on the proposal to adopt the merger agreement.

Purpose of the Special Meeting

        At the special meeting, we are asking holders of Millstream common stock to:

  •
  adopt the merger agreement including the amendment and restatement of Millstream's certificate of incorporation;

  •
  adopt the stock option plan; and

  •
  adopt the adjournment proposal.

        The Millstream board of directors:

  •
  has unanimously determined that the merger, the stock option plan and the adjournment proposal are fair to and in the best interests of Millstream and its stockholders;

  •
  has unanimously determined that the fair market value of NationsHealth, including US Pharmaceutical Group, is at least 80% of the net assets of Millstream;

  •
  has unanimously approved and declared advisable the merger agreement, the stock option plan and the adjournment proposal;

  •
  unanimously recommends that Millstream common stockholders vote "FOR" the proposal to adopt the merger agreement, including the amendment and restatement of the Millstream certificate of incorporation;

  •
  unanimously recommends that Millstream common stockholders vote "FOR" the proposal to adopt the stock option plan; and

  •
  unanimously recommends that Millstream common stockholders vote "FOR" the adjournment proposal.

Record Date; Who is Entitled to Vote

        The "record date" for the special meeting is June 15, 2004. Record holders of Millstream common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 4,775,000 outstanding shares of Millstream common stock.

        Each share of Millstream common stock is entitled to one vote per share at the special meeting.

        Pursuant to letter agreements with Millstream, any shares of Millstream common stock held by stockholders who purchased their shares of common stock prior to the initial public offering will be voted in accordance with the majority of the votes cast at the special meeting.

        Millstream's issued and outstanding warrants do not have voting rights and record holders of Millstream warrants will not be entitled to vote at the special meeting.

Voting Your Shares

        Each share of Millstream common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Millstream common stock that you own.

        There are three ways to vote your shares of Millstream common stock at the special meeting:

  •
  You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Millstream board "FOR" the adoption of the merger proposal and the stock option plan proposal.

  •
  You can vote by telephone or on the internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or by the Internet, you should not return the proxy card.

  •
  You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

        IF YOU DO NOT VOTE YOUR SHARES OF MILLSTREAM COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE MERGER PROPOSAL, THE STOCK OPTION PROPOSAL AND THE ADJOURNMENT PROPOSAL BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF MILLSTREAM'S INITIAL PUBLIC OFFERING ARE HELD.

Who Can Answer Your Questions About Voting Your Shares

        If you have any questions about how to vote or direct a vote in respect of your Millstream common stock, you may call Arthur Spector, Millstream's chairman, chief executive officer and president, at (610) 293-2511.

No Additional Matters May Be Presented at the Special Meeting

        This special meeting has been called only to consider the adoption of the merger proposal and the stock option plan proposal. Under Millstream's by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

  •
  You may send another proxy card with a later date;

  •
  You may notify Arthur Spector, Millstream's chairman, chief executive officer and president, in writing before the special meeting that you have revoked your proxy; and

  •
  You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required

        The adoption of the merger agreement and the transactions contemplated by the merger agreement, including the amendment and restatement of Millstream's certificate of incorporation, will require the affirmative vote of the holders of a majority of the voting power of the shares of Millstream common stock outstanding on the record date.

        The adoption of the stock option plan will require the affirmative vote of the holders of a majority of the voting power of the shares of Millstream common stock outstanding on the record date.

        The adoption of the adjournment proposal will require the affirmative vote of the holders of a majority of the voting power of the class of Millstream common stock outstanding on the record date.

        A Millstream stockholder who votes in favor of the merger proposal is also voting to adopt the amendment and restatement of the Millstream certificate of incorporation.

        If you abstain from voting or do not vote, either in person or by proxy or by voting instruction, it will have the same effect as a vote against the adoption of the merger proposal, but not as a demand of conversion of your shares into a pro rata portion of the trust account in which the proceeds of Millstream's initial public offering are held.

  Broker Non-Votes

        If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposals to adopt the merger agreement and the amendment and restatement of the Millstream certificate of incorporation. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Abstentions or broker non-votes have the same effect as a vote "against" the proposals to adopt the merger agreement and amend the certificate of incorporation.

Conversion Rights

        Any stockholder of Millstream holding shares of common stock issued in Millstream's initial public offering who votes against the merger proposal may, at the same time, demand that Millstream convert his shares into a pro rata portion of the trust account. If so demanded, Millstream will convert these shares into a pro rata portion of funds held in a trust account, which consist of the $20,685,000 of net proceeds from the initial public offering deposited into the trust account plus interest earned thereon, if the merger is consummated. If the holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, an amount equal to 20% or more of these shares, vote against the merger and demand conversion of their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering are held, Millstream will not be able to consummate the merger. If you exercise your conversion rights, then you will be exchanging your shares of Millstream common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to the combined company. The closing price of Millstream's common stock on April 30, 2004 was $6.99 and the amount of cash held in the trust account on that date was approximately $20,800,000. If a Millstream stockholder would have elected to exercise his conversion rights on such date then he would have been entitled to receive approximately $5.17 per share. Prior to exercising conversion rights, Millstream stockholders should verify the market price of Millstream's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

Solicitation Costs

        Millstream is soliciting proxies on behalf of the Millstream board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Millstream and its respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. In addition, the preferred member representatives and officers of NationsHealth are soliciting proxies and may solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this.

        Millstream has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. Millstream will pay all fees and expenses related to the retention of any proxy solicitation firm.

        Millstream will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Millstream will reimburse them for their reasonable expenses.

Stock Ownership

        At the close of business on the record date, Arthur Spector, the Spector Family Trust, Robert E. Keith, Jr., Don K. Rice, Dr. Heinz Schimmelbusch, Brian O'Neill beneficially owned and were entitled to vote approximately 750,000 shares of Millstream common stock, or approximately 15.7% of the then outstanding shares of Millstream commons stock, which includes all of the shares held by the directors and executive officers of Millstream and their affiliates. Those persons, who were stockholders of Millstream prior to its initial public offering of securities, have agreed pursuant to letter agreements with Millstream to vote their shares in accordance with the majority of the votes cast by the holders of shares issued in connection with Millstream's initial public offering. Mr. Spector is currently chairman of the board of directors, president and chief executive officer of Millstream. Dr. Schimmelbusch and Messrs. Spector, Rice and Keith are directors of Millstream. On the record date, directors and executive officers of Millstream and their affiliates beneficially owned and were entitled to vote 730,000 shares of Millstream's common stock. The total of these shares represented approximately 15.3% of Millstream's common stock. In connection with its initial public offering, Millstream and EarlyBirdCapital, Inc. entered into letter agreements with each of Millstream's directors and executive officers, the Spector Family Trust, and Brian O'Neill pursuant to which each agreed to vote his or its shares of Millstream common stock in accordance with the majority of the votes cast by the holders of shares issued in connection with the initial public offering, in the event Millstream seeks the approval of its stockholders for a business combination. Based upon information contained in public filings, as of the record date, the following stockholders beneficially owned greater than five percent of Millstream's issued and outstanding common stock:

  •
  Mark H. Rachesky, M.D. and his affiliates beneficially owned 1,411,000 shares of Millstream common stock, representing approximately 29.5% of the Millstream common stock outstanding on the record date;

  •
  Affiliates of Barry and Marilyn Rubenstein beneficially owned 425,000 shares of Millstream common stock, representing 8.9% of the Millstream common stock outstanding on the record date; and

  •
  Jack Silver beneficially owned 250,000 shares of Millstream common stock, representing approximately 5.2% of the Millstream common stock outstanding on the record date.

THE MERGER

        The discussion in this document of the merger and the principal terms of the merger agreement dated as of March 9, 2004, as amended, by and among Millstream, N Merger, a wholly-owned subsidiary of Millstream, and NationsHealth is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A to this document and is incorporated in this document by reference.

General Description of the Merger

        Pursuant to the merger agreement N Merger will merge with and into NationsHealth, with NationsHealth surviving as a wholly-owned subsidiary of Millstream, and the separate corporate existence of N Merger shall cease. Millstream will be renamed NationsHealth, Inc. after completion of the merger. We refer to Millstream, after giving effect to completion of the merger, as the combined company. As a result of the merger, the former members of NationsHealth will own at least 81.7% of the outstanding shares of the combined company's common stock.

Background of the Merger

        The terms of the merger agreement are the result of arm's-length negotiations between representatives of Millstream and NationsHealth. The following is a brief discussion of the background of these negotiations, the merger and related transactions.

        Millstream was formed on April 11, 2003 to serve as a vehicle to accomplish a business combination with an unidentified operating business with significant growth potential. Millstream completed an initial public offering in August 2003, in which it raised net proceeds of approximately $21,417,726. Approximately $20,685,000 of these net proceeds were placed in a trust account immediately following the initial public offering and, in accordance with Millstream's amended and restated certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Millstream. Subsequent to its initial public offering, Millstream's officers and directors commenced an active search for a prospective operating business. Millstream must liquidate in February 2005 unless it has consummated a business combination, or if a letter of intent, agreement in principle or a definitive agreement to complete a business combination was executed but not consummated prior to February 2005, then it is not required to liquidate until August 2005. As of April 30, 2004, approximately $20,800,000 was held in deposit in the trust account.

        During the period from August 2003 through December 2003, Millstream evaluated ten prospective businesses but pursued discussions with only one other business. However, Millstream did not decide to pursue a business combination with this prospective target because the price sought by this target was too high relative to its growth potential. Millstream incurred approximately $25,000 in due diligence costs in connection with the evaluation of these prospective targets.

        NationsHealth has, from time to time since its inception, explored potential strategic transactions. On October 30, 2003, Becton, Dickinson and Company, a New Jersey corporation that manufactures and sells medical supplies, devices, laboratory equipment and diagnostic products, invested in NationsHealth as a strategic partner. Becton, Dickinson and Company purchased a 4% preferred member interest in NationsHealth, and entered into a medical benefit distribution agreement with US Pharmaceutical Group, a wholly-owned subsidiary of NationsHealth.

        On December 26, 2003, Michael Gusky, a preferred member representative of NationsHealth, spoke to Arthur Spector, chairman, chief executive officer and president of Millstream. Mr. Spector described Millstream to Mr. Gusky, and explained that Millstream's business objective was to seek to effect a business combination with an operating business with significant growth potential.

        Subsequently, Mr. Gusky spoke with Glenn M. Parker, M.D., chief executive officer and preferred member representative of NationsHealth, and described his meeting with Mr. Spector. Dr. Parker spoke later that day with Robert Gregg, chief operating officer and preferred member representative of NationsHealth, and Lewis Stone, chief information officer and preferred member representative of NationsHealth, and discussed with them the possibility of a business combination with Millstream. Dr. Parker, and Messrs. Gregg and Stone decided that a further meeting with Mr. Spector was appropriate.

        On January 4, 2004, Mr. Parker spoke to Mr. Spector by phone. They discussed the meeting that Mr. Gusky had with Mr. Spector, and scheduled a meeting for January 7, 2004. On January 7, 2004, Dr. Parker and Messrs. Gregg and Stone met with Mr. Spector. Mr. Spector described Millstream to Dr. Parker and Messrs. Gregg and Stone, and his desire to explore a possible transaction with NationsHealth. Dr. Parker and Messrs. Gregg and Stone described NationsHealth and its business to Mr. Spector. Mr. Spector and Dr. Parker and Messrs. Gregg and Stone also discussed broadly and on a preliminary basis the terms of a potential transaction involving Millstream and NationsHealth. At the end of the meeting. Mr. Spector and Dr. Parker and Messrs. Gregg and Stone agreed to meet again to continue discussing a possible business combination.

        On January 21, 2004, Mr. Spector met again with Dr. Parker and Messrs. Gregg and Stone. Mr. Spector received an overview from Dr. Parker and NationsHealth's management of NationsHealth's business, market focus, customers and financial performance. After this meeting, both Millstream and NationsHealth instructed their respective counsel to begin a due diligence investigation of the other. In addition, NationsHealth instructed its counsel to begin preparing a merger agreement and related agreements for a possible business combination.

        On January 28, 2004, Dr. Parker met with Mr. Gusky to inform him of the subsequent meetings with Mr. Spector and Millstream. Mr. Gusky agreed with Dr. Parker that it was in NationsHealth's best interest to continue exploring a possible business combination with Millstream, and that Mr. Gusky would be likely to support such a transaction both as a preferred member representative and as a member (through GRH Holdings) of NationsHealth.

        In late January 2004, Dr. Parker spoke with Robert Singley of Becton, Dickinson and Company by telephone, to inform him of the possible transaction.

        From mid-January 2004 to early February 2004, various telephone conferences were held among Mr. Spector, Dr. Parker and Messrs. Gregg and Stone, and the respective counsel of Millstream and NationsHealth regarding due diligence, the business of NationsHealth, the assets of Millstream and the terms of the merger agreement and the other related agreements for the proposed business combination.

        Mr. Spector, Dr. Parker and Messrs. Gregg and Stone, and Millstream's and NationsHealth's respective counsel, met again on February 10, 2004 with the purpose of continuing discussions on NationsHealth's business as well as discussing the advantages that a transaction with Millstream would bring to NationsHealth. They also discussed the terms of the proposed transactions, including the terms of the draft merger agreement.

        On Monday, February 23, 2004, Mr. Spector, Dr. Parker and Messrs. Gregg and Stone, and Millstream's and NationsHealth's respective counsel, met at the offices of NationsHealth's counsel to negotiate the terms of the merger agreement and related agreements.

        On, February 25, 2004, Dr. Parker and Messrs. Gregg and Stone and NationsHealth's counsel met with representatives of Becton, Dickinson and Company at NationsHealth's executive offices. They discussed the terms of the potential transaction with Millstream.

        From February 29 to March 7, 2004, counsel for NationsHealth and Millstream further negotiated the terms of the proposed business combination by various telephone conference calls.

        On March 8, 2004, Millstream's board of directors reviewed and unanimously approved the merger and related transactions. The preferred member representatives of NationsHealth and the members of NationsHealth unanimously approved the merger and related transactions, subject to the satisfaction or waiver of the conditions set forth in the merger agreement, by written consent dated March 9, 2004.

        On March 9, 2004, Millstream and NationsHealth entered into the merger agreement and related agreements, and publicly announced their agreement on the same date through a joint press release.

        Subsequent to executing the merger agreement, Millstream received advice from its advisors that having a large number of warrants outstanding in the name of its management team for the term of the warrants that were to be issued in the merger would make it difficult for the investment community to analyze the equity value of the combined company. On June 2, 2004, after substantial negotiations, Millstream, NationsHealth, RGGPLS, GRH and Becton, Dickinson and Company entered into an amendment agreement whereby the merger agreement, the stockholders agreement and the registration rights agreement were amended. Millstream and NationsHealth agreed to eliminate the right of the members of NationsHealth to receive warrants to purchase an aggregate of 9,100,000 shares of Millstream's common stock under the merger agreement in exchange for an additional 2,275,000 shares of common stock to be received by the members of NationsHealth upon consummation of the merger.

Recommendation of the Millstream Board

        After careful consideration, Millstream's board of directors has determined unanimously that the merger, the stock option plan and the adjournment proposal are fair to and in the best interests of Millstream and its stockholders. Millstream's board of directors has approved and declared advisable the merger agreement including the amendment and restatement of Millstream's certificate of incorporation, the stock option plan and the adjournment proposal and unanimously recommends that you vote or give instructions to vote "FOR" the proposal to adopt the merger proposal, the stock option plan proposal and the adjournment proposal.

        In considering the recommendation of the Millstream board with respect to the merger agreement, the stock option plan and the adjournment proposal, you should be aware that certain of the directors and officers of Millstream have interests in the merger that are different from, or are in addition to, the interests of Millstream stockholders. Please see the section entitled "Interests of Millstream Directors and Officers in the Merger" below.

Interest of Millstream Directors and Officers in the Merger

        In considering the recommendation of the board of directors of Millstream to vote for the proposal to adopt the merger proposal, you should be aware that certain members of the Millstream board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Millstream stockholders generally. In particular:

  •
  if the merger is not approved and Millstream fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation and Millstream is therefore required to liquidate, the shares of common stock held by Millstream's executives and directors may be worthless because Millstream's executives and directors are not entitled to receive any of the net proceeds of Millstream's initial public offering that may be distributed upon liquidation of Millstream; and

  •
  the transactions contemplated by the merger agreement provide that Arthur Spector, currently chairman of the board of directors, president and chief executive officer of Millstream:

  •
  shall be the non-executive chairman of the board of directors of the combined company and shall have the right to include in the combined company proxy statement one other nominee to the board until the later of August 25, 2006 or when he holds less than 1% of Millstream's outstanding common stock;

  •
  prior to August 25, 2006, shall be able to include in the combined company's proxy statement only himself as a nominee to the board if he holds less than 1% of the combined company's outstanding common stock; and

  •
  after August 25, 2006, shall no longer be the non-executive chairman of the board or have any right to include in the combined company's proxy statement himself or any other nominee to the board if he holds less than 1% of the combined company's outstanding common stock.

        The Millstream board of directors was aware of these agreements and arrangements during its deliberations on the merits of the merger and in determining to recommend to the stockholders of Millstream that they vote for the proposal to adopt the merger proposal.

Millstream's Reasons for the Merger

        The Millstream board of directors has concluded that the merger with NationsHealth is in the best interests of Millstream's stockholders.

        The Millstream board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the Millstream board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Millstream board may have given different weight to different factors.

        The Millstream board of directors's analysis in reaching this conclusion is described in more detail below.

        In considering the merger, the Millstream board gave considerable weight to:

  •
  the experience of NationsHealth's management in the field of providing medical products and pharmacy benefits to Medicare participants and other seniors;

  •
  NationsHealth's successful record of growth and expansion since commencing operations in September 2002;

  •
  NationsHealth's potential for expansion prospects for future profitability, particularly in light of its growth since commencing operations;

  •
  that NationsHealth represents an opportunity to invest in the growing, dynamic industry of consumer medical products; and

  •
  the terms of the merger agreement including the closing conditions, restrictions on Millstream's ability to respond to competing proposals and termination provisions, are customary and reasonable.

        The Millstream board of directors believes that each of the above factors generally supported its determination and recommendation. The Millstream board of directors did, however, consider the following potentially negative factors, among others, in its deliberations concerning the merger:

  •
  the fact that certain officers and directors of Millstream may have interests in the merger that are different from, or are in addition to, the interests of Millstream stockholders generally, including the matters described under "Interests of Millstream Directors and Officers in the Merger" above;

  •
  the risk that the current public stockholders of Millstream would vote against the merger and demand to redeem their shares for cash upon consummation of the merger, thereby depleting the amount of cash available to the combined company following the merger;

  •
  the fact that NationsHealth has sustained net losses since inception;

  •
  the risk that changes in the regulatory environment, particularly regarding reimbursement under Medicare and related and similar programs, could adversely affect the business operations of NationsHealth; and

  •
  the size of NationsHealth compared to industry leaders.

        However, the Millstream board of directors determined that these potentially negative factors were outweighed by the potential benefits of the merger above, including the opportunity for Millstream stockholders to share in NationsHealth's future possible growth and anticipated profitability.

        The foregoing discussion of the information and factors considered by the Millstream board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Millstream board of directors.

NationsHealth's Reasons For The Merger

        In concluding that the merger is in the best interests of NationsHealth and its members, and in approving the merger agreement and the transactions contemplated by the merger agreement (including the merger), the NationsHealth preferred member representatives considered and reviewed, including with its legal advisors, a number of factors including:

  •
  the combination of NationsHealth and Millstream, which would have a strong capital position, would likely ensure that the NationsHealth's business is adequately capitalized for future expansion;

  •
  if Millstream's currently outstanding warrants were to be exercised, as to which no assurance can be given, Millstream would derive net proceeds of approximately $46,550,000;

  •
  the availability of a public trading market for the Millstream shares to be received by NationsHealth members in the merger will, after the expiration of the applicable restriction period on the transferability, provide the members with more investment liquidity than that associated with their membership interests, for which there is no established trading market; and

  •
  the future prospects of NationsHealth and potential impact that could result if NationsHealth is unable to obtain financial resources in the future.

        The NationsHealth preferred member representatives did consider the following potentially negative factors, among other things, in its deliberations concerning the merger:

  •
  the fact that Millstream's common stock and warrants are traded over the counter on the Over-the-Counter Bulletin Board and therefore have less liquidity then if traded on Nasdaq or a similar exchange; and

  •
  the fact that Millstream is not an operating business.

        The foregoing discussion of the factors considered by the NationsHealth preferred member representatives is not meant to be exhaustive, but includes the material factors considered by the NationsHealth preferred member representatives in coming to its conclusion.

Appraisal or Dissenters Rights

        No appraisal rights are available under the Delaware General Corporation Law for the stockholders of Millstream in connection with the merger proposal. In addition, because the members of NationsHealth have unanimously approved the merger proposal, they are not entitled to any dissenters rights under the Florida Limited Liability Company Act.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discusses the material U.S. federal income tax consequences of the merger to NationsHealth members and Millstream stockholders. This discussion is based on the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code.

        Millstream security holders will continue to hold their Millstream securities and, as a result will not recognize any gain or loss from the Merger.

        The exchange of the membership interests in NationsHealth for cash and shares of common stock in the merger has been structured to qualify as a partially tax-free exchange under Section 351 of the Code.

        For an exchange to qualify under Section 351, the following requirements must be satisfied: (a) one or more persons transfer property to a corporation, (b) solely in exchange for stock in such corporation, and (c) immediately after the exchange, such transferors are in control. For these purposes, "control" means the ownership of stock possessing at least 80% of the total voting power of the classes of stock entitled to vote, plus at least 80% of the total number of shares of all other classes of stock. The receipt of property other than stock will not cause the exchange to be disqualified under Section 351, but the recipient of such property may be required to recognize gain (but not loss) in certain circumstances including those described below.

        In this case, the holders of membership interests in NationsHealth will be transferring their interests in NationsHealth to Millstream, and in exchange will receive stock in Millstream constituting control of such company plus cash. Thus, subject to the restrictions set forth below relating to the opinion of counsel, the requirements of Section 351 should be satisfied. As such, for federal income tax purposes:

  •
  A holder of a membership interest in NationsHealth should not recognize any gain or loss as a consequence of the merger, except that gain (but not loss) will be recognized to the extent:

  •
  The holder receives cash in connection with the merger; and

  •
  The liabilities of NationsHealth allocable to such holder under subchapter K of the Code exceed the holder's basis in its membership interest immediately before the merger (in which case gain will be recognized to the extent the allocable amount of such liabilities exceeds the member's adjusted basis in its interest in NationsHealth immediately before the merger).

  •
  Any such gain should be treated as ordinary income to the extent attributable under Section 751 of the Code to depreciable equipment and certain other assets; the remaining gain should be treated as capital gain. For those members that have held their membership interests for more than one year, any capital gain should be treated as long-term capital gain. For those members that have held their membership interests for less than one year, any capital gain should be treated as short-term capital gain.

  •
  The aggregate adjusted basis of Millstream common stock received in the merger by a holder of a membership interest in NationsHealth should be equal to the aggregate adjusted tax basis in such person's membership interest in NationsHealth, plus any gain recognized on the transaction, less cash and less such person's share of liabilities in NationsHealth under subchapter K of the Code.

  •
  The holding period of Millstream common stock received in the merger by a holder of a membership interest in NationsHealth will include the holding period for which such person held his, her, or its membership interest in NationsHealth exchanged for such common stock.

  •
  There should be no federal income tax consequences to a holder of Millstream common stock as a result of the merger.

        It is a condition to the obligation of NationsHealth to complete the merger that it receives an opinion from its counsel, dated as of the closing date of the merger, that the merger should be treated for U.S. Federal income tax purposes as an exchange as described in Section 351 of the Code.

        In rendering this opinion, counsel will rely on representations and covenants made by NationsHealth, Millstream and others. This opinion will also rely on assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger in the manner contemplated by the merger agreement. If any of these representations, covenants or assumptions is inaccurate, counsel may not be able to render the required opinion and the tax consequences of the merger may differ from those discussed here. Opinions of counsel neither bind the Internal Revenue Service, nor preclude the Internal Revenue Service from adopting a contrary position. NationsHealth and Millstream do not intend to obtain a ruling from the Internal Revenue Service on the tax consequences of the merger.

        The conclusions expressed above are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions. No rulings have been or will be sought from the Internal Revenue Service concerning the tax consequences of the transactions contemplated by the merger agreement.

        The discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code. Such taxpayers include non-U.S. persons, insurance companies, tax-exempt entities, dealers in securities, banks and persons who acquired their membership interests pursuant to the exercise of employee options or otherwise as compensation.

        BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR MEMBER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH NATIONSHEALTH MEMBER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT TO HIM, HER OR IT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS FEDERAL TAX LAWS.

Anticipated Accounting Treatment

        The merger will be accounted for under the purchase method of accounting as a reverse acquisition in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes. Under this method of accounting, NationsHealth will be treated as the "acquiring" company for financial reporting purposes. In accordance with guidance applicable to these circumstances, this merger will be considered to be a capital transaction in substance. Accordingly, for accounting purposes, the merger will be treated as the equivalent of NationsHealth issuing stock for the net monetary assets of Millstream, accompanied by a recapitalization. The net monetary assets of

Millstream will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The retained earnings (deficit) of NationsHealth will be carried forward after the merger. Operations prior to the merger will be those of NationsHealth.

Regulatory Matters

        The merger and the transactions contemplated by the merger agreement are not subject to the HSR Act or any federal or state regulatory requirement or approval except for filings necessary to effectuate the transactions contemplated by the merger proposal with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware.

THE MERGER AGREEMENT

        The following summary of the material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement a copy of which is attached as Annex A to this document. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

Structure of the Merger

        At the effective time of the merger, N Merger will be merged with and into NationsHealth. NationsHealth will continue as the surviving company and become a wholly-owned subsidiary of Millstream.

Closing and Effective Time of the Merger

        The closing of the merger will take place on the second business day following the satisfaction of the conditions described below under "The Merger Agreement—Conditions to the Merger", or, if on that day any condition to the respective obligations of either Millstream or NationsHealth has not been satisfied or waived, as soon as practicable after all the conditions described below under "The Merger Agreement—Conditions to the Merger" have been satisfied, unless Millstream and NationsHealth agree in writing to another time.

        The merger will become effective at the time the articles of merger are filed with the Florida Secretary of State, or at a later time agreed to by Millstream and NationsHealth in the articles of merger. The articles of merger will be filed at the time of the closing or as soon as practicable thereafter.

Amendment and Restatement of Millstream Certificate of Incorporation and By-laws

        Following consummation of the merger, Millstream's amended and restated certificate of incorporation and by-laws will be amended and restated to provide for the terms and provisions described below under "Comparison of Stockholder Rights."

Name; Headquarters; Stock Symbol

        After completion of the merger:

  •
  the name of the combined company will be NationsHealth, Inc.;

  •
  the corporate headquarters and principal executive officers will be located at 13650 N.W. 8th Street, Suite 109, Sunrise, Florida, which is currently NationsHealth's corporate headquarters; and

  •
  the combined company will cause the symbol under which combined company's units, common stock, and warrants outstanding prior to the merger are traded on the OTC Bulletin Board, the Nasdaq Stock Market or the American Stock Exchange to change to a symbol as determined by RGGPLS Holding that, if available, is reasonably representative of the corporate name or business of the combined company.

Repayment of Loans; Release of Guarantees

        Immediately following completion of the merger the combined company will:

  •
  repay the loans made by RGGPLS Holding to NationsHealth plus all accrued interest thereon and repay the accrued interest on any outstanding guarantees made by one or more members of

    RGGPLS Holding on behalf of NationsHealth, which as of June 30, 2004 will be approximately $167,000;

  •
  repay the loans made by GRH Holdings to NationsHealth plus all accrued interest thereon and repay the accrued interest on any outstanding guarantees made by one or more members of GRH Holdings on behalf of NationsHealth, which as of June 30, 2004 will be approximately $1,365,000;

  •
  arrange for the release or termination of any guarantees made by RGGPLS Holding (or any of its stockholders) or by GRH Holdings (or any of its members or Michael Gusky) in respect of lines of credit made to NationsHealth; and

  •
  arrange for the release of any collateral deposited by RGGPLS Holding (or any of its stockholders) or by GRH Holdings (or any of its members or Michael Gusky) in respect of lines of credit made to NationsHealth in the aggregate principal amount of $1,900,000.

Merger Consideration

        The stockholders of Millstream will not receive any consideration in the merger. Millstream will issue shares of its common stock and will pay cash to the members of NationsHealth, as described below:

  •
  RGGPLS Holding will receive:

  •
  a number of shares of Millstream common stock equal to the stock consideration multiplied by 66.1625%, which will be equal to 12,637,038 shares if no Millstream stockholder exercises its conversion rights;

  •
  1,505,196.8750 shares of Millstream common stock; and

  •
  $3,000,000 in cash.

  •
  GRH Holdings will receive, in respect of its preferred member interests:

  •
  a number of shares of Millstream common stock equal to the stock consideration multiplied by 22.0541%, which will be equal to 4,212,333 shares if no Millstream stockholder exercises its conversion rights; and

  •
  501,730.7750 shares of Millstream common stock.

  •
  GRH Holdings will receive, in respect of its class B member interests:

  •
  a number of shares of Millstream common stock equal to the stock consideration multiplied by 7.7834%, which will be equal to 1,486,629 shares if no Millstream stockholder exercises its conversion rights; and

  •
  177,072.3500 shares.

  •
  Becton, Dickinson and Company will receive:

  •
  a number of shares of Millstream common stock equal to the stock consideration multiplied by 4.0000%, which will be equal to 764,000 shares if no Millstream stockholder exercises its conversion rights; and

  •
  91,000.0000 shares of Millstream common stock.

        The stock consideration is computed using the following formula:

stock consideration = 4,775,000 X	400 + 3N 100 - N

where N means the percentage, which will be expressed as a number out to the ten thousandths decimal point (for example, 10.7553% will be "10.7553" for purposes of this formula), of shares issued in the Millstream initial public offering the holders of which have voted against the merger and demanded that their shares be converted into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream's initial public offering are held.

Exchange of Certificates

        Immediately prior to the consummation of the merger, Millstream will deposit with Continental Stock Transfer & Trust Company, as exchange agent, certificates representing the shares of Millstream common stock issuable to the members of NationsHealth, in exchange for outstanding NationsHealth membership interests.

        Immediately following the consummation of the merger,

  •
  Millstream will pay to RGGPLS Holding $3,000,000 in cash, and

  •
  the exchange agent will deliver to the members of NationsHealth their certificates representing the number of shares of Millstream common stock into which the membership interests will have been converted in accordance with the merger agreement.

        After the consummation of the merger, each NationsHealth membership interest will represent only the right to receive the merger consideration.

        No dividends or other distributions with respect to Millstream common stock with a record date after the consummation of the merger will be paid to the members of NationsHealth until the consummation of the merger. Following surrender of any NationsHealth membership interests, the former members of NationsHealth who now own Millstream common stock will be paid the amount of dividends or other distributions with a record date after the consummation of the merger.

        Certificates representing fractional shares of Millstream common stock will be issued upon the conversion of NationsHealth membership interests. These fractional shares will have the voting and other rights of a share of Millstream common stock in accordance with the portion of a whole share represented by the fraction.

Representations and Warranties

        The merger agreement contains a number of generally reciprocal representations and warranties that each of NationsHealth and Millstream made to the other. These generally reciprocal representations and warranties relate to:

  •
  organization, standing, power;

  •
  subsidiaries, equity interests;

  •
  capital structure;

  •
  authorization, execution, delivery, enforceability of the merger agreement;

  •
  absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction, receipt of all required consents and approvals;

  •
  information supplied for inclusion in this proxy statement/prospectus;

  •
  absence of certain changes or events since December 31, 2003;

  •
  taxes;

  •
  employee benefit plans;

  •
  litigation;

  •
  compliance with applicable laws;

  •
  contracts, debt instruments;

  •
  absence of brokers;

  •
  real property;

  •
  related party transactions;

  •
  permits;

  •
  insurance;

  •
  intellectual property; and

  •
  completeness and truthfulness of the information and provisions in the merger agreement,

        NationsHealth also makes representations to Millstream regarding:

  •
  accuracy of the information contained in the financial statements; and absence of undisclosed liabilities;

  •
  labor relations;

  •
  environmental liability;

  •
  qualification for participation in Medicare and Medicaid programs;

  •
  the absence of activities prohibited under Medicare, Medicaid or any other similar state statutes or regulations; and

  •
  compliance with the privacy standards of the Health Insurance Portability and Accountability Act of 1996.

        Millstream also makes representations to NationsHealth regarding:

  •
  filings with the Securities and Exchange Commission and the accuracy and completeness of the information contained in those filings, including the financial statements and the lack of undisclosed liabilities;

  •
  amount of funds contained in the trust account, termination after the merger of the obligation to liquidate; and

  •
  no status as an investment company.

Materiality and Material Adverse Effect

        Many of the representations and warranties made by NationsHealth are qualified by materiality or material adverse effect. For the purposes of the merger agreement, a material adverse effect means a material adverse effect with respect to NationsHealth on the business, financial condition or results of operations of NationsHealth and US Pharmaceutical Group. A change or effect is excluded from having a material adverse effect with respect to NationsHealth if it arises out of or is related to:

  •
  changes in general economic, regulatory or political conditions;

  •
  changes in financial or securities markets in general;

  •
  the announcement or public disclosure of the merger agreement, the other transactions related to the merger or the identity of Millstream;

  •
  NationsHealth's and US Pharmaceutical Group's industries in general and not specifically related to NationsHealth and US Pharmaceutical Group;

  •
  changes or clarifications in laws related to the businesses conducted by NationsHealth and US Pharmaceutical Group or health care including, but not limited to, Medicare or Medicaid, in general, or in NationsHealth's interpretation of such laws; or

  •
  changes in the general accepted accounting principles or regulatory accounting principles for NationsHealth's and US Pharmaceutical Group's industries.

        Several of the representations and warranties made by Millstream are qualified by materiality. However, only Millstream's representations and warranties related to the absence of certain changes from December 31, 2003 and the completeness and truthfulness of the information and provisions in the merger agreement are qualified by material adverse effect. A change or effect is excluded from having a material adverse effect with respect to Millstream for purposes of the latter representation and warranty if it relates to:

  •
  changes in general economic, regulatory or political conditions;

  •
  changes in financial or securities markets in general;

  •
  the announcement or public disclosure of the merger agreement, the other transactions related to the merger or the identity of NationsHealth or US Pharmaceutical Group;

  •
  changes or clarifications in laws related to the business conducted by Millstream, or in Millstream's interpretation of such laws; or

  •
  changes in the general accepted accounting principles.

Interim Operations of Millstream and NationsHealth

        Interim Covenants relating to Millstream and NationsHealth.    Under the merger agreement, each of NationsHealth and Millstream has agreed, and has agreed to cause their respective subsidiaries, prior to completion of the merger, to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, except as expressly permitted by the merger agreement or related agreements. In addition to this agreement regarding the conduct of business generally, subject to specified exceptions, each of NationsHealth and Millstream has agreed that it:

  •
  will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, in the case of Millstream, or membership interests, in the case of NationsHealth, other than in the case of NationsHealth dividends and distributions by US Pharmaceutical Group to NationsHealth;

  •
  will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization, or alter through merger, liquidation, reorganization or restructuring or in any other fashion the corporate structure or ownership of Millstream or NationsHealth, except, in the case of NationsHealth, purchases of certain products as detailed below in first bullet point of "The Merger Agreement—Interim Operations of Millstream and NationsHealth—Interim Covenants relating to NationsHealth";

  •
  will not issue, deliver, sell or grant any shares of its capital stock or any of its membership interests, any Millstream or NationsHealth voting debt or other voting securities, any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of capital stock or membership interests, Millstream or NationsHealth voting debt, voting securities or convertible or exchangeable securities or any "phantom" rights or interest-based or stock-based performance units;

  •
  will not amend its organizational documents;

  •
  will not make any material tax election or settle or compromise any material tax liability or refund;

  •
  will not make any change in its accounting methods, principles or practices, except as required by a change in general accepted accounting principles;

  •
  will not, after March 9, 2004, enter into any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any director or executive officer, nominee for election as a director, security holder, who is known to own more than 5% of NationsHealth's voting equity interests, or any family member of the foregoing persons, that would be required to be disclosed in a registration statement of annual or quarterly report with the Securities and Exchange Commission; or

  •
  will not take any action that would, or that could reasonably be expected to, result in:

  •
  any of its representations and warranties that is qualified as to materiality becoming untrue;

  •
  any of its representations and warranties that is not qualified as to materiality (other than as set forth in the succeeding paragraphs) becoming untrue in any material respect;

  •
  in the case of Millstream, the representation regarding the compliance of the merger agreement and related agreements contemplated by the merger agreement with Millstream's certificate of incorporation and the underwriting agreement it executed in its initial public offering and the determination of the Millstream board of directors that the fair market value of NationsHealth (including US Pharmaceutical Group) is at least 80% of net assets of Millstream, becoming untrue in any respect;

  •
  in the case of Millstream, the representation regarding the fact that not less than $20,000,000 must be in the trust account, becoming untrue in any respect;

  •
  except as otherwise permitted in the agreement, any condition described below under "The Merger Agreement—Conditions to the Completion of the Merger," not being satisfied; or

  •
  will promptly advise the other party orally and in writing of any change or event that has or could reasonably be expected to result in a breach of its respective representations, warranties, covenants or agreements contained in the agreements to be signed by them in connection with the merger.

        Interim Covenants relating to NationsHealth.    The merger agreement restricts, among other things, the ability of NationsHealth to:

  •
  acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business or any corporation, partnership, joint venture, association or other business organization or division thereof or any assets in excess of $1,000,000 in the aggregate, other than purchases contemplated by a certain distribution agreement between Becton, Dickinson and Company and US Pharmaceutical Group for the supply of diabetes healthcare products and ancillary supplies, other purchases of diabetes health care products and ancillary supplies and purchases of other inventory in the ordinary course of business;

  •
  grant to any of its five most highly compensated employees and, except in the ordinary course of business or as required under employment agreements, any of its executive officers or directors, any increase in compensation, severance or termination pay;

  •
  except as required by law, enter into, adopt or amend or terminate any employment, consulting, severance or similar agreements, benefit plan or other employee benefit agreement or other arrangement for the benefit or welfare of any director, officer or employee;

  •
  except as required by law, enter into any or modify any labor or collective bargaining agreement or any other agreement or commitment to or relating to any labor union; or

  •
  take, authorize any of, or commit or agree to take any of, the foregoing actions.

        The merger agreement requires, among other things, that NationsHealth:

  •
  use reasonable best efforts to cause US Pharmaceutical Group to be operated in substantial compliance with the conditions and standards of participation in, and the rules and regulations of, the Medicare and Medicaid programs;

  •
  use reasonable best efforts to ensure that it is lawfully operated as a pharmacy and maintains all appropriate pharmacy licenses and use commercially reasonable efforts to ensure that its employees are duly licensed as pharmacists where necessary; and

  •
  use reasonable best efforts to ensure that neither it nor its officers or directors engages in any activities prohibited under the Anti-Kickback statute (42 U.S.C. § 1320a-7b(b)) or the Civil Monetary Penalties provision thereof.

        Interim Covenants relating to Millstream.    The merger agreement restricts, among other things, the ability of Millstream to:

  •
  acquire or agree to acquire, by merging or consolidating with, or by purchasing any equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or any assets;

  •
  grant to any employee, executive officer or director of Millstream any increase in compensation or any increase in severance or termination pay, enter into any employment, consulting, indemnification, severance or termination agreement with them, establish, adopt, enter into or amend any collective bargaining agreement, any other agreement or commitment to or relating to any labor union or any benefit plan, or take any action to accelerate any rights or benefits, or make any determinations under any collective bargaining agreement, any other agreement or commitment to or relating to any labor union or any benefit plan;

  •
  sell, lease (as lessor or lessee), license or otherwise dispose of or subject to any lien any of its properties or assets;

  •
  incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Millstream, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other person;

  •
  make or agree to make any new capital expenditure or expenditures;

  •
  incur, pay, discharge or satisfy any claims or liabilities, other than in the ordinary course consistent with past practice, liabilities for reasonable fees and expenses incurred in connection with the merger and the payment or satisfaction of liabilities existing as of March 9, 2004 for general administrative expenses not in excess of $100,000 in the aggregate, cancel any indebtedness or waive any claims or rights of value, waive or agree to modify any confidentiality, standstill or similar agreement; or

  •
  take, authorize any of, or commit or agree to take any of, the foregoing actions.

No Solicitation by Millstream

        Except as described below, Millstream will not:

  •
  solicit, initiate or encourage the submission of any parent takeover proposal;

  •
  enter into any agreement with respect to any parent takeover proposal; or

  •
  participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any parent takeover proposal.

The above restrictions also apply to Millstream's subsidiaries, officers, directors and employees and any investment banker, attorney, accountant or other advisor or representative of Millstream or any of its subsidiaries.

        However, if Millstream receives a bona fide written parent takeover proposal which was not solicited by Millstream, it may, before the merger agreement is adopted by its stockholders, furnish information regarding itself to the person making the parent takeover proposal and participate in discussions, but not negotiations, with the person regarding the parent takeover proposal, if:

  •
  the board of directors determines, in good faith (based on the written advice of Millstream's independent financial advisor) that the parent takeover proposal constitutes or is reasonably likely to lead to a superior parent proposal; and

  •
  the board of directors determines in good faith based on the written opinion of outside counsel that failure to submit such superior parent proposal to its stockholders would cause the board of directors to violate its fiduciary duties to the stockholders under applicable law.

        Millstream has agreed to, and has agreed to cause its representatives to, cease immediately all discussions and negotiations regarding any parent takeover proposal.

        Millstream has agreed not to withdraw or modify, or propose to withdraw or modify, in a manner adverse to NationsHealth, the approval by its board of directors of the merger agreement or the merger or the recommendation by the board of directors of the transactions contemplated by the merger agreement, approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any parent takeover proposal (which is described below) or approve or recommend, or propose to approve or recommend, any parent takeover proposal. However, the board of directors may withdraw or modify its approval or recommendation of the merger agreement and the transactions contemplated thereby if:

  •
  prior to receipt of the approval of its stockholders to the merger, Millstream receives a superior parent proposal that was not solicited by Millstream and that did not otherwise result in a breach of the merger agreement; and

  •
  the board of directors determines in good faith (based on the written opinion of outside counsel) that the failure to withdraw or modify its approval or recommendation of the merger would cause the board of directors to violate its fiduciary duties under the applicable laws.

        Millstream must promptly advise NationsHealth orally and in writing of:

  •
  any parent takeover proposal or any inquiry with respect to or that could lead to any parent takeover proposal;

  •
  the identity of the person making any parent takeover proposal or inquiry; and

  •
  the material terms of any such parent takeover proposal or inquiry.

        Millstream will keep NationsHealth fully informed of the status including any change to the terms of any such parent takeover proposal or inquiry and provide to NationsHealth as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to Millstream from any third party in connection with any parent takeover proposal or sent or provided by Millstream to any third party in connection with any parent takeover proposal.

        Nothing in the merger agreement prevents Millstream or its board of directors from complying with rules promulgated under federal securities laws with regard to parent takeover proposals.

        A parent takeover proposal is:

  •
  any proposal or offer for a merger, consolidation or other business combination involving Millstream;

  •
  any proposal for the issuance by Millstream of any of its securities as consideration for the assets or securities of another person;

  •
  any proposal or offer to acquire in any manner, directly or indirectly, any of the securities or assets of Millstream; or

  •
  any proposal or offer to lease, mortgage, pledge or otherwise transfer any of the assets of Millstream, in a single transaction or a series of transactions;

other than the transactions contemplated by the merger agreement.

        A superior parent proposal is any proposal made by a third party to acquire all the equity securities or assets of Millstream, pursuant to a tender or exchange offer, a merger or a consolidation:

  •
  on terms which the Millstream board of directors determines in its good faith judgment to be superior from a financial point of view on a present value basis to the holders of Millstream's common stock than the transactions contemplated by the merger agreement. The Millstream board's determination must:

  •
  be based on the written opinion of Millstream's independent financial advisor

  •
  take into account all the terms and conditions of such proposal and the merger agreement, including any proposal by NationsHealth to amend the terms of the merger agreement, and the transactions contemplated thereby; and

  •
  that is fully financed and reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

No Solicitation by NationsHealth

        NationsHealth has agreed not to:

  •
  solicit, initiate or encourage the submission of any company takeover proposal;

  •
  enter into any agreement with respect to any company takeover proposal; or

  •
  participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any company takeover proposal.

The above restrictions also apply to US Pharmaceutical Group, and any director, officer employee of NationsHealth or US Pharmaceutical Group.

        NationsHealth will, and will cause US Pharmaceutical Group to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a company takeover proposal. NationsHealth has acknowledged that its members have already approved the merger agreement and that no modification will be effective to withdraw or revoke the approval of its members of the merger agreement.

        The preferred member representatives of NationsHealth will not:

  •
  withdraw or modify or propose to withdraw or modify, in a manner adverse to Millstream, their approval of the merger agreement or the merger;

  •
  approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any company takeover proposal; or

  •
  approve or recommend, or propose to approve or recommend, any company takeover proposal.

        A company takeover proposal is:

  •
  any proposal for the issuance by NationsHealth of any of its securities as consideration for the assets or securities of another person;

  •
  any proposal or offer to acquire in any manner, directly or indirectly, any of the securities or assets of NationsHealth; or

  •
  any proposal or offer to lease, mortgage, pledge or otherwise transfer any of the assets of NationsHealth, in a single transaction or a series of transactions;

other than the transactions contemplated by the merger agreement.

Millstream Stockholders' Meeting

        Millstream has agreed to call and hold a meeting of its stockholders, as soon as practicable after the date of the merger agreement for the purpose of seeking the adoption of the merger proposal by its stockholders. Millstream has also agreed that it will, through its board of directors, recommend to its stockholders that they approve and adopt the merger proposal.

Access to Information; Confidentiality

        Millstream and NationsHealth will afford to the other party and its representatives prior to completion of the merger reasonable access during normal business hours to all of their respective properties and records and will promptly provide to the other party a copy of each reporting document filed pursuant to the requirements of the securities laws the United States, and all other information concerning its business, properties and personnel as the other party reasonably requests. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between the two parties, although NationsHealth may withhold:

  •
  any document or information that is subject to the terms of a confidentiality agreement with a third party; or

  •
  documents or information or portions of documents or information that it believes in good faith are competitively sensitive.

        NationsHealth has agreed to provide Millstream:

  •
  within 30 days after the date of the merger agreement, unaudited financial statements for the months of January and February 2004, without notes; and

  •
  thereafter within 30 days after the end of each calendar month, unaudited financial statements, without notes, for each such calendar month.

Reasonable Efforts; Notification

        Millstream and NationsHealth have agreed that they will use all reasonable efforts to take all actions, and to do all things necessary, proper or advisable to consummate the merger and the transactions contemplated by the merger agreement in the most expeditious manner practicable. This includes:

  •
  obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings, including filings with governmental entities, if any and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

  •
  obtaining all necessary consents, approvals or waivers from third parties;

  •
  defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or any other agreement contemplated by the merger agreement or the consummation of the merger or other transactions contemplated by the merger agreement including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

  •
  executing and delivering any additional instruments necessary to consummate the merger or other transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement and the transaction agreements contemplated by the merger agreement.

        In addition, Millstream and NationsHealth will take all action necessary so that no takeover statute or similar statute or regulation is or becomes applicable to the merger, any transaction contemplated by the merger agreement or any agreement contemplated by the merger agreement. If any takeover statute or similar statute or regulation becomes so applicable, Millstream and NationsHealth will take all action necessary so that the merger and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and the agreements contemplated by the merger agreement.

        NationsHealth will give prompt notice to Millstream, and Millstream or N Merger will give prompt notice to NationsHealth, of:

  •
  any representation or warranty made by it or contained in the merger agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any representation or warranty that is not qualified by materiality becoming untrue or inaccurate in any material respect; or

  •
  the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement.

        However, no notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the merger agreement or the agreements contemplated thereby.

Indemnification

        Millstream has agreed to indemnify the preferred member representatives of NationsHealth, from and after completion of the merger, to the fullest extent permitted by law, for acts or omissions occurred at or prior to the consummation of the merger and to purchase a directors' and officers' insurance (or equivalent insurance) and indemnification policy as would be customary for a public company with a valuation equal to or greater than the valuation of Millstream immediately after the consummation of the merger, to cover all persons who are directors and officers of Millstream on and after the consummation of the merger. Millstream will maintain such insurance for a period of not less than six years after the consummation of the merger. If this insurance expires, is terminated or canceled during such six-year period, Millstream will use all reasonable efforts to cause to be obtained a new directors' and officers' insurance (or equivalent insurance) and indemnification policy comparable to the previous insurance for the remaining time period in such six-year period.

Fees and Expenses

        Except as provided in the merger agreement, all fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated.

        Millstream has agreed to pay to NationsHealth a fee of $1,000,000 under the following circumstances:

  •
  if NationsHealth terminates the merger agreement for those reasons set forth below in the third, fourth, fifth and sixth bullet points under the heading "The Merger Agreement—Termination, Amendment and Waiver—Termination by NationsHealth only";

  •
  any person makes a parent takeover proposal that was pending on the date of an event giving rise to termination by NationsHealth for the reasons set forth in the first bullet point under the heading "The Merger Agreement—Termination, Amendment and Waiver—Termination by NationsHealth"; or

  •
  any person makes a parent takeover proposal:

  •
  that was publicly disclosed prior to the Millstream stockholders' meeting but not publicly and irrevocably withdrawn more than 20 business days prior to the date of the Millstream stockholders' meeting and thereafter the merger agreement is terminated for any reason set forth in the fourth bullet point under the heading "The Merger Agreement—Termination, Amendment and Waiver—Termination by either NationsHealth or Millstream"; or

  •
  that was not irrevocably withdrawn on July 2, 2004 and the Millstream stockholder approval is not obtained prior to termination of the merger agreement.

        Millstream will pay the $1,000,000 fee only upon the occurrence of a release event. A release event is the earlier to occur of:

  •
  the date on which Millstream consummates a business combination, other than the merger, that results in the trust funds being released to Millstream; or

  •
  the date the funds held in the trust account are released to Millstream.

        Millstream paid to NationsHealth the sum of $250,000 upon execution of the merger agreement. NationsHealth will reimburse Millstream the sum of $250,000 if the merger agreement is terminated for the reason set forth under the heading "The Merger Agreement—Termination, Amendment and Waiver—Termination by Millstream".

        NationsHealth further agreed that unless and until a release event occurs:

  •
  it has no right to assert any claim against Millstream or any of its affiliates or

  •
  it will not otherwise seek to recover against Millstream or any of its affiliates any losses related to the merger agreement or any other transaction agreement contemplated by the merger agreement.

The above restrictions also apply to NationsHealth's officers, directors, members and affiliates.

        In addition, each of Millstream and N Merger agreed that:

  •
  unless and until the merger is effective,

  •
  it will have no right to assert any claim against NationsHealth or any of its members or affiliates and

  •
  it will not otherwise seek to recover against NationsHealth or any of its members or affiliates any damages or losses related to the merger agreement or any other transaction agreement contemplated by the merger agreement in excess of $250,000 in the aggregate, (not including for such purposes any amount received according to the third paragraph above in this section), and

  •
  from and after the time that the merger becomes effective, the sole and exclusive remedy of Millstream, N Merger and any and all of their respective officers, directors and affiliates for any damages or losses related to the merger agreement, as amended, or any other transaction agreement contemplated by the merger will be as specifically provided for in the indemnification and escrow agreement. See "The Indemnification and Escrow Agreement."

The above restrictions also apply to Millstream's officers, directors and affiliates.

Public Announcements

        Millstream and N Merger, on the one hand, and NationsHealth, on the other hand, have agreed:

  •
  to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the merger and the other transactions contemplated by the merger agreement; and

  •
  not to issue any press release or make any public statement prior to this consultation, except as may be required by applicable laws or court process.

Transfer Taxes

        All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with the transactions contemplated by the merger agreement will be paid by either N Merger or NationsHealth. NationsHealth will cooperate with N Merger and Millstream in preparing, executing and filing any tax returns with respect to these transfer taxes.

Quotation or Listing

        Millstream will use its best efforts to cause the following to be approved for quotation by the Nasdaq Stock Market:

  •
  its shares of common stock to be issued in the merger,

  •
  all shares of its common stock outstanding as of the date of the merger agreement; and

  •
  the warrants outstanding as of the date of the merger agreement.

        If any of the securities are not eligible to be quoted on Nasdaq, Millstream will use its best efforts to cause the non-eligible securities to be approved for listing on The American Stock Exchange, subject to official notice of issuance. Millstream will attempt to effect this quotation or listing as promptly as practicable after the date of the merger agreement.

Tax Treatment

        Millstream and NationsHealth intend the merger to qualify as an exchange under Section 351 of the Internal Revenue Code. Each of Millstream and NationsHealth and its affiliates will use reasonable efforts to cause the merger to so qualify and to obtain the opinion of McDermott Will & Emery LLP to NationsHealth and its members to the effect that the merger should be treated for U.S. Federal income tax purposes as an exchange as described in Section 351 of the Internal Revenue Code. Each of Millstream, N Merger and NationsHealth and each of their respective affiliates will not take any action and will not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the merger from qualifying as an exchange within the meaning of Section 351 of the Internal Revenue Code. It is possible that RGGPLS may convert to a limited liability company in connection with the merger. This registration statement does not address the differing tax treatment which would arise for RGGPLS if it engages in such a separate transaction. However, such a transaction would not affect the tax treatment to the other NationsHealth members described herein.

Pre-Closing Confirmation

        Promptly after the date of the merger agreement, Millstream gave notice of the merger to the trustee holding in trust the proceeds of Millstream's initial public offering. Not later than 48 hours prior to the closing:

  •
  Millstream is required to give the trustee advance notice of the completion of the merger;

  •
  Millstream will cause the trustee to provide a written confirmation to NationsHealth confirming the dollar amount of the account balance held by the trustee in the trust account that will be released to Millstream upon consummation of the merger; and

  •
  Millstream will provide NationsHealth a written schedule of all liabilities and expenses owed by Millstream to any person as of the date of consummation of the merger which remain unpaid as of such time. This written schedule will be accompanied by a certificate from the chairman of the board of directors, chief executive officer and president of Millstream to the effect that to the best of his knowledge the schedule is a true and correct estimation of Millstream's unpaid liabilities and expenses as of the date of consummation of the merger.

Conditions to the Completion of the Merger

        Each of Millstream's and NationsHealth's obligations to effect the merger is subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

  Conditions to Millstream's and NationsHealth's obligations

  •
  The receipt of the Millstream stockholder approval;

  •
  the absence of any order or injunction preventing consummation of the merger, though each of Millstream and NationsHealth must have used reasonable efforts to prevent the entry of any order or injunction before this condition can be asserted;

  •
  the absence of any suit or proceeding by any governmental entity or any other person challenging the merger or seeking to obtain from NationsHealth or Millstream or N Merger any damages that are material in relation to Millstream and N Merger taken as a whole;

  •
  The registration statement to which this document relates must have become effective under the Securities Act and must not be the subject of any stop order or proceeding seeking a stop order;

  •
  Millstream must have received all state securities or "blue sky" authorizations necessary to issue the shares of Millstream's common stock contemplated by the merger agreement;

  •
  at Millstream's stockholders' meeting, holders of less than 20% of the shares offered in Millstream's initial public offering will have demanded that Millstream convert their shares into cash; and

  •
  at the time of consummation of the merger, the board of directors of Millstream must determine that the fair market value of NationsHealth, including US Pharmaceutical Group, is at least 80% of the net assets of Millstream. The board of directors will make this determination based on the historical and projected revenues of NationsHealth as well as other market factors determined using its business judgment.

  Conditions to Millstream's obligations

        The obligations of Millstream and N Merger to effect the merger are further subject to the following conditions:

        NationsHealth's representations and warranties that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the merger, except representations and warranties that address matters as of another date, which must be true and correct as of that other date and Millstream must have received an officer's certificate from NationsHealth to that effect;

  •
  NationsHealth must have performed in all material respects all obligations (except as set forth in the bullet point immediately below);

  •
  NationsHealth must have performed in all respects its obligation to use reasonable efforts to cause US Pharmaceutical Group to be operated in substantial compliance with the conditions and standards of participation in, and the rules and regulations of, the Medicare and Medicaid programs, and Millstream must have received a certificate signed on behalf of NationsHealth by the chief executive officer and the chief financial officer of NationsHealth to such effect;

  •
  there must not have occurred since the date of the merger agreement, any material effect adverse on NationsHealth; and

  •
  Each of RGGPLS Holding and Continental Stock Transfer & Trust Company must have executed and delivered the indemnification and escrow agreement.

  Conditions to NationsHealth's obligations

        The obligation of NationsHealth to effect the merger is further subject to the following conditions:

  •
  Millstream's and N Merger's representations and warranties that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the merger, except representations and warranties that address matters as of another date, which must be true and correct as of that date (except as set forth in the immediately following two bullet points) and NationsHealth must have received an officer's certificate from Millstream to that effect;

  •
  the representation regarding the compliance of the merger agreement and the agreements contemplated by the merger agreement with Millstream's certificate of incorporation and the underwriting agreement it executed in its initial public offering and the determination of the Millstream board of directors that the fair market value of NationsHealth (including US Pharmaceutical Group) is at least 80% of net assets of Millstream, must be true and correct in all respects, as of the date of completion of the merger and NationsHealth must have received an officer's certificate by Millstream to that effect;

  •
  the representation that at least $20,000,000 must be in the trust account must be true and correct in all respects and NationsHealth must have received an officer's certificate by Millstream to that effect;

  •
  Millstream and N Merger must have performed in all material respects all obligations required to be performed by them under the merger agreement (except as set forth in the bullet point immediately below), and NationsHealth must have received an officer's certificate by Millstream to that effect; and

  •
  Millstream and N Merger must have performed in all respects the obligations set forth in the section "The Merger Agreement—Pre Closing Confirmation".

  •
  NationsHealth and its members must have received a written opinion, dated as of the closing date, from McDermott, Will & Emery, counsel to NationsHealth, to the effect that the merger should be treated for federal income tax purposes as an exchange described in Section 351 of the Internal Revenue Code (and another non-recognition transaction).

  •
  there will not have occurred since the date of the merger agreement any material adverse effect on Millstream;

  •
  Millstream, Spector, Continental Stock Transfer & Trust Company and the other signatories must have executed and delivered:

  •
  the amendment to the registration rights agreement among the stockholders of Millstream existing prior to the initial public offering and Millstream;

  •
  the indemnification and escrow agreement; and

  •
  NationsHealth must have received an officer's certificate of Millstream to the effect that the Millstream board of directors has independently determined, as of the date of consummation of the merger, that the fair market value of NationsHealth, including US Pharmaceutical Group, is at least 80% of the net assets of Millstream.

Termination, Amendment and Waiver

        The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after receipt of Millstream's stockholder approval to the merger, by mutual written consent of Millstream, N Merger and NationsHealth.

  Termination by either NationsHealth or Millstream

        Either NationsHealth or Millstream may terminate the merger agreement if:

  •
  the merger is not consummated on or before August 31, 2004, unless the failure to consummate the merger is the result of a material breach of the merger agreement by the party seeking to terminate it;

  •
  any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action will have become final and nonappealable;

  •
  any condition to the obligation of such party to consummate the merger becomes incapable of satisfaction prior to August 31, 2004 (however, the terminating party must not then be in material breach of any representation, warranty or covenant contained in the merger agreement); or

  •
  either:

  •
  at the special meeting, the Millstream stockholder approval is not obtained; or

  •
  the holders of 20% or more of the shares of Millstream common stock issued in its initial public offering shall have demanded that Millstream convert their shares into cash.

  Termination by Millstream

        Millstream may terminate the merger agreement if:

  •
  NationsHealth breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, as amended, which breach or failure:

  •
  would give rise to the failure of any condition set forth under the headings "The Merger Agreement—Conditions to the Completion of the Merger—Conditions to Millstream's and NationsHealth's obligations" and "The Merger Agreement—Conditions to the Completion of the Merger—Conditions to Millstream's obligations"; and

  •
  cannot be or has not been cured within 30 days after the giving of written notice to NationsHealth of such breach or August 31, 2004, if earlier (provided that Millstream is not then in material breach of any representation, warranty or covenant).

  Termination by NationsHealth only

        NationsHealth may terminate the merger agreement if:

  •
  Millstream breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement which breach or failure to perform:

  •
  would give rise to the failure of a condition set forth under the headings "The Merger Agreement—Conditions to the Completion of the Merger—Conditions to Millstream's and NationsHealth's obligations" and "The Merger Agreement—Conditions to the Completion of the Merger—Conditions to NationsHealth's obligations"; and

  •
  cannot be or has not been cured within 30 days after the giving of written notice to Millstream of such breach or August 31, 2004, if earlier (provided that NationsHealth is not then in material breach of any representation, warranty or covenant in the merger agreement); or

  •
  any of the following occur;

  •
  Millstream's board of directors or any committee thereof:

  •
  withdraws or modifies, in a manner adverse to NationsHealth, or proposes to withdraw or modify, in a manner adverse to NationsHealth, its approval of the merger agreement, the merger or any of the other transactions contemplated by the merger agreements;

  •
  fails to recommend to Millstream's stockholders that they give their approval to the merger;

  •
  or approves or recommends, or proposes to approve or recommend, any parent takeover proposal.

    •
    Millstream's board of directors fails to reaffirm publicly and unconditionally its recommendation to Millstream's stockholders that they give their approval to the merger within 2 days after receiving NationsHealth's written request to do so, which public reaffirmation must also include the unconditional rejection of the parent takeover proposal. NationsHealth may make this request at any time that a parent takeover proposal is pending or is about to be commenced; or

    •
    Millstream or any of its officers, directors, employees, representatives or agents takes any of the actions that would be proscribed by the provision described above in the section "The Merger Agreement—No Solicitation by Millstream," except for the specified exceptions in the provision.

Effect of Termination

        In the event of termination by either NationsHealth or Millstream, the merger agreement will become void and have no effect, without any liability or obligation on the part of Millstream, N Merger or NationsHealth, except in connection with:

  •
  the confidentiality obligations set forth in a confidentiality agreement signed among the parties to the merger agreement and described in the section below called "The Confidentiality Agreement";

  •
  the representations and warranties by each of NationsHealth and Millstream regarding the absence of brokers;

  •
  the provisions described under "Fees and Expenses" to be paid upon termination; and

  •
  the general provisions of the agreement.

        These provisions will survive termination, except to the extent that the termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in the merger agreement.

Assignment; Conversion

        The merger agreement may not be assigned by any party without prior written consent. However, the parties agreed that RGGPLS Holding and GRH Holdings may convert into a limited liability company the equity interests of which are beneficially owned in the same proportion and by the same persons as the capital stock or membership interests of the converting entity. From the time of such conversion, the new entity would succeed to all of the rights and obligations of its respective converting entity under the merger agreement.

Amendment

        The merger agreement may be amended by the parties at any time before or after receipt of the approval from Millstream's stockholders. However, after receipt of the approval from Millstream's stockholders, the parties will not, without further stockholders' approval, amend the merger agreement, in a manner that by law requires further approval by the stockholders of Millstream. In addition, no amendment will be binding on NationsHealth or its members unless such amendment is approved by all of its preferred member representatives. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of NationsHealth and Millstream.

Extension; Waiver

        At any time prior to the consummation of the merger, NationsHealth and Millstream may extend the time for the performance of any of the obligations or other acts, waive any inaccuracies in the representations and warranties or waive compliance with any of the conditions. Any agreement on the part of either NationsHealth and Millstream to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of it. The failure of NationsHealth or Millstream to assert any of its rights will not constitute a waiver.

 INDEMNIFICATION AND ESCROW AGREEMENT

        Pursuant to the merger agreement, on [    ], 2004, Millstream, RGGPLS Holding, Arthur Spector and Continental Stock Transfer & Trust Company, as escrow agent, entered into an indemnification and escrow agreement in the form attached to the merger agreement. The following description of the indemnification and escrow agreement describes the material terms of the indemnification and escrow agreement but does not purport to describe all the terms of the agreement. In the event the merger agreement is terminated the indemnification and escrow agreement will automatically terminate. The complete text of the indemnification and escrow agreement is attached as Annex B to this document and is incorporated by reference into this document. We encourage all stockholders to read the indemnification and escrow agreement in its entirety.

Creation of Escrow

        At the completion of the merger, $2,000,000 of the funds presently held in the trust account will not be released to the combined company but will instead be transferred to the escrow agent.

Release of Escrowed Funds

        In the event of a breach by NationsHealth of any representations or warranties contained in the merger agreement or any of its covenants requiring performance prior to completion of the merger, and subject to specific limitations contained in the indemnification and escrow agreement, the escrow agent will pay to Millstream stockholders on the record date of the special meeting and who did not exercise their conversion rights an amount equal to the losses resulting from NationsHealth's breach. The indemnification and escrow agreement provides that:

  •
  no escrowed funds shall be paid until amount of losses exceeds $250,000 on a cumulative basis;

  •
  any individual loss must exceed $1,000 to be included in the calculation of cumulative losses; and

  •
  the maximum amount that may be paid out of the escrow account is $2,000,000 in the aggregate.

Exclusive Remedy

        The escrowed funds represent the exclusive remedy of Millstream stockholders for losses incurred in connection with the breach by NationsHealth of any of its representations and warranties or its covenants requiring performance prior to the merger contained in the merger agreement.

Survival Period

        For the purpose of the indemnification and escrow agreement, the representations and warranties and covenants requiring performance prior to the merger contained in the merger agreement will survive the merger and remain in force for one year. Any claim must be made prior to the one-year period in order for the escrowed funds to be paid with respect to any losses.

EMPLOYMENT AGREEMENTS

        Each of Dr. Parker and Messrs. Gregg and Stone entered into employment agreements concurrently with the execution of the merger agreement. The following description of the employment agreements describes the material terms of the employment agreements but does not purport to describe all the terms of the employment agreements. In the event the merger agreement is terminated, the employment agreements will automatically terminate. The complete text of the form of employment agreement for each of Dr. Parker and Messrs. Gregg and Stone is attached as Annex C to this document and is incorporated by reference into this document. We encourage all stockholders to read the form of employment agreement in its entirety.

Scope of Employment

        The employment agreements provide that Dr. Parker will be employed as the chief executive officer, Mr. Gregg as the chief operating officer and Mr. Stone as the president of the combined company. Each of Dr. Parker and Messrs. Gregg and Stone is sometimes referred to as the executive. Other than these differences in offices, the employment agreements are substantially identical.

Compensation

        Each executive:

  •
  is entitled to a minimum base salary of $500,000 per annum, for a term of 5 years;

  •
  is eligible for an annual bonus based on achievement goals established by the company (any bonus up to $500,000 requires the approval of Mr. Spector and another specified executive, while any bonus resulting in total compensation in excess of $1,000,000 requires approval of the independent directors who are members of the compensation committee); and

  •
  is eligible for additional incentive compensation as determined by the independent directors on the compensation committee acting in their discretion.

Fringe Benefits, Reimbursement of Expenses

        Each executive is entitled, among other things, to:

  •
  medical and disability insurance from the Millstream in accordance with Millstream's policies, except that, if the employment agreement is terminated by the executive for good reason or disability, or by the combined company other than for cause, coverage is continued for the period during which the executive is eligible to receive benefits under COBRA; and

  •
  up to $10,000 per year toward premiums for life or disability insurance, as directed by the executive.

Termination Benefits

        If the agreement is terminated by the combined company for cause, or by the executive other than for good reason or upon the executive's death, the combined company shall pay the executive the amount of accrued base salary and any bonus earned but not paid.

        If the agreement is terminated by the combined company for reasons other than cause or by the executive for good reason or disability, then the executive is entitled to:

  •
  an amount equal to base salary for twenty-four months;

  •
  in the event of the executive's disability, medical insurance during the period the executive's spouse or the executive is eligible to receive benefits under COBRA;

  •
  immediately vest all stock options or restricted stock previously granted to the executive; and

  •
  require the combined company to purchase from the executive up to $3,000,000 worth of shares of Millstream common stock. In lieu of a cash payment, Millstream may arrange the sale of the shares to a third party or register the resale of the shares, in which case the executive shall receive at least $3,000,000. If Millstream decides to purchase the shares from the executive and one or both of the other executives exercises its put rights at the same time then Millstream may pay the funds to the executives over two or three years, as appropriate, in equal amounts pro-rata among the executives.

        Cause means:

  •
  the executive's willful commission of acts of dishonesty in his position;

  •
  the executive's willful failure or refusal to perform the essential duties of his position;

  •
  the conviction of the executive of a felony; or

  •
  the engagement by the executive in illegal conduct.

        Good reason means:

  •
  the assignment to executive of duties materially inconsistent with his office or a material change in the nature or scope of executive's authority;

  •
  conduct on the part of Millstream or its representatives intended to force the resignation of the executive;

  •
  a material breach by Millstream of the employment agreement, and failure to cure the same within 30 days of receiving notice of the breach; or

  •
  after a change of control of Millstream, requiring executive to be principally based at any office more than 45 miles from the current office.

GOVERNANCE AGREEMENT

        Concurrently with the execution of the merger agreement, Mr. Spector and RGGPLS Holding, the holder of the majority of the outstanding membership interests in NationsHealth, signed a governance agreement. The following description of the governance agreement describes the material terms of the governance agreement but does not purport to describe all the terms of the governance agreement. In the event the merger agreement is terminated, the governance agreement will automatically terminate. The complete text of the governance agreement is attached as Annex D to this document and is incorporated by reference into this document. We encourage all stockholders to read the governance agreement in its entirety.

Composition of Board

        The board of directors of the combined company will initially be comprised of eleven directors, with nine designated by RGGPLS Holding and two designated by Arthur Spector. If the size of the board of directors is increased or decreased, the number of RGGPLS Holding nominees and Mr. Spector nominees that RGGPLS Holding or Mr. Spector respectively, is entitled to include in the combined company's proxy statement will increase or decrease proportionately. However, Mr. Spector's directors shall not represent greater than 20% of the entire board of directors as increased or decreased.

        RGGPLS Holding and Mr. Spector have agreed that prior to the later to occur of the date on which Mr. Spector owns less than 1% of the combined company's issued and outstanding common stock and August 25, 2006, Mr. Spector shall have the right to include at least one nominee in the combined company's proxy statement.

Company Proxy Statement

        With respect to each meeting for the election of directors, RGGPLS Holding and Mr. Spector shall have the right to include in the combined company proxy statement the following nominees:

Rights of RGGPLS Holding

  •
  if RGGPLS Holding owns at least 20% of the issued and outstanding shares of the combined company common stock, then RGGPLS Holding will have the right to appoint three nominees for each class that is standing for election to the board of directors.

  •
  Prior to a triggering event, one RGGPLS Holding nominee in each of Class I, Class II and Class III must be an independent director.

  •
  After a triggering event, two RGGPLS Holding nominees must be independent directors in each of Class I and Class III and one RGGPLS Holding nominee must be an independent director for Class II. However, after a Spector termination event, only one RGGPLS Holding nominee for Class I must be an independent director;

  •
  if RGGPLS Holding owns less than 20% and more than 5% of the issued and outstanding shares of Millstream the combined company's common stock, then RGGPLS Holding will have the right to appoint one nominee in each of Class I and Class II and two nominees in Class III, none of whom are required to be independent directors; and

  •
  if RGGPLS Holding owns less than 5% of the issued and outstanding shares of the combined company's common stock, then RGGPLS Holding will have the right to appoint one nominee in each of Class I, Class II and Class III, none of whom are required to be independent directors.

Rights of Mr. Spector

  •
  if Mr. Spector owns at least 1% of the issued and outstanding shares of the combined company's common stock, then Mr. Spector will have the right to appoint one nominee for each of Class II and III, but no nominees in Class I.

  •
  Prior to a triggering event, these nominees are not required to be independent directors; and

  •
  but after a triggering event Mr. Spector's nominee in Class II must be an independent director.

  •
  if, Mr. Spector owns less than 1% of the issued and outstanding shares of the combined company's common stock prior to August 25, 2006, then Mr. Spector will have the right to appoint one nominee in Class III, but no nominees in Class I or Class II. After August 25, 2006, Mr. Spector will have no right appoint any nominees to the board of directors.

  •
  Arthur Spector will be the non-executive chairman of the board until a Spector termination event.

        A triggering event occurs when:

  •
  if the combined company common stock is listed or quoted on Nasdaq, the American Stock Exchange or any other national securities exchange, and the combined company fails to be controlled by a person or group owning at least 50% of the combined voting power of the company or otherwise fails to constitute a "controlled company" for purposes of the rules and regulations of the applicable exchange.

        A Spector termination event occurs on the later of the date:

  •
  Mr. Spector owns less than 1% of the combined company outstanding common stock; or

  •
  August 25, 2006.

Resignation of Non-Independent Directors Upon Occurrence of a Triggering Event

        If a triggering event occurs:

  •
  RGGPLS Holding shall cause two of its nominated directors who are not independent directors to resign as promptly as practicable and shall designate two independent directors to fill the positions; and

  •
  Spector shall cause his nominated director to resign and shall designate one independent director to fill the position.

Solicitation of Proxies and Voting

        The combined company is required to use reasonable best efforts to solicit from the stockholders eligible to vote for the election of directors proxies in favor of the nominees indicated by RGGPLS Holding and Mr. Spector.

        Each of RGGPLS Holding and Mr. Spector agrees that, at any annual or special meeting of the stockholders, or any action by written consent, each will vote its respective shares:

  •
  in the favor of the RGGPLS Holding and Spector nominees included within the company proxy statement; and

  •
  against the election of any person nominated in opposition to the RGGPLS Holding and Spector nominees or the removal of the RGGPLS Holding and Spector nominees.

Officers of the Combined Company

        After the consummation of the merger the board of directors will appoint the following executive officers:

  •
  Glenn M. Parker, M.D., as Chief Executive Officer,

  •
  Robert Gregg, as Chief Operating Officer,

  •
  Lewis Stone, as President and Chief Information Officer, and

  •
  Timothy Fairbanks, as Chief Financial Officer.

Termination

        The governance agreement terminates:

  •
  with respect to RGGPLS Holding at the later of:

  •
  the date when RGGPLS Holding owns less that 1% of the combined company's outstanding common stock; or

  •
  August 25, 2006

•
with respect to Spector:

•
upon the occurrence of a Spector termination event;

•
whenever RGGPLS Holding delivers notice stating that it terminates the agreement; and

  •
  if not terminated earlier, then upon the sixth anniversary of the date of the governance agreement.

STOCKHOLDERS AGREEMENT

        Concurrently with the execution of the merger agreement, Millstream and RGGPLS Holding and GRH Holdings, currently members of NationsHealth executed a stockholders agreement which was amended on June 2, 2004. The following description of the stockholders agreement, as amended, describes the material terms of the stockholders agreement, as amended, but does not purport to describe all the terms of the stockholders agreement, as amended. In the event the merger agreement is terminated, the stockholders agreement will automatically terminate. The complete text of the stockholders agreement, as amended, is attached as Annex E to this document and is incorporated by reference into this document. We encourage all stockholders to read the stockholders agreement, as amended, in its entirety.

Agreement to Vote

        At all stockholders meetings held by, or action by written consent of, the combined company after the merger, GRH Holdings will vote the covered shares:

        in favor of:

  •
  all of the RGGPLS Holding nominees if directors are to be elected at the stockholders meeting;

  •
  any matter submitted for approval by RGGPLS Holding; and/or

  •
  any other matter as directed by RGGPLS Holding; and

        against:

  •
  the election of any person or persons nominated in opposition to the RGGPLS Holding nominees (if directors are to be elected at the stockholders meeting);

  •
  any matter brought before the stockholders meeting to be acted upon by the stockholders of the combined company that is in opposition to matter submitted for approval by RGGPLS Holding; and/or

  •
  any other matter as directed by RGGPLS Holding.

        The covered shares are:

  •
  the shares of Millstream common stock issuable upon conversion of GRH Holdings' class B member interests in NationsHealth; and

  •
  2,400,000 shares out of the shares of Millstream common stock issuable upon conversion of GRH Holdings' preferred member interests in NationsHealth.

Irrevocable Proxy

        GRH Holdings has irrevocably appointed RGGPLS Holding as GRH Holdings' proxy and attorney. The proxy will have full power of substitution to vote and act in the event that GRH Holdings fails at any time to vote or act by written consent with respect to any of its shares as agreed in the stockholders agreement, as amended.

Restrictions on Transfer

        GRH Holdings has agreed that, without the prior written consent of RGGPLS Holding, it will not, at any time after the date of the stockholders agreement, as amended and prior to March 8, 2010, sell, dispose of, or grant any option or enter into any swap or other arrangement with respect to, the covered shares until GRH Holdings has sold to a non-affiliated third party all of the shares of Millstream common stock that do not constitute covered shares for purposes of the Stockholders Agreement.

Tag-along Rights

        If either RGGPLS Holding or GRH Holdings intends to sell all or part of its securities of Millstream, the other will have the right to sell the same portion of the same securities on the same terms to the same buyer or to another financially reputable buyer.

REGISTRATION RIGHTS AGREEMENT

        Concurrently with the execution of the merger agreement, Millstream, RGGPLS Holding, GRH Holdings and Becton, Dickinson and Company entered into a registration rights agreement which was amended on June 2, 2004. The following description of the registration rights agreement, as amended, describes the material terms of the registration rights agreement, as amended, but does not purport to describe all the terms of the registration rights agreement, as amended. In the event the merger agreement is terminated, the registration rights agreement, as amended, will automatically terminate. The complete text of the registration rights agreement, as amended, is attached as Annex F to this document and is incorporated by reference into this document. We encourage all stockholders to read the registration rights agreement, as amended, in its entirety.

        Millstream has agreed to grant registration rights to RGGPLS Holding, GRH Holdings and Becton, Dickinson and Company with respect to the securities of Millstream to be issued to them upon completion of the merger.

Demand Registration Rights

        RGGPLS Holding may require up to four occasions, and GRH Holdings may require one occasion, that the combined company register the shares of common stock held by it issued in the merger.

  •
  The securities covered by the registration must have an aggregate price to the public of at least $1,000,000; and

  •
  The combined company is not required to effect any registration within three months after the effective date of a registration statement relating to any underwritten offering of common stock, including any such offering effected pursuant to the registration rights agreement, as amended.

Piggy-back Registration Rights

        If at any time after the merger, the combined company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, either for its own account or the account of other stockholders, then RGGPLS Holding, GRH Holdings and Becton, Dickinson and Company will have the right to include their shares in the registration statement, subject to specific limitations set forth in the registration rights agreement, as amended.

Form S-3 Registration Rights

        Each of RGGPLS Holding, GRH Holdings and Becton, Dickinson and Company have the right, to require on an unlimited number of occasions, that the combined company register their shares on a "Form S-3" or other short-form registration statement that may be available. In addition to other limitations set forth in the registration rights agreement, as amended, the aggregate offering to the public must be at least $500,000.

Lock-up

        RGGPLS Holding, GRH Holdings and Becton, Dickinson and Company have agreed,

  •
  until the expiration of a 180-day period following the consummation of the merger, not to sell or otherwise dispose of the shares of Millstream common stock received by them in the merger (we refer to these shares of common stock as the merger securities); and

  •
  in each of the next three succeeding 180-day periods each of them may, at any time during the 180-day period, sell up to 25% its merger securities; and

        This restriction on transfer terminates on the earlier of the second anniversary of the effective date of the merger or the consummation of a business combination involving the combined company in which the merger securities are converted into cash, other securities or property.

        The table below indicates the maximum number of shares of common stock that could be released from the lock-up, assuming that the holders of 804,999, which is one share fewer than 20% of the shares of Millstream common stock issued in its initial public offering voted against the merger and demanded that Millstream convert their shares of common stock into a pro rata portion of the trust account.

	Days after Merger
	180	360	540	720
Number of shares of common stock released from lock-up	7,432,812.2500	7,432,812.2500	7,432,812.2500	7,432,812.2500

NATIONSHEALTH, INC. 2004 STOCK OPTION PLAN

Background

        Effective as of April 9, 2004, the board of directors unanimously approved the stock option plan, subject to stockholder approval, to reserve 1,900,000 shares. The purpose of the stock option plan is to enable the combined company to offer non-employee directors, officers and other key employees and consultants of the combined company and its subsidiaries and affiliates stock options in the combined company, thereby attracting, retaining, and rewarding these participants and strengthening the mutuality of interests between these participants and the combined company's stockholders. The proposed stock option plan will permit the combined company to keep pace with changing developments in management compensation and make the combined company competitive with those companies that offer stock incentives to attract and keep non-employee directors and key employees. Stockholder approval of the stock option plan also will permit stock options to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

        A summary of the principal features of the stock option plan is provided below, but is qualified in its entirety by reference to the full text of the stock option plan that is attached to this document under Annex I.

Adoption of the Stock Option Plan

        The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the amendment to the stock option plan. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

        The stock option plan will not be effected if the merger proposal is not adopted. However, the merger proposal is not conditioned upon the approval of the stock option plan.

        The board of directors unanimously recommends a vote "FOR" adoption of the NationsHealth, Inc. 2004 Stock Option Plan.

Shares Available

        The stock option plan reserves 1,900,000 shares of common stock for awards. If Millstream's stockholders approve this proposal, the total number of shares of common stock available for issuance under the stock option plan will be subject to the adjustments described below. All available shares may, but need not, be issued pursuant to the exercise of incentive stock options. If there is a lapse, expiration, termination, or cancellation of any option or right prior to the issuance of shares or the payment of the equivalent thereunder, or if shares are issued and thereafter are reacquired by the combined company pursuant to rights reserved upon issuance thereof, with respect the stock option plan, those shares may again be used for new awards under the stock option plan. The combined company will add any shares exchanged by an optionee in payment of the exercise price of any stock option, any shares retained by the combined company pursuant to a participant's tax withholding election, to the shares available under the stock option plan.

Administration

        The stock option plan will be administered by either the compensation committee of the board of directors or another committee designated by the board. Members of this committee will satisfy requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the Nasdaq Stock Market and the Internal Revenue Service with respect to plans intending to be qualified under Section 162(m) of the Internal Revenue Code. Among this committee's powers are the authority to interpret the stock option plan, establish rules and regulations for its operation, select non-employee directors, consultants, officers and other key employees of the combined company and its subsidiaries to receive awards, and determine the form, amount, and other terms and conditions of awards. The committee also has the power to modify or waive restrictions on awards, to amend awards, and to grant extensions and accelerations of awards.

Eligibility of Participation

        Non-employee directors, consultants, officers and other key employees of the combined company or any of its subsidiaries are eligible to participate in the stock option plan. The selection of eligible participants is within the discretion of the compensation committee. The estimated number of individuals who are eligible to participate in the stock option plan is approximately 200, among directors, officers, other employees and consultants of the combined company and its subsidiaries.

Types of Awards

        The stock option plan provides for the grant of stock options, including incentive stock options and non-qualified stock options.

        Awards may be granted singly, in combination, or in tandem, as determined by the compensation committee. The board of directors may amend, suspend or modify the stock option plan at any time, except as limited by the terms of the stock option plan.

Stock Option Grants

        The compensation committee may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option will be fixed by the compensation committee, but will not exceed ten years. The option price for any option, whether an incentive stock option or a nonqualified stock option, will not be less than the fair market value of common stock on the date of grant. Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to the combined company of shares owned by the participant for at least six months on the date of transfer (or certification of this ownership) or as may alternatively be authorized by the compensation committee. An award recipient would not be permitted to exercise his or her option for a period of no less than six (6) months after the grant of such option.

Maximum Awards

        No non-employee director may receive in any calendar year stock options relating to more than 150,000 shares.

Adjustments

        The number and class of shares available under the stock option plan and the terms of outstanding awards may be adjusted by the compensation committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the combined company. The compensation committee will, as it deems appropriate and equitable, have the right to:

  •
  proportionately adjust the number and types of shares of common stock (or other securities), exercise price, or performance standards of any or all benefits; and

  •
  make provision for a cash payment or for substitution or exchange of any or all stock options, in connection with any extraordinary dividend or distribution, reclassification, recapitalization, stock split, reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or securities of the combined company, or similar, unusual or extraordinary corporate transaction or a sale of substantially all of the assets of the combined company.

Amendment of the Stock Option Plan

        The board of directors has the right and power to amend the stock option plan. However, the board of directors may not amend the stock option plan in a manner which would impair or adversely affect the rights of the holder of stock options without the holder's consent. The combined company will obtain stockholder approval if the amendment increases the number of shares reserved under the stock option plan, if the amendment increases the maximum amount of shares that may be subject to awards to a participant in a year or if the Internal Revenue Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires shareholder approval with respect to the stock option plan or the amendment.

Termination of the Stock Option Plan

        The stock option plan may be terminated at any time by the board. Termination will not in any manner impair or adversely affect any benefit outstanding at the time of termination. The stock option plan will expire on the tenth anniversary of its approval by the stockholders.

Compensation Committee's Right to Modify Benefits

        Any stock option granted may be converted, modified, forfeited, or canceled, in whole or in part, by the compensation committee if and to the extent permitted in the stock option plan, or applicable agreement entered into in connection with a stock option grant or with the consent of the participant to whom the stock option was granted.

Accounting

        The combined company presently intends to account for the stock-based compensation following Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, in accounting for the stock options to be issued under the stock option plan, rather than the alternative fair value accounting allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation (SFAS No. 123)." Accounting Principles Board Opinion No. 25 provides that the compensation expense relative to the stock options be measured based on the intrinsic value of the stock option. Statement of Financial Accounting Standards No. 123 requires companies that continue to follow Accounting Principles Board Opinion No.25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123; the combined company intends to provide such pro forma disclosure. Options granted to non-employees will be reported as compensation expense as required by SFAS No. 123.

        The Financial Accounting Standards board recently issued a Proposed Statement of Financial Accounting Standards entitled "Share-Based Payment." This Proposed Statement would eliminate the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, and generally would require instead that such transactions be accounted for using a fair-value-based method. The combined company intends to monitor developments in the process of adoption of the Proposed Statement, and intends to implement such changes in its accounting for stock-based compensation as may be required upon the adoption of the final statement.

Federal Tax Treatment

        Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the stock option plan.

        A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the combined company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, the combined company will not be entitled to any deduction for federal income tax purposes.

        A participant who is granted a non-qualified stock option will not have taxable income at the time of grant but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The combined company is entitled to a tax deduction for the same amount.

Limitation on the Combined Company's Deduction

        Under Section 162(m) of the Internal Revenue Code, the combined company may not deduct otherwise deductible compensation paid to covered employees (i.e., generally, the chief executive officer and the four highest compensated officers of the combined company) to the extent that the compensation exceeds $1 million. An exception applies, however, for performance-based compensation if the terms under which the compensation is paid are approved by the combined company's shareholders and certain other requirements are satisfied. Although the combined company intends that awards under the stock option plan (other than awards not based on Performance Criteria) will satisfy the requirements to be considered performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, there is no assurance awards will satisfy these requirements, and, accordingly, Section 162(m) of the Internal Revenue Code may limit the amount of deductions otherwise available to the combined company with respect to awards to covered employees under the stock option plan. The inclusion of the limits on individual awards satisfy the requirements of

Section 162(m) by establishing a maximum number of shares that may be represented by awards granted to any employee and by specifying the factors that may be used by the compensation committee with respect to awards made under the stock option plan.

Other Information

        As the administration of the stock option plan involves discretionary choices by the compensation committee, awards to be granted under the stock option plan in 2004 are not now determinable.

Effect of Approval of the Stock Option Plan

        Approval by the stockholders of the stock option plan will permit the compensation committee the ability to make equity compensation awards in the form of stock options to non-employee directors, consultants, officers and other key employees. If the stock option plan is not approved with additional shares, the compensation committee will not have sufficient shares to make grants of equity compensation settled in stock to key employees for 2004.

INFORMATION ABOUT NATIONSHEALTH

Business of NationsHealth

General

        NationsHealth is a growing provider of prescription discount services and direct home delivery of diabetes, respiratory and ostomy supplies reimbursable by Medicare under Part B of the Medicare Program. NationsHealth focuses on providing services and supplies to the population of approximately 40 million Medicare beneficiaries in the United States, and had approximately 1,000,000 Medicare beneficiaries as customers as of March 31, 2004. NationsHealth's proprietary information system enables it to individually enroll customers and proactively manage their select medical supply needs. To date, the supply of diabetes, respiratory and ostomy products represents approximately 97% of NationsHealth's revenues. This business has grown rapidly and management expects continued sales growth in this line of business.

        NationsHealth also has a discount prescription card business with over 1,500,000 individuals currently enrolled. NationsHealth is offering Medicare-eligible customers the opportunity to participate in the Medicare-endorsed prescription drug card program that was recently created for Medicare beneficiaries through its arrangement with Wellpoint Pharmacy Management ("Wellpoint"), which recently received Medicare endorsement of its discount prescription card program. NationsHealth expects its discount prescription services business to begin contributing more significantly to its revenues and profitability through its arrangement with Wellpoint.

Wellpoint Relationship

        In connection with Wellpoint's receipt of Medicare endorsement of its discount prescription card, NationsHealth and Wellpoint entered into a service agreement pursuant to which NationsHealth will act as Wellpoint's exclusive subcontractor for a number of the functions under the Medicare-endorsed card program. NationsHealth's responsibilities include, among other matters: determining Medicare eligibility of members, handling enrollment and disenrollment of members; handling fulfillment of enrollment cards; operating a call center to handle all customer service functions; and handling all direct-to-consumer television advertising for the program. Wellpoint's responsibilities include, among other matters: establishing a network of pharmacy providers for the program, adjudicating claims of members with the pharmacy providers; developing and managing the program's formulary; and negotiating rebates, discounts and other price concessions from drug manufacturers. Under the contract with Wellpoint, NationsHealth may, subject to applicable laws and restrictions imposed by employers, third-party administrators and managed care companies and other clients under contract with Wellpoint, market and sell all of its available products and services to Wellpoint's clients' enrollees, and Wellpoint agrees to make a commercially reasonable effort to present NationsHealth to its clients. NationsHealth's contract with Wellpoint provides NationsHealth the opportunity to provide its products and services under the Medicare-endorsed prescription drug program and outside such program. For example, NationsHealth can market and sell pharmaceutical and other medical products and services, as well as a non-endorsed prescription drug discount card, to Wellpoint's clients' enrollees who are not eligible for Medicare. Under the contract, each of Wellpoint and NationsHealth will earn service fees and the right to payments of other amounts, with the fees and payments varying depending upon the services and products provided. NationsHealth will be entitled to retain all or a substantial majority of the net revenues from the sale of medical supplies reimbursable under Medicare Part B and specialty pharmaceuticals, while Wellpoint will generally retain all or substantially all of the net revenues from the sale of other drugs and medical supplies under the program. Absent an earlier termination of the contract for breach or elimination of the Medicare-endorsed prescription drug discount card program, the term of NationsHealth's contract with Wellpoint is through June 2007. NationsHealth believes its relationship with Wellpoint represents a significant opportunity to grow its business and revenues.

Prescription Discount Services

        Mass marketing of the free NationsHealth Discount Prescription Card Program was launched in June of 2002. NationsHealth has relied primarily upon television advertising to generate customers, and over 1,500,000 individuals have enrolled in the NationsHealth Discount Prescription Card Program. To date, there are over 38,000 pharmacies participating in the NationsHealth national retail pharmacy network, including Eckerd Drugs, Kmart, Target, Publix, Stop & Shop, Winn-Dixie, Safeway, Kroger and others. These retailers provide discounts on many drugs to customers using the NationsHealth Discount Prescription Card, and the average discount received by a NationsHealth customer is approximately 25% off of the retail price of a covered prescription drug. Whenever a transaction is covered by the discount prescription drug card, NationsHealth receives a $.70 transaction fee. This transaction fee could decrease based on a reduction in transaction volume.

        During the first quarter of 2004, NationsHealth gained approximately 600,000 new members. NationsHealth believes that it can increase this rate of aggregation with additional spending on advertising. NationsHealth's innovative, proprietary and scalable information technology platform supports the individual enrollment of new members, discount card fulfillment, prescription discount administration, and customer management. NationsHealth provides all of these services to users of the NationsHealth Discount Prescription Card, with the prescription discount administration and most customer management functions outsourced to a third party. NationsHealth is offering its current Medicare-eligible customers from its existing discount card program the opportunity to convert to the Medicare-endorsed PrecisionDiscounts Program operated in conjunction with Wellpoint.

        NationsHealth contracted with Wellpoint, which recently received Medicare endorsement of its discount prescription card, to be its exclusive subcontractor for the provision of enrollment, disenrollment, prescription card fulfillment and customer service for the discount prescription card program. The card will be known as the PrecisionDiscounts Program. The card will work in a similar manner as NationsHealth's current discount card program. Customers will use the card at their local retail pharmacies or by mail order to obtain discounts on their prescription medical needs. The Medicare enrollment period for all Medicare-endorsed prescription drug discount cards began in May 2004, and benefits to customers began in June 2004.

        NationsHealth believes that the PrecisionDiscounts Program will be of great benefit to its participants because of Wellpoint's ability and expertise in negotiating discounts on prescription drugs from pharmaceutical manufacturers. While a significant portion of these rebates will be passed along to its customers, a portion of the rebates will be incremental revenue to NationsHealth and Wellpoint. NationsHealth and Wellpoint will also earn fees for various other services provided, with the fees varying depending upon the services provided.

Medical Product Sales

        The federal Medicare program provides reimbursement to its beneficiaries for a number of products under Medicare's so-called "Part B." Part B covered products include, among other items, medications and supplies in the areas of diabetes, respiratory ailments, ostomy and specialty pharmaceuticals. Medicare pays for 80% of the cost of these Part B products at prices mandated by Medicare after the beneficiary has satisfied his or her annual deductible amount, and NationsHealth bills the remaining balance to either third-party payors such as a customer's supplemental insurance carrier or directly to customers. NationsHealth is a Medicare-enrolled supplier, allowing the company to accept Medicare assignment of benefit forms, ship supplies and medications to customers, bill Medicare and any private insurer, and receive payment from Medicare and any private insurers on behalf of customers (in addition to any customer co-pay and/or deductible).

        Medicare beneficiaries often purchase these products at retail stores, some of which do not accept assignment of benefit forms from their customer. If a retailer does not accept assignment of benefit forms, the customer must seek reimbursement from Medicare for the cost of covered products. NationsHealth provides direct home delivery of certain Part B products directly to its customers and, unlike some retailers, accepts assignment of benefit forms from its customers to seek reimbursement from Medicare on behalf of the customers. NationsHealth is able to offer this value-added service because of its specialized expertise in the areas of Medicare reimbursement and compliance. The customer or a private insurer is billed for the portion of the cost not covered by Medicare reimbursement.

        NationsHealth's core competencies and expertise developed servicing diabetic, respiratory and ostomy customers include:

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  Direct-to-consumer marketing;

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  Medicare and private insurer billing and accounts receivable management;

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  Medicare compliance, audit, and claims settlement;

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  Enrollment and service of individual customers;

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  Shipping and distribution systems;

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  Inventory management;

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  Contracting with manufacturers;

  •
  Electronic medical records maintenance; and

  •
  Regulatory compliance.

        NationsHealth operates a fully licensed pharmacy in its home state of Florida, with the ability to dispense physician-prescribed medications and medical equipment and supplies. NationsHealth distributes its products nationally and has been granted a pharmacy license in 40 additional states.

        Revenues from medical product sales in the areas of diabetes, respiratory ailments and ostomy currently comprise approximately 97% of NationsHealth's revenues.

        NationsHealth has used its expertise to provide diabetes, respiratory and ostomy supplies and medications to its growing customer base of Medicare beneficiaries, and NationsHealth is now making preparations to commence providing specialty pharmaceutical products.

        Diabetes Supplies.    It is estimated that over 18% of Americans (approximately 7 million people) age 65 or older have diabetes. If qualified, NationsHealth customers can receive diabetes supplies delivered to their homes nationwide. NationsHealth offers all major brands of blood glucose testing strips, lancing devices, control solutions, impotency devices and blood glucose meters.

        NationsHealth has over 46,000 customers that subscribe to its diabetes supply service. These customers typically order shipments of supplies quarterly. In the first quarter of 2004, NationsHealth added approximately 23,500 new diabetes customers. NationsHealth believes this growth rate can be affected substantially by adjusting the amount of advertising dollars spent. In the first quarter of 2004, approximately 40% of NationsHealth's revenues were attributable to the sale of diabetes supplies.

        Respiratory Supplies.    It is estimated that over 8% of Americans (approximately 3 million people) age 65 or older suffer from chronic obtrusive pulmonary disease. NationsHealth provides respiratory supplies to these customers in the same manner as diabetes supplies. NationsHealth offers a broad assortment of respiratory medications and supplies that are reimbursed by Medicare, including nebulizers and required drugs such as albuterol, ipratropium and budesonide.

        NationsHealth has over 18,000 customers that subscribe to its respiratory supply service. These customers typically order shipments of supplies monthly. In the first quarter of 2004, NationsHealth added approximately 7,400 new respiratory customers. NationsHealth believes this growth rate can be affected substantially by adjusting the amount of advertising dollars spent. In the first quarter of 2004, approximately 56% of NationsHealth's revenues were attributable to the sale of respiratory supplies.

        Ostomy Supplies.    Though the ostomy market is small relative to the diabetes and respiratory markets, representing only about 1% of the Medicare population, the operational and compliance systems required to service this population are similar to those used to service NationsHealth's diabetes and respiratory customers. Ostomy is an operation to create an artificial passage for bodily elimination. These customers typically order shipments of supplies quarterly. The ostomy supply division was initiated in November 2003. In the first quarter of 2004, NationsHealth added approximately 300 new ostomy customers, although NationsHealth did not recognize revenue from sales of ostomy supplies in such quarter. NationsHealth now has approximately 600 ostomy customers and will begin recognizing revenue from ostomy sales in the second quarter of 2004.

        Specialty Pharmaceuticals.    Seeking opportunities to provide additional products and services to its existing customer base, NationsHealth intends to commence providing management and distribution for specialty therapies used to treat certain medical conditions in the third or fourth quarter of 2004. Following established disease treatment guidelines and protocols, NationsHealth would provide oral medications, self-administered injectables, physician administered injectables, and infusion products used to treat certain chronic conditions. NationsHealth may choose to service one or more of the following medical conditions and treatments (some of which may not be covered under Medicare Part B):

• Oncology	• Rheumatoid Arthritis
• Anti-emetics	• Transplant
• HIV/AIDS	• Crohn's/Irritable Bowel Disease
• Multiple Sclerosis	• Immune Deficiency
• Hemophilia	• Infertility
• Hepatitis

        Medications would be delivered directly to the customer, or to the office of the administering physician, as required. The provision of specialty pharmaceuticals gives NationsHealth the opportunity to help customers receive critical medications, to help Medicare and private insurers control the cost of some of the most expensive therapies available today, and to participate in a rapidly growing market.

Retail Initiative

        Recognizing an opportunity to expand its customer base and improve accessibility of diabetes products, NationsHealth has developed a program to give customers the ability to pick up their diabetes supplies at local retail pharmacies. The NationsHealth retail initiative will provide its customers the flexibility to choose between the two current primary methods for delivery of diabetes supplies: direct-home delivery, whereby the supplier typically assumes the responsibility for seeking Medicare and other third-party payor reimbursement; and customer pick up at retail pharmacies, whereby the customer may pay out-of-pocket to purchase the supplies and then must seek reimbursement from Medicare and other third-party payors.

        Under NationsHealth's retail initiative, Medicare beneficiaries will have the convenience of picking up their diabetes supplies just as they pick up their medications from a retail pharmacy. They will not, however, incur any up-front expense for their diabetes supplies, and NationsHealth will seek reimbursement from Medicare and other third-party payors subject to any customer co-pay and/or deductible. NationsHealth will combine its expertise in Medicare billing and regulatory compliance with the accessibility of nationwide pharmacies to create an additional convenient, consumer-friendly mechanism for Medicare beneficiaries to receive their diabetes supplies at retail locations.

        NationsHealth recently entered into its first distribution agreement under this retail initiative with Kmart. Pursuant to the agreement, NationsHealth will be the exclusive on-site supplier of specified diabetes products and provider of Medicare reimbursement services to customers of the retailer at specified store locations nationwide. NationsHealth is examining opportunities to expand the types of products offered under its retail initiative. Subject to NationsHealth satisfying certain volume requirements, the term of the agreement is for three years. The NationsHealth retail initiative was launched in April 2004.

Customer Management

        NationsHealth's operational and information systems have been designed to facilitate the enrollment of customers on an individual basis. This enables NationsHealth to maximize the benefits and services it delivers to its extensive healthcare-user customer base. Customer care representatives are available through toll-free phone numbers to assist customers with questions they may have and are trained regarding the use of all products sold. NationsHealth provides a proactive compliance program to assist customers with their treatment regimens. NationsHealth representatives are specifically trained to direct customers to sources where they can find more information concerning their medical conditions and to direct customers to their physicians when appropriate to avoid rendering medical advice. NationsHealth believes its high level of customer service provides a competitive advantage.

Marketing

        NationsHealth has relied primarily upon direct-to-consumer television advertising, both national and cable, to generate customers. In developing and launching its advertising strategy, NationsHealth hired in-house personnel with direct consumer marketing expertise. NationsHealth also closely cultivates and maintains its relationships with television stations, media buyers and other relevant industry participants.

Operating Expenses

        As more fully described in Management's Discussion and Analysis of Financial Conditions and Result of Operations, NationsHealth's principal costs to operate its business are customer acquisition and related costs, and personnel costs, each of which constituted approximately one-third of its aggregate operating expenses in the year ended December 31, 2003. The remaining operating expenses consisted principally of the provision for doubtful accounts and general and administrative costs.

Government Regulation

        Many aspects of NationsHealth's businesses are regulated by federal and state laws and regulations, and accordingly, regulatory compliance is a significant operational requirement. NationsHealth estimates that it spent over $1 million on compliance matters in 2003, and it believes it is operating its business in substantial conformity with all existing legal requirements material to the operation of its business. Assuming no significant change in applicable laws and regulations, NationsHealth estimates that its costs for compliance matters will increase with the anticipated growth of its business.

        Medicare is a federally funded program that provides health insurance coverage for qualified persons age 65 or older and for some disabled persons. The majority of the products that NationsHealth provides are reimbursed by Medicare. As a Medicare supplier of durable medical equipment ("DME"), NationsHealth must comply with applicable supplier standards in order to maintain the right to receive Medicare reimbursement. Accordingly, NationsHealth is subject to extensive regulation. Medicare reimbursement payments are sometimes lower than the reimbursement payments of other third-party payors, such as traditional indemnity insurance companies. Current Medicare reimbursement guidelines stipulate, among other things, that refills of Part B medical products must be requested by existing customers before shipment and that all doctor's orders for supplies must be re-collected every twelve months.

        NationsHealth accepts assignment of Medicare claims, as well as claims with respect to other third-party payors, on behalf of its customers. NationsHealth processes claims, accepts payments and assumes the risks of delay or nonpayment by such third-party payors as well as by customers with respect to any amounts owed directly by such customers. NationsHealth also employs the administrative personnel necessary to transmit claims for product reimbursement to Medicare and certain private health insurance carriers. Medicare reimburses at 80% of the government-determined reimbursement prices for reimbursable supplies, and NationsHealth bills the remaining balance to either third-party payors or directly to customers.

        NationsHealth's compliance with Medicare and other regulations may be reviewed by federal or state agencies, including the United States Department of Health and Human Services ("HHS"), the Department of Justice, the Food and Drug Administration (the "FDA") and the Federal Trade Commission (the "FTC").

        If any investigation or legal proceeding involving NationsHealth results in a determination that it has failed to comply with the regulations governing Medicare participation or reimbursement or financial reporting or has otherwise committed healthcare fraud or securities law violations, NationsHealth could be subject to delays or loss of reimbursement, substantial fines or penalties, and other sanctions. An adverse determination could have a material adverse effect on its financial position and results of operations. NationsHealth frequently receives ordinary course screening audits by Medicare, and NationsHealth believes that it has never had any instances of material noncompliance with applicable laws and regulations.

        Numerous federal, state and local laws relating to controlled drug substances, safe working conditions, environmental protection, disposal of hazardous or potentially hazardous substances and various other matters apply to portions of NationsHealth's operations. For example, the Drug Enforcement Administration ("DEA") regulates controlled drug substances, such as narcotics, under the Controlled Substances Act and the Controlled Substances Import and Export Act. Manufacturers, distributors and dispensers of controlled substances must be registered and inspected by the DEA, and are subject to inspection, labeling and packaging, export, import, security, production quota, record keeping and reporting requirements. NationsHealth does not presently distribute any controlled substances. In addition, labeling and promotional activities relating to medical devices and drugs are, in certain instances, subject to regulation by the FTC. Drug products also are subject to extensive regulation by the FDA. To the extent we engage in new activities or expand current activities, the cost of compliance with applicable regulations and licensing requirements could be significant.

        In August of 2000, HHS released the Transactions and Code Set Standards rule promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). This rule establishes standards that every Covered Entity (as defined in the final rule) will be required to follow when transmitting health information over electronic data interchanges. Additionally, in 1998, HHS proposed a rule setting forth certain standards concerning the security of health care data (the "Security Standards"). The Security Standards rule became final in February 2003, but its effective date was delayed until April 2005. The final Security Standards rule is intended to ensure the security of individually identifiable health information that is transmitted or stored in electronic form. In December 2000, HHS published the Standards for Privacy of Individually Identifiable Health Information (the "Privacy Rule") to implement other requirements of HIPAA specifically relating to privacy of individual health information. As with the Transactions and Code Sets Standards and the

Security Standards, the Privacy Rule applies to Covered Entities. NationsHealth's activities are such that it is generally considered a Covered Entity under HIPAA. Accordingly, NationsHealth will have to comply with all aspects of HIPAA applicable to it. Compliance with HIPAA's requirements may require NationsHealth to incur significant capital expenditures. Furthermore, to the extent that NationsHealth fails to comply with all applicable aspects of HIPAA, NationsHealth may be subject to significant penalties for such non-compliance. To date, NationsHealth has performed an analysis and developed an implementation plan regarding its compliance with HIPAA. NationsHealth believes that it has systems in place to comply with approximately 50% of the applicable HIPAA Security Standards, and it is presently performing a gap analysis to assess the steps and costs necessary to achieve full compliance by the April 2005 deadline.

        In December of 2003, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the "MMA") became law. The MMA provides for the establishment of a Medicare prescription drug benefit. As an interim step before the implementation of the Medicare prescription drug benefit in 2006, the MMA established a program of endorsement of private discount prescription card plans in which Medicare beneficiaries may enroll. This program is scheduled to last through 2005. NationsHealth will manage the general marketing of the program and has contracted with Wellpoint to be the exclusive provider of enrollment, disenrollment, prescription card fulfillment and customer service to Wellpoint in connection with its PrecisionDiscounts Program, and NationsHealth and Wellpoint offered open enrollment in the PrecisionDiscounts Program in May 2004.

Pharmacy Licensing and DME Supplier Licensing

        In general, NationsHealth's pharmacy operations are regulated by the State of Florida Board of Pharmacy and the statutes of the State of Florida where it is licensed to do business as a pharmacy. NationsHealth provides all of the products which it sells through its Florida pharmacy. Many of the states into which NationsHealth delivers prescription pharmaceuticals have laws and regulations governing our activities, although they generally permit its pharmaceutical activities so long as they are permitted under the laws and regulations of Florida. Nevertheless, as of March 2004, NationsHealth had applied for and been granted pharmacy licenses in forty-one states. NationsHealth believes that it is in material compliance with the laws and regulations governing pharmaceutical activities in states in which it delivers prescription pharmaceuticals.

        Additionally, some states have DME supplier licensing requirements and standards. NationsHealth believes that it is in material compliance with the laws and regulations governing DME supplier activities in states in which it delivers DME supplies.

Competition

        Prescription Discount Services.    The market for prescription discount services is highly competitive. Medicare approved 28 sponsors to issue Medicare-endorsed prescription discount cards, and there are numerous competitors in the area of prescription discount services generally. Many of NationsHealth's competitors and potential competitors have substantially greater financial and other resources, purchasing power and advertising budgets, as well as more experience in providing prescription discount services.

        NationsHealth believes that it can compete effectively with these competitors because:

  •
  it has entered into an agreement with Wellpoint, a PBM which is part of one of the largest families of health insurance companies in the country, which has extensive experience in administering pharmacy benefits for many types of health insurance programs and negotiating rebates with large pharmaceutical manufacturers, and significant financial resources;

  •
  the PrecisionDiscounts Program does not expect to charge its members an annual enrollment fee; and

  •
  it has the infrastructure in place and proven ability to enroll customers on an individual basis, while many prescription discount card sponsors enroll individuals in mass through their employers, unions or insurance companies and have little or no experience in enrolling customers on an individual basis.

        Medical Product Sales.    The market for medical products is highly competitive. Many of NationsHealth's competitors and potential competitors have substantially greater financial and other resources, purchasing power and advertising budgets, as well as more experience in marketing and distributing products and services. NationsHealth's competitors include:

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  other direct-home delivery suppliers;

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  retail pharmacies;

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  healthcare product distributors;

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  disease management companies; and

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  web-based and mail-order pharmacies.

        NationsHealth believes that the principal competitive factors in the market for Medicare Part B medical products include attracting new customers, identifying and responding to customer needs, the quality and breadth of product offerings, and expertise with respect to the reimbursement process. NationsHealth believes that it competes effectively in many of these areas because of:

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  its brand recognition, supported by a national television advertising campaign;

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  its expertise in the Medicare reimbursement and compliance process;

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  its acceptance of Medicare assignment of benefit forms and willingness to assume the risk of obtaining Medicare reimbursement; and

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  its significant investment in computer systems and order processing systems to assure high quality customer service, cost-effective order processing, and regulatory compliance.

Employees

        As of March 2004, NationsHealth had approximately 240 full-time employees, including temporary personnel. NationsHealth expects to employ additional personnel as it expands its operations. NationsHealth believes that its employee relations are good.

Facilities

        NationsHealth currently leases or subleases approximately 61,000 square feet of space at three locations in Sunrise, Florida and Weston, Florida under leases which expire in 2006 and 2010.

NationsHealth Background

        NationsHealth is a limited liability company organized on September 18, 2002 under the laws of the State of Florida. The present business of NationsHealth commenced in June 2002, under US Pharmaceutical Group. US Pharmaceutical Group was formed as a Delaware corporation in July 2001 under the name United States Pharmaceutical Group, Inc., and subsequently converted into a Delaware limited liability company in December 2002 under the name United States Pharmaceutical Group, L.L.C. In February 2003, all of the membership interests of US Pharmaceutical Group were contributed to NationsHealth, resulting in US Pharmaceutical Group becoming a wholly-owned subsidiary of NationsHealth.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Overview

        Business.    NationsHealth is a growing provider of prescription discount services and direct home delivery of diabetes, respiratory and ostomy supplies reimbursable by Medicare under Part B of the Medicare Program. NationsHealth focuses on providing services and supplies to the approximately 40 million Medicare beneficiaries in the United States without prescription drug coverage. To date, the supply of diabetes, respiratory and ostomy products represents approximately 97% of NationsHealth's revenues. This business has grown rapidly and management expects continued sales growth in this line of business. Management's expectations concerning such continued sales growth are based upon a number of factors, including: its belief that NationsHealth will have sufficient funds to spend on advertising and to offer new products and services, which has historically resulted in increased sales; its historical experience that having obtained a new customer, re-order sales will be made to the customer on a predictable basis; its recently launched relationship with Wellpoint and retail initiative; and its recent expansion of its product line to include ostomy supplies and its planned expansion to include specialty pharmaceuticals. NationsHealth's proprietary information system enables it to individually enroll customers and proactively manage their prescription and select medical supply needs.

        NationsHealth also has a discount prescription card business with over 1,500,000 individuals currently enrolled. It intends to offer Medicare-eligible customers the opportunity to participate in the Medicare-endorsed prescription drug card program that was recently created for Medicare beneficiaries through its arrangement with Wellpoint Pharmacy Management ("Wellpoint"), which recently received Medicare endorsement of its discount prescription card program, and NationsHealth will be responsible for many aspects of its discount card program. NationsHealth expects its discount prescription services business to begin contributing more significantly to its revenues and profitability through its arrangement with Wellpoint.

        Critical Accounting Policies.    NationsHealth's discussion and analysis of its financial condition and results of operations are based upon its consolidated and combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires NationsHealth to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These items are regularly monitored and analyzed by management for changes in facts and circumstances, and material changes in these estimates could occur in the future. These estimates include assessing the allowance for doubtful accounts, determination of appropriate Medicare reimbursement rates, the valuation of inventories, and the costs related to billings in process and related allowance. Changes in estimates are recorded in the period in which they become known. NationsHealth bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from the estimates if past experience or other assumptions do not turn out to be substantially accurate.

        NationsHealth's significant accounting policies are presented within Note 1 to its consolidated and combined financial statements, and the following summaries should be read in conjunction with the financial statements and the related notes included in this proxy statement/prospectus. While all accounting policies impact the financial statements, certain policies may be viewed as critical. Critical accounting policies are those that are both most important to the portrayal of financial condition and results of operations and that require management's most subjective or complex judgments and estimates. NationsHealth's management believes the policies that fall within this category are the policies on revenue recognition, accounts receivable and the allowance for doubtful accounts, costs related to billings in process, inventories, and advertising and promotion expenses.

        Revenue Recognition.    NationsHealth recognizes revenue related to product sales upon shipment to customers who have placed orders, provided that risk of loss has passed to the customer and NationsHealth has received and verified the required written forms, if applicable, to bill Medicare, other third-party payors, and customers. Revenue is recorded at amounts expected to be collected from Medicare, other third-party payors, and directly from customers. Revenue is not recognized for product shipments until that period in which NationsHealth has collected and verified the required documentation. The costs related to these billings in process are deferred and charged to expense at the time the related revenue is recognized.

        Revenue for Medicare reimbursement is calculated based on government-determined prices for Medicare-covered items and is recognized at such reimbursement amounts. Revenue amounts billed in excess of the government-determined reimbursement prices are excluded from revenue and, therefore, contractual allowances are not significant. Medicare reimbursements are subject to review by appropriate government regulators. Medicare reimburses at 80% of the government-determined reimbursement prices for reimbursable products. NationsHealth bills the remaining balance based upon the government-determined pricing to either third-party payors or directly to customers. Revenue from Medicare represents in excess of 60% of net revenue in the NationsHealth financial statements.

        Pursuant to NationsHealth's discount prescription drug card program, NationsHealth receives a transaction-based fee from the retailer each time a customer uses the card in a transaction that results in a discount for the customer, and pays an administrative fee for the processing of these transactions. Revenue is recognized in the month a transaction occurs and is presented net of related costs in the NationsHealth financial statements.

        Accounts Receivable and Allowance for Doubtful Accounts.    The valuation of accounts receivable is based upon the credit-worthiness of customers and third-party payors as well as our historical collection experience. A significant portion of accounts receivable are owed by Medicare. NationsHealth bases its estimates of accounts receivable collectibility on its historical collection and write-off experience, current trends, credit policy, and on its analysis of accounts receivable by aging category. Changes in judgment reporting these factors will cause the allowance for doubtful accounts to be adjusted.

        NationsHealth's accounts receivable are generally due from Medicare, other third party payors and its customers. The collection process is time consuming and complex and typically involves the submission of claims to multiple payors whose payment of claims may be contingent upon the payment of another payor. As a result, our collection efforts may be active up to 18 months from the initial billing date. In accordance with applicable regulatory requirements, we make reasonable and appropriate efforts to collect our accounts receivable, including deductible and copayment amounts, in a consistent manner for all payer classes.

        Costs Related to Billings in Process.    Customers, on occasion, request supplies before NationsHealth has received the required written forms, if applicable, to bill Medicare and other third party payors. As a result, NationsHealth classifies the costs related to such billings as billings in process. This includes the cost of inventory shipped to customers for which NationsHealth has received a written order, but has not yet received required written documents to bill Medicare and other payors. These costs are presented net of a valuation allowance based upon NationsHealth's historical experience with the collection of documents required to bill Medicare and other payors. NationsHealth has experienced higher costs related to billings in process for respiratory products as compared with its other products. These costs are charged to cost of sales at the time the related revenue is recognized.

        Inventories.    Inventories are comprised of diabetes and respiratory medical supplies and are stated at the lower of cost, determined on the average cost method, or market. Changes in judgment regarding the recoverability of inventories, primarily the carrying value of inventory shipped to customers where the order is shipped prior to the receipt of the required billing forms, could result in the recording of additional income or expense.

        Customer Acquisition and Related Costs.    NationsHealth expenses its customer acquisition and related costs as incurred because these costs are indirect in nature. This accounting results in those expenses being a charge to earnings in the period when incurred, as opposed to capitalizing the amount of such costs which would allow the amount to be classified as an asset and amortized over time.

Recent Developments

        Medicare Modernization Act.    On December 8, 2003, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the "MMA") became law. The MMA contains provisions affecting the coverage and reimbursement for products provided by NationsHealth.

        The MMA revised Medicare reimbursement rates for certain items of durable medical equipment, including diabetes testing supplies. Beginning in 2004, Medicare reimbursement amounts for diabetic supplies consisting of testing strips and lancets will be frozen at the rates in effect for the 2003 calendar year. Commencing January 1, 2005, reimbursement rates for diabetes test strips and lancets will be reduced by the percentage difference between the median amounts paid by the Federal Employees Health Benefit Program in the 2002 calendar year and the amount reimbursed by the Medicare program in the 2002 calendar year. Under this provision, reimbursement rules will be reduced by approximately 4.1% for diabetic test strips and 5.4% for lancets. Beginning in 2007, the Centers for Medicare & Medicaid Services is required by MMA to begin reimbursing for durable medical equipment, including diabetes testing supplies, furnished in certain geographic areas pursuant to a competitive acquisition program, whereby reimbursement rates will be based on bids submitted by suppliers, and only certain suppliers will be reimbursed for items furnished to program beneficiaries. In general, Medicare reimbursement rates for respiratory and other drugs are moving to an average sales price concept, which may result in lower overall reimbursement rates. This may have an adverse effect on our revenues.

        In addition, beginning January 1, 2005, Medicare coverage will be provided for an initial physical examination and for regular diabetes screening tests, which should increase the incidence of diagnosis of diabetes and potentially expand the Medicare market for testing supplies and other diabetes products. The new benefits are subject to certain coverage limitations, and will not be available to all Medicare beneficiaries. This may result in a positive effect on our revenues, although given coverage limitations, the magnitude of the effect is difficult to predict.

        The MMA created a Medicare-approved prescription drug discount card program that became available to Medicare beneficiaries in the spring of 2004. This benefit is voluntary and available to certain Medicare beneficiaries who do not have an existing outpatient prescription drug benefit. Sponsors of these cards will offer Medicare beneficiaries access to outpatient prescription drugs at discounted prices. Wellpoint recently received Medicare endorsement of its discount prescription card, and NationsHealth has contracted with Wellpoint to be its exclusive subcontractor for the provision of enrollment, disenrollment, prescription card fulfillment and customer service for this discount prescription card program. NationsHealth expects its discount prescription services business to begin contributing more significantly to its revenues and profitability through its arrangement with Wellpoint.

        The MMA also establishes a voluntary prescription drug benefit under the Medicare program. Beginning in calendar year 2006, coverage for certain prescription drugs will be available through both prescription drug plans and Medicare Advantage prescription plans. This new benefit will include coverage for insulin and syringes, as well as other prescription drugs.

        Separate and apart from its participation with Wellpoint in providing a Medicare-endorsed Prescription Drug Discount Card, NationsHealth began distributing its own non-Medicare drug discount card to customers in June 2002. This NationsHealth card allows NationsHealth customers to obtain discounts for purchases at over 38,000 participating pharmacies.

Results of Operations

        Three Months Ended March 31, 2004 Compared to Three Months Ended March 31, 2003.    Total net revenues increased 183% to approximately $13,305,000 in the three months ended March 31, 2004, as compared to approximately $4,702,000 in the three months ended March 31, 2003. This increase was the result of the growth in the revenues from sales of diabetic and respiratory supplies and, to a lesser extent, prescription card fees in the three months ended March 31, 2004, as compared with the three months ended March 31, 2003. The growth in revenues was attributable to the increase in the number of new customers acquired.

        Cost of sales consists primarily of purchased finished goods for sale and shipping and handling fees. Cost of goods sold increased 48% to approximately $4,438,000 in the three months ended March 31, 2004, as compared to approximately $2,993,000 in the three months ended March 31, 2003. This is increase was primarily the result of significantly increased product sales.

        As a percentage of total net revenues, overall gross margins were 66.6% in the three months ended March 31, 2004, as compared with 36.3% in the three months ended March 31, 2003. This increase in gross margins was primarily the result of obtaining volume-based discounts on purchases of medical products from NationsHealth's suppliers and sales of a greater percentage of higher margin products in the three months ended March 31, 2004. NationsHealth does not expect to achieve such continued improvements in its gross margins in future periods due to, among other factors, decreases in Medicare reimbursement rates.

        Customer acquisition and related costs consist primarily of television airtime, services rendered in connection with the use of outside call centers, and print, design and other costs associated with NationsHealth prescription drug cards. These costs were approximately $4,514,000 and $725,000 for the three-month periods ended March 31, 2004 and 2003, respectively. Of the approximately $4,514,000 in customer acquisition and related costs in the three-month period ended March 31, 2004, approximately $1,677,000 was for advertising, $1,519,000 was for call center services, $1,096,000 was for fulfillment services, and the remaining $222,000 was for miscellaneous customer acquisition and marketing expenses. As a percentage of total net revenues, customer acquisition and related costs were 33.9% in the three months ended March 31, 2004, as compared with 15.4% in the three months ended March 31, 2003. The increase in customer acquisition and related costs as a percentage of total net revenues was primarily attributable to management's decision to accelerate NationsHealth's advertising campaign, partially offset by higher amounts of re-orders from its customers. Advertising rates may fluctuate during the year, which may affect NationsHealth's acquisition of new customers. NationsHealth may purchase less advertising when rates are higher, which generally occurs in November and December. As a result, the acquisition of new customers in the months following this period is generally reduced and net revenues may fluctuate accordingly.

        Personnel costs were approximately $3,124,000 and $700,000 for the three-month periods ended March 31, 2004 and 2003, respectively, as the number of full-time employees (including temporary employees) grew substantially from 50 to 242. As a percentage of total net revenues, personnel expenses were 23.5% in the three months ended March 31, 2004, as compared with 14.9% in the three months ended March 31, 2003. This percentage increase in personnel expenses as a percentage of net revenues was primarily attributable to the substantial increase in the number of employees necessary to enable the launch of new products and services in 2004.

        The provision for doubtful accounts was approximately $2,340,000 and $337,000 for the three-month periods ended March 31, 2004 and 2003, respectively. As a percentage of total net revenues, the provision for doubtful accounts was 17.5% in the three months ended March 31, 2004, as compared with 7.2% in the three months ended March 31, 2003. The provision for doubtful accounts is estimated based upon an assessment of the exposure to credit risk inherent in the composition of the accounts receivable, and is primarily dependent upon the estimate of the Medicare allowable amount as it applies to the accounts receivable from Medicare, third party payors and other customers of NationsHealth. The amount of the increase in the provision was directly related to the increase in the amount of accounts receivable from third party payors and patient customers, because the exposure to credit risk is higher in these components than the Medicare reimbursement component of the accounts receivable.

        General and administrative costs consist primarily of rent and occupancy costs. These costs were approximately $1,746,000 and $362,000 for the three-month periods ended March 31, 2004 and 2003, respectively. As a percentage of total net revenues, general and administrative expenses were 13.1% in the three months ended March 31, 2004, as compared with 7.6% in the three months ended March 31, 2003. This percentage increase in general and administrative expenses was primarily attributable to expanding infrastructure needed for the launch of new products and services in 2004.

        Pursuant to the Internal Revenue Code and regulations thereunder, NationsHealth is treated as a partnership for Federal income tax purposes. Accordingly, the members reported their distributive share of income, deductions, gain, loss, credits and specifically allocated items on their respective income tax returns. Therefore, NationsHealth has not incurred federal income tax and the accompanying financial statements do not include a provision for federal income tax. However, if NationsHealth had been taxed as a corporation for each of the three-month periods ended March 31, 2004 and 2003, its tax provision would have been zero as it incurred a loss for each of these quarters.

        NationsHealth experienced a net loss of approximately $3,071,000 and $461,000 in the three-month periods ended March 31, 2004 and 2003, respectively. These net losses are primarily attributable to the investments required to establish and grow its operations, including investments required in connection with the development and offering of new products and services such as the PrecisionDiscounts Program, NationsHealth's retail initiative, and ostomy supplies.

        In addition to a variety of health regulatory matters, a number of anticipated trends would affect NationsHealth's revenues and profitability. To date, NationsHealth's growth in revenues has been attributable in part to the acquisition of new customers that have been generated primarily by television advertising, which in turn is dependent on the availability of capital to fund such advertising. At this stage in its development, NationsHealth believes its revenues can be increased significantly through additional advertising. Alternatively, NationsHealth's expenses could be reduced substantially through the elimination or reduction in spending on advertising as appropriate to affect financial results. NationsHealth can adjust the level of its spending on advertising with an increase in advertising expense expected to lower its earnings on a short-term basis but increase its revenues over the longer term. In addition, if the business continues to expand and mature, certain trends should positively impact NationsHealth's profitability. As its revenues increase, NationsHealth should benefit from improved pricing from its suppliers as additional volume-based discounts are achieved. As its existing customer base grows, NationsHealth's income on the sale of medical products should increase as a growing percentage of its revenues should result from the re-ordering of supplies without the accompanying customer-acquisition costs related to new customers. NationsHealth's revenues and profitability, however, will continue to be dependent upon the availability and level of reimbursement from Medicare, and those amounts are periodically reviewed and adjusted by the federal regulatory authorities. For instance, as of January 2004, the reimbursement amounts for the major components of respiratory supplies were reduced approximately eighteen percent, resulting in significantly reduced revenues from the sale of respiratory products. Medicare reimbursement rates for respiratory drugs will be further substantially reduced effective January 1, 2005.

        NationsHealth commenced significant operations in June of 2002, and the information set forth in the discussion below reflects approximately seven months of operations in 2002.

        Year Ended December 31, 2003 Compared to Year Ended December 31, 2002.    Total net revenues increased 912% to approximately $25,727,000 in the year ended December 31, 2003, as compared to approximately $2,541,000 in the year ended December 31, 2002. This increase was the result of the growth in revenues from sales of diabetic and respiratory supplies and, to a lesser extent, prescription card fees in the year ended December 31, 2003, as compared with the year ended December 31, 2002. The growth in revenues was attributable to the increase in the number of new customers acquired.

        Cost of goods sold increased 514% to approximately $10,206,000 in the year ended December 31, 2003, as compared to approximately $1,662,000 in the year ended December 31, 2002. This increase was primarily the result of significantly increased product sales.

        As a percentage of total net revenues, overall gross margins were 60.3% in the year ended December 31, 2003, as compared with 34.6% in the year ended December 31, 2002. This increase in gross margins was primarily the result of obtaining volume-based discounts on purchases of medical products from NationsHealth's suppliers and sales of a greater percentage of higher margin products in 2003. NationsHealth does not expect to achieve such continued improvements in its gross margins in future periods due to, among other factors, decreases in Medicare reimbursement rates.

        Customer acquisition and related costs were approximately $6,233,000 and $885,000 for the years ended December 31, 2003 and 2002, respectively. Of the approximately $6,233,000 in costs in 2003, approximately $2,574,000 was for advertising, $1,977,000 was for call center services, $1,602,000 was for drug card fulfillment services, and the remaining $80,000 was for miscellaneous other expenses. As a percentage of total net revenues, customer acquisition and related costs were 24.2% in the year ended December 31, 2003, as compared with 34.8% in the year ended December 31, 2002. The decrease in customer acquisition and related costs as a percentage of total net revenues was primarily attributable to higher amounts of re-orders from its customers.

        Personnel costs were approximately $6,127,000 and $1,001,000 for the years ended December 31, 2003 and 2002, respectively, as the number of full-time employees (including temporary employees) grew from approximately 40 at December 31, 2002 to approximately 150 at December 31, 2003. As a percentage of total net revenues, personnel expenses were 23.8% in the year ended December 31, 2003, as compared with 39.4% in the year ended December 31, 2002. This percentage decrease in personnel expenses as a percentage of net revenues was primarily attributable to economies of scale achieved as the business expanded, partially offset by significantly higher compensation for executive management in 2003.

        The provision for doubtful accounts was approximately $3,794,000 and $181,000 for the years ended December 31, 2003 and 2002, respectively. As a percentage of total net revenues, the provision for doubtful accounts was 14.7% in the year ended December 31, 2003, as compared with 7.1% in the year ended December 31, 2002. This percentage increase in the provision for doubtful accounts was primarily attributable to a higher percentage of non-Medicare reimbursed revenue in 2003.

        General and administrative costs were approximately $2,872,000 and $608,000 for the years ended December 31, 2003 and 2002, respectively. As a percentage of total net revenues, general and administrative expenses were 11.1% in the year ended December 31, 2003, as compared with 23.9% in the year ended December 31, 2002. This percentage decrease in general and administrative expenses was primarily attributable to economics of scale achieved as the business grew.

        If NationsHealth had been taxed as a corporation for each of the years ended December 31, 2003 and 2002, its tax provision would have been zero as it incurred a loss for each of these years.

        NationsHealth experienced a net loss of approximately $3,826,000 and $1,855,000 in the years ended December 31, 2003 and 2002, respectively. These net losses are primarily attributable to the investments required to establish and grow its operations. Principal among these investments were the substantial costs required to obtain customers and build personnel and other infrastructure in advance of the receipt of revenues resulting from such investments.

        Period from July 3, 2001 (Inception) to December 31, 2001.    The predecessor to NationsHealth's subsidiary, United States Pharmaceutical Group LLC, was incorporated on July 3, 2001. In 2001, NationsHealth had nominal revenues from a discontinued fee-based discount prescription card operation, and incurred approximately $250,000 in operating expenses composed principally of customer acquisition and related costs and, to a lesser extent, general and administrative expenses, as it commenced operations.

        Liquidity and Capital Resources.    To date, NationsHealth has funded its operations primarily through borrowing from its members and bank credit facilities. In addition, NationsHealth raised $4,000,000 in October 2003 through the sale of a membership interest to a supplier of diabetes products and ancillary supplies.

        In the years ended December 31, 2003 and 2002, NationsHealth used approximately $2,944,000 and $902,000 of net cash in operating activities. The $2,042,000 increase in net cash used in operating activities was primarily due to higher customer acquisition costs and increased infrastructure costs to support the growth in the business.

        In the years ended December 31, 2003 and 2002, NationsHealth used approximately $719,000 and $97,000 of net cash in investing activities, respectively. The $622,000 increase in net cash used for investing activities was primarily due to acquisition of property and equipment to support the growth in the business.

        In the years ended December 31, 2003 and 2002, NationsHealth generated approximately $4,983,000 and $1,089,000 of net cash from financings activities, respectively. The $3,894,000 increase in net cash provided by financings activities was primarily due to increased funds raised from member notes and sale of membership interests.

        NationsHealth previously had a $500,000 line of credit with Mellon United National Bank secured by substantially all of its assets and a certificate of deposit in the amount of $166,592 held in the name of a member of NationsHealth. Additionally, each of the other existing members of NationsHealth had entered into a guarantee limited to $166,592. Interest was payable monthly at a rate of prime plus 1%. As of December 31, 2003, $400,000 was drawn, and subsequently $500,000 had been drawn, under this secured line of credit, which was scheduled to expire on August 5, 2005.

        NationsHealth also had a $400,000 line of credit with Mellon United National Bank secured by a certificate of deposit held by Michael Gusky in the amount of $400,000. The interest rate was 2.50% and was payable monthly. This secured line of credit was fully drawn and was scheduled to expire on January 18, 2006.

        NationsHealth received a bridge loan from Mellon United National Bank on February 11, 2004 in the amount of $1,000,000. Interest is payable monthly at the bank's prime rate plus 2%. The bridge loan was scheduled to mature on May 14, 2004.

        NationsHealth established a new revolving credit facility with CapitalSource Finance LLC in the principal amount of $10,000,000 pursuant to an agreement dated April 30, 2004, which we refer to as the new credit facility. Borrowing availability under the new credit facility is subject to a borrowing base formula based upon NationsHealth's eligible receivables, and the new credit facility is subject to ongoing collateral management and unused borrowing fees. Interest on outstanding borrowings is payable monthly at the greater of 4% or Citibank N.A.'s base prime rate plus 2.5%. The new credit facility has a three year term and is secured by substantially all of the assets of NationsHealth and US Pharmaceutical Group. Borrowings under the new credit facility were used to repay the three outstanding loans from Mellon United National Bank and are available to provide additional working capital.

        NationsHealth also has unsecured notes outstanding and payable to its members in the aggregate amount of $1,343,323 at an interest rate of 12% per annum. The notes are due on October 30, 2006. In the event the merger is consummated, the parties intends to use approximately $1,350,000 of Millstream's available cash to pay off these notes.

        NationsHealth has various contractual obligations that affect its liquidity. The following table represents NationsHealth's long-term debt obligations, contractual obligations for future annual purchase commitments, minimum payments due under a service agreement and minimum operating lease payments as of March 31, 2004, except the long-term debt obligations which are as of May 24, 2004. The purchase commitments relate to medical supplies which NationsHealth sells to its customers.

Obligations (In US currency)(1)	Long-Term Debt Obligations(2)	Purchase Commitments	Service Agreement	Operating Leases
2004	0	$10,248,000	$48,000	$360,000
2005	0	18,351,000	48,000	645,000
2006	0	28,931,000	48,000	630,000
2007	$4,704,000	—	48,000	645,000
2008	0	—	12,000	664,000
Thereafter	0	—	—	1,124,000

Total minimum payments	$4,704,000	$57,530,000	$204,000	$4,068,000

(1)
Amounts shown in table are not necessarily representative of, and may vary substantially from, amounts that will actually be paid in future years as NationsHealth may incur additional or different obligations subsequent to the date of this proxy statement/prospectus.

(2)
The amount shown for "Long-Term Debt Obligations" represents the outstanding balance under the New Credit Facility as of May 24, 2004 and does not include the associated interest. The balance outstanding under the new credit facility will fluctuate on a daily basis, and all amounts owed under the facility are due in April 2007. The amount assumes that approximately $1,350,000 in long-term debt obligations will be paid off at the completion of the merger.

        From inception and continuing into 2004, NationsHealth has experienced temporary cash flow shortages due to its aggressive customer acquisition strategy and related marketing costs. As reflected in the consolidated and combined balance sheet as of March 31, 2004, NationsHealth has a deficiency in working capital of approximately $3,811,000 and a members' deficiency of approximately $4,826,000. Additionally, NationsHealth has suffered net losses of approximately $3,071,000, $3,826,000 and $1,855,000 for the quarter ended March 31, 2004 and for the years ended December 31, 2003 and 2002, respectively.

        In certain instances, primarily in the first calendar quarter of each year, NationsHealth may delay seeking reimbursement from Medicare until a customer's deductible has been reached in connection with the purchase of Medicare supplies or services from suppliers and other providers other than NationsHealth. In such a case, NationsHealth would recognize revenue prior to billing Medicare in accordance with its policies, although the receipt of cash upon reimbursement would be delayed. This practice could further impact the company's cash flow position.

        NationsHealth believes that its cash and cash equivalents balance, and other available financing sources, will be sufficient to meet working capital, capital expenditure and financing needs for future business operations for the next twelve months. Factors which could negatively affect NationsHealth's liquidity include a reduction in the demand for its products, a reduction in Medicare reimbursement for its products, and those factors set forth in the section entitled "Risk Factors" in this proxy statement/prospectus.

        In the event the Merger is not consummated, NationsHealth has explored various options to address its liquidity needs. NationsHealth believes it will be successful in expanding credit lines with its current vendors, and obtaining additional lines of credit with new vendors. Certain of NationsHealth's members have confirmed their intention to provide loans to NationsHealth on a pro rata basis based on their percentage of ownership in NationsHealth, subject to customary terms and conditions, to fund working capital deficiencies, if any, until the Merger is completed or as necessary if the Merger is not completed, although NationsHealth has no binding agreements with such members to provide such loans. Under alternative plans of operations, NationsHealth would, if considered necessary, be able to substantially reduce operating costs associated with customer acquisition activities, management compensation, and other operating costs to mitigate the effects of any temporary cash flow shortages.

        Accounting Pronouncements    In December 2003, the Financial Accounting Standard Board ("FASB") issued Interpretation 46R, "Consolidation of Variable Interest Entities" an Interpretation of ARB 51. This statement requires under certain circumstances consolidation of variable interest entities (primarily joint ventures and other participating activities). NationsHealth believes the adoption of this standard will not have a material impact on NationsHealth's results of operations or financial position.

        In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on NationsHealth's results of operations or financial position.

        In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 became effective during the fourth quarter of fiscal 2003 and did not have a material impact on NationsHealth's results of operations or financial position.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS No. 148 amends SFAS No. 123 as it relates to the transition by an entity to the fair value method of accounting for stock-based employee compensation. The provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The adoption of this statement did not have a significant impact on NationsHealth's financial position or results of operations.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" an interpretation of SFAS No. 5, 57, and 107 and rescission of SFAS Interpretation No. 34. This statement addresses the disclosures to be made by a guarantor in interim and annual financial statements about its obligations under guarantees. This interpretation also clarifies the requirements related to the recognition of a liability by a guarantor at the inception of a guarantee for the obligations the guarantor has undertaken in issuing that guarantee. The adoption of this statement did not have a significant impact on NationsHealth's financial position or results of operations

        In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." This statement amends SFAS No. 72, SFAS No. 144 and FASB Interpretation No. 9. FASB Statement No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions," and FASB Interpretation No. 9, "Applying APB Opinions No. 16 and 17 When a Savings and Loan Association or a Similar Institution is Acquired in a Business Combination Accounted for by the Purchase Method," provided interpretative guidance on the application of the purchase method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, this statement removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The adoption of SFAS No. 147 did not have material effect on NationsHealth's financial statements.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 became effective in the second quarter of fiscal 2003. The adoption of this statement did not have a significant impact on the results of operations or financial position of NationsHealth.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." SFAS No. 144, which is effective for fiscal years beginning after December 15, 2001 and for interim periods within those fiscal years, requires testing for recoverability of long-lived assets whenever events or circumstances indicate that the carrying value may not be recoverable. An impairment loss shall be recognized when the carrying value of a long-lived asset exceeds its fair value. The adoption of SFAS No. 144 did not have a material effect on NationsHealth's financial statements.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses accounting for and reporting obligations relating to the retirement obligation of long lived assets by requiring that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The statement became effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on NationsHealth's financial statements.

        Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires companies to account for goodwill and other intangible in the following manner. Intangible assets which are acquired shall be recognized and measured based on fair value. Recognized intangible assets are to be amortized over their useful life. Goodwill and intangible assets determined to have an indefinite life are not amortized. Intangible assets that are not amortized and goodwill shall be tested for impairment annually. The provisions of SFAS No. 142 are to be applied in fiscal years beginning after December 15, 2001. Retroactive application is not permitted. The adoption of SFAS No. 142 did not have a material effect on NationsHealth's financial statements.

        Quantitative and Qualitative Disclosures about Market Risk    NationsHealth is exposed to various market risks, including changes in interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates. NationsHealth does not enter into derivatives or other financial instruments for trading or speculative purposes. NationsHealth has also not entered into financial instruments to manage and reduce the impact of changes in interest rates and foreign currency exchange rates although NationsHealth may enter into such transactions in the future. A portion of NationsHealth indebtedness carry interest rates which vary with the prime rate. Accordingly, any increases in the applicable prime rate will reduce NationsHealth's earnings. For instance, a 1% increase in the prime rate would result in an increase to interest expense of approximately $1,250 per month. All of NationsHealth's product sales are denominated in U.S. dollars and therefore it is not exposed to foreign currency exchange risk.

        Off-balance sheet arrangements.    There were no off-balance sheet arrangements during the period from July 3, 2001 (inception) through March 31, 2004 that have or are reasonably likely to have a current or future effect on NationsHealth's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to NationsHealth.

INFORMATION ABOUT MILLSTREAM

Business of Millstream

General

        Millstream was formed on April 11, 2003, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business believed to have significant growth potential. To date, Millstream's efforts have been limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations. Millstream intends to utilize cash derived from the proceeds of its initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Offering Proceeds Held in Trust

        The net proceeds of Millstream's initial public offering consummated on August 28, 2003, after payment of underwriting discounts and expenses was $21,417,726. $20,685,000, or approximately ninety seven percent (97%) of such amount was placed in the trust account and invested in government securities. The remaining proceeds have been used by Millstream in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Millstream. The trust account contained approximately $20,800,000 as of April 30, 2004. If the merger with NationsHealth is consummated, the trust account will be released to Millstream, less:

  •
  amounts paid to stockholders of Millstream who do not approve the merger and elect to convert their shares of common stock into their pro-rata share of the trust account;

  •
  the $3,000,000 being paid to members of NationsHealth in the merger;

  •
  the $2,000,000 being placed in an escrow account pursuant to the indemnification and escrow agreement; and

  •
  the approximately $1,500,000 being paid to repay the loans, including any accrued interest thereon, made by RGGPLS Holding and GRH Holdings to NationsHealth.

        See "Indemnification and Escrow Agreement".

Fair Market Value of Target Business

        Pursuant to Milstream's amended and restated certificate of incorporation, the initial target business that Millstream acquires must have a fair market value equal to at least 80% of Millstream's net assets at the time of such acquisition. The fair market value will be determined by Millstream's board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. Millstream will not be required to obtain an opinion from an investment banking firm as to the fair market value if Millstream's board of directors independently determines that the target business does have sufficient fair market value. Millstream has not obtained any opinion from an investment banking firm in connection with the merger.

Probable lack of business diversification

        While Millstream may seek to effect business combinations with more than one target business, Millstream's initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that Millstream will have the ability to effect only a single business combination. Accordingly, the prospects for Millstream's success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that Millstream will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, Millstream's lack of diversification may subject Millstream to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which Millstream may operate subsequent to a business combination, and result in Millstream's dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business' management

        Although Millstream closely examined the management of NationsHealth, Millstream cannot assure you that its assessment of NationsHealth's management will prove to be correct. In addition, Millstream cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of Millstream's directors, if any, in the combined company cannot presently be stated with any certainty. While Arthur Spector will remain as a non-executive chairman of the board, it is unlikely that he will devote his full efforts to Millstream's affairs subsequent to the merger or any other business combination. Moreover, Mr. Spector does not have significant experience or knowledge relating to NationsHealth's industry.

        Following a business combination, Millstream may seek to recruit additional managers to supplement the incumbent management of the combined company or any other target business. Millstream cannot assure you that Millstream will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholder Approval of Business Combination

        Millstream will proceed with a business combination only if a majority of all of the outstanding shares of Millstream are voted in favor of the business combination. In addition, the stockholders existing prior to the initial public offering have agreed to vote their common stock in accordance with the vote of the majority in interest of the stockholders participating in the initial public offering with respect to any business combination. If the holders of 20% or more of Millstream's common stock vote against the merger proposal and demand that Millstream convert their shares into, their pro rata share of the trust account, then Millstream will not consummate the merger. In this case, Millstream would be able to present another potential business combination to its stockholders, subject to the time limitations set forth below.

Conversion rights

        Each stockholder who holds shares of Millstream common stock issued in the initial public offering has the right to have his, her or its shares of common stock converted to cash if he votes against the merger and the merger is approved and completed.

        The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering. The initial per-share conversion price would be $5.17 as of April 30, 2004. An eligible stockholder may request conversion at the time the vote is taken with respect to the merger at the special meeting, but the request will not be granted unless the stockholder votes against the merger and the merger is approved and completed. Any request for conversion, if made by proxy prior to the date of the special meeting, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who elect conversion will be distributed promptly after completion of the merger. Any public stockholder who converts her stock into her share of the trust account still has the right to exercise the warrants that she received as part of the units in the initial public offering. Millstream will not complete the merger if the eligible stockholders, owning 20% or more of the shares sold in the initial public offering, exercise their conversion rights.

Liquidation if no business combination

        If Millstream does not complete a business combination by February 28, 2005, or by August 28, 2005 if the extension criteria described below have been satisfied, Millstream will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Millstream's existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the trust fund with respect to Millstream's warrants.

        If Millstream were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.10, or $0.90 less than the per-unit offering price of $6.00 in Millstream's initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of Millstream's creditors that could be prior to the claims of Millstream's public stockholders. There is no assurance that the actual per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. If Millstream liquidates prior to the consummation of a business combination, Arthur Spector, chairman of the board, chief executive officer and president, and Dr. Heinz Schimmelbusch, a director of Millstream, will be personally liable to pay debts and obligations to vendors or other entities that are owed money by Millstream for services rendered or products sold to Millstream in excess of the net proceeds of Millstream's initial public offering not held in the trust account. There is no assurance, however, that they would be able to satisfy those obligations.

        If Millstream enters into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to February 28, 2005, but is unable to complete the business combination by February 28, 2005, then Millstream will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If Millstream is unable to do so by August 28, 2005, upon notice from Millstream, the trustee of the trust account will commence liquidating the investments constituting the trust fund and will turn over the proceeds to the transfer agent for distribution to the stockholders. Millstream anticipates that the instruction to the trustee would be given promptly after February 28, 2005 or August 28, 2005, as applicable.

        The stockholders holding shares of Millstream common stock issued in the initial public offering will be entitled to receive funds from the trust fund only in the event of Millstream's liquidation or if the stockholders seek to convert their respective shares into cash and the merger is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

Competition

        If the merger is completed, Millstream will become subject to competition from competitors of NationsHealth. See "Business of NationsHealth—Competition."

Facilities

        Millstream maintains executive offices at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087. The cost for this space is included in a $7,500 per-month fee that 400 Building LLC an affiliate of Arthur Spector charges Millstream for general and administrative services pursuant to a letter agreement between Millstream and 400 Building LLC. Millstream believes, based on rents and fees for similar services in the Philadelphia metropolitan area, that the fee charged by 400 Building LLC is at least as favorable as Millstream could have obtained from an unaffiliated person. Millstream considers its current office space adequate for current operations.

Employees

        Millstream has four directors and two officers. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to Millstream's affairs. Millstream has no employees.

        Periodic Reporting and Audited Financial Statements

        Millstream has registered its securities under the Securities Exchange Act of 1934, and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, Millstream's annual reports will contain financial statements audited and reported on by Millstream's independent accountants. Millstream has filed a form 10-KSB with the Securities and Exchange Commission covering the fiscal year ended December 31, 2003.

Legal Proceedings

        There are no legal proceedings pending against Millstream.

Plan of Operations

        The following discussion should be read in conjunction with Millstream's Financial Statements and related Notes thereto included elsewhere in this proxy statement/prospectus.

        Millstream was formed on April 11, 2003 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business that we believe has significant growth potential. Millstream intends to utilize the proceeds of its initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

        Millstream consummated its initial public offering on August 28, 2003. Operations commenced August 29, 2003. Net loss of $88,239 reported for the period from April 11, 2003 (inception) through December 31, 2003 consists primarily of $44,000 expense for director and officer liability insurance, $30,000 expense for a monthly administrative services agreement, $23,734 for professional fees and $57,848 for other expenses. Interest accrued on the trust account was $66,448 and other interest income was $895.

        The net loss of $64,981 reported for the quarter ended March 31, 2004 consists primarily of $33,000 expense for director and officer liability insurance, $22,500 expense for the monthly administrative services agreement, $52,899 for professional fees and $3,119 for other expenses. Income on the trust fund investment was $45,794 and other interest income was $743.

        Millstream received net proceeds of $21,417,726 in its initial public offering. After depositing $20,685,000 in the trust fund, Millstream has used the balance of the net proceeds totaling $732,726 as follows:

Acquisition related costs	$333,808
Directors and officers insurance policy for one year	132,000
Professional fees (attorneys, accountants, consultants)	71,000
Federal and state taxes, including franchise/capital stock taxes	25,240
Administrative services fee	60,000
Other operational costs	37,144
Remaining cash at April 30, 2004	73,534

        Through April 30, 2004, Millstream has paid $333,808 of costs relating to the merger, including $250,000 to NationsHealth upon execution of the merger agreement. NationsHealth will reimburse Millstream the sum of $250,000 if the merger agreement is terminated under certain circumstances. As of April 30, 2004, Millstream had approximately $74,000 in cash and cash equivalents, excluding the trust fund. Millstream believes that it has sufficient available funds outside of the trust fund to operate until the merger is consummated, or, in the case of termination of the merger and the reimbursement of the $250,000, Millstream believes that it has sufficient funds to operate through 2004 and into 2005. Anticipating closure of the merger within three months, Millstream estimates costs of approximately $22,500 for the administrative fee payable to 400 Building LLC ($7,500 per month for three months), $10,000 of expenses in legal and accounting fees relating to quarterly SEC reporting obligations and $41,500 for merger related costs and general corporate working capital. To the extent that merger-related costs exceed amounts available outside the trust fund, trust fund assets will be used to fund the excess costs of the merger if the merger is completed and the trust fund assets are released to Millstream.

        Millstream is obligated, commencing September 1, 2003, to pay to 400 Building LLC, an affiliate of Arthur Spector, its chairman of the board, chief executive officer and president, a monthly fee of $7,500 for general and administrative services. In addition, on April 28, 2003, Mr. Spector advanced $35,000 to Millstream, on a non-interest bearing basis, for payment on Millstream's behalf of offering expenses. This loan was repaid in September 2003 out of proceeds of the initial public offering.

        Millstream has four directors and two officers. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although Millstream expects Mr. Spector will devote an average of approximately ten hours per week to Millstream's business. Millstream does not intend to have any full time employees prior to the consummation of a business combination.

Off-Balance Sheet Arrangements.

        There were no off-balance sheet arrangements during the period from April 11, 2003 (inception) through March 31, 2004 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to Millstream.

 UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined balance sheet combines the historical balance sheet of NationsHealth and the historical balance sheet of Millstream as of March 31, 2004, giving effect to the merger of NationsHealth and Millstream pursuant to the merger agreement, as if the merger had been consummated on March 31, 2004. The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of NationsHealth for the year ended December 31, 2003 and Millstream for the period from April 11, 2003 (inception) to December 31, 2003, and the historical statements of operations of NationsHealth and Millstream for the three months ended March 31, 2004, giving effect to the merger as if it had occurred on January 1, 2003.

        We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2003, from the audited financial statements of NationsHealth and Millstream for that year, and the information for the three months ended March 31, 2004 from the unaudited financial statements of NationsHealth and Millstream for that period. NationsHealth has provided all the information set forth herein regarding NationsHealth and US Pharmaceutical Group. Neither Millstream nor NationsHealth assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the Millstream audited and unaudited financial statements and related notes included in this document under Millstream Financial Statements and the NationsHealth audited and unaudited financial statements included in this document under NationsHealth Consolidated and Combined Financial Statements.

        The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results.

        The unaudited pro forma combined information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost for such activities. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

        The following information should be read in conjunction with the pro forma condensed combined financial statements:

  •
  Accompanying notes to the unaudited pro forma combined condensed financial statements.

  •
  Separate historical financial statements of NationsHealth for the year ended December 31, 2003 and the three months ended March 31, 2004 included elsewhere in this document.

  •
  Separate historical financial statements of Millstream for the period from April 11, 2003 (inception) to December 31, 2003 and the three months ended March 31, 2004 included elsewhere in this document.

        The unaudited pro forma condensed combined balance sheet has been prepared using two different levels of approval of the merger by Millstream stockholders, as follows:

  •
  Assuming Maximum Approval: This presentation assumes that 100% of Millstream stockholders approve the merger; and

  •
  Assuming Minimum Approval: This presentation assumes that only 80.1% of Millstream stockholders approve the merger.

        The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

        The unaudited pro forma condensed combined financial statements were prepared using the reverse acquisition treatment under the purchase method of accounting with NationsHealth treated as the acquirer. Accordingly, the assets and liabilities of Millstream have been presented at their historical cost (which is considered to be the equivalent of estimated fair value), with no goodwill or other intangible assets recorded and no increment in combined stockholders' equity.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING MAXIMUM APPROVAL

MARCH 31, 2004

(IN THOUSANDS)

	NationsHealth	Millstream	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$57	$142	$18,797	(a)	$14,653
			(1,343)	(b)
			(3,000)	(c)
Investments held in trust	—	20,797	(18,797)	(a)	2,000
Other current assets	8,918	55	—		8,973

Total current assets	8,975	20,994	(4,343)		25,626
Other Assets	2,227	403	(1,527)	(f)	1,103

Total assets	$11,202	$21,397	$(5,870)		$26,729

LIABILITIES AND MEMBERS' (DEFICIENCY)/ STOCKHOLDERS' EQUITY
Current Liabilities	$12,786	$108	$—		$12,894
Long-Term Debt:
Lines of credit	1,900	—			1,900
Notes payable to members	1,343	—	(1,343)	(b)	—
Common stock subject to possible redemption	—	4,103	(4,103)	(c)	—

Total liabilities	16,029	4,211	(5,446)		14,794

Members' (Deficiency)/Stockholders' Equity:
Common stock	—	1	2	(c)	3
Additional paid-in capital	—	17,338	5,123	(c)	20,934
			(1,527)	(f)
Preferred members' interest—voting	400	—	(400)	(c)	—
Preferred members' interests—nonvoting	3,740	—	(3,740)	(c)	—
Class B interests	35	—	(35)	(c)	—
Accumulated deficit	(9,002)	(153)	153	(d)	(9,002)

Total members' (deficiency)/stockholders' equity	(4,827)	17,186	(424)		11,935

Total liabilities and members' (deficiency)/stockholders' equity	$11,202	$21,397	$(5,870)		$26,729

See notes to unaudited pro forma condensed combined financial statements.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING MINIMUM APPROVAL

MARCH 31, 2004

(IN THOUSANDS)

	NationsHealth	Millstream	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$57	$142	$18,797	(a)	$10,494
			(1,343)	(b)
			(3,000)	(c)
			(4,159)	(c)
Investments held in trust	—	20,797	(18,797)	(a)	2,000
Other current assets	8,918	55	—		8,973

Total current assets	8,975	20,994	(8,502)		21,467
Other Assets	2,227	403	(1,527)	(f)	1,103

Total assets	$11,202	$21,397	$(10,029)		$22,570

LIABILITIES AND MEMBERS' (DEFICIENCY)/STOCKHOLDERS' EQUITY
Current Liabilities	$12,786	$108	$—		$12,894
Long-Term Debt:
Lines of credit	1,900	—			1,900
Notes payable to members	1,343	—	(1,343)	(b)	—
Common stock subject to possible redemption	—	4,103	(4,103)	(c)	—

	16,029	4,211	(5,446)		14,794

Members' (Deficiency)/Stockholders' Equity:
Common stock	—	1	2	(c)	3
Additional paid-in capital	—	17,338	5,123	(c)	16,775
			(4,159)	(c)
			(1,527)	(f)
Preferred members' interest—voting	400	—	(400)	(c)	—
Preferred members' interests—nonvoting	3,740	—	(3,740)	(c)	—
Class B interests	35	—	(35)	(c)	—
Accumulated deficit	(9,002)	(153)	153	(d)	(9,002)

Total members' (deficiency)/stockholders' equity	(4,827)	17,186	(4,583)		7,776

Total liabilities and members' (deficiency)/stockholders' equity	$11,202	$21,397	$(10,029)		$22,570

See notes to unaudited pro forma condensed combined financial statements.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

(IN THOUSANDS)

	NationsHealth	Millstream(1)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Net sales	$25,073	$—	$—		$25,073
Prescription card fees, net	654	—	—		654

	25,727	—	—		25,727
Cost of Sales	10,206	—	—		10,206

Gross Profit	15,521	—	—		15,521

Operating Expenses:
Customer acquisition and related costs	6,233	—	—		6,233
Personnel costs	6,127	—	—		6,127
Provision for doubtful accounts	3,794	—	—		3,794
General and administrative	2,872	155	—		3,027
Depreciation and amortization	121	—	—		121

	19,147	155	—		19,302

Loss from Operations	(3,626)	(155)	—		(3,781)
Interest, Net	(199)	67	167	(e)	35

Net Loss	$(3,825)	$(88)	$167		$(3,746)

Pro Forma Loss Per Share:
Assuming maximum approval					$(0.14)

Assuming minimum approval					$(0.11)

(1)
From inception (April 11, 2003) to December 31, 2003.

See notes to unaudited pro forma condensed combined financial statements.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004

(IN THOUSANDS)

	NationsHealth	Millstream	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Net sales	$12,835	$—	$—		$12,835
Prescription card fees, net	469	—	—		469

	13,304	—	—		13,304
Cost of Sales	4,438	—	—		4,438

Gross Profit	8,866	—	—		8,866

Operating Expenses:
Customer acquisition and related costs	4,514	—	—		4,514
Personnel costs	3,124	—	—		3,124
Provision for doubtful accounts	2,340	—	—		2,340
General and administrative	1,746	112	—		1,858
Depreciation and amortization	80	—	—		80

	11,804	112	—		11,916

Loss from Operations	(2,938)	(112)	—		(3,050)
Interest, Net	(133)	47	80	(e)	(6)

Net Loss	$(3,071)	$(65)	$80		$(3,056)

Pro Forma Loss Per Share:
Assuming maximum approval					$(0.12)

Assuming minimum approval					$(0.09)

See notes to unaudited pro forma condensed combined financial statements.

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

        The merger agreement provides for the merger of Millstream, through a wholly-owned subsidiary, with and into NationsHealth. Following consummation of the merger, NationsHealth will continue as the surviving company and the wholly-owned subsidiary of Millstream and the separate corporate existence of N Merger shall cease. In the merger, all the membership interests of NationsHealth will be converted into the right to receive shares of Millstream common stock and $3,000,000 in cash.

        Millstream and NationsHealth plan to complete the merger promptly after a Millstream special meeting, provided that:

  •
  Millstream's stockholders have adopted the merger agreement, including the amendment and restatement of Millstream's certificate of incorporation;

  •
  holders of less than 20% of the shares of common stock issued in Millstream's initial public offering vote against the merger proposal and demand conversion of their shares into cash; and

  •
  the other conditions specified in the merger agreement have been satisfied or waived.

        The Merger will be accounted for as a reverse acquisition application of the purchase method of accounting by Millstream, with NationsHealth treated as the accounting acquirer. Under the reverse acquisition method of accounting, the assets and liabilities of Millstream will be recorded as of the acquisition date, at their respective historical cost, which is considered to be the equivalent of fair value, and added to those of NationsHealth, with no goodwill or other intangible assets recorded and no increment in combined stockholders' equity. The reported results of operations of Millstream after completion of the acquisition will reflect the historical results of operations of NationsHealth.

        All amounts and balances have been rounded and presented to the nearest thousands.

NOTE 2. PRO FORMA ADJUSTMENTS

        Adjustments included in the column under the heading "Pro Forma Adjustments" include the following:

  (a)
  To reflect the release of funds held in trust by Millstream.

  (b)
  To reflect repayment of loans made by certain members to NationsHealth.

  (c)
  To reflect issuance of Millstream common stock and payment of cash in conversion of membership interests of NationsHealth, and (Assuming Minimum Approval) payment to dissenting Millstream stockholders.

  (d)
  To eliminate the deficit of Millstream as the accounting acquiree under the reverse acquisition application of the purchase method of accounting.

  (e)
  To eliminate interest expense related to notes payable to members of NationsHealth.

  (f)
  To eliminate deferred merger costs and reflect as a reduction of additional paid-in capital.

  (g)
  Pro forma net loss per share was calculated by dividing pro forma net loss by the weighted average number of shares outstanding, as follows:
	Assuming Maximum Approval	Assuming Minimum Approval*
NationsHealth	21,375,000	29,726,000
Millstream	4,775,000	3,970,000

Pro Forma Weighted Average Number of Shares Outstanding	26,150,000	33,696,000

        Warrants and options have not been considered since their effect would be anti-dilutive to pro forma net loss per share.

*
The terms of the Merger Agreement contain, among other things, a formula for computing the stock consideration whereby, if Millstream stockholders were to exercise their conversion rights, resulting in less cash from the trust account available to the combined company, the NationsHealth members are to be issued a proportionately larger number of shares of Millstream common stock (see Merger Consideration, pages 43 and 44).

 DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER

The Combined Company Following the Merger

        At the effective time of the merger, the board of directors and executive officers of the combined company will be as follows:

Name	Age	Position
Arthur Spector	63	Chairman of the Board
Glenn M. Parker, M.D	40	Director and Chief Executive Officer
Lewis Stone	43	Director, President and Chief Information Officer
Robert Gregg	39	Director and Chief Operating Officer
Timothy Fairbanks	30	Chief Financial Officer
Don K. Rice	56	Director
[ ]	[ ]	Director
[ ]	[ ]	Director
[ ]	[ ]	Director
[ ]	[ ]	Director
[ ]	[ ]	Director

        Arthur Spector has been the chairman of the board, chief executive officer and president of Millstream since its inception in April 2003. Since 1997, Mr. Spector has served as managing director of the general partner and of the management company of Safeguard International Fund, L.P., an international private equity fund. Mr. Spector also serves as a director and officer of several portfolio companies of Safeguard International. From March 1995 to October 2002, Mr. Spector served as chairman of the board of Neoware Systems, Inc., a manufacturer of sophisticated computer appliances and related software, and from May 1996 until June 1997, he also served as its president and chief executive officer. Mr. Spector has also served as a director of Docucorp International, a public document automation company, since 1997. Mr. Spector has been a director of Metallurg Holdings, Inc. and Metallurg, Inc. since July 1998 and has been executive vice president of Metallurg Holdings since July 1998 and treasurer since August 2000. He was elected vice chairman of the board of Metallurg Holdings and Metallurg, Inc. in November 2002. Metallurg Holdings is a holding company of Metallurg, Inc., a company that produces and sells specialty metals, alloys and chemicals. From 1998 to 2002, Mr. Spector served as a director of USDATA Corporation. Mr. Spector received a B.S. from the Wharton School of Finance at the University of Pennsylvania and a J.D. from The University of Pennsylvania Law School. Arthur Spector's term of office as a director of the combined company will expire at the second annual meeting of the combined company.

        Glenn M. Parker, M.D. has been chief executive officer and a preferred member representative of NationsHealth since its formation and will be appointed chief executive officer and a director of the combined company at the closing of the merger. From September 1996 to October 1998, Dr. Parker practiced as a physician at Sussman, Staller and Parker. In October 1998 he founded ParkStone Medical Info Systems, Inc., a healthcare technology company, with Lewis Stone, where he served as chief executive until June 2000. In July 2001, Dr. Parker founded US Pharmaceutical Group with Robert Gregg and Lewis Stone. Dr. Parker received a B.S. from the University of Florida in 1986 and an M.D. from the New York Medical College in 1993. Dr. Parker is licensed as a medical doctor by the Florida Department of Health. Glenn Parker's term of office as a director of the combined company will expire at the third annual meeting of the combined company.

        Lewis Stone has been chief information officer and preferred member representative since NationsHealth formation and will be appointed president, chief information officer and a director of the combined company at the closing of the merger. From 1982 to 1986, Mr. Stone consulted in Andersen Consulting's Advanced Systems Group, reaching manager level. In 1987, Mr. Stone co-founded BrownStone Solutions, an enterprise software company, where he served as president and software architect until 1996. BrownStone Solutions was acquired by Platinum Technology, Inc, in 1995. From 1997 to 1998, Mr. Stone served as software consultant at Maxim Group, Inc., a consultancy firm. In October 1998 he founded ParkStone Medical Info Systems, Inc. with Dr. Parker, where he served as chief technology officer until June 2001. In July 2001 he founded United States Pharmaceutical Group with Dr. Parker and Mr. Gregg. Mr. Stone received a B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute in 1982 and studied post-graduate coursework at Florida Atlantic University in 1997. Lewis Stone's term of office as a director will expire at the second annual meeting of the combined company.

        Robert Gregg has been chief operating officer and a preferred member representative of NationsHealth since its formation and will be appointed chief operating officer and a director of the combined company at the closing of the merger. From November 1989 to July 2002, Mr. Gregg served as managing director of D.S. Wolf Group, L.L.C., an executive recruiting company. In July 2002 he became chief operating officer and director of US Pharmaceutical Group, and subsequently became chief operating officer and preferred member representative of NationsHealth. Mr. Gregg received his B.S. in finance from the University of South Florida in 1987. Mr. Gregg was also licensed as "Series 7, 63, 24" by the National Association of Securities Dealers in 1987. On November 29, 1989, Mr. Gregg pleaded guilty to a single count of securities fraud under 15 U.S.C. 78 (j)b and 78ff. The underlying conduct occurred when Mr. Gregg was in his early 20's working as a stockbroker as his first job after college. In connection with the underlying conduct, the United States District Court of the District of New Jersey placed Mr. Gregg on probation for a term of three years requiring Mr. Gregg to comply with the terms of a civil consent order he entered into in a related proceeding with the New Jersey Bureau of Securities, which, among other things, barred Mr. Gregg for seven years from acting as a broker-dealer, agent, issuer or investment advisor in or from New Jersey after which time he could reapply, and Mr. Gregg reached a settlement with the Securities and Exchange Commission which barred Mr. Gregg from association with any broker, dealer, municipal securities dealer, investment company or investment adviser. Mr. Gregg complied with the terms of the probation imposed by the District Court, and the District Court approved early termination of the probation, based on the fact that Mr. Gregg had observed the terms and conditions of probation. Robert Gregg's term of office as a director will expire at the first annual meeting of the combined company.

        Timothy Fairbanks has been head of finance of NationsHealth since November 2002, and will be appointed chief financial officer of the combined company at the closing of the merger. From 1996 to 1999, Mr. Fairbanks was in charge of various financial aspects of Republic Industries/Republic Services Group. From 1999 to 2001, Mr. Fairbanks was also vice president in the finance department of PrintSource U.S.A., a commercial printing consolidation company. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996.

        Don K. Rice has been a member of Millstream's board of directors since inception. Mr. Rice is the managing partner of Rice Sangalis Toole & Wilson, a privately held firm that through limited partnerships invests primarily in the subordinated debt of middle market companies located throughout the United States, which he co-founded in 1989. Prior to forming Rice, Sangalis Toole & Wilson, Mr. Rice was president and chief executive officer of First Texas Merchant Banking Group, a firm which specialized in providing subordinated debt financing, and a vice president of PruCapital, Inc., an investment subsidiary of The Prudential Insurance Company of America. Mr. Rice received a B.B.A. and M.B.A. from the University of Texas. Don Rice's term of office will expire at the third annual meeting of the combined company.

Additional Information Regarding Directors of the Combined Company

        The following directors of the combined company are also directors of the reporting companies set forth opposite their respective names:

Name	Reporting Company
Arthur Spector	Docucorp International Metallurg Holdings, Inc. Metallurg, Inc.
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Board of Directors Committees

Audit Committee

        Millstream's board of directors presently has an audit committee consisting of two independent directors. The audit committee appoints, retains, sets compensation of, and supervises our independent accountants, reviews the results and scope of the audit and other accounting related services and reviews Millstream's accounting practices and systems of internal accounting and disclosure controls. Upon adoption and consummation of the merger proposal, Millstream's audit committee will adopt a charter that will govern its responsibilities and actions.

Audit Committee Financial Expert

        Millstream has not designated an audit committee financial expert serving on its audit committee. As its plan of operations involves identifying a target business and completing a business combination which such business, Millstream presently does not have material operations and does not experience complex accounting issues. Accordingly, Millstream's board of directors has determined that it is not necessary for it to have an audit committee financial expert at this time. Upon adoption and consummation of the merger proposal, the board of directors will appoint an audit committee financial expert.

Code of Ethics

        Millstream has not adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Millstream experiences a limited number of financial transactions in its present operations, all of which are approved and executed by its two executive officers. Accordingly, Millstream's board of directors does not believe that it is necessary to adopt a code of ethics at this time. Upon adoption and consummation of the merger proposal, the board of directors will adopt a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Governance Agreement

        Pursuant to the governance agreement, RGGPLS Holding, which currently holds the majority of membership interests in NationsHealth, and Arthur Spector agreed that:

  •
  the board of directors of Millstream will initially be comprised of eleven directors, nine nominated by RGGPLS and two by Arthur Spector;

  •
  Arthur Spector will be the non-executive chairman of the board of directors; and

  •
  after the consummation of the merger the board of directors of the combined company will appoint:

  •
  Glenn M. Parker, M.D., as chief executive officer;

  •
  Robert Gregg, as chief operating officer;

  •
  Lewis Stone, as president; and

  •
  Timothy Fairbanks, as chief financial officer.

Compensation of Executive Officers and Directors of the Combined Company

        Pursuant to employment agreements executed by Millstream and each of Dr. Parker, Mr. Gregg and Mr. Stone, Millstream has agreed to pay $500,000 per annum to each of them, for 5 years. See "Employment Agreements" page 60. In addition, Millstream has agreed to pay bonuses, based upon achievement of certain goals established by Millstream. A compensation committee comprised of independent director may also establish additional incentive compensation payments to include bonuses, stock options and restricted stock upon achievement of specified financial goals determined by Millstream.

NationsHealth Executive Officers

        The following sets forth summary information concerning the compensation paid by NationsHealth to Glenn M. Parker, M.D., Robert Gregg and Lewis Stone during the last two fiscal years. No compensation was paid in 2001.

Management Compensation Summary

Annual Compensation
Name	Year	Salary $	Bonus $
Glenn Parker	2002 2003	36,923 220,834	0 364,647
Robert Gregg	2002 2003	36,923 220,834	0 364,647
Lewis Stone	2002 2003	36,923 220,834	0 364,647

        Since its formation, NationsHealth has not granted any pension plans, stock options or stock appreciation rights, any awards under long-term incentive plans, or any other non-cash compensation.

Millstream Executive Officers

        Except for Ms. Guinan, who received $5,000 for work performed in connection with the preparation of Millstream Securities and Exchange Commission filings, no executive officer has received any cash or non-cash compensation for services rendered to Millstream. Upon consummation of the merger, Ms. Guinan will resign from her position as chief financial officer of Millstream.

        Commencing September 1, 2003 and ending upon the acquisition of a target business, Millstream has paid and will continue to pay 400 Building LLC a fee of $7,500 per month for providing it with office space and certain office and secretarial services. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, has been or will be paid to any of the Millstream stockholders existing prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, Millstream stockholders existing prior to its initial public offering have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than the Millstream board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

        In March 2004, Millstream granted warrants to purchase an aggregate of 45,000 shares of common stock at an exercise price of $8.50 per share to three consultants who assisted in the due diligence investigation of NationsHealth and other aspects of the merger. These warrants are exercisable for a period of seven years from the date on which the merger is completed. Other than these warrants, Millstream has not granted any pension plans, warrants, stock options, stock appreciation rights or any awards under long-term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Millstream

        Prior to the date of this document and Millstream's initial public offering, Millstream issued 360,000 shares of common stock to Arthur Spector, its chairman, chief executive officer and president, at a purchase price of approximately $.06944 per share. These shares will be held in escrow until August 2006. Millstream also issued a total of 370,000 shares of common stock to the Spector Family Trust, Dr. Schimmelbusch and Messrs. Keith and Rice at a purchase price of $0.0001 per share as set forth below:

Name	Number of Shares	Relationship to Us
Arthur Spector	360,000	Chairman of the Board, Chief Executive Officer and President
Spector Family Trust	180,000	Stockholder
Dr. Heinz C. Schimmelbusch	150,000	Director
Robert E. Keith, Jr.	20,000	Director
Don K. Rice	20,000	Director

        The holders of the majority of these shares are entitled to make up to two demands that Millstream register these shares pursuant to a registration rights agreement dated August 25, 2003. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Millstream will bear the expenses incurred in connection with the filing of any such registration statements.

        400 Building LLC, an affiliate of Arthur Spector, Millstream chairman of the board, chief executive officer and president, has agreed that commencing September 1, 2003 and ending upon the acquisition of a target business, it will make available to Millstream a small amount of office space and certain office and secretarial services, as Millstream may require from time to time. Millstream has agreed to pay 400 Building LLC $7,500 per month for these services. Mr. Spector is the sole member and sole manager of 400 Building LLC. As of March 31, 2004 Millstream has paid 400 Building LLC $52,500.

        Mr. Spector made advances aggregating $35,000 to Millstream to cover expenses related to the initial public offering. The loan was payable without interest on the earlier of May 1, 2004 or the consummation of the initial public offering. The loan was repaid in September 2003 from the proceeds of the initial public offering.

        Millstream has and will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by Millstream, which will be reviewed only by its board of directors or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Millstream officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of Millstream stockholders existing prior to its initial public offering, officers or directors who owned Millstream common stock prior to the initial public offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

        All ongoing and future transactions between Millstream and any of its officers and directors or their respective affiliates, will be on terms believed by Millstream to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Millstream board who do not have an interest in the transaction.

NationsHealth

        On September 23, 2003, in connection with a loan advanced to NationsHealth by Lewis Stone, NationsHealth issued a promissory note in favor of Lewis Stone in the principal amount of $84,952. The promissory note bears an interest rate of 12% per annum.

        On February 26, 2004, in connection with a loan advanced to NationsHealth by GRH Holdings, NationsHealth issued a promissory note in favor of GRH Holdings in the principal amount of $1,258,372. The promissory note bears an interest rate of 12% per annum.

        In connection with the operations of NationsHealth, NationsHealth established a line of credit between NationsHealth, US Pharmaceutical Group and Mellon United National Bank pursuant to an agreement dated October 3, 2002, and amended on January 27, 2004 in the principal amount of $500,000. Interest on the line of credit was payable monthly at a rate of prime plus 1%. This secured line of credit was to expire on August 5, 2005 however, on April 30, 2004, NationsHealth repaid in full all outstanding principal plus all accrued interest as of the same date. The entire principal amount of $500,000 was personally guaranteed proportionally by each of Glenn M. Parker, M.D., Robert Gregg and Lewis Stone. This line of credit is also personally guaranteed by Michael Gusky in the amount of $166,250.

        In connection with the operations of NationsHealth, NationsHealth established a line of credit between NationsHealth, US Pharmaceutical Group and Mellon United National Bank pursuant to an agreement dated January 17, 2003 and amended on January 27, 2004 in the principal amount of $400,000. Interest on the line of credit was payable monthly at a rate of 2.65%. This secured line of credit was to expire on January 18, 2006 however, on April 30, 2004, NationsHealth repaid in full all outstanding principal plus all accrued interest as of the same date. The entire principal amount of

$400,000 was guaranteed by a certificate of deposit in the amount of $400,000 pledged by Michael Gusky.

        In connection with the operations of NationsHealth, NationsHealth established a line of credit between NationsHealth and Mellon United National Bank pursuant to an agreement dated February 11, 2004 in the principal amount of $1,000,000 for purposes of a bridge loan. Interest on the bridge loan was payable monthly at bank's prime rate plus 2%. The maturity date for this loan was May 14, 2004 however, on April 30, 2004, NationsHealth repaid in full all outstanding principal plus all accrued interest as of the same date. Thirty-seven and one half percent of the entire principal amount of $1,000,000 was guaranteed by each of Glenn M. Parker and Robin S. Parker, Robert Gregg and Pamela Gregg, Lewis P. Stone and Michael Gusky.

        An affiliate of NationsHealth and an affiliate of US Pharmaceutical Group, NationsHealth Supply L.L.C., is the entity that entered into two separate agreements with Liberty Property Limited for purposes of leasing the premises used in the operations of NationsHealth. The first lease agreement dated December 23, 2002 and amended February 5, 2004 was entered into in connection with the premises located at 13650 N.W. 8th Street, Sunrise, Florida 33325. The second lease agreement dated February 9, 2004 was entered into in connection with the premises located at 13630 N.W. 8th Street, Sunrise, Florida 33325. Each of these lease agreements was later assigned to US Pharmaceutical Group, effective February 19, 2004.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Owners of More Than 5% of Millstream Common Stock

        Based upon filings made with the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act on or before May 31, 2004, Millstream is aware of the following beneficial owners of more than 5% of any class of its voting securities.

Name and Address of Beneficial Owner	Shares of Millstream Common Stock		Approximate Percentage of Outstanding Common Stock
Mark H. Rachesky, M.D. 40 West 57th Street, 24th Floor New York, NY 10019	1,411,000	(2)	29.5%
MHR Capital Partners, L.P. 40 West 57th Street, 24th Floor New York, NY 10019	982,734	(3)	20.6%
OTQ, LLC 40 West 57th Street, 24th Floor New York, NY 10019	254,166	(4)	5.3%
Barry Rubenstein 68 Wheatley Road Brookville, NY 11545	425,000	(5)	8.9%
Marilyn Rubenstein 68 Wheatley Road Brookville, NY 11545	425,000	(6)	8.9%
Woodland Services Corp. 68 Wheatley Road Brookville, NY 11545	325,000	(7)	6.8%
Jack Silver 660 Madison Avenue New York, NY 10021	250,000		5.2%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2)
Includes 982,734 shares of common stock held for the account of MHR Capital Partners, L.P., a Delaware limited partnership. Dr. Rachesky is the managing member of MHR Advisors, LLC, a Delaware limited liability company that is the general partner of MHR Capital Partners, L.P. In such capacity, Dr. Rachesky may be deemed to have voting and dispositive power of the shares of common stock held for the account of MHR Capital Partners, L.P. Also includes 254,166 shares of common stock held for the account of OTQ, LLC, a Delaware limited liability company of which Dr. Rachesky is the managing member. In such capacity, Dr. Rachesky may be deemed to have voting and dispositive power of the shares of common stock held for the account of OTQ, LLC.

(3)
Mark H. Rachesky, M.D. is the managing member of MHR Advisors, LLC, a Delaware limited liability company that is the general partner of MHR Capital Partners, L.P. Does not include 254,166 shares of common stock held for the account of OTQ, LLC, a Delaware limited liability company of which Dr. Rachesky is the managing member or 174,100 shares of common stock held in trust, retirement and foundation accounts established by Dr. Rachesky.

(4)
Mark H. Rachesky, M.D. is the managing member of OTQ, LLC. Does not include 174,100 shares of common stock held in trust, retirement and foundation accounts established by Dr. Rachesky or 982,734 shares of common stock held for the account of MHR Capital Partners, L.P., a Delaware limited partnership. Dr. Rachesky is the managing member of MHR Advisors, LLC, a Delaware limited liability company that is the general partner of MHR Capital Partners, L.P.

(5)
Includes 155,000 shares of common stock owned by Seneca Ventures, a New York partnership of which Mr. Rubenstein is a general partner, 170,000 shares of common stock owned by Woodland Venture Fund, a New York partnership of which Mr. Rubenstein is a general partner, and 100,000 shares of common stock owned by Woodland Partners, a New York partnership of which Mr. Rubenstein is a general partner. Mr. Rubenstein is also an officer and director of Woodland Services, Corp., a general partner of Seneca Ventures and Woodland Venture Fund. Mr. Rubenstein is the husband of Marilyn Rubenstein. Mr. Rubenstein shares voting and dispositive power with respect to all of these shares of common stock and does not have sole voting or dispositive power with respect to any of these shares of common stock. Mr. Rubenstein disclaims beneficial ownership of these securities except to the extent of his equity interest therein.

(6)
Includes 155,000 shares of common stock owned by Seneca Ventures, a New York partnership of which Mrs. Rubenstein is a general partner, 170,000 shares of common stock owned by Woodland Venture Fund, a New York partnership of which Mrs. Rubenstein is a general partner, and 100,000 shares of common stock owned by Woodland Partners, a New York partnership of which Mrs. Rubenstein is a general partner. Mrs. Rubenstein is also an officer and director of Woodland Services, Corp., a general partner of Seneca Ventures and Woodland Venture Fund. Mrs. Rubenstein is the wife of Barry Rubenstein. Mrs. Rubenstein shares voting and dispositive power with respect to all of these shares of common stock and does not have sole voting or dispositive power with respect to any of these shares of common stock. Mrs. Rubenstein disclaims beneficial ownership of these securities except to the extent of her equity interest therein.

(7)
Includes 155,000 shares of common stock owned by Seneca Ventures, a New York partnership, and 170,000 shares of common stock owned by Woodland Venture Fund, a New York partnership. Woodland Services Corp. is a general partner of Seneca Ventures and a general partner of Woodland Venture Fund. Woodland Services Corp. shares voting and dispositive power with respect to all of these shares of common stock and does not have sole voting or dispositive power with respect to any of these shares of common stock. Woodland Services Corp. disclaims beneficial ownership of these securities except to the extent of its equity interest therein.

        None of the above stockholders have any voting rights that are different from the voting rights of any other stockholders.

Security Ownership of Officers and Directors of Millstream

        The following table sets forth information with respect to the beneficial ownership of Millstream common shares, as of the record date, by:

  •
  each director;

  •
  all directors and officers as a group.

Name of the beneficial owner(1)	Shares of Millstream Common Stock(2)	Approximate Percentage of Outstanding Common Stock(2)
Arthur Spector(3)	360,000	7.5%
Dr. Heinz C. Schimmelbusch(4)	150,000	3.1%
Robert E. Keith, Jr(5)	20,000	*
Don K. Rice(6)	20,000	*
Directors (4 persons) as a group	550,000	11.5%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087.

(2)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(3)
Arthur Spector is our chairman of the board, chief executive officer and president.

(4)
The business address of Dr. Schimmelbusch is c/o Safeguard International Fund, L.P., 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087.

(5)
The business address of Mr. Keith is 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087. Does not include warrants to purchase an aggregate of 150,000 shares of our common stock as such warrants are not exercisable within 60 days of the date of this document.

(6)
The business address of Mr. Rice is 517 Fishers Road, Bryn Mawr, Pennsylvania 19010. Does not include warrants to purchase an aggregate of 100,000 shares of our common stock as such warrants are not exercisable within 60 days of the date of this document.

Beneficial Owners of NationsHealth Membership Interests

        The following table sets forth information with respect to the beneficial ownership of NationsHealth membership interests, percentage of interest and voting units, as of the date of this document.

Name of the beneficial owner	Percentage of interest		Number of voting units
GRH Holdings, LLC(1)	29.8375	%(2)	250
RGGPLS Holding, Inc(3)	66.1625%		750
Becton, Dickinson and Company(4)	4.0000%		n/a

(1)
GRH Holdings, L.L.C. is a Florida limited liability company controlled by Michael Gusky.

(2)
GRH Holdings' aggregate percentage interest consists of preferred member interests equal to a 22.0541% interest with voting rights and class B membership interests equal to a 7.7834% interest without voting rights.

(3)
RGGPLS Holding, Inc. is a Florida corporation jointly controlled by Robert Gregg, Glenn M. Parker, M.D. and Lewis Stone.

(4)
Becton, Dickinson and Company's preferred member interests do not have any voting rights.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Millstream

        The shares of Millstream common stock, warrants and units are currently traded on the Over-the-Counter Bulletin Board under the symbols "MSTM", "MSTMW" and "MSTMU", respectively The closing price for each share of common stock, warrant and unit of Millstream on Monday, March 9, 2004, the last trading day before the announcement of the execution of the merger agreement, was $5.00, $0.78 and $6.50, respectively. Millstream units, common stock and warrants are each quoted on the Over-the-Counter Bulletin Board under these symbols MSTUM, MSTM and MSTMW, respectively. Millstream units commenced public trading on August 25, 2003 and common stock and warrants commenced public trading on September 9, 2003.

        The closing price per share of Millstream common stock, warrants and units as reported on the Over-the-Counter Bulletin Board on [    ], 2004, the most recent trading day practicable before the printing of this document, was $[    ], $[    ] and $[    ], respectively

        The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Millstream common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

	Over-the-Counter Bulletin Board
	Millstream Common Stock		Millstream Warrants		Millstream Units
	High	Low	High	Low	High	Low
2003 Third Quarter	5.00	4.75	0.65	0.60	6.25	6.00
2003 Fourth Quarter	5.00	4.84	0.71	0.60	6.60	6.01
2004 First Quarter	5.90	4.89	1.55	0.70	8.95	6.17
2004 Second Quarter (through May 31, 2004)	8.20	5.50	3.19	1.32	14.8	8.00

        No cash dividends have been paid to Millstream's stockholders since its inception.

        Holders of Millstream common stock, warrants and units should obtain current market quotations for their securities. The market price of Millstream common stock, warrants and units could vary at any time before the merger.

NationsHealth

        There is no established public trading market for the preferred member interests or the class B member interests of NationsHealth. The preferred membership interests of NationsHealth were held by RGGPLS Holding, GRH Holdings and Becton, Dickinson, and the class B member interests were held by GRH Holdings, at December 31, 2003. NationsHealth did not pay any dividends on any of its membership interests during 2003 or 2002.

Combined Company

        The combined company does not intend to pay any dividends on its shares of common stock at this time. Rather, it intends to reinvest any earnings back into the combined company. At this time, the combined company anticipates that it will retain any earnings and will not pay dividends in the foreseeable future. The combined company also expects that any loan or credit facilities that it enters into will limit its ability to pay dividends.

        In connection with the merger, application has been made for the quotation of the combined company's common stock, warrants and units on the Nasdaq Stock Market under the symbol "NHRX", "NHRXW" and "NHRXU", respectively, subject to official notice of issuance.

DESCRIPTION OF THE COMBINED COMPANY'S SECURITIES FOLLOWING THE MERGER

        The following description of the material terms of the capital stock and warrants of the combined company following the merger includes a summary of specified provisions of the second restated certificate of incorporation of Millstream and amended and restated by-laws of Millstream that will be in effect upon completion of the merger. This description is subject to the relevant provisions of Delaware General Corporation Law and is qualified by reference to Millstream's second restated certificate of incorporation and by-laws, copies of which are attached as Annex G and H, respectively, to this document and are incorporated in this document by reference.

General

        The combined company's authorized capital stock will consist of 300,000,000 shares of all classes of capital stock, of which 250,000,000 will be shares of common stock, par value, $0.0001 per share, and 50,000,000 will be shares of preferred stock, par value of $0.0001 per share.

Common Stock

        The holders of the combined company's shares of common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the shares of preferred stock, the holders of the shares of common stock of the combined company are entitled to receive dividends if and when declared by the board of directors of the combined business. Subject to the prior rights of the holders, if any, of the preferred shares, the holders of the combined company's shares of common stock are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

        The provisions of Millstream's amended and restated certificate of incorporation regarding the liquidation of Millstream in the event that Millstream does not consummate a business combination within 18 months from the date of the consummation of its initial public offering, or 24 months from the consummation of the initial public offering if specified extension criteria have been satisfied and the corresponding distribution of assets to its stockholders will not be included in the certificate of incorporation of the combined company.

        Application will be made to quote the common stock, warrants and units of the combined company on the Nasdaq National Market under the trading symbols "NHRX", "NHRXW" or "NHRXU", respectively.

Preferred Stock

        Shares of preferred stock may be issued from time to time in one or more series and the board of directors of the combined company, without approval of the stockholders, is authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preferred stock. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the combined company's shares of common stock.

        As of the date of this document, there are no outstanding shares of preferred stock of any series.

Change of Control Related Provisions of the Combined Company's Certificate of Incorporation and By-laws, and Delaware Law

        A number of provisions in the combined company's amended and restated certificate of incorporation and by-laws and under the Delaware General Corporation Law may make it more difficult to acquire control of the combined company. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by the combined company's board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

  •
  enhance the likelihood of continuity and stability in the composition of the combined company's board of directors;

  •
  discourage some types of transactions that may involve an actual or threatened change in control of the combined company;

  •
  discourage certain tactics that may be used in proxy fights;

  •
  ensure that the combined company's board of directors will have sufficient time to act in what the board believes to be in the best interests of the combined company and its stockholders; and

  •
  encourage persons seeking to acquire control of the combined company to consult first with the combined company's board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

        Common Stock.    After the merger, the combined company will have outstanding approximately 26,150,000 million shares of common stock assuming that none of the public stockholder elect to exercise their conversion rights. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the combined company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the combined company's board of directors in opposing a hostile takeover bid.

        Preferred Stock.    The amended and restated certificate of incorporation will grant the combined company's board of directors the authority, without any further vote or action by the combined company's stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce the combined company's attractiveness as a target for an unsolicited takeover bid since the combined company could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors, Vacancies and Removal of Directors

        The amended and restated certificate of incorporation and by-laws will provide that the combined company's board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of the combined company's board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. On or prior to the occurrence of a triggering event, stockholders may remove directors with or without cause. A triggering event is defined in the second restated certificate of incorporation to mean the first occurrence of a person or group ceasing to own at least a majority of the combined voting power of the holders of the then outstanding shares entitled to vote at an election of directors. After the occurrence of a triggering event, stockholders may remove directors only for cause. Vacancies in the combined company's board of directors, including a vacancy created by increasing the size of the board, may only be filled by a majority of the combined company's directors. Any director elected to fill a vacancy, including a vacancy created by increasing the size of the board, will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. The combined company's certificate of incorporation and by-laws will provide that the number of directors will be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of the combined company's board of directors that would effect a change of control.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

        The combined company's amended and restated by-laws will provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of the combined company at its principal executive offices not fewer than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. In addition, under the provisions of both the amended and restated certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called annual or special meeting. On or prior to the occurrence of a triggering event, special meetings may be called by the combined company's board of directors or by stockholders comprising a majority of the combined voting power of the holders of the then outstanding shares entitled to vote at an election of directors. After the occurrence of a triggering event, a special meeting may only be called by the combined company's board of directors. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Business Combination Under Delaware Law

        As a Delaware corporation, the combined company will be subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. The combined company does not plan to make that election. Subject to specified exceptions, Section 203, as currently in effect, prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  before that date, the board of directors approved either the business combination or the transaction in which such stockholder became an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the holders of at least 66 2/3% of the combined company's outstanding voting stock which is not owned by the interested stockholder.

        A "business combination", as further defined by the Delaware General Corporation Law, includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Except as otherwise described in the Delaware General Corporation Law, an "interested stockholder" is defined to include:

  •
  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination; and

  •
  the affiliates and associates of any such person.

        RGGPLS Holding, GRH Holdings, Becton, Dickinson and their affiliates or associates will not be subject to the restrictions imposed by Section 203 because the combined company's board of directors approved the merger, which is the business combination in which any such stockholder may have become an interested stockholder.

Limitation of Liability of Directors

        The amended and restated certificate of incorporation will provide that no director will be personally liable to the combined company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law. As currently enacted, the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  payments of unlawful dividends or unlawful stock repurchases or redemptions; or

  •
  any transaction from which the director derived an improper personal benefit.

        The principal effect of this limitation on liability provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed in the Delaware General Corporation Law applies. This provision, however, will not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. The combined company's certificate of incorporation will not eliminate its directors' fiduciary duties. The inclusion of this provision in the certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the combined company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of his or her fiduciary duties.

        The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of an action brought by or in the right of the corporation, except that indemnification in such a case may only extend to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The combined company's amended and restated certificate of incorporation and, with regard to its officers, its amended and restated by-laws will provide that the combined company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Under these provisions and subject to the Delaware General Corporation Law, the combined company will be required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the combined company or another entity that the director or officer serves as a director, officer, employee or agent at the combined company's request, subject to various conditions, and to advance funds to the combined company's directors and officers before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of the combined company. The amended and restated by-laws also specifically authorize the combined company to maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the combined company, or is or was serving at the combined company's request as a director, officer, employee or agent of another entity, against certain liabilities.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Combined Company's Certificate of Incorporation and By-Laws

        The provisions of the combined company's amended and restated certificate of incorporation governing, among other things, the classified board, the liability of directors, the elimination of stockholder actions by written consent and the prohibition on the right of stockholders to call a special meeting, may not be amended, altered or repealed unless the amendment is approved:

  •
  On or prior to the occurrence of a triggering event, by a majority of the combined voting power of the holders of the then outstanding shares entitled to vote at an election of directors; and

  •
  After the occurrence of a triggering event, by the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors.

        This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the amended and restated certificate of incorporation. The combined company's amended and restated by-laws may be amended by the board of directors or:

  •
  On or prior to the occurrence of a triggering event, by a majority of the combined voting power of the holders of the then outstanding shares entitled to vote at an election of directors; and

  •
  After the occurrence of a triggering event, by

the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors.

        These provisions make it more difficult for any person to remove or amend any provisions that may have an anti-takeover effect.

Warrants

        9,100,000 warrants are currently outstanding. 8,050,000 warrants entitle the registered holder to purchase one share of our common stock at a price of $5.00 per share and 1,050,000 of these warrants entitle the registered holder to purchase one share of common stock at a price of $6.00 per share, each subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of the merger; or

  •
  one year from the date of Millstream's initial public offering.

        The warrants will expire at 5:00 p.m., New York City time on August 24, 2007. Millstream may call the warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $.01 per warrant at any time after the warrants become exercisable;

  •
  upon not less than 30 days' prior written notice of redemption to each warrantholder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

        The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Millstream.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation of the company. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, Millstream will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Quotation or Listing

        Millstream's currently outstanding common stock and warrants currently are quoted on the Over-the-Counter Bulletin Board. Millstream will use its best efforts to list the outstanding shares of common stock and warrants, and the shares of common stock to be issued in the merger, on The Nasdaq Stock Market or, if they are not eligible for Nasdaq, on The American Stock Exchange.

Registration Rights Agreement

        Millstream has entered into a registration rights agreement providing for the registration of the shares of common stock to be issued in the merger, as described in "Registration Rights Agreement".

Transfer Agent and Registrar

        The Transfer Agent and Registrar for the shares of Millstream common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, (212) 509-4000.

COMPARISON OF STOCKHOLDER RIGHTS

        Millstream is incorporated under the laws Delaware and NationsHealth is a limited liability company organized under the laws of the Florida. In accordance with the merger agreement at the effective time of the merger, the holders of NationsHealth membership interests will convert their membership interests for newly issued Millstream shares of common stock. Your rights as a Millstream stockholder will be governed by Delaware law and Millstream's amended and restated certificate of incorporation and by-laws of Millstream. The following is a comparison of the material rights of the current stockholders of Millstream, the members of NationsHealth and the stockholders of the combined company after the merger, under each company's organizational documents and the statutory framework in Delaware and Florida.

        The forms of the combined company amended and restated certificate of incorporation and by-laws are included in this document as Annex G and H, respectively, and are incorporated into this document by reference. The following description does not purport to be complete and is qualified by reference to Delaware General Corporation Law, the Florida Limited Liability Company Act, the restated certificate of incorporation and by-laws of Millstream and the second amended and restated operating agreement of NationsHealth. Several of the provisions contained in the second amended and restated operating agreement of NationsHealth are not summarized in this document as they relate solely to rights of a closely held business entity and are therefore not relevant to the comparison of rights described below.

Comparison of Certain Certificate of Incorporation and By-law Provisions of Millstream and the Combined Company after the merger and the Certain Provisions of the Operating Agreement of NationsHealth

Provision	Millstream	NationsHealth	Combined Company
Authorized capital stock	21 million, of which: • 20 million are shares of common stock, par value $0.0001 per share; and • 1 million are shares of preferred stock, par value $0.0001 per share.	No limit of issuance for preferred member interests and class B member interests. Class C member interests may be issued up to no more than 12% of the aggregate equity of the company.	300 million, of which: • 250 million, are shares of common stock, par value $0.0001 per share; and • 50 million are shares of preferred stock, par value $0.0001 per share.
Board of Directors
	The board of directors must have not less than 1 and not more than 9 directors. The exact number is determined from time to time by resolution adopted by a majority of the entire board of directors. Millstream currently has 4 directors.	NationsHealth must have 4 preferred member representatives, 3 of whom must be appointed by RGGPLS Holding and 1 of whom must be appointed by GRH Holdings.
The board of directors must have at least 3 directors. The exact number is determined from time to time by resolution adopted by a majority of the entire board of directors. Initially, the combined company will have 11 directors, after the completion of merger.

Qualification of Directors	Directors need not be stockholders.	There are no express limits in the individual capacity to be a preferred member representative.	Same as Millstream.
Removal of Directors
	The entire board of directors or any director may be removed with or without cause by a majority vote of the holders of the outstanding shares. In case the board or any one or more directors are so removed, new directors may be elected at the same time for the unexpired portion of the full term of the directors removed.	There are no removal provisions relating to the preferred member representatives.
Prior to a triggering event, directors may be removed with or without cause. After a triggering event, directors may only be removed for cause. A triggering event is the first time after the consummation of the merger that a person or group ceases to beneficially own at least a majority of the voting power of the outstanding common stock.
Cumulative voting	None.	None.	None.
Classes of directors
	The board of directors is classified into two classes of directors, designated Class A and Class B. The number of directors in each class must be as nearly equal as possible. Each director serves for a two-year term, except for the first year of election, in which Class A and Class B serve for one year after their election. Initially Class A and Class B directors will hold office until the first, and second annual meeting, respectively, following the completion of the merger.	There is only one class of preferred member representatives.
The board of directors is classified into 3 classes of directors, designated Class I, Class II and Class III. The number of directors in each class must be as nearly equal as possible. Each director serves for three succeeding annual meetings of stockholders, except for the first year of election, in which Class I, Class II and Class III directors will hold office until the first, second and third annual meeting, respectively, following the completion of the merger. See "Directors and Management Following the Merger."

Vacancies on the board
	Vacancies (unless they are the result of the action of stockholders) and newly-created directorships are filled by the majority vote of the remaining directors in office, even though less than a quorum, or by a sole remaining director. Vacancies that result from the action of stockholders are filled by the stockholders.	There are no provisions for vacancies of preferred member representatives.	Same as Millstream.
Board quorum and vote requirements
A majority of the entire board of directors constitutes a quorum.

	The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors.	The affirmative vote of the preferred members representatives representing a majority of the members' equity interests constitutes action by NationsHealth.	Same as Millstream.
Annual stockholder meetings	Date, time and place of the annual meeting is determined by the board of directors.	No provision related to annual meetings.	Same as Millstream.
Special stockholder meetings
	Special meetings may only be called by resolution of the board of directors or by the president and must be called by the president or by the secretary if requested by the holders of a majority of the shares of the capital stock.	No provision related to special meetings.
Prior to a triggering event, special meetings may be called by or at direction of the board of directors or by the secretary if requested by the holders of a majority of the shares of the capital stock. After the occurrence of a triggering event, special meetings may only be called by or at direction of the board of directors.

Quorum requirements
	The presence, in person or by proxy, of the holders of shares of capital stock entitled to cast a majority of the votes that could be cast at the meeting by the holders of all of the outstanding shares of capital stock entitled to vote at the meeting constitutes a quorum.	No provisions related to quorum requirements.	The presence in person of by proxy or the holders of record of one-third of the voting power of the shares entitled to vote at a meeting of stockholders constitutes a quorum.
Action by written consent	Permitted.	Permitted.	Prior to a triggering event, stockholders may act pursuant to written consent. After the occurrence of a triggering event, the right of stockholders to act by written consent is denied.
Notice requirements for stockholder nominations and other proposals
In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 60 and not more than 90 days prior to public disclosure of the date of annual meeting.

	In the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.	No provisions related to notice requirements.
In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must deliver notice to the secretary of the combined company not fewer than 90 days nor more than one 120 days prior to the first anniversary of the preceding year's annual meeting (which anniversary date, in the case of the first annual meeting of stockholders following the time of filing of the amended and restated certificate of incorporation will be October 1, 2004) and in any event at least 45 days prior to the first anniversary of the date on which the company first mailed its proxy materials for the preceding year's annual meeting of stockholders

(which anniversary date, in case of the first annual meeting of stockholders following the time of filing of the restated certificate of incorporation, will be August 15, 2004). However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely, must be so delivered not earlier than one 120 days prior to the annual meeting and not later than the later of the ninetieth day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made.

Amendments to organizational documents
Amendments generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. Millstream by-laws may be amended by the stockholders entitled to vote at any meeting or, if so provided by the certificate of incorporation, by the board of directors.
All the preferred members representatives must approve the amendments. However, no amendment can be made that alters or changes the rights, preferences, privileges or obligations of Becton, Dickinson without its prior written consent. No amendments can change:

• the provision regarding the limitation of liability of the members,

• the provision regarding the contribution of capital to NationsHealth; and

• the provision regarding the amendments to the operating agreement in each case without prior written consent of all of the members.
Prior to a triggering event, amendments must be approved by the board of directors and, for the amended and restated certificate of incorporation, by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. After the occurrence of a triggering event, 3/4 of the capital stock voting power is required to amend the certificate of incorporation and 3/4 of the members of the board of directors is required to amend the by-laws.

Exculpation and indemnification of directors, officers and employees
A director may not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

• for any breach of the director's duty of loyalty;

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• under Section 174 of the Delaware General Corporation Law; or

• for any transaction from which the director derived an improper personal benefit.
No member can be bound by, or personally liable for, any of the debts, contracts, liabilities or other obligations, and the liability of each member shall be limited solely to the amount of his contribution to the capital of NationsHealth required by the operating agreement.
No directors may be held personally liable for monetary damages for breach of his or her fiduciary duty, except to the extent that such exemption from liability or limitation is not permitted under the Delaware General Corporation Law as currently in effect or as it may be amended.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director must be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Each of the above provisions protects Millstream, and the combined company directors, as the case may be, against personal liability for monetary damages related to breaches of their fiduciary duty of care. None of the above provisions eliminates the director's duty of care nor has any effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his or her duty of care.
Indemnification
In general, the by-laws provide for the indemnification of any director or officer who was or is a party to any threatened, pending or completed action by reason of his or her status as a director or officer against any expenses, judgments, fines or settlements actually and reasonably incurred by the director or officer, if the individual:
		Not applicable.	Same as Millstream.
• acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company; and
• with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful.

Millstream will advance expenses to a director or officer upon receipt of an undertaking to repay the advanced amount if it is ultimately determined that the individual is not entitled to indemnification.

STOCKHOLDER PROPOSALS

        If the merger is not consummated, the Millstream 2004 annual meeting of stockholders will be held on or about October 1, 2004 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2004 annual meeting, you need to provide it to us by no later than August 2, 2004. You should direct any proposals to our secretary at Millstream's principal office in Wayne, Pennsylvania. If you want to present a matter of business to be considered at the year 2004 annual meeting, under Millstream by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between July 2, 2004 and August 2, 2004.

EXPERTS

        The financial statements of Millstream included in this proxy statement/prospectus have been audited by BDO Seidman, LLP, independent registered public accounting firm to the extent and for the period set forth in their report included herein, and are included herein in reliance upon such report given upon authority of said firm as experts in accounting and auditing. BDO Seidman LLP has acted as auditor for Millstream since 2003.

        The consolidated financial statements of NationsHealth included in this document have been so incorporated in reliance on the report of Rachlin Cohen & Holtz LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. Rachlin Cohen & Holtz LLP has acted as auditor for NationsHealth since 2003.

LEGAL MATTERS

        The validity of the issuance of the shares of Millstream common stock to be issued pursuant to the merger will be passed upon for Millstream by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

        U.S. federal income tax consequences of the merger will be passed upon for NationsHealth by McDermott Will & Emery LLP, Chicago, Illinois.

WHERE YOU CAN FIND MORE INFORMATION

        Millstream files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

        You may read and copy reports, proxy statements and other information filed by Millstream with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

        Millstream files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Millstream at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

        After the merger, unless you notify Millstream of your desire not to receive these reports, the combined company will furnish to you all periodic reports that it files with the Securities and Exchange Commission, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, as well as proxy statements and related materials for annual and special meetings of shareholders. In addition, you will be able to request Millstream's Annual Report on Form 10-KSB.

        Millstream filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the shares of Millstream common stock to be issued to members of NationsHealth in the merger. This document is a part of Millstream's registration statement and constitutes the prospectus of Millstream in addition to being a proxy statement to the Millstream stockholders.

        As allowed by Securities and Exchange Commission rules, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Please refer to the registration statement for further information with respect to Millstream and the Millstream common stock to be issued.

        Information and statements contained in this document, or any annex to this document incorporated by reference in this document, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this document or incorporated in this document by reference.

        All information contained in this document or incorporated in this document by reference relating to Millstream has been supplied by Millstream, and all such information relating to NationsHealth has been supplied by NationsHealth. Information provided by either of us does not constitute any representation, estimate or projection of the other.

        If you would like additional copies of this document, or if you have questions about the merger, you should contact:

    Millstream Acquisition Corporation
    435 Devon Park Drive
    Building 400
    Wayne, Pennsylvania 19087

INDEX TO FINANCIAL STATEMENTS

Page
NATIONSHEALTH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
NATIONSHEALTH CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Balance Sheets	F-3
Statements of Operations	F-4
Statements of Members' Deficiency	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7 - F-20
MILLSTREAM REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-21
MILLSTREAM 2003 FINANCIAL STATEMENTS
Balance Sheet	F-22
Statement of Operations	F-23
Statement of Stockholders' Equity	F-24
Statement of Cash Flows	F-25
Notes to Financial Statements	F-26 - F-30
MILLSTREAM 2004 FINANCIAL STATEMENTS
Balance Sheet	F-31
Statement of Operations	F-32
Statement of Cash Flows	F-33
Notes to Financial Statements	F-34 - F-37

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
NationsHealth Holdings, LLC

        We have audited the accompanying consolidated and combined balance sheets of NationsHealth Holdings, LLC as of December 31, 2003 and 2002, and the related consolidated and combined statements of operations, members' deficiency and cash flows for each of the two years in the period ended December 31, 2003 and from inception (July 3, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of NationsHealth Holdings, LLC as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2003 and from inception (July 3, 2001) to December 31, 2001, in conformity with U.S. generally accepted accounting principles.

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
February 26, 2004 except for Note 10,
        as to which the date is April 30, 2004

 NATIONSHEALTH HOLDINGS, LLC

CONSOLIDATED AND COMBINED BALANCE SHEETS

		December 31,
	March 31, 2004
		2003	2002
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$56,726	$1,412,139	$91,150
Certificate of deposit	100,000	—	—
Accounts receivable, net of allowance of approximately $5,878,000, $3,526,000 and $129,000	5,923,014	2,761,477	345,068
Inventories	1,067,963	833,794	317,334
Costs related to billings in process, net	1,717,566	854,038	88,597
Prepaid expenses and other	109,348	31,942	11,292

Total current assets	8,974,617	5,893,390	853,441
Property and Equipment	983,136	683,522	85,913
Deferred Merger Costs	1,124,570	—	—
Other Assets	120,067	51,959	37,531

Total assets	$11,202,390	$6,628,871	$976,885

LIABILITIES AND MEMBERS' DEFICIENCY
Current Liabilities:
Accounts payable	$7,637,364	$4,123,944	$1,610,645
Accounts payable, related party	2,671,015	953,996	—
Accrued expenses	2,297,752	1,062,578	96,551
Accrued interest on notes payable to members	79,509	—	38,729
Refundable deposit	100,000	100,000	—

Total current liabilities	12,785,640	6,240,518	1,745,925

Long-Term Debt:
Lines of credit	1,899,379	800,000	372,000
Notes payable to members	1,343,323	1,343,323	963,679

Total long-term debt	3,242,702	2,143,323	1,335,679

Commitments, Contingencies and Other Matters	—	—	—
Members' Deficiency:
Preferred members' interests—voting	400,000	400,000	—
Preferred members' interests—nonvoting	3,740,470	3,740,470	—
Class B interests	35,308	35,308	—
Accumulated deficit	(9,001,730)	(5,930,748)	(2,104,719)

Total members' deficiency	(4,825,952)	(1,754,970)	(2,104,719)

Total liabilities and members' deficiency	$11,202,390	$6,628,871	$976,885

See notes to consolidated and combined financial statements.

 NATIONSHEALTH HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,				Inception (July 3, 2001) to December 31, 2001
			Year Ended December 31,
	2004	2003	2003	2002
	(Unaudited)
Revenue:
Net sales	$12,835,485	$4,637,803	$25,072,520	$2,531,477	$—
Prescription card fees, net	469,045	64,606	654,076	9,944	—
Other	—	—	—	—	37,635

	13,304,530	4,702,409	25,726,596	2,541,421	37,635
Cost of Sales	4,438,187	2,992,670	10,206,181	1,661,732	—

Gross Profit	8,866,343	1,709,739	15,520,415	879,689	37,635

Operating Expenses:
Customer acquisition and related costs	4,513,875	725,043	6,233,185	885,286	216,741
Personnel costs	3,124,051	700,016	6,126,781	1,000,892	—
Provision for doubtful accounts	2,339,631	337,496	3,794,310	181,174	—
Selling, general and administrative	1,746,473	362,009	2,871,901	608,452	69,040
Depreciation and amortization	79,885	13,001	121,244	14,233	—

	11,803,915	2,137,565	19,147,421	2,690,037	285,781

Loss from Operations	(2,937,572)	(427,826)	(3,627,006)	(1,810,348)	(248,146)

Other Income (Expenses):
Interest income	1,687	—	2,418	—	—
Interest expense	(135,097)	(33,323)	(201,441)	(44,995)	(1,230)

	(133,410)	(33,323)	(199,023)	(44,995)	(1,230)

Net Loss	$(3,070,982)	$(461,149)	$(3,826,029)	$(1,855,343)	$(249,376)

See notes to consolidated and combined financial statements.

 NATIONSHEALTH HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF MEMBERS' DEFICIENCY

	Preferred Members' Interests— Voting	Preferred Members' Interests— Nonvoting	Class B Interest	Accumulated Deficit	Total
Inception (July 3, 2001) to December 31, 2001:
Net Loss	$—	$—	$—	$(249,376)	$(249,376)

Balance, December 31, 2001	—	—	—	(249,376)	(249,376)
Year ended December 31, 2002:
Net loss	—	—	—	(1,855,343)	(1,855,343)

Balance, December 31, 2002	—	—	—	(2,104,719)	(2,104,719)
Year ended December 31, 2003:
Conversion of notes payable to members' capital	400,000	—	35,308	—	435,308
Sale of membership interest, net of offering costs		3,740,470	—	—	3,740,470
Net loss	—	—	—	(3,826,029)	(3,826,029)

Balance, December 31, 2003	400,000	3,740,470	35,308	(5,930,748)	(1,754,970)
Three Months Ended March 31, 2004 (Unaudited):
Net loss	—	—	—	(3,070,982)	(3,070,982)

Balance, March 31, 2004 (Unaudited)	$400,000	$3,740,470	$35,308	$(9,001,730)	$(4,825,952)

See notes to consolidated and combined financial statements.

 NATIONSHEALTH HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,				Inception (July 3, 2001) to December 31, 2001
			Year Ended December 31,
	2004	2003	2003	2002
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(3,070,982)	$(461,149)	$(3,826,029)	$(1,855,343)	$(249,376)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	79,885	13,001	121,244	14,233	—
Provision for doubtful accounts	2,339,631	337,496	3,794,310	181,174	—
Changes in operating assets and liabilities:
Increase in:
Accounts receivable	(5,501,168)	(663,907)	(6,210,719)	(526,242)	—
Inventories	(234,169)	127,395	(516,460)	(317,334)	—
Costs related to billings in process	(863,528)	(94,048)	(765,441)	(88,597)	—
Prepaid expenses and other assets	(145,514)	(16,086)	(35,078)	(42,097)	(6,726)
Increase in:
Accounts payable and accrued expenses	4,049,533	250,494	3,440,597	1,731,923	14,001
Accounts payable, related party	1,717,019	—	953,996	—	—
Refundable deposit	—	—	100,000	—	—

Net cash and cash equivalents used in operating activities	(1,629,293)	(506,804)	(2,943,580)	(902,283)	(242,101)

Cash Flows from Investing Activities:
Purchase of certificate of deposit	(100,000)	—	—	—	—
Acquisition of property and equipment	(379,499)	(159,222)	(718,853)	(97,416)	(2,730)

Net cash and cash equivalents used in investing activities	(479,499)	(159,222)	(718,853)	(97,416)	(2,730)

Cash Flows from Financing Activities:
Proceeds from member notes payable	—	182,405	1,647,805	1,125,346	272,827
Net draws on lines of credit	1,099,379	400,000	428,000	372,000	—
Proceeds from sale of membership interest	—	—	4,000,000	—	—
Payment of deferred merger costs, net	(346,000)	—	—	—	—
Payment of offering costs	—	—	(259,530)	—	—
Principal payments on member notes payable	—	—	(832,853)	(408,360)	(26,133)

Net cash and cash equivalents provided by financing activities	753,379	582,405	4,983,422	1,088,986	246,694

Net Increase (Decrease) in Cash and Cash Equivalents	(1,355,413)	(83,621)	1,320,989	89,287	1,863
Cash and Cash Equivalents, Beginning	1,412,139	91,150	91,150	1,863	—

Cash and Cash Equivalents, Ending	$56,726	$7,529	$1,412,139	$91,150	$1,863

Supplemental Disclosure of Cash Flow Information:
Interest paid	$55,587	$12,039	$240,170	$44,995	$1,230

Non-Cash Investing and Financing Activities:
Conversion of member notes payable to members' capital	$—	$435,308	$435,308	$—	$—

Deferred merger costs incurred	$778,570	$—	$—	$—	$—

See notes to consolidated and combined financial statements.

 NATIONSHEALTH HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

        NationsHealth Holdings LLC (NHH), its wholly-owned subsidiary, United States Pharmaceutical Group LLC (USPG) and NationsHealth Supply LLC (Supply), an affiliate under common ownership, (collectively the "Company") were formed as follows:

        NHH was organized as a Florida limited liability company on September 18, 2002, under the name NationsHealth LLC. On November 17, 2002, NationsHealth LLC changed its name to NationsHealth Holdings, LLC.

        USPG was incorporated on July 3, 2001 as United States Pharmaceutical Group, Inc. under the laws of Delaware and had the authority to issue 1,000,000 shares of common stock with a par value of $.001 per share. As of December 31, 2002, United States Pharmaceutical Group, Inc. had 3,000 shares issued and outstanding. On January 28, 2003, USPG converted from a corporation to a Delaware limited liability company and changed its name to United States Pharmaceutical Group LLC. On February 19, 2003, the membership interest in USPG was assigned to NHH, making USPG a wholly-owned subsidiary of NHH.

        The equity ownership interests of NHH and USPG were owned or controlled by a common group of members. Accordingly, these entities are considered to be under common control, and the accompanying financial statements include the accounts and results of operations of all the affiliated entities from inception.

        Members of NHH also converted certain notes payable to members' capital in the amount of $435,308 to capitalize NHH.

        Supply was formed as a Florida limited liability company in October 2002.

        On October 30, 2003, NHH sold a 4% interest in NHH for $4,000,000 to a Fortune 500 healthcare company (see Note 6) under a preferred member interest purchase agreement.

Business

        The Company provides direct-to-consumer diabetes testing supplies and related products and prescription respiratory medications primarily to Medicare eligible customers.

        The Company also distributes discount prescription cards to customers which entitle the customer to receive a discount on certain prescription drugs.

Principles of Consolidation and Combination

        The consolidated and combined financial statements include the accounts of NationsHealth Holdings, LLC and its wholly-owned subsidiary, United States Pharmaceutical Group LLC, and NationsHealth Supply LLC, a company under common control. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition

        The Company recognizes revenues related to product sales upon shipment to customers who have placed orders, provided that risk of loss has passed to the customer and the Company has received and verified the required written forms, if applicable, to bill Medicare, other third-party payors, and customers. Revenue is recorded at amounts expected to be collected from Medicare, other third-party payors and directly from customers. For those product sales where product shipment has occurred but the Company has not yet received the required written forms, revenue is not recognized in that accounting period, but is deferred and then recognized in the accounting period in which those documents are collected and verified. The costs related to these billings in process, which are primarily comprised of inventory and shipping and handling costs, are deferred and charged to expense in the accounting period that the related revenue is recognized.

        Revenue for Medicare reimbursement is calculated based on government-determined prices for Medicare-covered items. Revenue amounts billed in excess of the government-determined reimbursement prices are excluded from revenue and, therefore, contractual allowances are not significant. Medicare reimbursements are subject to review by appropriate government regulators. Medicare reimburses at 80% of the government-determined reimbursement prices for reimbursable supplies. The Company bills the remaining balance to either third-party payors or directly to customers. Revenue from Medicare represents in excess of 60% of net revenue in the accompanying consolidated and combined financial statements.

        Pursuant to the Company's discount prescription drug card program, the Company receives a fee each time a customer uses the card and pays an administrative fee for the processing of these transactions. The revenue is presented net of related costs in the accompanying financial statements. These costs were approximately $302,000 and $50,000 for the years ended 2003 and 2002, respectively, and approximately $201,000 and $43,000 for the three months ended March 31, 2004 and 2003, respectively (unaudited).

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. These estimates include assessing the allowance for doubtful accounts, determination of appropriate Medicare reimbursement rates, and the valuation of inventories. Actual results could differ from those estimates.

Unaudited Financial Information

        The accompanying financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are unaudited. However, in the opinion of management, such financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations and cash flows for such periods. Results of interim periods are not necessarily indicative of results to be expected for an entire year.

Concentrations of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable.

Cash and Cash Equivalents

        The Company maintains deposit balances at financial institutions that, from time to time, may exceed federally insured limits. At December 31, 2003, the Company had deposits in excess of federally insured limits of approximately $2,367,000. The Company maintains its cash with high quality financial institutions, which the Company believes limits these risks.

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

        The Company does business and extends credit based on an evaluation of the financial condition of the third party payors and customers generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. A significant portion of accounts receivable is owed by Medicare, substantially all of which is expected to be collected in full. The balance of accounts receivable is primarily due from third party payors or customers and is subject to credit risk. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances based on historical collection, write-off experience, current trends, credit policy, and an analysis of accounts receivable by category.

Inventories

        Inventories are comprised of diabetes and respiratory medical supplies and are stated at the lower of cost, determined on the average cost method, or market.

Costs Related to Billings in Process

        Due to the medical nature of the products the Company provides, customers, on occasion, request supplies before the Company has received the required written forms, if applicable, to bill Medicare and other third party payors. As a result, the Company has deferred the costs related to such billings in process. This includes the cost of the inventory shipped to customers for which the Company has received an order, has not yet received required written documents and, therefore, has not recognized revenue. These costs are presented net of a valuation allowance ($263,000 as of March 31, 2004 (unaudited) and $183,000 as of December 31, 2003 and $17,000 as of December 31, 2002) based upon the Company's historical experience with the collection of documents required to bill Medicare and other customers, and are charged to cost of sales at the time the related revenue is recognized.

Property and Equipment

        Property and equipment is stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease terms or the estimated useful lives of the assets.

Deferred Merger Costs

        Merger costs consist of legal, accounting and other costs related to the proposed merger transaction (see Note 2). Upon completion of the merger transaction, the Company expects to deduct these costs from the proceeds of the related equity capital received, or if the merger is not completed, they will be charged to expense. Upon execution of the merger agreement, the Company received $250,000 from the merger target for costs relating to the merger, which has been recorded as a reduction of the deferred merger costs. This amount is refundable if the merger agreement is terminated under certain circumstances, as defined in the merger agreement.

Customer Acquisition and Related Costs

        These represent the costs incurred by the Company in the development of its customer base resulting from marketing activities related to the discount prescription card program. These costs are primarily comprised of advertising, promotion, call center and data collection expenses. Such costs are charged to expense as incurred because they are only indirectly associated with the sale of product and services, and therefore not of a direct response nature, and are internally developed costs associated with the Company's intangible assets, primarily the customer base.

Income Taxes

        Pursuant to the Internal Revenue Code and regulations thereunder, the Company is treated as a partnership for Federal income tax purposes. Accordingly, the members report their distributive share of income, deductions, gain, loss, credits and specifically allocated items on their respective income tax returns. Therefore, the Company has not incurred federal income tax and the accompanying financial statements do not include a provision for federal income tax. See Note 9 for information as if the Company had been taxed as a corporation for each of the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001.

Advertising Costs

        Advertising costs, primarily related to television airtime, services rendered in connection with the use of outside call centers, and print, design and other costs associated with the Company's prescription drug cards, are charged to expense as incurred. These costs were approximately $4,514,000 and $725,000 for each of the three month periods ended March 31, 2004 (unaudited) and March 31, 2003 (unaudited) and approximately $6,233,000, $885,000 and $217,000 for each of the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001, respectively.

Shipping and Handling Costs

        Shipping and handling costs are included in cost of sales in the accompanying financial statements.

Fair Value of Financial Instruments

        The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These instruments include cash and cash equivalents, accounts receivable and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

        The fair values of lines of credit and notes payable to members are estimated based on current rates offered to the Company for debt of comparable maturities and similar collateral requirements.

Segment Information

        The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

Recent Accounting Pronouncements

        In December 2003, the Financial Accounting Standards Board issued Interpretation 46R, "Consolidation of Variable Interest Entities" an Interpretation of ARB 51. This statement requires under certain circumstances consolidation of variable interest entities (primarily joint ventures and other participating activities). The Company believes the adoption of this standard will not have a material impact on the Company's results of operations or financial position.

        In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on the Company's results of operations or financial position.

        In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 became effective during the fourth quarter of fiscal 2003 and did not have a material impact on the Company's results of operations or financial position.

        In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS No. 148 amends SFAS No. 123 as it relates to the transition by an entity to the fair value method of accounting for stock-based employee compensation. The provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The adoption of this statement did not have a significant impact on the Company's financial position or results of operations.

        In November 2002, the Financial Accounting Standards Board issued Interpretation 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of

Indebtedness of Others" an interpretation of SFAS No. 5, 57, and 107 and rescission of SFAS Interpretation No. 34. This statement addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. This interpretation also clarifies the requirements related to the recognition of a liability by a guarantor at the inception of a guarantee for the obligations the guarantor has undertaken in issuing that guarantee. The adoption of this statement did not have a significant impact on the Company's financial position or results of operations.

        In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 became effective in the second quarter of fiscal 2003. The adoption of this statement did not have a significant impact on the results of operations or financial position of the Company.

        In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144, which is effective for fiscal years beginning after December 15, 2001 and for interim periods within those fiscal years, requires testing for recoverability of long-lived assets whenever events or circumstances indicate that the carrying value may not be recoverable. An impairment loss shall be recognized when the carrying value of a long-lived asset exceeds its fair value. The adoption of SFAS No. 144 did not have a material effect on the Company's financial statements.

        In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations". The Statement addresses accounting for and reporting obligations relating to the retirement of long lived assets by requiring that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Statement became effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on the Company's financial statements.

        Also in June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 requires companies to account for goodwill and other intangibles in the following manner. Intangible assets which are acquired shall be recognized and measured based on fair value. Recognized intangible assets are to be amortized over their useful life. Goodwill and intangible assets determined to have an indefinite life are not amortized. Intangible assets that are not amortized and goodwill shall be tested for impairment annually. The provisions of SFAS No. 142 are to be applied in fiscal years beginning after December 15, 2001. Retroactive application is not permitted. The adoption of SFAS No. 142 did not have a material effect on the Company's financial statements.

NOTE 2. LIQUIDITY AND PROFITABILITY CONSIDERATIONS

        From inception and continuing into 2004, the Company has experienced temporary cash flow shortages due to its aggressive customer acquisition strategy and related marketing costs. As reflected in the consolidated and combined balance sheet as of March 31, 2004 (unaudited), the Company has a deficiency in working capital of approximately $3,811,000 and a members' deficiency of approximately $4,826,000. Additionally, the Company has suffered net losses of approximately $3,071,000, $3,826,000,

$1,855,000 and $249,000 for the three months ended March 31, 2004 (unaudited), each of the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001, respectively.

        Management's plans with regard to these matters encompass the following actions:

Liquidity

  Additional Lines of Credit

        In February 2004, the Company entered into an agreement with a bank to provide an additional revolving line of credit of up to $1,000,000. The revolving line of credit has been guaranteed by the Preferred Members (see Note 5).

        On April 30, 2004, the Company entered into a $10,000,000 revolving line of credit agreement, having various terms and conditions (see Note 10).

  Proposed Merger Transaction

        The Company has agreed in principle to a merger plan under which NationsHealth Holdings would merge with a wholly-owned subsidiary of a publicly traded company. The consummation of the merger is subject to the satisfaction of certain conditions, including the vote of the publicly traded Company's stockholders. This company has cash resources of up to $20,000,000 which would be available to the Company for working capital purposes.

  Trade Credit Expansion

        Management believes it will be successful in expanding the credit lines with its current vendors, and believes that it will be successful in continuing to expand existing credit facilities and obtaining additional lines of credit with new vendors.

  Financing from Members

        Certain members have in the past been willing to extend long term financing to the Company. These members have confirmed their intent to provide additional loans on a pro rata basis to the Company subject to customary terms and conditions for such financing to fund all working capital deficiencies, if any, until the proposed merger referred to above is completed or as necessary if the proposed merger is not completed.

Profitability

  Cost Reductions

        Under alternative plans of operations, management would, if considered necessary, be able to substantially reduce operating costs associated with customer acquisition activities, management compensation, and other operating costs to mitigate the effects of any temporary cash flow shortages.

  Potential Sale of Intangible Assets

        Management has explored the strategic alternatives associated with the sale of a portion of the Company's developed customer base in exchange for cash, and believes that substantial profits, as well as cash, could be available from such transactions.

Summary

        Management believes that the actions presently being taken by the Company provide the opportunity for the Company to improve liquidity and profitability. However, there can be no assurances that management's plans will be achieved.

NOTE 3. OPERATING AGREEMENT

        The Company operates its business under significant provisions of the second amended and restated operating agreement (the "Agreement") entered into as of October 30, 2003, including the following:

  •
  Term

  •
  Allocation of Income and Loss

  •
  Preemptive Rights

  •
  Transfer of Company Interests

  •
  Member Interests

        The Company is authorized to issue Preferred Member interests, Class B Member interests and Class C Member interests, each of which has certain rights, as defined in the Agreement.

        Preferred Members, including management and certain outside members, have been granted 100% of the voting units of the Company. Preferred Member interests represent approximately 92% of the ownership of the Company as of March 31, 2004. Class B Member interests do not have voting rights or rights to approve or consent to any action of the Company, under the Agreement. The Class B interest represents approximately 8% of the ownership interest of the Company at March 31, 2004.

        The Company may issue Class C Member interests to employees of the Company or to other persons providing services to the Company. Class C Member interests may not exceed an aggregate ownership percentage of 12%. Such Class C Member interests and options shall be issued pursuant to the terms of a membership unit or other equity compensation plan (the Plan) approved by the Preferred Members. As of March 31, 2004 (unaudited), no formal plan has been approved and no options have been granted; however, the Company has reserved for issuance options representing aggregate ownership interest of approximately 8% of the Company.

NOTE 4. PROPERTY AND EQUIPMENT

			December 31,
	Estimated Useful Life (Years)	March 31, 2004
			2003	2002
		(Unaudited)
Office and computer equipment	5	$419,664	$259,819	$50,314
Leasehold improvements	5	238,396	196,608	—
Software	3	540,438	362,572	49,833

		1,198,498	818,999	100,147
Less accumulated depreciation		215,362	135,477	14,234

		$983,136	$683,522	$85,913

NOTE 5. LINES OF CREDIT

		December 31,
	March 31, 2004	2003	2002
	(Unaudited)
$1,000,000 secured line of credit. Interest is at prime plus 2% (6% at March 31, 2004) and is payable monthly. The line expires on May 14, 2004 and is secured by substantially all assets of the Company.	$999,379	$—	$—
$500,000 secured line of credit with a bank. Interest is at prime plus 1% (5% at March 31, 2004) and is payable monthly. The line expires on August 5, 2005. The line is secured by substantially all assets of the Company and a certificate of deposit in the amount of $166,592 held in the name of a member of the Company. Each of the remaining members pledged guarantees limited to $166,592 each. The line is cross collateralized with other line of credit with the bank.	500,000	400,000	372,000
$400,000 secured line of credit with a bank. Interest is stated at 2.5% at March 31, 2004and is payable monthly. The line is secured by a certificate of deposit in the name of a member in the amount of $400,000. The line expires on January 18, 2006.	400,000	400,000	—

	$1,899,379	$800,000	$372,000

        These lines of credit were subsequently repaid in full with the proceeds from a new revolving credit facility entered into on April 30, 2004 (see Note 10) and were terminated.

NOTE 6. RELATED PARTY TRANSACTIONS

Medical Benefit Distribution Agreement

        Effective October 1, 2003, the Company entered into a distribution agreement with a vendor who subsequently acquired a membership interest in the Company on October 30, 2003 (see Note 1). The agreement requires that the member supply the Company with diabetes healthcare products and ancillary supplies for sale to Medicare eligible customers. The agreement expires December 31, 2006 and requires the Company to make minimum annual purchase commitments (see Note 7).

        For the three months ended March 31, 2004 (unaudited) and the year ended December 31, 2003, the Company had total purchases from this member of approximately $2,320,000 and $954,000, respectively, with approximately $567,000 and $311,000 in inventories as of March 31, 2004 (unaudited) and December 31, 2003, respectively. Additionally, the Company had accounts payable to the member of approximately $2,671,000 and $954,000 as of March 31, 2004 (unaudited) and December 31, 2003, respectively.

Notes Payable to Members

		December 31,
	March 31, 2004
		2003	2002
	(Unaudited)
Notes payable to members; unsecured; interest at 12% per annum; due on October 30, 2006. For each of the three month period sended March 31, 2004 (unaudited) and March 31, 2003(unaudited), interest expense related to the notes was approximately $80,000 and $27,000, respectively.	$1,343,323	$1,343,323	$963,679

NOTE 7. COMMITMENTS AND CONTINGENCIES

Medicare Compliance

        The Company's compliance with Medicare and other rules and regulations may be reviewed by federal or state agencies. If the Company fails to comply with the regulations governing Medicare reimbursement, the Company would be subject to delays or loss of reimbursement, substantial fines or penalties and other sanctions. The Company frequently receives ordinary course screening audits by Medicare, and the Company believes that it has never had any instances of material noncompliance with applicable laws and regulations.

Purchase Commitments

        The Company has entered into distribution agreements with several vendors. The agreements require the vendors to provide medical supplies to the Company for sale to Medicare eligible customers. The agreements expire at various times through December 31, 2008 and provide for pricing allowances based on purchase volumes and require the Company to make minimum annual purchase commitments. The agreements restrict the Company from selling medical supplies to other distributors and wholesalers. In certain instances, the Company was not in compliance with certain of these provisions; however, the Company believes that it currently has a good relationship with these vendors and is presently in substantial compliance with the terms of the agreements. One member has personally guaranteed the credit related to certain of the purchase commitments, in varying amounts up to $1,200,000. Purchase commitments are as follows:

Year ending December 31:	Related Party (See Note 6)	Other Vendors	Total
2004	$5,156,000	$5,092,000	$10,248,000
2005	14,301,000	4,050,000	18,351,000
2006	28,931,000	—	28,931,000

	$48,388,000	$9,142,000	$57,530,000

Letter of Credit

        In February 2004, a major supplier required the Company to provide an irrevocable standby letter of credit in the amount of $100,000. The letter of credit is secured by a certificate of deposit. The certificate of deposit matures on January 14, 2005 and pays interest at 1.44%.

Wellpoint Agreement

        On March 30, 2004, the Company entered into an exclusive service agreement ("Agreement") with Wellpoint Pharmacy Management ("Wellpoint"). Wellpoint is an endorsed sponsor under the Medicare Prescription Drug Discount Card and Transitional Assistance Program established pursuant to the Medicare Prescription Drug Improvement and Modernization Act of 2003. As such, Wellpoint has identified USPG as its exclusive subcontractor for the provision of enrollment and customer services to persons who enroll in the prescription drug card program operated by Wellpoint. Under the Agreement, the parties provide these and certain other exclusive services for each other as set forth in the Agreement and pay each other fees for providing these services, as defined.

Service Agreement

        The Company entered into a service agreement with a supplier whereby the supplier establishes and maintains a network of pharmacies and negotiates pharmaceutical pricing at pharmacies accepting the discount drug cards distributed by the Company. Under the agreement, the Company receives a fee each time a customer uses the card. The supplier receives an administrative fee which varies based on volume with a minimum of $4,000 per month. The agreement is for a term of 84 months, expiring March 31, 2008. The revenue under this agreement is presented net of related costs.

Distribution Agreement

        The Company entered into a distribution agreement with a large retail pharmacy for the provision of diabetic supplies to the Company's customers. Under the agreement, the Company's customers can obtain diabetic supplies directly from the retail pharmacy. The Company must purchase diabetic supplies from the retail pharmacy at the net price paid by the retail pharmacy to its wholesaler. As consideration for entering into the agreement, the Company must pay minimum dispensing fees, as defined, to the retail pharmacy. The agreement is for a term of 36 months, expiring February 27, 2007. In April 2004, the Company began the pilot phase of its retail pharmacy diabetic supplies program.

Operating Leases

        The Company leases its operating facilities and certain equipment under noncancelable operating leases expiring at various dates through September 1, 2010. In February 2004, the Company entered into a lease for an additional approximately 19,000 square feet of office and distribution space; such rent will be recognized on a straight line basis over the life of the lease. Future minimum payments are estimated as follows:

Year ending December 31:
2004	$360,000
2005	645,000
2006	630,000
2007	645,000
2008	664,000
Thereafter	1,124,000

$4,068,000

        Rent expense for each of the three month periods ended March 31, 2004 (unaudited) and March 31, 2003 (unaudited) was approximately $80,000 and $48,000, respectively. Rent expense for each of the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001 was approximately $215,000, $68,000 and $13,000, respectively.

NOTE 8. MAJOR SUPPLIERS

        The Company purchases medical supplies for sale to Medicare eligible customers from several suppliers that constitute a significant portion of the Company's purchases and accounts payable for the three month periods ended March 31, 2004 and 2003, respectively (unaudited), and the years ended December 31, 2003 and 2002, respectively. The major suppliers are as follows:

	Percentage of Purchases	Amount of Purchases	Percentage of Accounts Payable	Amount of Accounts Payable
Three Months Ended March 31, 2004 (Unaudited)
Supplier A	16%	$2,320,000	26%	$2,671,000

Three Months Ended March 31, 2003 (Unaudited)
Supplier B	28%	$1,218,000	9%	$152,000
Supplier C	19%	805,000	1%	19,000
Supplier D	11%	459,000	16%	278,000

	58%	$2,482,000	26%	$449,000

Year Ended December 31, 2003
Supplier B	21%	$2,285,000	2%	$99,000
Supplier C	12%	1,354,000	0%	—
Supplier D	24%	2,636,000	14%	731,000

	57%	$6,275,000	16%	$830,000

Year Ended December 31, 2002
Supplier B	27%	$539,000	18%	$282,000
Supplier C	29%	593,000	7%	115,000
Supplier D	28%	572,000	28%	457,000

	84%	$1,704,000	53%	$854,000

NOTE 9. INCOME TAXES

        As discussed in Note 1, the Company is treated as a partnership for federal income tax purposes and therefore is not subject to income taxes. However, in contemplation of a potential offering or other capital transaction that would require the Company to convert to a corporation, the Company has presented a tax provision as if it were subject to income taxes.

        Under these assumptions, the Company would account for income taxes using the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences of temporary differences by applying the enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax bases of the existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income for the period that includes the enactment date. A valuation allowance is provided to the extent any deferred tax asset may not be realized.

        The tax effects of temporary differences that would give rise to significant portions of the net deferred tax asset at December 31, 2003 and 2002 are presented below:

	December 31,
	2003	2002
Net operating loss carryforward	$765,000	$646,000
Allowance for doubtful accounts	1,360,000	50,000
Inventory reserve	39,000	6,000
Property and equipment basis differences, depreciation and amortization	(12,000)	(6,000)
Other	40,000	70,000

Total gross deferred tax asset	2,192,000	766,000
Less valuation allowance	(2,192,000)	(766,000)

	$—	$—

        The income tax provisions for each of the three month periods ended March 31, 2004 (unaudited) and 2003 (unaudited), the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001 would have been zero.

NOTE 10. SUBSEQUENT EVENT—FINANCING

        On April 30, 2004, the Company entered into a revolving line of credit agreement. Under the agreement, the available funding is limited by a borrowing base, which is comprised of a percentage of eligible accounts receivable, as defined, up to a maximum of $10,000,000. The line bears interest at the higher of prime plus 2.5% or 4.0%, plus certain additional fees and charges, and expires on May 3, 2007. The line is secured by substantially all assets of the Company and requires the maintenance of minimum earnings before interest, taxes, depreciation and amortization (EBITDA) as defined, and fixed charge coverage ratios, as well as minimum monthly cash collections of accounts receivable and minimum available cash balances, as defined.

 Report of Independent Registered Public Accounting Firm

Millstream Acquisition Corporation
Wayne, Pennsylvania

        We have audited the accompanying balance sheet of Millstream Acquisition Corporation (a corporation in the development stage) as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the period from April 11, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millstream Acquisition Corporation (a corporation in the development stage) as of December 31, 2003, and the results of its operations and its cash flows for the period from April 11, 2003 (inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Philadelphia, Pennsylvania
February 9, 2004

 MILLSTREAM ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEET

December 31, 2003
ASSETS
Cash and cash equivalents	$557,123
Investments held in trust	20,751,198
Prepaid expenses	89,270

Total assets	$21,397,591

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$18,815
Accrued expenses	24,250

Total current liabilities	43,065

Common stock, subject to possible redemption, 804,598 shares at conversion value	4,103,450
Commitment
Stockholders' Equity:
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—
Common stock, $.0001 par value, authorized 20,000,000 shares; issued and outstanding 3,970,402 shares, net of 804,598 shares subject to possible redemption	397
Additional paid-in capital	17,338,918
Deficit accumulated during the development stage	(88,239)

Total stockholders' equity	17,251,076

Total liabilities and stockholders' equity	$21,397,591

See accompanying notes to financial statements.

 MILLSTREAM ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF OPERATIONS

April 11, 2003 (inception) to December 31, 2003
General and administrative expenses	$155,582

Operating loss	(155,582)
Other income:
Interest income	895
Interest accreted on trust fund investment	66,448

Total other income	67,343

Net loss	$(88,239)

Weighted average shares of common stock outstanding
Basic and diluted	4,775,000

Loss per common share
Basic and diluted	$(.02)

See accompanying notes to financial statements.

 MILLSTREAM ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS' EQUITY

					Deficit Accumulated during the Development Stage
		Common Stock
	Preferred Stock			Additional Paid-In Capital
		Shares	Amount			Total
Balance, April 11, 2003 (inception)	$—	—	$—	$—	$—	$—
Sale of 750,000 shares of common stock to initial stockholders at $.0334 per share		750,000	75	24,964		25,039
Sale of 3,220,402 shares of common stock to public stockholders at $6.00 per share, net of 804,598 shares subject to possible redemption at $5.10 per share and net of underwriters' discount and offering expenses of $2,732,374		3,220,402	322	17,313,954		17,314,276
Net loss for the period April 11, 2003 (inception) to December 31, 2003					(88,239)	(88,239)

Balance, December 31, 2003	$—	3,970,402	$397	$17,338,918	$(88,239)	$17,251,076

See accompanying notes to financial statements.

 MILLSTREAM ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

April 11, 2003 (inception) to December 31, 2003
Cash flows from operating activities:
Net loss	$(88,239)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in prepaid expenses	(89,270)
Increase in accounts payable and accrued expenses	43,065

Net cash used in operating activities	(134,444)

Cash flows from investing activities:
Investments held in trust fund	(20,751,198)

Cash flows from financing activities:
Proceeds from sale of shares of common stock to initial stockholders	25,039
Proceeds from note payable, stockholder	35,000
Repayment of note payable, stockholder	(35,000)
Proceeds from public offering of 4,025,000 units, net of underwriting discount and offering expenses	21,417,726
Net cash provided by financing activities	21,442,765

Net increase in cash and cash equivalents	557,123

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$557,123

See accompanying notes to financial statements.

MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

        Millstream Acquisition Corporation (a corporation in the development stage) ("the Company") was incorporated in Delaware on April 11, 2003 as a blank check company whose objective is to acquire an operating business in an industry not yet determined. The Company's initial stockholders purchased 750,000 common shares, $.0001 par value, for $25,039 on April 14, 2003.

        The registration statement for the Company's initial public offering ("the Offering") was declared effective on August 25, 2003. The Company consummated the Offering on August 28, 2003 and raised net proceeds of $21,417,726. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business in an industry yet to be determined ("Business Combination"). There is no assurance that the Company will be able to successfully effect a Business Combination. $20,685,000 of the net proceeds are being held in a trust account ("Trust Fund") and invested in government securities until the earlier of (i) the consummation of the Company's first Business Combination or (ii) liquidation of the Company. The Trust Fund indenture limits investments to U.S. government securities with maturities of 180 days or less. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company, after signing a definitive agreement for the acquisition of a target business, will submit the transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Offering, vote against the Business Combination, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 750,000 shares of common stock in accordance with the vote of the majority of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of the Company's first Business Combination, all of these voting safeguards will no longer be applicable.

        With respect to the first Business Combination that is approved by stockholders and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Offering has been classified as common stock subject to possible redemption in the balance sheet.

        The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (February 28, 2005), or 24 months from the consummation of the Offering (August 28, 2005) if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the offering price per share in the Offering due to costs related to the Offering, general and administrative expenses incurred prior to the liquidation event and since no value would be attributed to the Warrants contained in the Units sold (see Note 5).

2. Summary of Significant Accounting Policies

Basis of Presentation

        The financial statements include the accounts of the Company. The Company commenced operations effective August 29, 2003. All activity through August 28, 2003 related to the Company's formation and preparation of the Offering. The Company has selected December 31 as its fiscal year end.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and short-term investments. The Company's policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk and in a highly rated United States Treasury bill.

Fair Value of Financial Instruments

        The following methods and assumptions are used to estimate the fair value of each class of financial instruments for which it is practical to estimate:

  Cash and cash equivalents: The carrying amount approximates the fair value due to the short maturity of the cash equivalents.

  Investment in United States Treasury bill: The carrying amount is at cost, including accreted interest, which approximates market.

Income Taxes

        The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. At December 31, 2003, a deferred income tax asset relating to the Company's net operating loss is offset by a full valuation allowance based upon a lack of earnings history for the Company.

Earnings per Common Share

        Basic earnings per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period. Diluted EPS reflects the additional dilution for all potentially dilutive securities such as stock warrants.

Recently Issued Accounting Standards

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others" ("Interpretation No. 45"). Interpretation No. 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of Interpretation No. 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. Interpretation No. 45 did not have an effect on the financial statements.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("Interpretation No. 46"), that clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation No. 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created prior to January 31, 2003, the provisions of Interpretation No. 46 are applicable no later than July 1, 2003. Interpretation No. 46 did not have an effect on the financial statements.

        In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", an amendment of FASB Statement No. 123 ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to

require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. SFAS 148 did not have an effect on the financial statements.

        In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 requires an issuer to classify certain financial instruments, such as mandatorily redeemable shares and obligations to repurchase the issuer's equity shares, as liabilities. The guidance is effective for financial instruments entered into or modified subsequent to May 31, 2003, and otherwise is effective at the beginning of the first interim period after June 15, 2003. SFAS 150 did not have a material impact on the financial condition or results of operations.

3. Investments Held in Trust

        Investments held in trust as of December 31, 2003 are primarily comprised of a zero coupon United States treasury bill with a face value of $20,786,000 purchased at a discount of 99.512% due March 11, 2004 and are carried on the Company's financial statements at $20,751,198, which includes accreted interest of $66,448.

4. Earnings per Share

        The following table sets forth the computation of basic and diluted earnings per share as of December 31, 2003:

Numerator: Net loss	$(88,239)
Denominator: Average common shares outstanding	4,775,000
Basic and diluted earnings per share	$(0.02)

        Operations commenced subsequent to the Offering, therefore, average common shares outstanding reflect shares issued in the Offering. No computation for diluted earnings per share was prepared for the Redeemable Common Stock Purchase Warrants and the underwriters' option (see Note 5) that were outstanding at December 31, 2003 to purchase an aggregate of 9,100,000 shares of common stock at $5.00 per share and $6.00 per share, respectively, because the warrants' exercise price was greater than the average market price of the common shares and conversion of the warrants and underwriters' option would have had an antidilutive effect on loss per share.

5. Stockholders' Equity

The Offering

        The Company sold 4,025,000 units ("Units") in the Offering, which included all of the 525,000 Units subject to the underwriters' over-allotment option. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or August 25, 2004 and expiring August 25, 2007. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with this Offering, the Company issued an option for $100 to the representative of the underwriters to purchase 350,000 Units at an exercise price of $9.90 per Unit. The warrants underlying such Units are exercisable at $6.00 per share, but otherwise have the same terms and conditions as the Warrants. Separate trading of the Common Stock and Warrants underlying the Company's Units commenced on September 9, 2003.

Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock, par value $.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2003, no shares of preferred stock have been issued.

Common Stock Reserved

        The Company has 9,100,000 shares of common stock reserved for issuance upon exercise of the Warrants and the underwriters' option.

6. Note Payable, Stockholder

        The Company issued a $35,000 unsecured promissory note to a stockholder on April 28, 2003. The note was non-interest bearing and was repaid in September 2003 with proceeds from the Offering.

7. Commitment

        The Company presently occupies office space provided by an affiliate of an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make the office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay the affiliate $7,500 per month for such services commencing September 1, 2003.

 MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development stage)

BALANCE SHEET

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and cash equivalents	$142,631	$557,123
Investments held in trust	20,796,992	20,751,198
Prepaid acquisition costs	402,774	—
Prepaid expenses	55,000	89,270

Total assets	$21,397,397	$21,397,591

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$71,852	$18,815
Accrued expenses	36,000	24,250

Total current liabilities	107,852	43,065

Common stock, subject to possible redemption, 804,598 shares at conversion value	4,103,450	4,103,450
Commitment
Stockholders' Equity:
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 20,000,000 shares; issued and outstanding 3,970,402 shares, net of 804,598 shares subject to possible redemption	397	397
Additional paid-in capital	17,338,918	17,338,918
Deficit accumulated during development stage	(153,220)	(88,239)

Total stockholders' equity	17,186,095	17,251,076

Total liabilities and stockholders' equity	$21,397,397	$21,397,591

See accompanying notes to unaudited financial statements.

 MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF OPERATIONS (UNAUDITED)

	Quarter Ended March 31, 2004	April 11, 2003 (Inception) to March 31, 2004
General and administrative expenses	$111,518	$267,100

Operating loss	(111,518)	(267,100)
Other income:
Interest income	743	1,638
Interest on trust fund investment	45,794	112,242

Total other income	46,537	113,880

Net loss	$(64,981)	$(153,220)

Weighted average shares of common stock outstanding
Basic and diluted	4,775,000	4,775,000

Loss per common share
Basic and diluted	$(.01)	$(.03)

See accompanying notes to unaudited financial statements.

 MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF CASH FLOWS (UNAUDITED)

	Quarter Ended March 31, 2004	April 11, 2003 (Inception) to March 31, 2004
Cash flows from operating activities:
Net loss	$(64,981)	$(153,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Decrease (increase) in prepaid expenses	34,270	(55,000)
(Decrease) increase in accounts payable and accrued expenses	(30,158)	12,907

Net cash used in operating activities	(60,869)	(195,313)

Cash flows from investing activities:
Investments held in trust fund	(45,794)	(20,796,992)
Prepaid acquisition costs	(307,829)	(307,829)

Net cash used in investing activities	(353,623)	(21,104,821)

Cash flows from financing activities:
Proceeds from sale of shares of common stock to initial stockholders	—	25,039
Proceeds from note payable, shareholder	—	35,000
Repayment of note payable, shareholder	—	(35,000)
Proceeds from public stock offering of 4,025,000 units, net of underwriting discount and offering expenses	—	21,417,726

Net cash provided by financing activities	—	21,442,765

Net (decrease) increase in cash and cash equivalents	(414,492)	142,631
Cash and cash equivalents at beginning of period	557,123	—

Cash and cash equivalents at end of period	$142,631	$142,631

See accompanying notes to unaudited financial statements.

 MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. Basis of Presentation

        The financial statements are unaudited and include the accounts of Millstream Acquisition Corporation (a corporation in the development stage) ("the Company").

        In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2004 and the results of its operations and its cash flows for the quarter ended March 31, 2004. The Company commenced operations effective August 29, 2003. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year. All activity through August 28, 2003 related to the Company's formation and preparation of its initial public offering ("the Offering").

        The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations.

2. Organization and Business Operations

        The Company was incorporated in Delaware on April 11, 2003 as a blank check company whose objective is to acquire an operating business. The Company's initial stockholders purchased 750,000 common shares, $.0001 par value, for $25,039 on April 14, 2003.

        The registration statement for the Offering was declared effective August 25, 2003. The Company consummated the Offering on August 28, 2003 and raised net proceeds of $21,417,726. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). There is no assurance that the Company will be able to successfully effect a Business Combination. $20,685,000 of net proceeds of the Offering are being held in a trust account ("Trust Fund") and invested in government securities until the earlier of (i) the consummation of the Company's first Business Combination or (ii) liquidation of the Company. The Trust Fund indenture limits investments to U.S. government securities with maturities of 180 days or less. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company, after signing a definitive agreement for the acquisition of a target business, will submit the transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Offering, vote against the Business Combination, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 750,000 shares of common stock in accordance with the vote of the majority of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of the Company's first Business Combination, all of these voting safeguards will no longer be applicable.

        With respect to the first Business Combination that is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Offering has been classified as common stock subject to possible redemption in the balance sheet.

        The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (February 28, 2005), or 24 months from the consummation of the Offering (August 28, 2005) if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the offering price per share in the Offering due to costs related to the Offering, general and administrative expenses incurred prior to the liquidation event and since no value would be attributed to the Warrants contained in the Units sold (see Note 5). On March 9, 2004, the Company entered into a definitive merger agreement (see Notes 6 and 9).

3. Investments Held in Trust

        Investments held in trust as of March 31, 2004 are primarily comprised of a zero coupon United States treasury bill with a face value of $20,800,000 purchased at a discount of 99.9277% due April 8, 2004 and are carried on the Company's financial statements at $20,796,992, which includes accreted interest.

4. Earnings per Share

        The following table sets forth the computation of basic and diluted earnings per share:

	Quarter Ended March 31, 2004	April 11, 2003 (Inception) to March 31, 2004
Numerator: Net loss	$(64,981)	$(153,220)
Denominator: Average common shares outstanding	4,775,000	4,775,000
Basic and diluted earnings per share	$(.01)	$(.03)

        Operations commenced subsequent to the Offering, therefore, average common shares outstanding reflect shares issued in the Offering. No computation for diluted earnings per share was prepared for the Redeemable Common Stock Purchase Warrants and the underwriters' option (see Note 5) that were outstanding at March 31, 2004 to purchase an aggregate of 9,100,000 shares of common stock at $5.00 per share and $6.00 per share, respectively, because the warrants' exercise price was greater than the average market price of the common shares and conversion of the warrants and underwriters' option would have had an antidilutive effect on loss per share.

5. Stockholders' Equity

The Offering

        The Company sold 4,025,000 units ("Units") in the Offering, which included all of the 525,000 Units subject to the underwriters' over-allotment option. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or August 25, 2004 and expiring August 25, 2007. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company issued an option for $100 to the representative of the underwriters to purchase 350,000 Units at an exercise price of $9.90 per Unit. The warrants underlying such Units are exercisable at $6.00 per share, but otherwise have the same terms and conditions as the Warrants. Separate trading of the Common Stock and Warrants underlying the Company's Units commenced on September 9, 2003.

Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock, par value $.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of March 31, 2004, no shares of preferred stock have been issued.

Common Stock Reserved

        The Company has 9,100,000 shares of common stock reserved for issuance upon exercise of the Warrants and the underwriters' option.

6. Merger

        On March 9, 2004, the Company entered into a definitive merger agreement with NationsHealth Holdings, L.L.C. ("NationsHealth"), a privately held company based in Sunrise, Florida that provides medical products and pharmacy benefits to Medicare participants and other senior citizens. Upon consummation of the merger, Millstream will change its name to NationsHealth, Inc. As a result of the merger, the members of NationsHealth will receive an aggregate of $3,000,000 and the membership interests in NationsHealth will be converted into shares of common stock of the Company. Following the merger, the members of NationsHealth will own approximately 81.7% of the outstanding common stock of the combined company. The consummation of the merger is subject to customary closing conditions, including the approval of the merger agreement by our stockholders. In addition, as the merger will constitute a Business Combination, in order for us to consummate the merger, holders of less than 20% of the shares of our common stock may vote against the merger and elect to convert their shares of common stock into a pro rata share of the Trust Fund.

7. Commitment

        The Company presently occupies office space provided by an affiliate of an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make the office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing September 1, 2003.

8. Warrants

        On March 9, 2004, the Company granted warrants to purchase an aggregate of 45,000 shares of common stock at an exercise price of $8.50 per share to three consultants who assisted in the due diligence investigation of NationsHealth and other aspects of the merger. The consultants are all employed by companies affiliated with directors of the Company. The warrants are exercisable for a period of seven years from the date on which the merger is completed and the value of the warrants is not considered significant to the overall financial statement presentation as of March 31, 2004.

9. Subsequent Event

        On April 9, 2004, the Company filed a Registration Statement on Form S-4/Proxy Statement with the Securities and Exchange Commission. The Registration Statement on Form S-4 will register the issuance of the securities that will be tendered to the members of NationsHealth as merger consideration. The Proxy Statement is for a special meeting of our stockholders at which our stockholders will vote on the merger and the adoption of a stock incentive plan. Assuming that we receive the requisite vote of our stockholders, we anticipate consummating the merger promptly after the date of this special meeting of stockholders.

Annex A

AGREEMENT AND PLAN OF MERGER
Dated as of March 9, 2004,
as amended on June 2, 2004,
among
MILLSTREAM ACQUISITION CORPORATION,
N MERGER L.L.C.
and
NATIONSHEALTH HOLDINGS, L.L.C.

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SECTION 9.03.	Definitions	37
SECTION 9.04.	Interpretation; Disclosure Letters	37
SECTION 9.05.	Severability	37
SECTION 9.06.	Counterparts	37
SECTION 9.07.	Entire Agreement; No Third-Party Beneficiaries	37
SECTION 9.08.	Governing Law	38
SECTION 9.09.	Assignment	38
SECTION 9.10.	Enforcement	38

Annexes

Annex A	Eliminated upon Amendment
Annex B	Eliminated upon Amendment
Annex C	Amendment
Annex D	Indemnification Agreement
Exhibits
Exhibit A	Form of Third Amended and Restated Operating Agreement of the Company
Exhibit B	Form of Second Restated Certificate of Incorporation of Parent
Exhibit C	Form of Second Amended and Restated By-laws of Parent
Exhibit D	Form of Affiliate Letter

        AGREEMENT AND PLAN OF MERGER, dated as of March 9, 2004, as amended on June 2, 2004, (this "Agreement"), among MILLSTREAM ACQUISITION CORPORATION, a Delaware corporation ("Parent"), N MERGER L.L.C., a Florida limited liability company and a wholly owned subsidiary of Parent ("Sub"), and NATIONSHEALTH HOLDINGS, L.L.C., a Florida limited liability company (the "Company").

        WHEREAS the Board of Directors of Parent, the sole member of Sub, and the Preferred Member Representatives (as defined in the Second Amended and Restated Operating Agreement of the Company, dated as of October 30, 2003 (the "Company Operating Agreement"), among RGGPLS Holding, Inc., a Florida corporation ("RGGPLS"), GRH Holdings, LLC, a Florida limited liability company ("GRH"), and Becton, Dickinson and Company, a New Jersey corporation ("BD")), have approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger") on the terms and subject to the conditions set forth in this Agreement, whereby (a) each Preferred Member interest (as defined in the Company Operating Agreement) held by RGGPLS shall be converted into the right to receive common stock, par value $0.0001 per share, of Parent ("Parent Common Stock"), and cash, (b) each Preferred Member interest held by GRH and BD shall be converted into the right to receive Parent Common Stock and (c) each Class B Member interest (as defined in the Company Operating Agreement; the Preferred Member interests together with the Class B Member interests being referred to herein as the "Company Member Interests") held by GRH shall be converted into the right to receive Parent Common Stock, on the terms set forth in this Agreement;

        WHEREAS the approval of this Agreement and the Merger on behalf of the Company has been obtained on the date hereof by virtue of the execution of a written consent by all of the members of the Company;

        WHEREAS simultaneously with the execution and delivery of this Agreement, Parent, RGGPLS and Arthur Spector ("Spector") are entering into a governance agreement (the "Governance Agreement"), setting forth certain covenants and agreements that will apply to Parent from and after the Effective Time;

        WHEREAS simultaneously with the execution and delivery of this Agreement, Parent, RGGPLS and GRH are entering into a stockholders agreement (the "Stockholders Agreement"), pursuant to which GRH will agree to vote certain of its shares of Parent Common Stock as directed by RGGPLS from and after the Effective Time,

        WHEREAS simultaneously with the execution and delivery of this Agreement, Parent, RGGPLS, GRH and BD are entering into a registration rights agreement (the "Registration Rights Agreement"), relating to the Parent Common Stock;

        WHEREAS simultaneously with the execution and delivery of this Agreement, Parent, Arthur Spector and the other parties to that certain Registration Rights Agreement, dated as of July 22, 2003, shall execute and deliver an amendment thereto substantially in the form attached hereto as Annex C (the "Amendment");

        WHEREAS as soon as practicable following the execution and delivery of this Agreement, Parent, RGGPLS, Spector and Continental Stock Transfer & Trust Company (or another comparable bank or trust company) (the "Escrow Agent") shall enter into the Indemnification and Escrow Agreement substantially in the form attached hereto as Annex D (the "Indemnification Agreement");

        WHEREAS simultaneously with the execution and delivery of this Agreement, Parent and each of Glenn M. Parker, M.D., Robert Gregg and Lewis Stone are entering into employment agreements (collectively, the "Employment Agreements"), relating to their employment by Parent on and after the Effective Time;

        WHEREAS for Federal income tax purposes it is intended that the Merger qualify as an exchange as described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), (and another non-recognition transaction); and

        WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
The Merger

        SECTION 1.01.    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Limited Liability Company Act (the "FLLCA"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the surviving limited liability company (the "Surviving LLC"). The Merger, the issuance by Parent of shares of Parent Common Stock in connection with the Merger (the "Share Issuance"), the Charter Amendment (as defined in Section 1.07(a)) and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "Transactions." This Agreement, together with the Governance Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Amendment, the Indemnification Agreement and the Employer Agreements, are referrd to in this Agreement collectively as the "Transaction Agreements." The Amendment and the Indemnification Agreement are referred to in this Agreement collectively as the "Other Agreements."

        SECTION 1.02.    Closing.    The closing (the "Closing") of the Merger shall take place at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.03.    Effective Time.    Prior to the Closing, the Company shall prepare, and on the Closing Date or as soon as practicable thereafter, the Company shall file with the Secretary of State of the State of Florida, the articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the FLLCA and shall make all other filings or recordings required under the FLLCA to give full effect to the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Florida, or at such other time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.04.    Effects.    The Merger shall have the effects set forth in Section 4383 of the FLLCA.

        SECTION 1.05.    Articles of Organization and Operating Agreement.    (a) The Articles of Organization of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving LLC until thereafter changed or amended as provided therein or by applicable Law.

        (b)   The Company Operating Agreement as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in substantially the form of Exhibit A, and, as so amended, shall be the operating agreement of the Surviving LLC until thereafter changed or amended as provided therein or by applicable Law (the "Surviving LLC Operating Agreement").

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        SECTION 1.06.    Directors and Officers.    From and after the Effective Time, the Surviving LLC shall be governed and managed as a sole member limited liability company in accordance with the Surviving LLC Operating Agreement, and Parent shall be the sole member of the Surviving LLC. The business address of Parent is set forth in Section 9.02(a); provided, however, that as of and after the Effective Time, the business address of Parent shall be the business address of the Company, as set forth in Section 9.02(b).

        SECTION 1.07.    Parent Charter and By-Laws.    (a) Charter Amendment. The Parent Charter (as defined in Section 4.01), as in effect immediately prior to the Effective Time, shall be amended immediately prior to the Effective Time so as to read in its entirety in substantially the form set forth as Exhibit B hereto (the "Charter Amendment"), and, as so amended, shall be the certificate of incorporation of Parent until thereafter changed or amended as provided therein or by applicable Law.

        (b)   By-laws Amendment. The Parent By-laws (as defined in Section 4.01), as in effect immediately prior to the Effective Time, shall be amended immediately prior to the Effective Time so as to read in their entirety in substantially the form set forth as Exhibit C hereto, and, as so amended, shall be the by-laws of Parent until thereafter changed or amended as provided therein or by applicable Law.

        SECTION 1.08.    Name; Headquarters; Stock Symbol.    As of and after the Effective Time:

        (a)   the name of Parent shall be changed to "NationsHealth, Inc.";

        (b)   the corporate headquarters and principal executive offices of Parent shall be located at 13650 N.W. 8th Street, Suite 109, Sunrise, Florida, or such other location in the United States as shall be designated by RGGPLS; and

        (c)   Parent shall cause the symbol under which the Parent Common Stock and Parent Warrants are traded on the OTC Bulletin Board, Nasdaq (as defined in Section 6.09) or the AMEX (as defined in Section 6.09) to change to a symbol as determined by RGGPLS that, if available, is reasonably representative of the corporate name or business of the Company.

        SECTION 1.09.    Certain Matters.    Immediately following the Effective Time, Parent shall simultaneously (i) repay the loans made by RGGPLS and GRH to the Company set forth in Section 1.09 of the Company Disclosure Letter (as defined in Article III) plus accrued but unpaid interest thereon, (ii) arrange for the release or termination of any guarantees made by RGGPLS (or any of its stockholders) or by GRH (or any of its members or Michael Gusky) on behalf of the Company in respect of loans made by Mellon Bank to the Company set forth in Section 1.09 of the Company Disclosure Letter and (iii) arrange for the release of any collateral deposited by RGGPLS (or any of its stockholders) or GRH (or any of its members or Michael Gusky) in respect of loans made by Mellon Bank to the Company set forth in Section 1.09 of the Company Disclosure Letter.

ARTICLE II
Effect of the Merger; Exchange of Certificates

        SECTION 2.01.    Effect on Membership Interests.    At the Effective Time, by virtue of the Merger and without any action on the part of any member of the Company or Sub:

        (a)   Membership Interests of Sub. All of the outstanding membership interests of Sub shall be converted into and become 100% of the membership interests of the Surviving LLC.

        (b)   Cancellation of Company Member Interests Owned by Parent. Each Company Member Interest that is owned by Parent, if any, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefore.

        (c)   Conversion of Company Member Interests. (c)(1) Subject to Section 2.01(b): (A) the Preferred Member interest held by RGGPLS shall be converted into the right to receive (i) a number of fully

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paid and nonassessable shares of Parent Common Stock equal to the Stock Consideration multiplied by 66.1625%, (ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Additional Stock Consideration multiplied by 66.1625%, and (iii) $3,000,000 in cash; (B) the Preferred Member interest held by GRH shall be converted into the right to receive (i) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Stock Consideration multiplied by 22.0541%, and (ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Additional Stock Consideration multiplied by 22.0541%; (C) the Preferred Member interest held by BD shall be converted into the right to receive (i) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Stock Consideration multiplied by 4.0000%, and (ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Additional Stock Consideration multiplied by 4.0000%; and (D) the Class B Member interest held by GRH shall be converted into the right to receive (i) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Stock Consideration multiplied by 7.7834%, and (ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Additional Stock Consideration multiplied by 7.7834%.

        (2)   The shares of Parent Common Stock to be issued and cash payable, upon the conversion of the Company Member Interests pursuant to this Section 2.01(c), are referred to collectively as "Merger Consideration". As of the Effective Time, all such Company Member Interests shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Company Member Interests shall cease to have any rights with respect thereto, except the right to receive Merger Consideration in accordance with Section 2.02, without interest. "Stock Consideration" means the product of (i) the number of shares of Parent Common Stock then issued and outstanding at the Effective Time and (ii) the Conversion Number. The "Conversion Number" shall equal the quotient represented by dividing (i) the sum of 400 plus the product of (A) three multiplied by (B) the Percentage of Demanding Holders, by (ii) the amount equal to 100 minus the Percentage of Demanding Holders. "Percentage of Demanding Holders" shall mean the percentage (expressed as a number out to the ten thousandths decimal point (e.g., 10.7553% shall be "10.7553" for purposes of this definition)) of IPO Shares (as defined in Article Fifth, paragraph B of the Parent Charter) that the holders of which shall have demanded that Parent convert their IPO Shares into cash pursuant to Article Fifth, paragraph B of the Parent Charter and/or Section 8.8 of the Underwriting Agreement. "Additional Stock Consideration" means 2,275,000 shares of Parent Common Stock.

        SECTION 2.02.    Exchange of Certificates.    (a) Exchange Agent. Immediately prior to the Effective Time, Parent shall deposit with Continental Stock Transfer & Trust Company (or another comparable bank or trust company) (the "Exchange Agent"), for the benefit of the holders of Company Member Interests, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding Company Member Interests (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). Parent shall take all steps necessary to enable Parent to pay immediately following the Effective Time all the cash necessary to pay for the Preferred Member interest held by RGGPLS, which shall be converted into the right to receive, among other things, cash pursuant to Section 2.01. Upon the occurrence of the Effective Time, the Exchange Agent shall, pursuant to irrevocable instructions, immediately deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

        (b)   Exchange Procedures. Immediately following the Effective Time, (x) Parent shall pay to RGGPLS the $3,000,000 in cash to which it is entitled in accordance with Section 2.01(c), and (y) the Exchange Agent shall deliver to the holders of Company Member Interests certificates representing the number of shares of Parent Common Stock into which such interests shall have been converted in accordance with Section 2.01(c). Each Company Member Interest shall be deemed at any time after the

4

Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 2.02.

        (c)   Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of Company Member Interests with respect to the shares of Parent Common Stock until the Effective Time in accordance with this Article II. Subject to applicable Law, following surrender of any such Company Member Interests, there shall be paid to the holder of the certificate representing shares of Parent Common Stock issued in exchange therefor, without interest, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such shares of Parent Common Stock.

        (d)   No Further Ownership Rights in Company Member Interests. The Merger Consideration issued (and paid) in accordance with the terms of this Article II upon conversion of any Company Member Interests shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such Company Member Interests, subject, however, to the Surviving LLC's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such Company Member Interests in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers by the Surviving LLC of Company Member Interests that were outstanding immediately prior to the Effective Time.

        (e)   Fractional Shares. Certificates representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Member Interests pursuant to Section 2.01, and such fractional share interests shall entitle the owner thereof to the voting and other rights of a holder of Parent Common Stock in accordance with the portion of a whole share represented by such fraction.

ARTICLE III
Representations and Warranties of the Company

        The Company represents and warrants to Parent and Sub that, except as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter"):

        SECTION 3.01.    Organization, Standing and Power.    Each of the Company and United States Pharmaceutical Group, L.L.C., a Delaware limited liability company ("USPGI"), is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full limited liability company power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" shall mean any material adverse effect on the business, financial condition or results of operations of the Company and USPGI, taken as a whole, and shall exclude any such change or effect that arises out of or is related to: (i) changes in (x) general economic, regulatory or political conditions or (y) financial or securities markets in general; (ii) the announcement or public disclosure of this Agreement, the other Transaction Agreements, the Transactions or the identity of Parent; (iii) the Company's and USPGI's industries in general and not specifically related to the Company or USPGI; (iv) changes or clarifications in Laws (or in the Company's interpretation of such Laws) related to (x) the businesses presently conducted by the Company and USPGI or (y) health care (including Medicare or Medicaid), in general; or (v) changes in GAAP (as defined in Section 3.06) or regulatory accounting principles for the Company's and USGPI's industries. The Company and USPGI are duly qualified to do business in each jurisdiction where the nature of their business or their

5

ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify has not had or could not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Articles of Organization of the Company, as amended to the date of this Agreement (as so amended, the "Company Articles"), the Company Operating Agreement and the comparable organizational documents of USPGI, in each case as amended through the date of this Agreement.

        SECTION 3.02.    Company Subsidiaries; Equity Interests.    (a) All of the membership interests of USPGI have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement and will be as of the Effective Time owned by the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

        (b)   Except for 100% of the membership interests of USPGI, the Company does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

        SECTION 3.03.    Capital Structure.    The Company is authorized to issue Preferred Member interests, Class B Member interests, and Class C Member interests. RGGPLS owned at the close of business on the date of this Agreement, and will own as of the Closing Date, Preferred Member interests aggregating to a 66.1625% Percentage Interest (as defined in the Company Operating Agreement). GRH owned at the close of business on the date of this Agreement, and will own as of the Closing Date, Preferred Member interests aggregating to a 22.0541% Percentage Interest. BD owned at the close of business on the date of this Agreement, and will own as of the Closing Date, Preferred Member interests aggregating to a 4.0000% Percentage Interest. GRH owned at the close of business on the date of this Agreement, and will own as of the Closing Date, Class B Member interests aggregating to a 7.7834% Percentage Interest. Class C Member interests (as defined in the Company Operating Agreement) aggregating up to a 7.6400% Percentage Interest have been reserved for issuance pursuant to an equity incentive plan that the Company had intended to adopt at a future date. Except as set forth above, no member interests or other voting securities of the Company were, at the close of business on the date of this Agreement, or will be as of the Closing Date, issued, reserved for issuance or outstanding. All outstanding Company Member Interests are, and all such interests that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the FLLCA, the Company Articles, the Company Operating Agreement or any Contract (as defined in Section 3.05) to which the Company is a party. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Preferred Member interests may vote ("Voting Company Debt"). Except as set forth above, as of the date of this Agreement there are not, and as of the Closing Date there will not be any, options, warrants, rights, convertible or exchangeable securities, commitments, Contracts, arrangements or undertakings of any kind to which the Company or USPGI is a party (i) obligating the Company or USPGI to issue, deliver or sell, or cause to be issued, delivered or sold, additional Preferred Member interests in the Company or other equity interests in, or any security convertible or exercisable for or exchangeable into any equity interest in, the Company or USGPI or any Voting Company Debt, (ii) obligating the Company or USPGI to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Preferred Member interests. As of the date of this Agreement there are not, and as of the Closing Date there will not be any, outstanding contractual obligations of the Company or USGPI to repurchase, redeem or otherwise acquire any equity interests in the Company or USGPI.

6

        SECTION 3.04.    Authority; Execution and Delivery; Enforceability.    (a) The Company has all requisite limited liability company power and authority to execute and deliver the Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery by the Company of each Transaction Agreement to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary limited liability company action on the part of the Company. The Company has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b)   The approval of all of the Preferred Members (as defined in the Company Operating Agreement) has been obtained as of the date hereof by virtue of the execution of a written consent by all of the members of the Company (the "Company Member Approval"), and such approval is sufficient to approve and adopt this Agreement and the Merger.

        SECTION 3.05.    No Conflicts; Consents.    (a) The execution and delivery by the Company of each Transaction Agreement to which it is a party does not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or USPGI under, any provision of (i) the Company Articles, the Company Operating Agreement or the comparable organizational documents of USPGI, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or USPGI is a party and in which the aggregate amount to be received or paid by the Company exceeds $100,000 or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Law") applicable to the Company or USPGI or their respective properties or assets, other than in the case of clause (iii) any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

          (b)   No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or USPGI in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable to the Transaction Agreement or the Transactions, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Florida and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) compliance with and such filings as may be required under applicable environmental Laws, (iv) such filings as may be required in connection with the taxes described in Section 6.07, (v) such other items as may be required solely by reason of the participation of Parent or Sub (as opposed to any third party) in the Transaction and (vi) such other items, individually or in the aggregate, as are not material to the consummation of the Transactions.

        SECTION 3.06.    Financial Statements; Undisclosed Liabilities.    (a) Section 3.06 of the Company Disclosure Letter sets forth (i) the audited Balance Sheet of the Company as of December 31, 2003 (the "Company Balance Sheet"), and as of December 31, 2002 and (ii) the audited Income Statement of the Company for the years ended December 31, 2003 and December 31, 2002, in each case, together with the notes thereto (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP")

7

consistently applied (except in each case as described in the notes thereto) and on that basis fairly present, in all material respects, the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods indicated.

          (b)   Except as set forth in the Company Financial Statements, as of the date of this Agreement neither the Company nor USPGI has any material liabilities or obligations of any nature, including with respect to Taxes (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and USPGI or in the notes thereto.

        SECTION 3.07.    Information Supplied.    None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") by Parent in connection with the Transactions (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the proxy statement or consent solicitation statement to be filed by Parent with the SEC relating to the Parent Stockholder Approval (the "Proxy Statement") will, at the date it is first mailed to the Parent stockholders or at the time of the Parent Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        SECTION 3.08.    Absence of Certain Changes or Events.    From December 31, 2003 to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

  (i)
  any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

  (ii)
  any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Membership Interest or any repurchase for value by the Company of any Company Member Interest;

  (iii)
  any split, combination or reclassification of any Company Member Interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Company Member Interests;

  (iv)
  any change in accounting methods, principles or practices by the Company or USPGI materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

  (v)
  any material elections with respect to Taxes (as defined in Section 3.09) by the Company or USPGI or settlement or compromise by the Company or USPGI of any material Tax liability or refund;

  (vi)
  a sale or other disposition of any material portion of the assets, tangible or intangible, of the Company or USPGI taken as a whole, other than (x) sales of inventory in the ordinary course of business or (y) sales of diabetes health care products and ancillary products;

  (vii)
  a waiver of any material rights or cancellation of any material debts owed to or material claims of the Company or USPGI taken as a whole, other than in the ordinary course of business;

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  (viii)
  except for employment compensation in the ordinary course of business consistent with past practice, any material payments to or on behalf of the Company's or USPGI's members whether for previously contracted liabilities, management fees, dividends or otherwise; or

  (ix)
  any increase in cash or equity compensation to the Specified Employees (as defined in Section 5.01(a)).

        SECTION 3.09.    Taxes.    (a) Each of the Company and USPGI has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. To the extent the Company or USPGI has requested or caused to be requested any extension of time within which to file any Tax Return, such Tax Return has been filed within such period of extension. Each of the Company and USPGI has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return).

          (b)   No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or USPGI, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

          (c)   There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or USPGI. Neither the Company nor USPGI is bound by any agreement with respect to Taxes.

          (d)   The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as an exchange described in Section 351 of the Code (or other non-recognition transaction). Neither the Company nor USPGI is taxable as a corporation for Federal or state income tax purposes (including any tax imposed or measured by net income). The Company and USPGI have complied in all material respects with all applicable laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees). No written claim has been made within the last three years by any taxing authority in a jurisdiction in which the Company or USPGI does not file Tax Returns that the Company or USPGI is or may be subject to taxation by that jurisdiction.

          (e)   For purposes of this Agreement:

            "Tax" or "Taxes" means, with respect to any person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, premium, property or windfall profit taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any applicable Law) of another person or (B) being a member of an affiliated, combined or consolidated group.

            "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

9

        SECTION 3.10.    Benefit Plans.    (a) The Company Disclosure Letter sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, profit sharing, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored by the Company, or for which the Company has any liability, contingent or otherwise (collectively, the "Company Benefit Plans").

          (b)   With respect to each Company Benefit Plan, the Company has furnished Parent with a complete and accurate copy of the plan document or other governing contract. The Company Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of the Code and applicable Law. There are no pending or, to the knowledge of the Company, threatened suits, audits, examinations, actions, litigation or claims (excluding claims for benefits incurred in the ordinary course) with respect to any of the Company Benefit Plans which could reasonably be expected to result in a Company Material Adverse Effect.

          (c)   No Company Benefit Plan is intended to be "qualified" within the meaning of Section 401(a) of the Code. Neither the Company nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code, has incurred any liability under Title IV of ERISA or Section 412 of the Code.

          (d)   The execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not (i) entitle any employee, officer or member of the Company or USPGI to any severance pay, bonus payment, finders fee, "change of control" payment or similar payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan.

        SECTION 3.11.    Litigation.    Section 3.11 of the Company Disclosure Letter contains a true and complete list of all claims, suits, actions, proceedings or known investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened against the Company or USPGI, as of the date of this Agreement. There are no Claims that, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or USPGI that has had or could reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.12.    Compliance with Applicable Laws.    (a) The Company and USPGI have complied with and are not in default under any applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor USPGI has received any written communication during the past two years from a Governmental Entity that alleges that the Company or USPGI is not in compliance in any material respect with any applicable Law. This Section 3.12 does not relate to matters with respect to Taxes, which are the subject of Section 3.09, or environmental Laws, which are the subject of Section 3.21.

          (b)   To USPGI's knowledge, USPGI is, as of the date of this Agreement, and has been, in compliance with all applicable statutes, rules, regulations, orders and requirements of all Federal, state, and local commissions, boards and agencies having jurisdiction over the business of USPGI, including pharmacy and durable medical supplier laws and regulations, the Internal Revenue

10

  Service, the Department of Health and Human Services and its Centers for Medicare and Medicaid Services (including all applicable statutes, rules, regulations, and requirements pertaining to payments and other consideration to referral sources (collectively, the "Health Care Laws")), except for any instances of noncompliance that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To USPGI's knowledge, USPGI has timely filed all material reports, data and other information required to be filed with such commissions, boards and agencies.

        SECTION 3.13.    Contracts; Debt Instruments.    (a) Section 3.13 of the Company Disclosure Letter sets forth a list of the following Contracts as of the date of this Agreement (collectively, the "Material Contracts"):

  (i)
  all management agreements, employment agreements, consulting agreements, and independent contractor agreements to which the Company or USPGI is a party (other than any agreement which (A) provides for future payments of less than $100,000 or (B) which is terminable by Company or USPGI without breach or penalty on less than sixty-one (61) days' prior written notice);

  (ii)
  all guarantees, mortgages, deeds of trust, indentures and loan agreements, to which the Company or USPGI is a party, which involve an amount in excess of $100,000;

  (iii)
  all Contracts (other than those described in or excepted from clauses (i) or (ii) of this Section 3.13(a)) to which the Company or USPGI is a party (other than any agreement (A) in which the aggregate amount to be received or paid thereunder does not exceed $100,000, or (B) which cannot be performed in the normal course within six months after the Effective Time without breach or penalty and involves the future payment of more than $100,000);

  (iv)
  (A) all agreements with members, directors or officers of the Company or USPGI, (B) all agreements containing covenants by the Company or USPGI not to compete in any lines of business or commerce, (C) all agreements for the acquisition, sale or lease of material properties or assets of the Company or USPGI (by merger, purchase or sales of assets or stock or otherwise) and (D) all investment joint venture, operating or partnership agreements of the Company and USPGI.

          (b)   True and complete copies of all Material Contracts have been provided or made available to Parent. Each Material Contract is valid, binding and enforceable in accordance with its terms, except where the failure to be valid, binding or enforceable would not reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor USPGI (i) is in breach or default under any Material Contract, and (ii) has received any written notice of the intention of any party to a Material Contract to terminate such Material Contract whether as a termination for convenience or for default of the Company or USPGI thereunder.

          (c)   Neither the Company nor USPGI has been notified in writing as of the date of this Agreement that in the event of a sale or change of ownership of either the Company or USPGI, any of the Material Contracts would reasonably be expected to be terminated or modified in a manner which would reasonably be expected to have a Company Material Adverse Effect. No customer or vendor Contract which would have constituted a Material Contract if in effect as of the date hereof has expired or been terminated since December 31, 2003.

        SECTION 3.14.    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company.

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        SECTION 3.15.    Real Property.    The Company Disclosure Letter sets forth a complete list of all real property and interests in real property owned or leased by the Company or USPGI.

        SECTION 3.16.    Related Party Transactions.    No director, officer, employee or affiliate of the Company has borrowed any money from, has any indebtedness or other similar obligations to, the Company or is a party to any Contract relating to the voting or disposition of Company Member Interests, and the Company is not a party or subject to any Contract in which any director, officer, employee or member of the Company has an interest, direct or indirect, and there does not exist any commitment or liability of the Company to pay any remuneration or other consideration to any such director, officer, employee or member, such as fees, rentals, loans, dividends or fixed or contingent deferred or current compensation.

        SECTION 3.17.    Permits.    The Company and USPGI have all necessary approvals, permits, licenses, franchises, certificates or authorizations of any federal, state, provincial, local or foreign governmental or regulatory body (collectively, "Permits") required of the Company or USPGI or necessary for the conduct of the Company's or USPGI's business as currently operated, except for the lack of any of such Permits that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. All such Permits are currently in full force and effect, except where the failure of such Permits to be in full force and effect, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. No proceedings have been instituted or, to the Company's knowledge are threatened, seeking the suspension, termination or revocation, or the adverse modification or amendment, of any such Permits or to declare any of them invalid in any respect, except for such proceedings that individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, USPGI is duly licensed as a pharmacy in those states where it is required to be licensed as a pharmacy and, to USPGI's knowledge, is lawfully operated in accordance with the requirements of all applicable Laws and has all necessary authorizations for the operation of a pharmacy, all of which are in full force and effect, except for any instances of noncompliance or lack of authorizations that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no employee has, to USPGI's knowledge, during the time such employee was employed by USPGI (i) had his or her professional license, Drug Enforcement Agency number, if any, Medicare or Medicaid provider status, relinquished, terminated or revoked or has been excluded from the program, (ii) been sanctioned or disciplined by any licensing board or any Federal, state, or local society, agency, regulatory body, governmental authority, hospital, third-party payor or specialty board, or (iii) had a final judgment or settlement entered against him or her in connection with a malpractice or similar action. As of the date of this Agreement, (i) there are no outstanding notices of deficiencies relating to USPGI issued by any governmental authority or third party requiring conformity or compliance with any applicable Law for participation with such governmental authority or third-party payor, and (ii) USPGI has neither received notice nor has any knowledge or reason to believe that such necessary authorizations would be revoked or not renewed in the ordinary course of business, except in each case to the extent as would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.18.    Labor Relations.    (a) (i) The Company and USPGI are not a party to, and have no obligations under any collective bargaining agreement with any party relating to the compensation or working conditions of any of the Company's or USGPI's employees; (ii) the Company and USPGI are not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees; (iii) as of the date hereof, the Company has no knowledge of any union organizational or representational activities underway among any of the Company's or USPGI's employees; and (iv) as of the date hereof, the Company or USPGI have not been charged or, to the Company's knowledge, threatened with a charge of any unfair labor practice. As of the date hereof, there are no existing or, to the Company's knowledge, threatened labor strikes, slowdowns, work

12

stoppages, disputes or grievances materially affecting or which would reasonably be expected to materially affect operations at the Company or USPGI or deliveries from or into any of the Company's or USPGI facilities.

          (b)   The Company and USPGI have not committed any act or failed to take any required action with respect to any of its employees which has resulted in a violation of: (i) ERISA, or similar legislation as it affects any employee benefit or welfare plan of the Company or USGPI; (ii) the Immigration Reform and Control Act of 1986; (iii) the National Labor Relations Act, as amended; (iv) Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; (v) Executive Order 11246; (vi) the Fair Labor Standards Act; the Rehabilitation Act of 1973; (vii) all regulations under such acts described in the preceding clauses (i) through (vi) inclusive; and (viii) and all other Laws of the United States or any state, city or municipality thereof relating to the employment of labor, except in each case for any such violation which would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor USPGI are liable for any arrearage of wages or taxes or penalties that are material to the Company and USPGI taken as a whole, for failure to comply with any of the foregoing.

          (c)   The Company has made available to Parent complete and accurate lists of the names and compensation paid to each person employed by the Company during the year ended December 31, 2003.

        SECTION 3.19.    Insurance.    Section 3.19 of the Company Disclosure Letter sets forth as of the date of this Agreement the material insurance policies maintained by the Company and USPGI. All material policies of fire, liability, workers' compensation, director and officer, malpractice and professional liability and other forms of insurance providing insurance coverage to or for any of the Company and USPGI in respect of each such policy for the last three years have been made available to Parent and (i) the Company or USPGI are named insureds under such policies, (ii) all premiums required to be paid with respect thereto covering all periods up to the date hereof have been paid, (iii) there has been no lapse in coverage under such policies during any period for which the Company and USPGI have conducted their respective operations, and (iv) no written notice of cancellation or termination has been received with respect to any such policy as of the date hereof. All such policies are in full force and effect, unless replaced with comparable insurance policies having comparable terms and conditions. Since December 31, 2003 to the date of this Agreement, there have been no material claims made with respect to such policies. No such policies shall terminate as a result of the consummation of the Transactions. Since December 31, 2003 to the date of this Agreement, no insurer has given the Company written notice that coverage was denied with respect to any material claim submitted to such insurer by the Company.

        SECTION 3.20.    Intellectual Property.    For purposes of this Agreement, "Intellectual Property" means all (i) patents (including all reissues, divisions, continuations and extensions thereof), patent licenses and patent applications, (ii) trademarks, trademark rights, trademark licenses, trademark registrations, servicemarks, trademark registration applications (filed or unfilled) and tradenames and (iii) copyrights and copyright licenses. All material Intellectual Property owned by the Company or USPGI as of the date hereof, necessary for the conduct of their businesses on the date hereof and registered with any Governmental Entity, and each material license to use any Intellectual Property necessary for the conduct of their businesses as of the date hereof, except for computer software licenses that are commercially available, is listed in Section 3.20 of the Company Disclosure Letter.

          (a)   The Company and USPGI own or possess adequate licenses or other valid rights to use all Intellectual Property used in connection with the business of the Company and USPGI as currently conducted or as reasonably contemplated to be conducted, except where the failure to own such licenses or rights, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

13

          (b)   To the Company's knowledge, the use by the Company of any Intellectual Property owned by the Company or USPGI does not infringe upon or otherwise violate the rights of any person other than as would not have, or would not be reasonably be expected to have, a Company Material Adverse Effect.

          (c)   To the Company's knowledge, no person is challenging, infringing upon or otherwise violating any right of the Company or USPGI with respect to any Intellectual Property owned by and/or licensed to the Company or USPGI other than as would not have, or would not reasonably be expected to have, a Company Material Adverse Effect.

          (d)   As of the date of this Agreement neither the Company nor USPGI has made any material claim of a violation or infringement by others of its Intellectual Property.

        SECTION 3.21.    Environmental Liability.    Without limiting Section 3.12 hereof, at all times the Company has been and is in compliance, in all material respects, with all material environmental and hazardous waste Laws applicable to the Company, that have been adopted, imposed or promulgated by any Governmental Entity having jurisdiction over the Company. As of the date hereof, the Company has not received from any Governmental Entity or third party any written requests for information, notices of claim, demand letters, or other written notification stating that the Company is or may be potentially responsible with respect to any investigation or clean-up of any hazardous materials.

        SECTION 3.22.    Complete Disclosure.    Neither this Agreement nor the Company Disclosure Letter contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading; provided, however, that this Section 3.22 shall not be deemed breached unless the failure of this Section 3.22 to be true and correct results in a Company Material Adverse Effect.

        SECTION 3.23.    Medicare and Medicaid.    As of the date of this Agreement, USPGI is qualified for participation in and is a participant in the health insurance program for the aged and disabled created under Title XVIII of the Social Security Act, as amended (the "Social Security Act") ("Medicare"), and USPGI is qualified for participation (or has applied for qualification for participation) in the appropriate state Medicaid program supported by grants from the federal government under Title XIX of the Social Security Act ("Medicaid"), to the extent that USPGI participates therein. As of the date of this Agreement, the operation of USPGI is in substantial compliance with the conditions and standards of participation in, and the rules and regulations of the Medicare and Medicaid programs. As of the date of this Agreement, there are no material disputes, audits (other than audits in the ordinary course), investigations, inquiries or claims pending or, to USPGI's knowledge, threatened involving USPGI and such reimbursement programs, and, to USPGI's knowledge, there is no basis for any such material dispute or claim.

        SECTION 3.24.    Fraud and Abuse.

          (a)   To USPGI's knowledge, as of the date of this Agreement, neither USPGI nor any of its officers or directors has engaged in any activities which are prohibited under Medicare, Medicaid or any other State Health Care Program (as defined in § 1128(b) of the Social Security Act), 42 U. S. C. §§ 1320a-7, 7a or 7b or 42 U. S. C. §1395nn (subject to the exceptions set forth in such legislation), the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS") or the regulations promulgated thereunder or pursuant to similar state statutes or regulations, or which are prohibited by licensure requirements, including the following:

  (i)
  knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

  (ii)
  knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

14

  (iii)
  failure to disclose knowledge by a Medicare or Medicaid claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

  (iv)
  knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or any other federal healthcare program, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or any other federal healthcare program; and

  (v)
  knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or information required to be provided under Section 1124A of the Social Security Act.

          (b)   To USPGI's knowledge, no officer, director or employee of USPGI that is directly connected to USGPI's business activities involving the Medicare program, as of the date of this Agreement:

  (i)
  has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act;

  (ii)
  has been excluded from participation under Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program; or

  (iii)
  has been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any of the following categories of offenses as described in Section 1128(a) and (b)(1), (2), (3) of the Social Security Act:

            (A)  criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program;

            (B)  criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

            (C)  criminal offenses under federal or state law relating to fraud, theft, embezzlement, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

            (D)  federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (A) through (C) above; or

            (E)  criminal offenses under federal or state law relating to the unlawful manufacture, distribution, or dispensing of a controlled substance.

        SECTION 3.25.    Compliance with the HIPAA Privacy Standards.    To USPGI's knowledge, as of the date of this Agreement USPGI is conducting its business in compliance in all material respects with the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160 and 164, which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). As of the date of this Agreement, USPGI has not received any written notice alleging any failure to comply with the aforementioned standards.

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ARTICLE IV
Representations and Warranties of Parent and Sub

        Parent and Sub, jointly and severally, represent and warrant to the Company that:

        SECTION 4.01.    Organization, Standing and Power.    Each of Parent and Sub is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. Parent and Sub are duly qualified to do business in each jurisdiction where the nature of their business or their ownership or leasing of its properties make such qualification necessary. Parent has made available to the Company true and complete copies of the Amended and Restated Certificate of Incorporation of Parent, as amended to the date of this Agreement (as so amended, the "Parent Charter"), and the Amended and Restated By-laws of Parent, as amended to the date of this Agreement (as so amended, the "Parent By-laws"), and the comparable organizational documents of Sub, in each case as amended through the date of this Agreement.

        SECTION 4.02.    Parent Subsidiaries; Equity Interests.    (a) All the outstanding membership interests in Sub have been validly issued and are fully paid and nonassessable and owned by Parent, free and clear of all Liens.

        (b)   Except for 100% of the membership interests in Sub, Parent does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

        (c)   Since the date of its formation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement and the other Transaction Agreements to which it is a party, and the performance of its obligations hereunder and thereunder.

        SECTION 4.03.    Capital Structure.    (a) The authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of Parent (the "Parent Preferred Stock" and, together with the Parent Common Stock, the "Parent Capital Stock"). At the close of business on the date of this Agreement, (i) 4,775,000 shares of Parent Common Stock and no shares of Parent Preferred Stock were, and as of the Closing Date will be, issued and outstanding, and (ii) no shares of Parent Common Stock were, and as of the Closing Date will be, held by Parent in its treasury. At the close of business on the date of this Agreement, warrants issued pursuant to the warrant agreement dated as of August 25, 2003 between Parent and Continental Stock Transfer & Trust Company (the "IPO Warrant Agreement") to purchase 8,050,000 shares of Parent Common Stock ("Parent Warrants") were, and as of the Closing Date will be, issued and outstanding. Except as set forth above, no shares of capital stock or other voting securities of Parent were, at the close of business on the date of this Agreement, or will be as of the Closing Date, issued, reserved for issuance or outstanding. All outstanding shares of Parent Capital Stock are, and all such shares that may be issued prior to the Effective Time will be as of the Effective Time, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law (the "DGCL"), the Parent Charter, the Parent By-laws or any Contract to which Parent is a party. As of the close of business on the date of this Agreement there are not, and as of the Closing Date there will not be, any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote ("Voting Parent Debt"). Except as set forth above or in the Parent Disclosure Letter (as defined in Section 4.11(a)) and except for an option granted to EarlyBirdCapital, Inc. to purchase 350,000 units (each unit consisting of one share of Parent Common Stock and two Parent

16

Warrants), as of the date of this Agreement there are not, and as of the Closing Date there will not be, any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or Sub is a party (i) obligating Parent or Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or Sub or any Voting Parent Debt, (ii) obligating Parent or Sub to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Capital Stock. As of the date of this Agreement, other than as set forth in the Parent Charter, the Underwriting Agreement, the IPO Warrant Agreement or the Trust Agreement, there are not and as of the Closing Date there will not be any outstanding contractual obligations of Parent or Sub to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or Sub.

        (b)   The authorized capitalization of Sub consists of membership interests aggregating to 100%, all of which as of the close of business on the date of this Agreement have been, and as the Closing Date will be, validly issued, fully paid and nonassessable and owned by Parent free and clear of any Lien.

        SECTION 4.04.    Authority; Execution and Delivery; Enforceability.    (a) Parent has all requisite corporate power and authority and Sub has all requisite limited liability company power and authority to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and limited liability company action on the part of Sub, subject in the case of Parent, to receipt of the Parent Stockholder Approval (as defined in Section 4.04(c)) and the filing with the Secretary of State of the State of Delaware of the Charter Amendment. Parent, as the sole member of Sub, has approved this Agreement and the Merger. Each of Parent and Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        (b)   The Board of Directors of Parent (the "Parent Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of Parent and its stockholders and (iii) recommending that Parent's stockholders approve the Merger and the other Transactions. Such resolutions are sufficient to render inapplicable to this Agreement, the Transactions, the other Transaction Agreements and the transactions contemplated thereby the provisions of Section 203 of the DGCL. No state takeover statute or similar statute or regulation applies or purports to apply to Parent with respect to this Agreement and other Transaction Agreements, the Merger or any other Transaction.

        (c)   The only vote of holders of any class or series of Parent Capital Stock necessary to approve this Agreement, the Merger and the other Transactions is the approval and adoption by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote generally in the election of directors (the "Parent Stockholder Approval"); provided, however, that the Parent may not consummate the Merger if the holders of 20% or more in interest of the IPO Shares shall have demanded that Parent convert their IPO Shares into cash pursuant to Article Fifth, paragraph B of the Parent Charter and/or Section 8.8 of the Underwriting Agreement dated as of August 25, 2003, between Parent and EarlyBirdCapital, Inc. (the "Underwriting Agreement"). The affirmative vote of the holders of Parent Common Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or consummate any transaction other than the Transactions. The

17

affirmative vote of the holders of the Parent Warrants is not necessary to approve any Transaction Agreement or any Transaction.

        (d)   The execution and delivery by Parent of this Agreement and the other Transaction Agreements, and subject to the receipt of the Parent Stockholder Approval, the consummation by Parent of the Merger and the other Transactions, are in compliance with the terms of Article Fifth, paragraph B of the Parent Charter and Sections 8.8 and 8.10 of the Underwriting Agreement. The Parent Board, at a meeting duly called and held duly and, unanimously adopted resolutions stating that the Parent Board has independently determined that, as of the date of this Agreement, the fair market value of the Company (including USPGI) is at least 80% of net assets of Parent, in accordance with Section 8.10 of the Underwriting Agreement.

        SECTION 4.05.    No Conflicts; Consents.    (a)     The execution and delivery by each of Parent and Sub of this Agreement and each Transaction Agreement to which it is a party, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, any provision of (i) the Parent Charter (subject to the approval, filing and effectiveness of the Charter Amendment), the Parent By-laws or the comparable charter or organizational documents of Sub, (ii) any Contract to which Parent or Sub is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law applicable to Parent or Sub or their respective properties or assets.

        (b)   No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or Sub in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement to which Parent or Sub is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, if applicable to the Transaction Agreements or the Transactions, (ii) the filing with the SEC of (A) the Form S-4 and the Proxy Statement and (B) such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Florida and the filing of the Charter Amendment with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable environmental Laws, (v) such filings as may be required in connection with the taxes described in Section 6.07 and (vi) such other items required solely by reason of the participation of the Company (as opposed to any third party) in the Transactions.

        SECTION 4.06.    SEC Documents; Undisclosed Liabilities.    (a) Parent has filed all reports, schedules, registration statements, prospectuses, forms, certifications, statements and other documents required to be filed by Parent with the SEC since the date of Parent's formation (the "Parent SEC Documents").

        (b)   As of its respective date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with

18

applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). Each of the principal executive officer of Parent and the principal financial officer of Parent has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (the "Sarbanes-Oxley Act") with respect to the Parent SEC Documents. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

        (c)   Except (i) as set forth on the balance sheet of Parent for the year ended December 31, 2003, (ii) for the reasonable fees and expenses incurred by Parent in connection with the Transactions, (iii) the fees to lease Parent's office space and (iv) general administrative expenses not exceeding $100,000, as of the date of this Agreement neither Parent nor Sub has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

        (d)   Sub has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

        SECTION 4.07.    Information Supplied.    None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to Parent's stockholders or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing for inclusion or incorporation by reference in the Proxy Statement.

        SECTION 4.08.    Absence of Certain Changes or Events.    (a) From December 31, 2003 to the date of this Agreement, Parent has conducted its business only in the ordinary course, and during such period there has not been:

  (i)
  any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Parent;

  (ii)
  any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Parent Capital Stock or any repurchase for value by Parent of any Parent Capital Stock;

  (iii)
  any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Capital Stock;

  (iv)
  (A) any granting by Parent to any present or former director or executive officer, officer or employee of Parent or Sub or of any increase in compensation or bonus, except in the

19

    ordinary course of business consistent with prior practice or as was required under employment agreements described in the Parent Disclosure Letter, (B) any granting by Parent to any such present or former director or executive officer, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements described in the Parent Disclosure Letter, or (C) any entry by Parent into, or any amendment of, any employment, severance or termination agreement with any such director or executive office, officer or employee.

  (v)
  any change in accounting methods, principles or practices by Parent or Sub materially affecting the consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP;

  (vi)
  any material elections with respect to Taxes by Parent or settlement or compromise by Parent or of any material Tax liability or refund;

  (vii)
  a sale or other disposition of any material portion of the assets, tangible or intangible, of Parent or Sub;

  (viii)
  a waiver of any material rights or cancellation of material debts owed to or material claims of Parent or Sub; or

  (ix)
  any Contract executed or delivered by Parent or Sub, relating to the use or application of the funds in the Trust Account (as defined in Section 4.17).

        (b)   Since the date of its formation, neither Parent nor Sub has carried on any business or conducted any operations other than (i) the execution of this Agreement and the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto and (ii) the execution of the Contracts related to the initial public offering of Parent and the performance of the obligations thereunder.

        SECTION 4.09.    Taxes.    (a) Each of Parent and Sub has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid.

        (b)   The financial statements of Parent for the year ended December 31, 2003 reflect an adequate reserve for all Taxes payable by Parent and Sub (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Parent or Sub, and no requests for waivers of the time to assess any such Taxes are pending.

        (c)   There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent or Sub. Neither Parent nor Sub is bound by any agreement with respect to Taxes.

        (d)   Parent has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as an exchange described in Section 351 of the Code.

        SECTION 4.10.    Employees.    Parent has four directors and two officers, the names of which are set forth on the Parent Disclosure Letter. Sub has no directors or officers, and is member managed by Parent, who is the sole member of Sub. Neither Parent nor Sub has ever had any current or former employees.

        SECTION 4.11.    Benefit Plans.    (a) The letter, dated as of the date of this Agreement, from Parent to the Company (the "Parent Disclosure Letter"), sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of ERISA, and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, profit sharing, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of

20

control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored by Parent or Sub, or for which Parent or Sub has any liability, contingent or otherwise (collectively, the "Parent Benefit Plans").

        (b)   With respect to each Parent Benefit Plan, Parent has furnished the Company with a complete and accurate copy of the plan document or other governing contract. The Parent Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of the Code and applicable Law. There are no pending or, to the knowledge of Parent or Sub, threatened suits, audits, examinations, actions, litigation or claims (excluding claims for benefits incurred in the ordinary course) with respect to any of the Parent Benefit Plans.

        (c)   No Parent Benefit Plan is intended to be "qualified" within the meaning of Section 401(a) of the Code. Neither Parent nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with Parent under Section 414(b), (c), (m) or (o) of the Code, has incurred any liability under Title IV of ERISA or Section 412 of the Code.

        (d)   The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not (i) entitle any employee, officer or director of the Parent or Sub to severance pay, bonus payment, finders fee, "change of control" payment or similar payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Parent Benefit Plan or (iii) result in any breach or violation of, or a default under, any Parent Benefit Plan. There is no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any employee, officer or director of Parent or any of its affiliates.

        SECTION 4.12.    Litigation.    There is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or Sub (and Parent is not aware of any basis for any such suit, action or proceeding), nor is there any Judgment outstanding against Parent or Sub.

        SECTION 4.13.    Compliance with Applicable Laws.    Parent and Sub are in compliance in all material respects with all applicable Laws. Neither Parent nor Sub has received any written communication since the date of the formation of Parent from a Governmental Entity that alleges that Parent or Sub is not in compliance in any material respect with any Applicable Law. This Section 4.13 does not relate to matters with respect to Taxes, which are the subject of Section 4.09.

        SECTION 4.14.    Contracts; Debt Instruments.    (a) Except as contemplated by this Agreement or as disclosed in the Parent Disclosure Letter or the Form 10-KSB filed by Parent with the SEC for the year ended December 31, 2003, there are no Contracts to which either Parent or Sub is a party. Neither Parent nor Sub is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other Contract, to which it is a party or by which it or any of its properties or assets is bound.

        (b)   Set forth in the Parent Disclosure Letter is (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other Contracts and instruments pursuant to which any indebtedness of Parent or Sub is outstanding or may be incurred and (y) the respective principal amounts currently outstanding thereunder.

        (c)   True and complete copies of any Contracts set forth on the Parent Disclosure Letter have been provided or made available to the Company. Each such Contract is valid, binding and enforceable in accordance with its terms. Parent (i) is not in breach or default under any such Contract, and (ii) has not received any written notice of the intention of any party to such Contract to terminate such Contract whether as a termination for convenience or for default of Parent thereunder.

21

        (d)   Parent has not been notified in writing as of the date of this Agreement that in the event of a sale or change of ownership of Parent, any of the such Contracts would reasonably be expected to be terminated or modified in an adverse manner.

        SECTION 4.15.    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub.

        SECTION 4.16.    Intellectual Property.    Neither Parent nor Sub owns, uses or licenses any Intellectual Property.

        SECTION 4.17.    Trust Funds; Liquidation.    (a) As of the date hereof, and at all times from the date hereof until the Effective Time and at the Effective Time, Parent has and will have no less than $20,000,000 invested in U.S. government securities in a trust account at a New York branch of JP Morgan Chase (the "Trust Account"), held in trust by Continental Stock Transfer & Trust Company (the "Trustee") pursuant to the Investment Management Trust Agreement dated as of August 25, 2003 between Parent and the Trustee (the "Trust Agreement"). Upon consummation of the Merger and notice thereof to the Trustee, the Trust Account will terminate and the Trustee shall thereupon be obligated to release as promptly as practicable to Parent the funds and government securities held in the Trust Account, which funds and government securities will be free of any Lien whatsoever and, after taking into account any funds paid to holders of IPO Shares who shall have demanded that Parent convert their IPO Shares into cash pursuant to Article Fifth, paragraph B, of the Parent Charter and/or Section 8.8 of the Underwriting Agreement, will be available for use in the businesses of Parent, the Company and USPGI.

        (b)   Effective as of the Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period contained in Article Fifth of the Parent Charter and/or Section 8.8 of the Underwriting Agreement will terminate, and effective as of the Effective Time Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the Merger or the Transactions, and following the Effective Time no Parent stockholder shall be entitled to receive funds from the Trust Account except to the extent such stockholder votes against the approval of this Agreement and the Transactions and demands, contemporaneous with such vote, that Parent convert such stockholder's shares of Parent Common Stock into cash pursuant to Article Fifth, paragraph B of the Parent Charter and/or Section 8.8 of the Underwriting Agreement.

        SECTION 4.18.    Real Property.    The Parent Disclosure Letter sets forth a complete list of all real property and interests in real property owned or leased by Parent or Sub.

        SECTION 4.19.    Related Party Transactions.    Except as set forth on the Parent Disclosure Letter, no director, officer, employee or affiliate of Parent or Sub has borrowed any money from, has any indebtedness or other similar obligations to, Parent or is a party to any Contract relating to the voting or disposition of Parent Common Stock, and Parent is not a party or subject to any Contract in which any director, officer, employee or stockholder of Parent has an interest, direct or indirect, and there does not exist any commitment or liability of Parent to pay any remuneration or other consideration to any such director, officer, employee or stockholder, such as fees, rentals, loans, dividends or fixed or contingent deferred or current compensation.

        SECTION 4.20.    Investment Company Act.    Parent is not, and will not be after the Effective Time, an "investment company" or a person directly or indirectly "controlled" by or acting on behalf of an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 4.21.    Permits.    Parent and Sub have all necessary material Permits, required of Parent or Sub. All such Permits are currently in full force and effect. No proceedings have been instituted or,

22

to Parent's knowledge are threatened, seeking the suspension, termination or revocation, or the adverse modification or amendment, of any such Permits or to declare any of them invalid in any respect.

        SECTION 4.22.    Insurance.    Other than the directors' and officers' insurance policy set forth on Section 4.22 of the Parent Disclosure Letter (the "Parent D&O Policy"), neither Parent nor Sub maintains any insurance policy. The Parent D&O Insurance Policy has been made available to the Company and (i) Parent or Sub are named insureds under such policy, (ii) all premiums required to be paid with respect thereto covering all periods up to and including the date hereof have been paid, (iii) there has been no lapse in coverage under such policy during any period for which Parent and Sub have conducted their respective operations, and (iv) no written notice of cancellation or termination has been received with respect to such policy as of the date hereof. None of Parent or Sub has any obligation for retrospective premiums for any period prior to the date hereof. The Parent D&O Policy is in full force and effect, unless replaced with a comparable insurance policy having comparable terms and conditions. As of the date of this Agreement, there have been no claims made with respect to the Parent D&O Policy.

        SECTION 4.23.    Complete Disclosure.    Neither this Agreement nor the Parent Disclosure Letter contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading; provided, however, that this Section 4.23 shall not be deemed breached unless the failure of this Section 4.23 to be true and correct results in a material adverse effect on Parent (excluding any change or effect that arises out of or relates to: (i) changes in (x) general economic, regulatory or political conditions or (y) financial or securities markets in general; (ii) the announcement or public disclosure of this Agreement, the other Transaction Agreements, the Transactions or the identity of the Company or USPGI; (iii) changes or clarifications in Laws (or in Parent's interpretation of such Laws) related to the businesses presently conducted by Parent; or (iv) changes in GAAP).

ARTICLE V
Covenants Relating to Conduct of Business

        SECTION 5.01.    Conduct of Business.    (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter or otherwise contemplated by the Transaction Agreements, from the date of this Agreement to the Effective Time the Company shall, and shall cause USPGI to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise contemplated by the Transaction Agreements, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit USPGI to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

  (i)
  (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its membership interests, other than dividends and distributions by USPGI to the Company, (B) split, combine or reclassify any of its membership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its membership interests, (C) purchase, redeem or otherwise acquire membership interests of the Company or USPGI or any other securities thereof or any rights, warrants or options to acquire any such interests or other securities, (D) adopt a plan of complete or partial liquidation, dissolution, merger (except as specifically permitted under Section 5.01(a)(iv) below), consolidation, recapitalization, or other reorganization of the Company or USPGI or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or USPGI or (E) pledge after the date hereof any membership interests of the Company or USPGI;

23

  (ii)
  issue, deliver, sell or grant (A) any membership interests of the Company or USPGI, (B) any Voting Company Debt or other voting securities of the Company or USPGI, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such membership interest, Voting Company Debt, voting securities or convertible or exchangeable securities of the Company or USPGI or (D) any "phantom" rights, or interest-based performance units of the Company or USPGI;

  (iii)
  amend the Company Articles, the Company Operating Agreement or the comparable organizational documents of USPGI;

  (iv)
  acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets in excess of $1,000,000 in the aggregate, other than (i) purchases contemplated by the Medical Benefit Distribution Agreement dated as of October 1, 2003, between BD and USPGI, (ii) purchases of diabetes health care products and ancillary supplies and (iii) purchases of other inventory in the ordinary course of business;

  (v)
  (A) (i) grant to any of the five most highly compensated employees of the Company (the "Specified Employees") and (ii) except in the ordinary course of business (unless it would result in such executive officer or director constituting a Specified Employee) or to the extent required under employment agreements in effect as of the date hereof grant to any executive officer or director of the Company or USPGI (other than the Specified Employees), in each of case (i) or (ii), any increase in compensation, or (B) (i) grant to any Specified Employee and (ii) except in the ordinary course of business (unless it would result in such executive officer or director constituting a Specified Employee) grant to any executive officer or director of the Company or USPGI (other than the Specified Employees), in each of case (i) or (ii), any increase in severance or termination pay;

  (vi)
  make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

  (vii)
  make any material Tax election or settle or compromise any material Tax liability or refund;

  (viii)
  except as may be required by Law, enter into, adopt or amend or terminate any employment, consulting, severance or similar agreements, Company Benefit Plan or other employee benefit agreement, trust, plan, fund award or other arrangement for the benefit or welfare of any director, officer or employee;

  (ix)
  except as otherwise required by Law, enter into any or modify in any respect any labor or collective bargaining agreement or any other agreement or commitment to or relating to any labor union;

  (x)
  after the date hereof enter into any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's or USPGI's affiliates that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K; or

  (xi)
  take, authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)   Conduct of Business by Parent. Except for matters set forth in the Parent Disclosure Letter or otherwise contemplated by the Transaction Agreements, from the date of this Agreement to the Effective Time Parent shall, and shall cause Sub to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition, and without limiting the generality of the foregoing, except as contemplated by the Transaction Agreements,

24

  from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit Sub to, do any of the following without the prior written consent of the Company:

  (i)
  (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (in the case of Parent) or membership interests (in the case of Sub), (B) split, combine or reclassify any of its capital stock (in the case of Parent) or membership interests (in the case of Sub) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (in the case of Parent) or membership interests (in the case of Sub), (C) purchase, redeem or otherwise acquire any shares of capital stock (in the case of Parent) or membership interests (in the case of Sub) or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization of Parent or Sub, or alter through merger, liquidation, reorganization or restructuring or in any other fashion the corporate structure or ownership of Parent or Sub;

  (ii)
  issue, deliver, sell or grant (A) any shares of its capital stock (in the case of Parent) or any of its membership interests (in the case of Sub), (B) any Voting Parent Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Parent Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units;

  (iii)
  amend the Parent Charter, the Parent By-laws or the comparable organizational documents of Sub;

  (iv)
  acquire or agree to acquire (A) by merging or consolidating with, or by purchasing any equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets;

  (v)
  (A) grant to any employee, executive officer or director of Parent any increase in compensation, (B) grant to any employee, executive officer or director of Parent any increase in severance or termination pay, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any employee, executive officer or director of Parent, (D) establish, adopt, enter into or amend in any respect any collective bargaining agreement, any other agreement or commitment to or relating to any labor union or any Parent Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any determinations under any collective bargaining agreement, any other agreement or commitment to or relating to any labor union or any Parent Benefit Plan;

  (vi)
  make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP;

  (vii)
  sell, lease (as lessor or lessee), license or otherwise dispose of or subject to any Lien any properties or assets;

  (viii)
  (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

  (ix)
  make or agree to make any new capital expenditure or expenditures;

  (x)
  make any Tax election or settle or compromise any Tax liability or refund;

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  (xi)
  (A) incur, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (x) the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practice, (y) liabilities for reasonable fees and expenses incurred by Parent in connection with the Transactions and (z) the payment, discharge or satisfaction of liabilities existing on the date hereof for general administrative expenses not in excess of $100,000 in the aggregate, (B) cancel any indebtedness or waive any claims or rights of value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Parent is a party;

  (xii)
  after the date hereof enter into any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of Parent's affiliates that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K; or

  (xiii)
  take, authorize any of, or commit or agree to take any of, the foregoing actions.

          (c)   Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement to which it is a party that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified (other than the representations and warranties in Sections 4.04(d) and 4.17) becoming untrue in any material respect, (iii) the representations and warranties in Sections 4.04(d) and 4.17 becoming untrue in any respect or (iv) except as otherwise permitted by Section 5.02, any condition to the Merger set forth in Article VII not being satisfied.

          (d)   Advice of Changes. The Company and Parent shall promptly advise the other orally and in writing of any change or event that has or could reasonably be expected to result in a breach of its respective representations, warranties, covenants or agreements contained in the Transaction Agreements.

          (e)   Medicare; Medicaid. The Company will use reasonable best efforts to cause USPGI to be operated in substantial compliance with the conditions and standards of participation in, and the rules and regulations of, the Medicare and Medicaid programs.

          (f)    Permits. The Company will use reasonable best efforts to ensure that the Company is lawfully operated as a pharmacy and maintains all appropriate pharmacy licenses, except to the extent that the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. The Company will also use commercially reasonable efforts to ensure that its employees are duly licensed as pharmacists where necessary.

          (g)   Fraud and Abuse. The Company will use reasonable best efforts to ensure that neither the Company nor its officers or directors engages in any activities prohibited under the Anti-Kickback statute (42 U.S.C. § 1320a-7b(b)) or the Civil Monetary Penalties provision thereof.

        SECTION 5.02    No Solicitation by Parent.    (a) Parent shall not, nor shall it authorize or permit Sub to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative (collectively, "Representatives") of, Parent or Sub to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Parent Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Parent Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Parent Takeover Proposal. Notwithstanding the foregoing, at any time prior to receipt of the Parent Stockholder Approval, in response to a bona fide written Parent Takeover Proposal that the Parent Board determines, in good faith (based on the written advice of the Parent's independent financial advisor) constitutes or is reasonably likely to lead to a Superior Parent Proposal, and which Parent Takeover

26

Proposal was not solicited by Parent and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), Parent may, if the Parent Board determines in good faith (based on the written opinion of outside counsel) that the failure to do so would cause the Parent Board to violate its fiduciary duties under applicable Law, and subject to providing prior written notice of its decision to take such action to the Company and compliance with Section 5.02(c), (x) furnish information with respect to Parent to the person making such Parent Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions but not negotiations with such person and its Representatives regarding such Parent Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of Parent or Sub, whether or not such person is purporting to act on behalf of Parent or Sub or otherwise, shall be deemed to be a breach of this Section 5.02(a) by Parent. Parent shall, and shall cause its Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Parent Takeover Proposal.

          (b)   Neither the Parent Board nor any committee thereof shall (i) withdraw or modify, in a manner adverse to the Company, or propose to withdraw or modify, in a manner adverse to the Company, the approval by the Parent Board of this Agreement or the Merger or the recommendation by the Parent Board of the other Transactions, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Parent Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, any Parent Takeover Proposal. Notwithstanding the foregoing, if, prior to receipt of the Parent Stockholder Approval, in response to a Superior Parent Proposal that was not solicited by Parent and that did not otherwise result from a breach of Section 5.02(a), the Parent Board determines in good faith (based on the written opinion of outside counsel) that the failure to do so would cause the Parent Board to violate its fiduciary duties under the applicable Law, the Parent Board may withdraw or modify its approval or recommendation of this Agreement and the Transactions.

          (c)   Parent promptly shall advise the Company orally and in writing of any Parent Takeover Proposal or any inquiry with respect to or that could lead to any Parent Takeover Proposal, and the identity of the person making any such Parent Takeover Proposal or inquiry and the material terms of any such Parent Takeover Proposal or inquiry. Parent shall (i) keep the Company fully informed of the status including any change to the terms of any such Parent Takeover Proposal or inquiry and (ii) provide to the Company as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Parent from any third party in connection with any Parent Takeover Proposal or sent or provided by Parent to any third party in connection with any Parent Takeover Proposal.

          (d)   Nothing contained in Section 5.02 shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure of Parent's stockholders if, in the good faith judgment of the Parent Board, based on the written advice of outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; provided, however, that in no event shall Parent, the Parent Board or any committee thereof take, agree or resolve to take any action prohibited by Section 5.02(b).

          (e)   For purposes of this Agreement:

            "Parent Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, share exchange, business combination, joint venture, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving Parent, (ii) any proposal for the issuance by Parent of any of its securities as consideration for the assets or securities of another person, (iii) any proposal or offer to acquire in any manner, directly or indirectly, any of the securities or assets of Parent or (iv) any proposal or offer to lease, mortgage, pledge or otherwise transfer (including through any arrangement having substantially the same economic

27

    effect of a sale of assets) any of the assets of Parent, in a single transaction or a series of transactions in each case other than the Transactions.

            "Superior Parent Proposal" means any proposal made by a third party to acquire all the equity securities or assets of Parent, pursuant to a tender or exchange offer, a merger or a consolidation, (A) on terms which the Parent Board determines in its good faith judgment to be superior from a financial point of view on a present value basis to the holders of Parent Common Stock than the Transactions (based on the written opinion, with only customary qualifications, of Parent's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Company to amend the terms of this Agreement and the Transactions) and (B) that is fully financed and reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

        SECTION 5.03    No Solicitation by the Company.    (a) Neither the Company nor USPGI shall, nor shall it authorize or permit any Representatives of the Company or USPGI to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Company Takeover Proposal (as defined in Section 5.03(c)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal. Each of the Company and USPGI shall, and shall cause its Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal. The Company acknowledges and agrees that the Company Member Approval has been given and that no modification thereto shall be effective to withdraw or revoke the Company Member Approval.

          (b)   The Preferred Member Representatives shall not (i) withdraw or modify, in a manner adverse to Parent, or propose to withdraw or modify, in a manner adverse to Parent, the approval by the Preferred Member Representatives of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal.

          (c)   For purposes of this Agreement:

            "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, share exchange, business combination, joint venture, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving the Company, (ii) any proposal for the issuance by the Company of any of its securities as consideration for the assets or securities of another person, (iii) any proposal or offer to acquire in any manner, directly or indirectly, any of the securities or assets of the Company or (iv) any proposal or offer to lease, mortgage, pledge or otherwise transfer (including through any arrangement having substantially the same economic effect of a sale of assets) any of the assets of the Company, in a single transaction or a series of transactions in each case other than the Transactions.

ARTICLE VI
Additional Agreements

        SECTION 6.01    Preparation of the Form S-4 and the Proxy Statement; Parent Stockholders Meeting.    (a) As soon as practicable following the date of this Agreement, Parent shall prepare and file with the SEC the Proxy Statement in preliminary form and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus, and each of the Company and Parent shall use its best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of the Company and Parent shall use its best efforts to have the Form S-4

28

declared effective under the Securities Act as promptly as practicable after such filing. Parent shall use its best efforts to cause the Proxy Statement to be mailed to Parent's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger.

          (b)   If prior to the Effective Time, any event occurs with respect to the Company or USPGI, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and Form S-4 and, as required by law, in disseminating the information contained in such amendment or supplement to Parent's stockholders.

          (c)   If prior to the Effective Time, any event occurs with respect to Parent or Sub, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent's stockholders.

          (d)   Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of seeking the Parent Stockholder Approval. Parent shall use its best efforts to cause the Proxy Statement to be mailed to the Parent's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval, except to the extent that the Parent Board shall have withdrawn its approval or recommendation of this Agreement, the Merger and the Transactions as permitted by Section 5.02(b). Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to this Section 6.01(d) shall not be affected by (i) the commencement, proposal, disclosure or communication to Parent of any Parent Takeover Proposal or (ii) the withdrawal or modification by the Parent Board of its approval or recommendation of this Agreement and the Transactions.

        SECTION 6.02    Access to Information; Confidentiality.    (a) Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, Contracts, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws; provided, however, that the Company may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party or (ii) such documents or information or such portions of documents or information that it believes in good faith are competitively sensitive. If any material is withheld by such party pursuant to the proviso to the preceding sentence, such party shall inform the

29

other party as to the general nature of what is being withheld. All information exchanged pursuant to this Section 6.02(a) shall be subject to the confidentiality agreement dated as of the date hereof between the Company and Parent (the "Confidentiality Agreement").

          (b)   The Company agrees to provide to Parent, within 30 days after the date hereof, an unaudited balance sheet and an unaudited income statement, in each case without any notes, for each of the calendar months of January 2004 and February 2004, and thereafter, shall provide to Parent within 30 days after the end of each calendar month after February 2004, an unaudited balance sheet and an unaudited income statement, in each case without any notes, for each such calendar month.

        SECTION 6.03    Reasonable Efforts; Notification.    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Merger or other Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger or other Transactions and to fully carry out the purposes of this Agreement and the Transaction Agreements. In connection with and without limiting the foregoing, Parent and the Company shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Transaction Agreements.

          (b)   The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the Transaction Agreements.

        SECTION 6.04    Indemnification.    From and after the Effective Time, Parent shall (i) indemnify the Preferred Member Representatives and officers of the Company, to the fullest extent permitted by Law, for acts or omissions at or prior to the Effective Time and (ii) purchase a directors' and officers' insurance (or equivalent insurance) and indemnification policy as would be customary for a public company with a valuation equal to or greater than the valuation of Parent immediately after the Effective Time (the "D&O Insurance"), to cover all persons who are directors and officers of Parent on and after the Effective Time. Parent shall maintain such D&O Insurance for a period of not less than six years after the Effective Time. If such D&O Insurance expires, is terminated or canceled during such six-year period, Parent shall use all reasonable efforts to cause to be obtained a new directors' and

30

officers' insurance (or equivalent insurance) and indemnification policy comparable to the D&O Insurance for the remaining time period in such six-year period.

        SECTION 6.05    Fees and Expenses.    (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions by Parent, Sub or the Company shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

          (b)   Parent shall pay to the Company a fee of $1,000,000 (the "Termination Fee") if: (i) the Company terminates this Agreement pursuant to Section 8.01(e); (ii) any person makes a Parent Takeover Proposal that was pending on the date on which an event giving rise to a termination by the Company pursuant to Section 8.01(d) occurs, and thereafter this Agreement is terminated pursuant to Section 8.01(d); or (iii) any person makes a Parent Takeover Proposal (A) that was publicly disclosed prior to the Parent Stockholders Meeting but not publicly and irrevocably withdrawn more than 20 business days prior to the date of the Parent Stockholders Meeting and thereafter this Agreement is terminated pursuant to Section 8.01(b)(iv) or (B) that was not irrevocably withdrawn on the date that is 60 days prior to the Outside Date and the Parent Stockholder Approval is not obtained prior to termination of this Agreement. Parent shall pay the Company any Termination Fee due under this Section 6.05(b) by wire transfer of immediately available funds on the earlier of (i) the date that a Business Combination (as defined in the Parent Charter) with respect to Parent is consummated (other than the Transactions) or (ii) the date that the funds or government securities in the Trust Account are released (other than a release upon a liquidation or dissolution of Parent that is not in connection with the consummation of a Business Combination with respect to Parent)(clause (i) or (ii), a "Release Event"). If this Agreement is terminated under circumstances set forth in clause (i), (ii) or (iii) of the first sentence of this Section 6.05(b), Parent shall make proper provision, promptly following such termination, such that, upon disbursement of the funds or government securities held in the Trust Account in connection with a Release Event, the Company is paid the Termination Fee prior to the disbursement of such funds or government securities to any other person.

          (c)   Simultaneously with the execution and delivery of this Agreement, Parent shall pay to the Company the sum of $250,000. The Company shall reimburse Parent the sum of $250,000 if this Agreement is terminated pursuant to Section 8.01(c). Any such reimbursement shall be paid upon demand following such termination.

          (d)   Notwithstanding anything to the contrary contained herein or in any other Transaction Agreement, (i) the Company agrees, on behalf of itself and any and all of its officers, directors, members and affiliates, that unless and until a Release Event occurs or the Effective Time occurs, it shall have no right to and shall not under any circumstances assert any claim against Parent or any of its affiliates or otherwise in any manner seek to recover against Parent or any of its affiliates any losses related to this Agreement or any other Transaction Agreement and (ii) each of Parent and Sub agree, on behalf of itself and any and all of its officers, directors and affiliates, that unless and until the Effective Time occurs, it shall have no right to and shall not under any circumstances assert any claim against the Company or any of its members or affiliates or otherwise in any manner seek to recover against the Company or any of its members or affiliates any damages or losses related to this Agreement or any other Transaction Agreement in excess of $250,000 in the aggregate (not including for such purposes any amount received pursuant to the second sentence of Section 6.05(c)), and, that from and after the occurrence of the Effective Time, the sole and exclusive remedy of Parent, Sub and any and all of their respective officers, directors and affiliates for any damages or losses related to this Agreement or any other Transaction Agreement shall be as specifically provided in the Indemnification Agreement.

        SECTION 6.06    Public Announcements.    Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and

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the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or court process.

        SECTION 6.07    Transfer Taxes.    All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Sub or the Surviving LLC, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

        SECTION 6.08    Affiliates.    Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are expected by the Company to be, at the date of the Parent Stockholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit D.

        SECTION 6.09    Quotation of Listing.    Parent shall use its best efforts to cause (i) the shares of Parent Common Stock to be issued in the Merger, (ii) all shares of Parent Common Stock outstanding as of the date of this Agreement and (iii) the Parent Warrants outstanding as of the date of this Agreement, to be approved for quotation on The Nasdaq Stock Market, Inc. ("Nasdaq"), or if any of such securities are not eligible to be quoted on Nasdaq, to cause such non-eligible securities to be approved for listing on The American Stock Exchange LLC (the "AMEX"), in each case subject to official notice of issuance, as promptly as practicable after the date of this Agreement.

        SECTION 6.10    Tax Treatment.    The parties intend the Merger to qualify as an exchange under Section 351 of the Code (and another non-recognition transaction). Each party and its affiliates shall use reasonable efforts to cause the Merger to so qualify and to obtain the opinion of McDermott, Will & Emery to the Company and its members to the effect that the Merger should be treated for U.S. Federal income tax purposes as an exchange as described in Section 351 of the Code (and another non-recognition transaction). For purposes of the tax opinion described in Section 7.03(c) of this Agreement, each of Parent, Sub and the Company shall provide customary representation letters, in form and substance reasonably satisfactory to McDermott, Will & Emery, each dated on or about the date that is two business days prior to the date the Proxy Statement is mailed to the stockholders of Parent and reissued as of the Closing Date. Each of Parent, Sub and the Company and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as an exchange within the meaning of Section 351 of the Code (and another non-recognition transaction).

        SECTION 6.11    Pre-Closing Confirmation.    (a) Promptly after the date hereof, Parent shall give to the Trustee the notice attached as Exhibit A to the Trust Agreement.

          (b)   Not later than 48 hours prior to the Closing, Parent shall (i) give the Trustee advance notice of the Effective Time, (ii) cause the Trustee to provide a written confirmation to the Company confirming the dollar amount of the account balance held by the Trustee in the Trust Account that will be released to Parent upon consummation of the Merger and (iii) provide to the Company a written schedule of all liabilities and expenses owed by Parent to any person as of the Effective Time which remain unpaid as of such time, which written schedule shall be accompanied by a certificate from the Chairman of the Board, Chief Executive Officer and President of Parent to the effect that to the best of his knowledge such schedule is a true and correct estimation of Parent's unpaid liabilities and expenses as of the Effective Time.

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ARTICLE VII
Conditions Precedent

        SECTION 7.01.    Conditions to Each Party's Obligation To Effect The Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)   Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

          (b)   Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made.

          (c)   No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.03, each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (d)   No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, in each case that has a reasonable likelihood of success, (i) challenging the Merger or the Transactions, (ii) seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions or (iii) seeking to obtain from the Company, Parent or Sub any damages that are material in relation to Parent and Sub taken as a whole.

          (e)   Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue the shares of Parent Common Stock pursuant to the Merger.

          (f)    Conversion Rights. At the Parent Stockholder Meeting, holders of less than 20% in interest of the IPO Shares shall have demanded that Parent convert their IPO Shares into cash pursuant to Article Fifth, paragraph B of the Parent Charter and/or Section 8.8 of the Underwriting Agreement.

          (g)   Net Assets. At the Effective Time, the fair market value (as may be determined in accordance with Section 8.10 of the Underwriting Agreement) of the Company (including USPGI) is at least 80% of the net assets of Parent.

        SECTION 7.02.    Conditions to Obligations of Parent and Sub.    The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a)   Representations and Warranties. The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such specified date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b)   Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations (provided, however, that the Company shall have performed in all respects the obligations in Section 5.01(e)) required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the

33

  Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)   Material Adverse Effect. There shall not have occurred since the date of this Agreement any Company Material Adverse Effect.

          (d)   Other Agreements. Each of RGGPLS, the Warrant Agent and the Escrow Agent shall have executed and delivered each Other Agreement (with such changes as may be reasonably requested by the Warrant Agent or the Escrow Agent, as the case may be) to which it is or is contemplated to be a party.

        SECTION 7.03.    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a)   Representations and Warranties. The representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects (provided, however, that the representations and warranties in Sections 4.04(d) and 4.17 shall be true and correct in all respects), as of the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such specified date). The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (b)   Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations (provided, however, that Parent and Sub shall have performed in all respects the obligations in Section 6.11) required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (c)   Tax Opinion. The Company and its members shall have received a written opinion, dated as of the Closing Date, from McDermott, Will & Emery, counsel to the Company, to the effect that the Merger should be treated for federal income tax purposes as an exchange described in Section 351 of the Code (and another non-recognition transaction); it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the parties hereto in form and substance reasonably satisfactory to such counsel.

          (d)   Material Adverse Effect. There shall not have occurred since the date of this Agreement any material adverse effect on Parent.

          (e)   Other Agreements. Parent, Spector, the Warrant Agent, the Escrow Agent and the other signatories to the Other Agreements shall have executed and delivered each Other Agreement (with such changes as may be reasonably requested by the Warrant Agent or the Escrow Agent, as the case may be) to which it is or is contemplated to be a party.

          (f)    Net Assets. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer of Parent, to the effect that the Parent Board shall have independently determined, as of the Effective Time, that the fair market value (as may be determined in accordance with Section 8.10 of the Underwriting Agreement) of the Company (including USPGI) is at least 80% of the net assets of Parent.

ARTICLE VIII
Termination, Amendment and Waiver

        SECTION 8.01.    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Parent Stockholder Approval:

          (a)   by mutual written consent of Parent, Sub and the Company;

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          (b)   by either Parent or the Company:

    (i)
    if the Merger is not consummated on or before August 31, 2004 (the "Outside Date"), unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

    (ii)
    if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

    (iii)
    if any condition to the obligation of such party to consummate the Merger set forth in Section 7.02 (in the case of Parent) or 7.03 (in the case of the Company) or in Section 7.01 becomes incapable of satisfaction prior to the Outside Date; provided, however, that the terminating party is not then in material breach of any representation, warranty or covenant contained in this Agreement; or

    (iv)
    if, upon a vote at a duly held meeting to obtain the Parent Stockholder Approval, either (A) the Parent Stockholder Approval is not obtained or (B) the holders of 20% or more in interest of the IPO shares shall have demanded that Parent convert their IPO Shares into cash pursuant to Article Fifth, paragraph B of the Parent Charter and/or Section 8.8 of the Underwriting Agreement;

          (c)   by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.01 or 7.02, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach or the Outside Date, if earlier (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement);

          (d)   by the Company, if Parent breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.01 or 7.03, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach or the Outside Date, if earlier (provided that the Company is not then in material breach of any representation, warranty or covenant in this Agreement); or

          (e)   by the Company:

    (i)
    if the Parent Board or any committee thereof withdraws or modifies, in a manner adverse to the Company, or proposes to withdraw or modify, in a manner adverse to the Company, its approval of this Agreement, the Merger or any of the other Transactions, fails to recommend to Parent's stockholders that they give the Parent Stockholder Approval or approves or recommends, or proposes to approve or recommend, any Parent Takeover Proposal;

    (ii)
    if the Parent Board fails to reaffirm publicly and unconditionally its recommendation to Parent's stockholders that they give the Parent Stockholder Approval within 2 days of the Company's written request to do so (which request may be made at any time that a Parent Takeover Proposal is pending or is about to be commenced), which public reaffirmation must also include the unconditional rejection of such Parent Takeover Proposal; or

    (iii)
    if Parent or any of its officers, directors, employees, representatives or agents takes any of the actions that would be proscribed by Section 5.02 but for the exceptions therein allowing certain actions to be taken pursuant to the second sentence of Section 5.02(a) or the second sentence of Section 5.02(b).

        SECTION 8.02.    Effect of Termination.    In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other

35

than Section 3.14, Section 4.15, the last sentence of Section 6.02(a), Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

        SECTION 8.03.    Amendment.    This Agreement may be amended by the parties at any time before or after receipt of the Parent Stockholder Approval or after the Company Member Approval; provided, however, that after receipt of the Parent Stockholder Approval or the Company Member Approval, there shall be made no amendment that by law requires further approval by the stockholders of Parent or the members of the Company without the further approval of such stockholders or members; provided, further, that no amendment shall be binding on the Company or its members unless such amendment is approved by all of the Preferred Member Representatives of the Company who are such on the date of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 8.04.    Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of another party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the two provisos of Section 8.03, waive compliance with any of the agreements or conditions of another party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        SECTION 8.05.    Procedure for Termination, Amendment, Extension or Waiver.    A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent or Sub, action by its Board of Directors or the duly authorized designee of its Board of Directors, and in the case of the Company, action by its Preferred Member Representatives.

ARTICLE IX
General Provisions

        SECTION 9.01.    Nonsurvival of Representations and Warranties.    Except as specifically provided in the Indemnification Agreement, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.02.    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to Parent or Sub, to

Millstream Acquisition Corporation 435 Devon Park Drive Building 400 Wayne, PA 19087
Attention:	Arthur Spector
Telecopy No.:	(610) 254-4367
with a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 260 South Broad Street Philadelphia, PA 19102
Attention:	Barry J. Siegel, Esq.

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Telecopy No.:	(215) 568-6603

          (b)   if to the Company, to

NationsHealth Holdings, L.L.C. 13650 N.W. 8th Street, Suite 109 Sunrise, FL 33325
Attention:	Glenn M. Parker, M.D., Robert Gregg, Lewis Stone and Michael Gusky
Telecopy No.:	(954) 903-5005
with a copy to:
McDermott, Will & Emery 201 S. Biscayne Blvd., Suite 2200 Miami, FL 33131
Attention:	Ira J. Coleman, Esq.
Telecopy No.:	(305) 347-6500

        SECTION 9.03.    Definitions.    For purposes of this Agreement:

        An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        SECTION 9.04.    Interpretation; Disclosure Letters.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any Section of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter or Parent Disclosure Letter, as applicable.

        SECTION 9.05.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 9.06.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.07.    Entire Agreement; No Third-Party Beneficiaries.    The Transaction Agreements, taken together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and

37

(b) except for the provisions of Article II, Section 1.08, Section 1.09, Section 6.10 (solely with respect to the members of the Company) and Section 6.04, are not intended to confer upon any person other than the parties any rights or remedies.

        SECTION 9.08.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, applicable to contracts made and to be performed entirely within the State of New York, except to the extent the laws of the State of Florida are mandatorily applicable to the Merger.

        SECTION 9.09.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that each of RGGPLS and GRH (a "Converting Entity") shall be permitted to merge with or into, consolidate with, liquidate and recontribute its assets and liabilities to, convert into, exchange its capital stock for equity interests in, or otherwise change its form or status to, in each case a limited liability company the equity interests of which are beneficially owned in the same proportion and by the same persons as the capital stock of or membership interests of the Converting Entity was beneficially owned (each of such actions, a "Conversion" and, the Converting Entity as so Converted into a limited liability company, "Newco"), and, that (i) from and after such Conversion (A) Newco shall succeed to all of the rights and obligations of its respective Converting Entity under this Agreement without the consent of or any action of any of the parties hereto or any written amendment hereto and (B) all references in this Agreement to RGGPLS or GRH shall be deemed references to its respective Newco and (ii) such Conversion shall not be deemed a breach of any representation, warranty or covenant in this Agreement.

        SECTION 9.10.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of each Transaction Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction.

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        IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

MILLSTREAM ACQUISITION CORPORATION,
By:	/s/ ARTHUR SPECTOR Name: Arthur Spector Title: Chairman, Chief Executive Officer and President
N MERGER L.L.C.,
By MILLSTREAM ACQUISITION CORPORATION, its sole member,
By:	/s/ ARTHUR SPECTOR Name: Arthur Spector Title: Chairman, Chief Executive Officer and President
NATIONSHEALTH HOLDINGS, L.L.C.,
By:	/s/ GLENN M. PARKER Name: Glenn M. Parker Title: Chief Executive Officer

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EXHIBIT D

Form of Affiliate Letter

Dear Sirs:

        The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 9, 2004, among Millstream Acquisition Corporation, a Delaware corporation, N Merger L.L.C., a Florida limited liability company, and NationsHealth Holdings, L.L.C., a Florida limited liability company. Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

        The undersigned, a holder of Company Membership Interests, is entitled to receive in connection with the Merger shares of Parent Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

        If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for Company Membership Interests pursuant to the Merger may be restricted unless much transaction is registered under the Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

        The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for Company Membership Interests pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in a transaction that meets the requirements of Rule 145 or (iii) in a transaction that, in the oral or written opinion of counsel (the reasonable fees of which counsel will be paid by Parent) or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

        The undersigned acknowledges and agrees that (i) the Parent Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Parent Common Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion from counsel (the reasonable fees of which counsel will be paid by Parent) to the effect that such legends are no longer required for purposes of the Securities Act.

        The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock.

Very truly yours,

Dated:

D-1

 Annex B

        INDEMNIFICATION AND ESCROW AGREEMENT, dated as of [    ], 2004 (this "Agreement"), among MILLSTREAM ACQUISITION CORPORATION (to be renamed NationsHealth, Inc. at the Effective Time), a Delaware corporation ("Parent"), CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Escrow Agent (the "Escrow Agent"), RGGPLS HOLDING, INC., a Florida corporation ("RGGPLS"), and Arthur Spector ("Spector").

        WHEREAS, Parent, N Merger L.L.C., a Florida limited liability company and a wholly owned subsidiary of Parent ("Sub"), and NationsHealth Holdings, L.L.C., a Florida limited liability company (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of March 9, 2004 (as the same may be amended or supplemented, the "Merger Agreement"), providing for the merger of Sub with and into the Company (the "Merger"); and

        WHEREAS, Parent, RGGPLS and Spector desire to make the covenants and agreements set forth herein.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

ARTICLE I

Certain Definitions

        SECTION 1.01. Definitions. (a) Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement.

        (b) In addition, capitalized terms used herein shall have the meaning set forth in this Article I or elsewhere in this Agreement.

        "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are not required or authorized by law or executive order to close in New York, New York.

        "Common Stock" shall mean the common stock, par value $0.0001 per share, of Parent.

        "Company Members" shall mean RGGPLS, GRH Holdings, L.L.C., a Florida limited liability company, and Becton, Dickinson and Company, a New Jersey corporation, and each of their respective successors and assigns.

        "Effective Time" shall have the meaning assigned to such term in the Merger Agreement.

        "Escrowed Amount" shall mean an amount equal to $2,000,000.

        "Escrowed Funds" shall mean the Escrowed Amount, plus any interest or dividends earned on the Escrowed Amount after transfer thereof to the Escrow Agent at the Effective Time pursuant to Section 3.01.

        "Losses" of any person shall mean any and all losses, damages, liabilities, claims or expenses (including reasonable attorneys' fees) incurred by such person.

        "Parent Indemnified Stockholders" shall mean the stockholders of Parent who are or were such as of the record date declared by Parent for the Parent Stockholders Meeting (other than any such stockholders of Parent who are holders of IPO Shares that have demanded that Parent convert their IPO Shares into cash pursuant to Article Fifth, paragraph B of the Parent Charter and/or Section 8.8 of the Underwriting Agreement).

        "Parent Losses" shall mean Losses of Parent as determined pursuant to Section 2.02 hereof.

        "Termination Date" shall mean the close of business on the first anniversary of the Effective Time.

        "Trust Agreement" shall mean the Investment Management Trust Agreement, dated as of August 25, 2003, between Parent and the Escrow Agent.

ARTICLE II

Indemnification

        SECTION 2.01. Survival of Representations and Warranties and Covenants. Solely for purposes of this Agreement, the representations and warranties of the Company contained in Article III of the Merger Agreement, and the covenants of the Company in the Merger Agreement, shall survive the Closing and shall remain in full force and effect, until the Termination Date.

        SECTION 2.02. Indemnification. (a) Subject to Section 2.01, Parent Losses shall be calculated as the cumulative sum of any and all Losses suffered or incurred by Parent, up to the amount of the Escrowed Amount, that arise out of:

          (i) any breach of any representation or warranty of the Company that is contained in Article III of the Merger Agreement; or

          (ii) the breach of any covenant of the Company that is contained in the Merger Agreement and that requires performance prior to the Closing Date.

        (b) For the purposes of calculating the Parent Losses pursuant to this Section 2.02, such Parent Losses shall be net of any amount recovered by Parent under insurance policies with respect to such Parent Losses. To the extent that Parent (or its subsidiaries) has insurance coverage in respect of any Loss, it shall use commercially reasonable efforts to claim against such insurance.

        SECTION 2.03. Third-Party Claims. (a) If a claim by a third party (a "Third-Party Claim") is made against Parent arising out of a matter which will result in a Parent Loss pursuant to Section 2.02, Parent and Spector shall promptly notify RGGPLS in writing (in reasonable detail) of such claim promptly after receipt of such claim. The failure to promptly notify RGGPLS hereunder shall not impair the payment by the Escrow Agent of Escrowed Funds to the Parent Indemnified Stockholders pursuant to Article IV, except to the extent that RGGPLS is actually and materially prejudiced by such failure (except that Parent Losses shall not include any expenses that were incurred during the period in which Parent or Spector failed to give such notice). Thereafter, Parent shall deliver to RGGPLS, within 5 Business Days' time after receipt thereof, copies of all notices and documents (including court papers) received relating to such Third Party Claim.

        (b)   RGGPLS shall be entitled to participate in the defense of a Third-Party Claim, through its counsel, at its own expense; provided, however, that Parent shall be liable for the reasonable fees and expenses of RGGPLS' counsel if RGGPLS reasonably determines that the defense of such Third-Party Claim will involve a conflict of interest between Parent and RGGPLS. If RGGPLS so chooses, it may assume the defense of such Third Party Claim, and in such case Parent shall be liable for the reasonable fees and expenses of RGGPLS' counsel.

        (c)   With respect to any Third Party Claim, Parent shall cooperate with RGGPLS in the defense and prosecution of such Third Party Claim, including by providing records and information that RGGPLS reasonably determines is relevant to such Third-Party Claim. Parent shall not settle or compromise any Third-Party Claim without the prior written consent of RGGPLS.

        SECTION 2.04. Limitations on Indemnification. Notwithstanding any other provision of this Agreement:

        (a)   No Escrowed Funds shall be paid pursuant to Article IV by the Escrow Agent to the Parent Indemnified Stockholders in respect of Parent Losses (i) until the aggregate amount of Parent Losses exceeds on a cumulative basis $250,000, provided that no Loss shall be included in the calculation of the aggregate Parent Losses set forth in this clause (i) other than individual Losses in excess of $1,000, or (ii) for individual or cumulative Parent Losses in excess of the Escrowed Amount. Notwithstanding any provision herein, no Escrowed Funds shall be paid by the Escrow Agent to the Parent Indemnified

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Stockholders pursuant to Article IV with respect to Parent Losses resulting from any special or punitive damages or any Losses that are not reasonably foreseeable or reasonably related to the breach giving rise to such Loss. Parent, RGGPLS and Spector shall cooperate with each other with respect to resolving any claim or liability that may lead to Parent Losses hereunder including by making commercially reasonable efforts to mitigate or resolve any such claim or liability;

        (b)   Spector and Parent further acknowledge and agree that, other than (i) the representations and warranties of the Company contained in Article III of the Merger Agreement and (ii) the covenants of the Company contained in the Merger Agreement, there are no representations, warranties or covenants of the Company either expressed or implied with respect to the transactions contemplated by the Merger Agreement or this Agreement; and

        (c)   Parent and Spector further agree that the Escrowed Funds shall not be paid by the Escrow Agent to the Parent Indemnified Stockholders pursuant to Article IV in respect of any Parent Losses if the fact, matter, event or occurrence giving rise to such Parent Losses (i) was disclosed in the Merger Agreement, the Company Disclosure Letter or any other Transaction Agreement, or (ii) is reserved against or reflected in the Company Financial Statements.

        SECTION 2.05. Exclusive Remedy. Parent's right to receive the Escrowed Amount for distribution to the Parent Indemnified Stockholders in connection with Parent Losses calculated according to Article II constitutes Parent's sole remedy for Losses with respect to (i) any breach of any representation or warranty of the Company contained in Article III of the Merger Agreement that survives the Closing Date, (ii) the breach of any covenant of the Company that is contained in the Merger Agreement and requires performance prior to the Closing Date, or (iii) any claim arising out of the Merger Agreement, this Agreement or the Transactions, and shall prevent the assertion by Parent of any other rights or the seeking of any remedies with respect to the Merger Agreement, this Agreement or the Transactions against RGGPLS or the other Company Members (other than with respect to a cause of action arising from fraud). In furtherance of the foregoing, each of Spector and Parent hereby waive, from and after the Effective Time, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action with respect to the Merger Agreement, this Agreement or the Transactions, including rescinding the Merger Agreement or this Agreement, that it may have against the Company, RGGPLS or the other Company Members arising under or based upon any applicable Law or arising under or based upon common Law or otherwise (except (i) pursuant to the provisions relating to the Escrowed Funds set forth in this Agreement or (ii) with respect to a cause of action arising from fraud).

        SECTION 2.06. Termination of Indemnification. Parent's rights under this Agreement for any Parent Losses shall terminate upon the Termination Date; provided, however, that Parent's rights with respect to any Parent Loss shall not terminate if a Claim has been made for such Parent Loss in accordance with the terms of Article IV on or prior to the Termination Date.

ARTICLE III

Creation of Escrow; Investment of Escrowed Funds

        SECTION 3.01. Creation of Escrow. Parent hereby directs the Escrow Agent, at the Effective Time, in its capacity as trustee under the Trust Agreement, to transfer to the Escrow Agent, out of the Trust Funds otherwise payable to Parent pursuant to the Trust Agreement, an amount equal to the Escrowed Amount. The Escrow Agent hereby agrees to accept the Escrowed Amount and hold the same in escrow pursuant to the terms of this Agreement. The Escrow Agent and the other parties hereto agree that all Escrowed Funds held hereunder shall be held for the account of the Parent Indemnified Stockholders for purposes of payment to the Parent Indemnified Stockholders as required under Article IV hereunder and, if not so paid, for the account of Parent to be used as Parent shall determine.

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        SECTION 3.02. Investment of Escrowed Funds. The Escrow Agent, at the written direction of RGGPLS, shall, to the extent practicable, invest and reinvest the Escrowed Amount in any of the following as may be specified in writing by RGGPLS: (i) readily marketable direct obligations of or obligations guaranteed by the United States of America maturing within one year from their respective dates of issuance, or (ii) certificates of deposit maturing within 30 days from their respective dates of issuance and issued by state or national banking institutions each of which shall have a capital and undivided surplus (as reflected in its latest publicly available financial statements) aggregating at least $50 million.

ARTICLE IV

Release of Escrowed Funds

        SECTION 4.01. Release of Escrowed Funds. The Escrow Agent agrees not to release the Escrowed Funds to Parent except in accordance with the procedures set forth in this Article IV.

        SECTION 4.02. Payment to Parent Indemnified Stockholders. (a) If at any time and from time to time on or prior to the Termination Date Spector discovers that Parent Losses have been suffered or incurred that would require the release of all or a portion of the Escrowed Amount, Spector shall provide written notice of such Parent Losses to the Escrow Agent on or prior to the Termination Date (such notice, a "Claim") and deliver at the same time a copy of such Claim to RGGPLS. The Claim shall indicate the amount of Parent Losses as calculated pursuant to Article II of this Agreement (the "Indemnity Amount") and shall with reasonable specificity state the facts or circumstances giving rise to such Parent Losses.

        (b) The Escrow Agent shall, between 11 and 15 Business Days after the date of receipt of the Claim, or as soon as practicable thereafter, transfer and deliver an amount of the Escrowed Amount equal to the Indemnity Amount to the Parent Indemnified Stockholders in accordance with Section 4.02(c), unless the Escrow Agent shall have received, within 10 Business Days after the date of the receipt of the Claim, a written objection from RGGPLS to such transfer and delivery setting forth the amount in dispute, in which case the Escrow Agent shall transfer and deliver any undisputed amount to the Parent Indemnified Stockholders in accordance with Section 4.02(c) and shall continue to hold the disputed amount until either (A) receipt of a certificate signed by Spector and RGGPLS directing the Escrow Agent to deliver an amount equal to the Indemnity Amount set forth in such certificate to the Parent Indemnified Stockholders in accordance with Section 4.02(c) or (B) receipt of a final order or judgment of a court of competent jurisdiction directing the Escrow Agent to deliver an amount equal to the Indemnity Amount specified therein to the Parent Indemnified Stockholders in accordance with Section 4.02(c).

        (c) Subject to and in accordance with the terms of Section 4.02(b), the Escrow Agent shall pay any Indemnity Amount to each Parent Indemnified Stockholder in the proportion that the number of shares of Common Stock then held by such stockholder bears to the aggregate number of outstanding shares of Common Stock then held by the Parent Indemnified Stockholders as a whole (it being understood that the number of shares of Common Stock held by any Parent Indemnified Stockholder shall be adjusted for any stock dividend, stock split, recapitalization, combination or exchange of shares, merger or consolidation or other change or transaction by Parent occurring after the Effective Time and prior to the date of such dividend).

        (d) Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that to the extent any amounts are paid to the Parent Indemnified Stockholders pursuant to this Section 4.02, such amounts shall continue to be counted as part of the cumulative sum of Parent Losses.

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        SECTION 4.03.    Payment to Parent at the Termination Date.    Promptly after the Termination Date and upon written notice from Parent, the Escrow Agent shall transfer and deliver any Escrowed Funds that have not otherwise been paid by the Escrow Agent to the Parent Indemnified Stockholders in accordance with Section 4.02, if any, to Parent, except to the extent of a Claim having been made in accordance with Section 4.02(a) or a dispute with respect to a Claim as set forth in Section 4.02(b). Such remaining Escrowed Funds shall not be paid to the Parent Indemnified Stockholders and shall be transferred and delivered to Parent to be used as Parent shall determine. Parent shall deliver the written notice referred to above to the Escrow Agent after the Termination Date.

ARTICLE V

The Escrow Agent

        SECTION 5.01.    General.    (a) The Escrow Agent shall not deal with the Escrowed Funds except in accordance with (i) this Agreement, (ii) written instructions given in conformity with this Agreement or (iii) instructions agreed to in writing by Spector and RGGPLS. The Escrow Agent shall not be bound in any way by the Merger Agreement or by any agreement or contract among RGGPLS, Spector or Parent (whether or not the Escrow Agent has knowledge thereof), it being understood that the Escrow Agent's only duties and responsibilities shall be to invest, hold and distribute the Escrowed Funds in accordance with the terms of this Agreement. The Escrow Agent shall not be responsible for any loss resulting from investments of the Escrowed Funds in accordance with the terms of this Agreement. The Escrow Agent makes no representations and has no responsibility as to the validity, genuineness or sufficiency of any of the documents or instruments included in the subject matter of the escrow. The Escrow Agent may rely and shall be protected in relying upon any resolution, certificate, opinion, request, communication, demand, receipt or other paper or document in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to Parent, Spector, RGGPLS or the other Company Members. In the administration of the escrow account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

        (c) Parent hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with this Agreement and the carrying out of its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special or punitive damages or any damages that are not reasonably foreseeable or reasonably related to the breach giving rise to such damages even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        (d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims, or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

        (e) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger,

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conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

        SECTION 5.02.    Resignation.    The Escrow Agent or any successor Escrow Agent hereunder may resign by giving 30 days' prior written notice of resignation to Parent, Spector and RGGPLS, and such resignation shall be effective from the date specified in such notice. In case the office of Escrow Agent shall become vacant for any reason, Spector and RGGPLS may jointly appoint a bank or trust company having capital and undivided surplus (as reflected in its latest publicly available certified financial statements) of not less than $25 million and having an office in New York, New York, as successor Escrow Agent hereunder by an instrument or instruments in writing delivered to such successor Escrow Agent, the retiring Escrow Agent, Spector and RGGPLS, whereupon such successor Escrow Agent shall succeed to all the rights and obligations of the retiring Escrow Agent as if this Agreement were originally executed by such successor Escrow Agent, and the retiring Escrow Agent shall duly transfer and deliver to such successor Escrow Agent the Escrowed Funds in the form held by it hereunder at such time.

        SECTION 5.03.    Communication.    The Escrow Agent may direct all communications, notices and matters relating to the administration of the escrow account hereunder to Spector and RGGPLS.

ARTICLE VI

        SECTION 6.01.    Term of Agreement.    This Agreement shall become effective upon the occurrence of the Effective Time; provided, however, that if the Merger Agreement is terminated in accordance with its terms then this Agreement shall terminate and be of no further force or effect as if this Agreement were never executed and delivered.

ARTICLE VII

Miscellaneous

        SECTION 7.01.    Expenses.    Each party shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, provided, that the Escrow Agent's fees and expenses in acting hereunder (including the reasonable fees, expenses and disbursements of its counsel), shall be paid by Parent.

        SECTION 7.02.    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i) if to the Company before the Effective Time:

      Millstream Acquisition Corporation
      c/o Arthur Spector
      435 Devon Park Drive
      Building 400
      Wayne, PA 14087
      Attention:  Chairman, Chief Executive Officer and President
      Telecopy No.: (610) 254-4367

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      with a copy to:

      Klehr, Harrison, Harvey, Branzburg & Ellers LLP
      260 South Broad Street, Suite 400
      Philadelphia, PA 19102-5003
      Attention: Barry J. Siegel, Esq.
      Telecopy No.: (215) 568-6603

    (ii) if to the Company on or after the Effective Time:

      NationsHealth, Inc.
      13650 N.W. 8th St., Suite 109
      Sunrise, FL 33325
      Attention:  Glenn M. Parker M.D.,
      Robert Gregg,
      Lewis Stone and
      Michael Gusky
      Telecopy No.: (954) 903-5005

      with a copy to:
      McDermott, Will & Emery
      201 S. Biscayne Blvd., Suite 2200
      Miami, FL 33131
      Attention: Ira J. Coleman, Esq.
      Telecopy No.: (305) 347-6500

    (iii) if to RGGPLS:

      RGGPLS Holding, Inc.
      13650 N.W. 8th Street, Suite 109
      Sunrise, FL 33325
      Attention:  Glenn M. Parker, M.D.,
      Robert Gregg and
      Lewis Stone
      Telecopy No.: (954) 903-5005

      with a copy to:
      McDermott, Will & Emery
      201 S. Biscayne Blvd., Suite 2200
      Miami, FL 33131
      Attention: Ira J. Coleman, Esq.
      Telecopy No.: (305) 347-6500

    (iv) if to Spector:

      Arthur Spector
      435 Devon Park Drive
      Building 400
      Wayne, PA 14087

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      with a copy to:

      Klehr, Harrison, Harvey, Branzburg & Ellers LLP
      260 South Broad Street
      Philadelphia, PA 19102
      Attention: Barry J. Siegel, Esq.
      Telecopy No.: (215) 568-6603

    (v) if to the Escrow Agent:

      Continental Stock Transfer & Trust Company
      17 Battery Place
      New York, NY 10004
      Attn: Compliance Department
      Telecopy No.: [                    ]

        SECTION 7.03. Assignability. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that RGGPLS shall be permitted to merge with or into, consolidate with, liquidate and recontribute its assets and liabilities to, convert into, exchange its capital stock for equity interests in, or otherwise change its form or status to, in each case a limited liability company the equity interests of which are beneficially owned in the same proportion and by the same persons as the capital stock of RGGPLS was beneficially owned (each of such actions, a "Conversion" and, RGGPLS as so Converted into a limited liability company, "Newco"), and, that from and after such Conversion (i) Newco shall succeed to all of the rights and obligations of RGGPLS under this Agreement without the consent of or any action of any of the parties hereto or any written amendment hereto, (ii) Newco shall be entitled to enforce all of the rights, and perform all of the obligations, hereunder as if Newco was a signatory hereto and (iii) all references in this Agreement to RGGPLS shall be deemed references to Newco. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 7.04. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

        SECTION 7.05. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

        SECTION 7.06. Interpretation. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        SECTION 7.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

        SECTION 7.08. Amendment; No Waivers. This Agreement may not be amended, waived or modified except by an instrument in writing signed by RGGPLS, Spector, Parent and the Escrow Agent. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party at any time to require performance of any

8

provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any breach of any term contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such breach in any subsequent instance or waiver of any breach of any other term contained in this Agreement.

        SECTION 7.09. Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement in any court other than any New York state court or any Federal court sitting in the State of New York, and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.

        SECTION 7.10. Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        SECTION 7.11. Further Assurances. Each of RGGPLS, Spector, and Parent agree to execute and deliver, upon the written request of any party hereto, any and all such further instruments and documents as reasonably appropriate for the purpose of obtaining the full benefits of this Agreement.

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        IN WITNESS WHEREOF, the parties to this Agreement have caused chic Agreement to be duly executed as of the date first written above.

MILLSTREAM ACQUISITION CORPORATION
By:

Name: Arthur Spector
Title: Chairman, Chief Executive Officer and President
CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Escrow Agent
By:

Name:
Title:
RGGPLS HOLDING, INC.
By:

Name:
Title:
Arthur Spector

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 Annex C

FORM OF EXECUTIVE
EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") made as of March 9, 2004, by and between Millstream Acquisition Corporation (to be renamed NationsHealth, Inc. at the Effective Time), a Delaware corporation (the "Company"), and                        (the "Executive").

W I T N E S S E T H:

        WHEREAS, the Company wishes to employ the Executive as                        on the terms and conditions set forth in this Agreement; and

        WHEREAS, the Executive is willing to accept such employment on such terms and conditions;

        NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

1.     SCOPE OF EMPLOYMENT

        The Company hereby agrees to employ the Executive upon the terms and conditions herein set forth and to perform such executive duties as may be determined and assigned to him by the Board of Directors of the Company (the "Board"). The Executive hereby accepts such employment, subject to the terms and conditions herein set forth. The Executive shall have the title of                        . While serving as                        , the Executive shall have the customary duties and powers of such position. Executive shall not be employed by any other organization during the term of this Agreement.

2.     TERM

        (a)    The term of Executive's employment under this Agreement shall be for five (5) years. Such term shall be extended at the end of such 5-year period on an annual basis unless terminated by either party. It shall begin at the Effective Time (as defined below) and thereafter on an annual basis, unless it is earlier terminated as follows:

          (i)    By the Company for Cause (as hereinafter defined);

          (ii)    By the Company for other than Cause. For purposes hereof, Executive shall be deemed terminated by the Company for other than Cause if he terminates employment for Good Reason (as hereinafter defined);

          (iii)    In the event of the Company's dissolution or liquidation;

          (iv)    By the Executive for any reason;

          (v)    In the event of the death of the Executive; or

          (vi)    In the event of the disability of Executive (as hereinafter defined).

        (b)    For purposes hereof, "Cause" shall mean, and be limited to any of the following that is reasonably determined by the Board, to be substantially detrimental to the business or reputation of the Company, and which occur after the Effective Time: (i) the Executive's willful commission of acts of dishonesty in connection with his position, (ii) the Executive's willful failure or refusal to perform the essential duties of his position, or (iii) conviction of a felony or engaging in illegal conduct. If a ground for termination under this Section 2(b) is amenable to cure, the Company shall provide the Executive with written notice describing the nature of the ground for termination. If the Executive cures same within thirty (30) days after receiving such notice, there shall be no termination for Cause.

        (c)    For purposes hereof, the term "Good Reason" shall mean the occurrence of any one or more of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason:

          (i)    the assignment to Executive by the Board of Directors or other officers or representatives of Company of duties materially inconsistent with the duties associated with the position described in Section 1;

          (ii)    a material change in the nature or scope of Executive's authority from those applicable to him as                        ;

          (iii)    the occurrence of material acts or conduct on the part of Company or its officers and representatives which have as their purpose forcing the resignation of Executive or preventing him from performing his duties and responsibilities pursuant to this Agreement;

          (iv)    a material breach by Company of any material provision of this Agreement, provided that failure of Company to pay any amount, or to provide any benefit, pursuant to the provision of Articles 3 and 4 hereof shall be deemed to be a material breach by Company of a material provision of this Agreement and shall provide Executive the right to terminate his employment under this Agreement at any time after such 30 day period; provided, however, if the Company cures the same within thirty (30) days after receiving such notice, there shall be no termination for Good Reason; or

          (v)    on or after a Change of Control, requiring Executive to be principally based at any office or location more than 45 miles from the current offices of the Company in Sunrise, Florida.

        (d)    For purposes hereof, the term "disability" shall mean the inability of the Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for (i) a period of four (4) consecutive months or (ii) six (6) months (with each month being composed of 31 consecutive days) during any twelve (12) consecutive month period.

3.     COMPENSATION

        (a)    Annual Salary. The Company agrees to pay the Executive, and the Executive agrees to accept, in payment for services to be rendered by the Executive hereunder, a minimum base salary of $500,000 per annum (the "Annual Salary"). The Annual Salary shall be payable in equal periodic installments, not less frequently than monthly, less such sums as may be required to be deducted or withheld under the provisions of federal, state or local law. The Company agrees to review the Annual Salary on or around January 1st of each calendar year (or such other time as the Company and Executive mutually agree), commencing on or about January 1, 2005, for adjustment based on the Executive's performance; provided, however, that no such adjustment shall be effective to reduce the Annual Salary below $500,000 per annum.

        (b)    Annual Bonus. In addition to Executive's salary, the Executive shall be eligible to receive an annual bonus based upon the achievement of goals established by the Company after due consultation with the Executive. Any bonus up to $500,000 shall require the approval of Arthur Spector and Robert Gregg or any individual they name as their respective successors. Any annual bonus paid that would result in Executive receiving total compensation in excess of $1,000,000, shall require the approval of the independent directors who are members of the compensation committee of the Board (the "Independent Compensation Committee Members").

        (c)    Incentive Compensation Plan. The Independent Compensation Committee Members, in their discretion, shall pay an additional incentive compensation payment to include cash bonuses, stock options and restricted stock upon the satisfaction of one or more performance goals ("Performance Goals"). The Performance Goals shall be based upon the achievement of (i) a specified level, of (x) the

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Company's consolidated pre-tax or after-tax earnings or earnings before interest, taxes, depreciation and amortization ("EBITDA") or (y) the pre-tax or after-tax earnings, or EBITDA, of any particular subsidiary, division or other business unit of the Company, (ii) the achievement of a specified level of revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income or net operating income as a percentage of book value or with regard to the Company, particular subsidiaries, divisions or business units of the Company, particular assets or groups of assets or particular employees or groups of employees, (iii) stock performance; (iv) the creation of strategic partnerships, (v) acquisitions or divestitures or (vi) any combination of the foregoing. Prior to the payment of any such incentive compensation hereunder, the Independent Compensation Committee Members shall have certified that any applicable Performance Goals have been satisfied.

        (d)    Equity Compensation Plan. Executive shall be considered for any type of equity compensation plan as determined by the Independent Compensation Committee.

4.     FRINGE BENEFITS, REIMBURSEMENT OF EXPENSES, ETC.

        (a)    The Executive shall be entitled to paid vacation, holidays and sick leave benefits in accordance with the Company's policies for executive employees.

        (b)    The Executive and/or his family shall be entitled to medical and disability insurance from the Company in accordance with the Company's policies for employees. Such coverage shall be paid for by the Company. If this Agreement is terminated (x) by the Executive for Good Reason or disability or (y) by the Company for other than Cause, the Company and any of its successors and assigns shall provide to Executive similar medical coverage to that described above, at the expense of the Company during the period that the Executive or his beneficiaries are eligible to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

        (c)    The Company agrees to pay up to $10,000 per year toward premiums or to reimburse Executive for premiums for life or disability insurance, as directed by the Executive.

        (d)    The Company agrees to pay, or promptly reimburse the Executive for, all reasonable expenses (including, without limitation, any costs of private counsel or investigators, incurred in connection with representation of Executive relating to audits, inquiries, regulatory reviews or any similar matters of the Company); provided, however, that the Executive furnishes appropriate documentation for such expenses in accordance with the Company's practices and procedures.

        (e)    Executive shall be entitled to participate in those retirement plans, both defined contribution and defined benefit, qualified and non-qualified, as are then currently available to the Company's executive employees and such new retirement plans, if any, as may be adopted by the Company from time to time.

5.     TERMINATION BENEFITS

        In addition to the benefits described under the Agreement that survive the termination of the Agreement, the following benefits will be paid on account of the termination of the Agreement for the following reasons:

        (a)    Upon termination of this Agreement by the Company for Cause pursuant to Section 2(a)(i), or by the Executive for other than Good Reason or upon the Executive's death, the Company shall pay to Executive immediately after the date of termination an amount equal to the sum of Executive's accrued base salary and any bonus amount earned but not yet paid;

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        (b)    Upon termination of this Agreement (x) by the Company for other than Cause or (y) by the Executive for Good Reason or disability, Executive shall be entitled to:

          (i)    the Company shall pay to Executive or his beneficiaries, as the case may be, immediately after the Date of Termination an amount which is equal to the Executive's base salary for twenty-four (24) months;

          (ii)    the Company shall pay for the Executive in the event of disability (after termination of the Agreement under this section), medical insurance during the period the Executive's spouse (and children), or the Executive, as the case may be, is eligible to receive benefits under COBRA;

          (iii)    the Company shall fully vest any stock options or restricted stock previously granted to the Executive; and

          (iv)    the Executive (or his spouse, in the event of his permanent disability that affects his ability to so elect) shall have the right to require the Company to purchase from the Executive a number of shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), owned by the Executive or by any entity in which the Executive has an equity or ownership interest, worth up to $3,000,000. Such Common Stock shall be valued as of the close of business on the day prior to the date the Executive or his spouse delivers a notice to the Company in writing (a "Put Notice") of his decision to require the Company to purchase such Common Stock. The Executive or his spouse (in the event of his disability) shall have up to 21 days following the termination of this Agreement to deliver the Put Notice to the Company. Subject to the fifth sentence of this paragraph, within 30 days of receiving the Put Notice, the Company shall pay Executive or his spouse the proceeds from the purchase of the shares of Common Stock specified in the Put Notice, up to a maximum of $3,000,000. To the extent Robert Gregg or Lewis Stone (each, a "Co-Executive") delivers a Put Notice at the same time as Executive, the Company shall have the right to pay the funds due hereunder over two years (in the case of delivery of a Put Notice by a single Co-Executive), or three years (in the case of delivery of a Put Notice by both Co-Executives), in equal amounts each year pro rata among the Executive and any Co-Executive based on the number of shares of Common Stock specified in each Put Notice; provided, however, that the Company shall not have such right to delay the payment of such funds in any succeeding year or years if the Company elects to sell the shares of Common Stock as set forth in the succeeding sentence. In lieu of a cash payment, the Company shall have the option of causing the shares specified in a Put Notice to be sold, as promptly as is reasonably practicable, pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), in which the shares shall be included, or pursuant to an exemption from the registration requirements of the Securities Act, in either case with the funds being remitted to the Executive on the close of such sale (provided, further, that (x) the Executive shall receive at least $3,000,000 from such sale and (y) any sale pursuant to a registration statement shall not count as a "Demand Registration" pursuant to that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated as of the date hereof, by and among the Company, RGGPLS Holding, Inc., a Florida corporation ("RGGPLS"), GRH Holdings, L.L.C., a Florida limited liability company, and Becton, Dickinson and Company, a New Jersey corporation). The Company agrees and acknowledges that the Executive shall have the right to require the Company to purchase shares of Common Stock from him hereunder without regard to the limitations set forth in Section 2.4 of the Registration Rights Agreement.

        (c)    For purposes of this Agreement, a "Change in Control" means any of the following events:

          (i)    any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than RGGPLS, a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary of the Company,

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  becomes, after the Effective Time the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Common Stock;

          (ii)    individuals who constitute the Board as of the Effective Time (the "Incumbent Board"), cease for any reason to constitute a majority of the members of the Board (except that any individual who becomes a director after the Effective Time, whose election by the Company's stockholders was approved by a majority of the members of the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board); or

          (iii)    approval by the stockholders of the Company of either of the following:

              (1)    a merger, reorganization, consolidation, business combination or similar transaction (any of the foregoing, a "Merger") as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of the common stock and the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Merger in substantially the same proportions as immediately before such Merger, or

              (2)    a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          (iv)    Notwithstanding the foregoing, there shall not be a Change in Control if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

        (d)    The Company's obligations under this Section 5 shall survive termination of this Agreement.

6.     ENTIRE AGREEMENT

        This Agreement contains the entire understanding between the parties hereto and supersede all other oral and written agreements or understandings between them. All previous oral or written agreements between the parties hereto shall be deemed to have been completely fulfilled by both parties and shall be superseded by this Agreement. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

7.     SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, successors, assigns and personal representatives. As used herein, the successors of the Company shall include, but not be limited to, any successor by way of merger, consolidation, sale of all or substantially all of its assets, or similar reorganization. In no event may Executive assign any duties or obligations under this Agreement. It is expressly agreed for purposes of this Agreement that the spouse and children of Executive shall be third-party beneficiaries of Executive under this Agreement and shall be entitled to enforce the rights of Executive hereunder in the event of Executive's death or disability.

8.     CONTROLLING LAW

        The validity and construction of this Agreement or of any of its provisions shall be determined under the laws of Florida, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Florida. The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of the other provisions hereof.

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9.     COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.   HEADINGS

        The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provisions thereof.

11.    INDEMNIFICATION. The Company shall indemnify and hold Executive harmless from and against all claims, investigations, actions, awards and judgments, including costs and attorneys' fees, incurred by Executive in connection with acts or decisions made by Executive in good faith in his capacity as either a director or as an officer of the Company, so long as Executive reasonably believed that the acts or decisions were in the best interests of the Company. The Company further agrees to retain and pay the fees and costs of counsel selected by Executive to represent him in any action or proceeding covered by this indemnification. The Company shall not settle any claim or action or pay any award or judgment against Executive without Executive's prior written consent, which shall not be unreasonably withheld. The Company may obtain coverage for Executive under an insurance policy covering the directors and officers of the Company against claims set forth herein if such coverage is possible at a reasonable cost, provided, however, it is understood and agreed that the Company's obligation to indemnify Executive as set forth in this Section 11 shall not be affected by the Company's ability or inability to obtain insurance coverage.

12.    MERGER AGREEMENT. The parties acknowledge that the Company has entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), among the Company, N Merger L.L.C., a Florida limited liability company and a wholly owned subsidiary of the Company, and NationsHealth Holdings, L.L.C., a Florida limited liability company. Notwithstanding anything in this Agreement to the contrary, this Agreement shall become effective upon the Effective Time (as defined in the Merger Agreement); provided, however, if the Merger Agreement is terminated in accordance with Article VIII thereof, then this Agreement shall terminate and be of no further force and effect as if this Agreement was never executed and delivered.

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        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

WITNESS:	MILLSTREAM ACQUISITION CORPORATION
By:

Name: Arthur Spector Title: Chairman, Chief Executive Officer and President
WITNESS:
By:

Name:

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 Annex D

        GOVERNANCE AGREEMENT, dated as of March 9, 2004 (this "Agreement"), among MILLSTREAM ACQUISITION CORPORATION (to be renamed NationsHealth, Inc. at the Effective Time), a Delaware corporation (the "Company"), RGGPLS HOLDING, INC., a Florida corporation (the "RGGPLS"), and Arthur Spector ("Spector").

Preliminary Statements

        WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among the Company, N Merger L.L.C., a Florida limited liability company and a wholly owned subsidiary of the Company, and NationsHealth Holdings, L.L.C., a Florida limited liability company;

        WHEREAS, at the Effective Time (as defined in the Merger Agreement), RGGPLS will own a majority of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), without giving effect to the exercise or conversion of any warrants or options issued by the Company; and

        WHEREAS, the Company, RGGPLS and Spector desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company and certain other matters.

        NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

Definitions

        SECTION 1.01    Definition of Certain Terms Used Herein.    (a) As used herein, the following terms shall have meanings specified below:

        "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person. For the purposes of this definition, "control" when used with respect to any particular person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "AMEX" shall mean the American Stock Exchange LLC.

        "Applicable Exchange" shall mean Nasdaq, the NYSE, the AMEX or any other stock exchange, as the case may be, if the Common Stock is then traded on Nasdaq, the NYSE, the AMEX or such other stock exchange, and shall mean none of Nasdaq, the NYSE, the AMEX or any other stock exchange if the Common Stock is not then traded on Nasdaq, the NYSE, the AMEX or any other stock exchange.

        "beneficial owner", "beneficially own" or "beneficially owned" shall have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Class I", "Class II" and "Class III" shall mean Class I, Class II and Class III, respectively, of the Board of Directors, and "Class" shall mean any one of them.

        "Company By-laws" shall mean the Second Amended and Restated By-laws of the Company, as amended from time to time.

        "Company Charter" shall mean the Second Restated Certificate of Incorporation of the Company, as amended from time to time.

        "Company Proxy Statement" shall mean the proxy statement or consent solicitation statement filed by the Company pursuant to the Exchange Act in connection with an Election Meeting.

        "directors" shall mean members of the Board of Directors.

        "Election Meeting" shall mean (i) any annual or special meeting of the stockholders of the Company or (ii) any action by written consent of the stockholders of the Company, in either case where one or more directors are to be elected or removed.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Form S-4" shall have the meaning assigned to such term in the Merger Agreement.

        "Independent Director" shall mean a director or a person nominated for election as a director who is "independent" under the rules and regulations of the SEC and the Applicable Exchange.

        "Liens" shall mean any pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever.

        "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

        "NYSE" shall mean The New York Stock Exchange, Inc.

        "Percentage Interest" shall mean, with respect to a Stockholder for a given year, the percentage of the issued and outstanding Common Stock beneficially owned by such Stockholder (without giving effect to the exercise of any outstanding options or warrants); provided, however, that with respect to Spector, "Percentage Interest" shall not include any shares of Common Stock beneficially owned by Spector Family Trust. The "Percentage Interest", for either RGGPLS or Spector, for any given year, shall be calculated as of the date that is 150 days prior to the one year anniversary of the date of the annual meeting of the Company's stockholders of the immediately preceding year.

        "RGGPLS Director" shall mean any RGGPLS Nominee who is elected to the Board of Directors.

        "RGGPLS Nominee" shall mean any person nominated by RGGPLS for election to the Board of Directors.

        "SEC" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

        "Shares" shall mean, with respect to a Stockholder, the shares of Common Stock owned by such Stockholder, including any shares of Common Stock acquired by such Stockholder after the date of this Agreement (including upon the exercise of warrants, rights or options). "Shares" shall also be deemed to include any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

        "Spector Director" shall mean any Spector Nominee who is elected to the Board of Directors.

        "Spector Nominee" shall mean any person nominated by Spector for election to the Board of Directors.

        "Spector Termination Event" shall mean the later to occur of (i) such time as the Percentage Interest of Spector is less than 1% and (ii) August 25, 2006.

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        "Stockholders" shall mean (i) RGGPLS and (ii) until the occurrence of a Spector Termination Event, Spector.

        "Triggering Event" shall mean, if the Common Stock is then listed or quoted on an Applicable Exchange, the failure of the Company to constitute a "Controlled Company" for purposes of the rules and regulations of the Applicable Exchange (it being understood and agreed that if the Common Stock is not then listed or quoted on an Applicable Exchange, then a Triggering Event shall not be capable of occurring).

        SECTION 1.02 Usage. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall be deemed to be references to Articles, Sections and Exhibits of or to this Agreement, unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", regardless of whether such phrase so appears.

ARTICLE II

Representations and Warranties

        SECTION 2.01    Representations and Warranties of the Company.    The Company hereby represents and warrants to each of the Stockholders that: (i) it is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder; (ii) the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company; and (iii) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

        SECTION 2.02    Representations and Warranties of the Stockholders.    Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

Article III

Board of Directors

        SECTION 3.01    Composition of the Board of Directors.    As of the Effective Time, the Board of Directors shall be initially comprised of 11 directors. Within two (2) business days prior to the effective date of the Form S-4, each of RGGPLS and Spector shall notify each other in writing (with a copy to the Company) of the nine (9) persons, in the case of RGGPLS, and the two (2) persons (one to be in Class II and one (which shall be Spector) to be in Class III), in the case of Spector, that it has selected as initial directors, and RGGPLS and Spector agree that Schedule I to this Agreement shall thereby be deemed amended to include the names of such persons as the initial directors of the Company. Notwithstanding anything herein to the contrary, if the size of the Board of Directors is increased or decreased, the number of RGGPLS Nominees and Spector Nominees that RGGPLS or Spector, respectively, is entitled to include in the Company Proxy Statement pursuant to Section 3.02 shall increase or decrease accordingly; provided, however, that the percentage that the Spector Directors represent of the size (as increased or decreased) of the entire Board of Directors shall not be greater than 20%, rounding down any fractional numbers of Spector Directors; provided, further, that prior to a Spector Termination Event, notwithstanding any decrease in the size of the Board of Directors,

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Spector shall have the right to include at least one (1) Spector Nominee (which shall be Spector) in the Company Proxy Statement.

        SECTION 3.02    Company Proxy Statement.

        (a)   (1) With respect to each Election Meeting, RGGPLS shall have the right to include in the Company Proxy Statement with respect to the Class that is standing for election to the Board of Directors (or, if directors from more than one Class are to be elected, each such Class in which directors are to be elected):

  (I)
  if the Percentage Interest of RGGPLS is equal to or greater than 20%, three (3) RGGPLS Nominees for each such Class that is standing for election to the Board of Directors; provided, however, that:

  (A)
  prior to the occurrence of a Triggering Event, one (1) of the RGGPLS Nominees in each of Class I, Class II and Class III shall be an Independent Director; and

  (B)
  after the occurrence of a Triggering Event, (x) for purposes of each of Class I and Class III, two (2) of such RGGPLS Nominees shall be Independent Directors in each such Class (provided that in the case of this clause (x), after a Spector Termination Event, only one (1) of the RGGPLS Nominees for Class I shall be an Independent Director) and (y) for purposes of Class II, one (1) such RGGPLS Nominee shall be an Independent Director in such Class;

  (II)
  if the Percentage Interest of RGGPLS is less than 20% but greater than or equal to 5%, one (1) RGGPLS Nominee (which not need be an Independent Director) for each of Class I and Class II, and two (2) RGGPLS Nominees (which need not be Independent Directors) for Class III; and

  (III)
  if the Percentage Interest of RGGPLS is less than 5%, one (1) RGGPLS Nominee (which need not be an Independent Director) for each Class.

(2)  With respect to each Election Meeting, Spector shall have the right to include in the Company Proxy Statement with respect to the Class that is standing for election to the Board of Directors (or, if directors for more than one Class are to be elected, each such Class in which directors are to be elected):

  (I)
  if the Percentage Interest of Spector is greater than or equal to 1%, then one (1) Spector Nominee (which need not be an Independent Director) in each of Class II and Class III, but no Spector Nominees in Class I; provided, however, that:

  (A)
  after the occurrence of a Triggering Event, the Spector Nominee in Class II shall be an Independent Director; and

  (II)
  if the Percentage Interest of Spector is less than 1% and a Spector Termination Event has not occurred, then one (1) Spector Nominee (which shall be Spector) in Class III, but no Spector Nominees in either Class I or Class II.

        (b)   With respect to each Election Meeting, the Company shall include the appropriate number of such RGGPLS Nominees and Spector Nominees in the Company Proxy Statement, in accordance with Section 3.02(a).

        (c)   The Company shall cause each RGGPLS Nominee and Spector Nominee included in the Company Proxy Statement to be included in management's slate of nominees for such Election Meeting.

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        (d)   Prior to taking office, each RGGPLS Director and Spector Director that is not an Independent Director shall agree in writing to resign, if requested by the party that had nominated such director, upon the occurrence of a Triggering Event.

        (e)   Prior to the occurrence of a Triggering Event, (i) RGGPLS or Spector shall be entitled to remove any RGGPLS Director or Spector Director, respectively (a "Requested Removal"), (ii) the Company shall prepare and file a Company Proxy Statement relating to such Requested Removal and (iii) RGGPLS or Spector shall be permitted to include in the Company Proxy Statement relating to such Requested Removal a replacement RGGPLS Nominee or Spector Nominee, respectively.

        SECTION 3.03    Chairman.    Until the occurrence of a Spector Termination Event, (x) so long as Spector is a director Spector shall be the non-executive Chairman of the Board of Directors, unless he earlier resigns or is unable to serve, or unless the Board of Directors removes him (i) if the Percentage Interest of RGGPLS is equal to or greater than 20%, by an affirmative vote of not less than 85% of its members at the time or (ii) if the Percentage Interest of RGGPLS is less than 20%, by an affirmative vote of a majority of its members at the time and (y) Spector shall not be removed as a director from the Board of Directors at any time prior to the occurrence of a Triggering Event without the affirmative vote of 85% of the outstanding shares of Common Stock.

        SECTION 3.04    Triggering Event.    Upon the occurrence of a Triggering Event, (A) RGGPLS shall take all actions necessary to cause two RGGPLS Directors who are not Independent Directors to resign as promptly as practicable and to designate two Independent Directors to fill the vacancies created by such resignations and (B) Spector shall take all actions necessary to cause one Spector Director to resign and to designate one Independent Director to fill the vacancy created by such resignation, so as to comply with the rules and regulations of the Applicable Exchange and to give full effect to Section 3.02, and the Board of Directors shall fill such vacancies with such Independent Directors.

        SECTION 3.05    Resignation and Removal of Directors.    In the event that a RGGPLS Director or a Spector Director shall resign, retire, be removed, die or no longer be able to serve (for whatever reason) prior to the expiration of the term of the Class to which such director was elected, then (A) if such director shall be a RGGPLS Director, then RGGPLS shall have the exclusive right to designate an individual to fill such vacancy and the entire Board of Directors shall fill such vacancy with such person, and (B) if such director shall be a Spector Director, then Spector shall have the exclusive right to designate an individual to fill such vacancy and the entire Board of Directors shall fill such vacancy with such person. The term of any director elected to fill a vacancy shall expire at the end of the term of the Class for which such director's predecessor was elected.

        SECTION 3.06    Solicitation and Voting of Shares.    (a) In connection with each Election Meeting, the Company shall use its reasonable best efforts to solicit from the stockholders of the Company eligible to vote for the election of directors proxies in favor of the RGGPLS Nominees and Spector Nominees included in the Company Proxy Statement in accordance with Section 3.02.

        (b)   At each Election Meeting, each Stockholder hereby agrees (x) if any annual or special meeting of the stockholders of the Company is held, to appear at such meeting or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum, and (y) to vote or to act by written consent with respect to (or cause to be voted or acted upon by written consent), (i) all Shares for which such Stockholder thereof is the record holder or beneficial owner at the time of such vote or action by written consent and (ii) all Shares as to which such Stockholder thereof at the time of such vote or action by written consent has voting control, in each case:

  (A)
  In favor of all of the RGGPLS Nominees and Spector Nominees (or, if applicable, in favor of a Requested Removal of any RGGPLS Director or Spector Director) that are included in the Company Proxy Statement; and

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  (B)
  Against (i) the election of any person or persons nominated in opposition to the RGGPLS Nominees or Spector Nominees or (ii) the removal (other than a Requested Removal) of the RGGPLS Directors or Spector Directors.

        (c)   In any other matter submitted to a vote of the stockholders of the Company, each Stockholder may vote any or all of its Shares in its sole discretion.

        SECTION 3.07    Committees.    Subject to the general oversight and authority of the Board of Directors under applicable law, the Board of Directors shall establish, empower and maintain (i) an audit committee, which shall consist of three (3) Independent Directors, (ii) a compensation committee, which shall initially consist of one (1) RGGPLS Director (which shall be Robert Gregg), one (1) Spector Director (which shall be Spector) and three (3) Independent Directors and (iii) after the occurrence of a Triggering Event, any committees that would be required pursuant to the rules and regulations of the Applicable Exchange.

        SECTION 3.08    Spector Termination Event.    Upon the occurrence of a Spector Termination Event, (i) Spector shall cease to have any rights under this Agreement, including any rights to include in the Company Proxy Statement for nomination any Spector Nominees and (ii) the Company and RGGPLS shall cease to have any obligations to Spector under this Agreement.

        SECTION 3.09    Certain Actions.    Each Stockholder agrees that it will, and will cause its subsidiaries and Affiliates to, take all action as a stockholder of the Company or as is otherwise within its control as are necessary to give effect to the provisions of this Agreement and to perform, pay and satisfy all of their respective obligations and liabilities hereunder as and when due.

ARTICLE IV

Officers

        SECTION 4.01    Officers.    As of the Effective Time, the Board of Directors shall elect the following persons as the following officers of the Company: (a) Glenn M. Parker, M.D., as Chief Executive Officer of the Company; (b) Robert Gregg, as Chief Operating Officer of the Company; (c) Lewis Stone, as President of the Company; and (d) Timothy Fairbanks, as Chief Financial Officer of the Company. In each case, such person shall serve as such officer unless he earlier resigns or is unable to serve, or unless the Board of Directors removes him by an affirmative vote of not less than a majority of its members at the time.

ARTICLE V

Covenants

        SECTION 5.01    Status of the Company.    At all times prior to the occurrence of a Triggering Event and so long as the Common Stock is listed or quoted on an Applicable Exchange, the Company and each Stockholder shall publicly take the position that the Company is a "Controlled Company" within the rules or regulations of the Applicable Exchange and cause the disclosure in all statements, reports, proxy statements or other documents filed by the Company or such Stockholder, as applicable, with the SEC pursuant to the Exchange Act to state that the Company is a "Controlled Company" within the rules and regulations of the Applicable Exchange and the basis for such determination.

        SECTION 5.02    Company Charter and Company By-laws.    The Company and the Board of Directors shall take or cause to be taken all lawful action necessary to ensure at all times that the Company Charter and Company By-laws of the Company are not at any time inconsistent with the provisions of this Agreement.

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ARTICLE VI

Term of Agreement

        SECTION 6.01    Term of Agreement.    This Agreement shall become effective upon the occurrence of the Effective Time; provided, however, that if the Merger Agreement is terminated in accordance with its terms then this Agreement shall terminate and be of no further force or effect as if this Agreement were never executed and delivered. Unless earlier terminated as provided in the preceding sentence, this Agreement shall terminate (i) with respect to RGGPLS, at the later to occur of (A) such time as the Percentage Interest of RGGPLS is less than 1% or (B) August 25, 2006, (ii) with respect to Spector (other than with respect to the obligation of Spector under clause (B) of Section 3.04), upon the occurrence of a Spector Termination Event, (iii) upon delivery by RGGPLS to the Company (and prior to the occurrence of a Spector Termination Event, Spector) of written notice stating that RGGPLS has elected, which RGGPLS may do in its sole discretion, pursuant to this clause (iii) of this Section 6.01 to terminate this Agreement and (iv) in all other instances, upon the sixth anniversary of the date hereof.

ARTICLE VII

Miscellaneous Provisions

        SECTION 7.01    Specific Performance.    The parties hereto hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law. The right to specific performance should be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

        SECTION 7.02    Conflicts and Inconsistent Agreements.    Each of the Stockholders and the Company shall take all action necessary, including but not limited to the voting of capital stock of the Company, to ensure that the certificate of incorporation and by-laws of the Company and the certificates of incorporation and by-laws or other governing documents of the Company's subsidiaries are consistent with, and do not conflict with, the terms of this Agreement. Neither the Company nor any Stockholder shall enter into any agreement inconsistent with the terms of this Agreement.

        SECTION 7.03    Complete Agreement.    This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings among the parties hereto with respect to the matters referred to herein.

        SECTION 7.04    Amendment.    This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and each of the Stockholders.

        SECTION 7.05    Successors; Assigns.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Stockholder without the prior written consent of the Company. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that RGGPLS shall be permitted to merge with or into, consolidate with, liquidate and recontribute its assets and liabilities to, convert into, exchange its capital stock for equity interests in, or otherwise change its form or status to, in each case a limited liability company the equity interests of which are beneficially owned in the same proportion and by the same persons as the capital stock of

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RGGPLS was beneficially owned (each of such actions, a "Conversion" and, RGGPLS as so Converted into a limited liability company, "Newco"), and, that from and after such Conversion (i) Newco shall succeed to all of the rights and obligations of RGGPLS under this Agreement without the consent of or any action of any of the parties hereto or any written amendment hereto, (ii) Newco shall be entitled to enforce all of the rights, and perform all of the obligations, hereunder as if Newco was a signatory hereto and (iii) all references in this Agreement to RGGPLS shall be deemed references to Newco.

        SECTION 7.06    Attorney Fees.    A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and expenses, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

        SECTION 7.07    Notices.    All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address, telephone number and fax number as a party shall notify each other party hereto):

        (i)    if to the Company before the Effective Time:

    Millstream Acquisition Corporation
    c/o Arthur R. Spector
    435 Devon Park Drive
    Building 400
    Wayne, PA 14087
    Attention: Chairman, Chief Executive Officer and President
    Telecopy No.: (610) 254-4367

    with a copy to:

    Klehr, Harrison, Harvey, Branzburg & Ellers LLP
    260 South Broad Street, Suite 400
    Philadelphia, PA 19102-5003
    Attention: Barry J. Siegel, Esq.
    Telecopy No.: (215) 568-6603

        (ii)   if to the Company on or after the Effective Time:

    NationsHealth, Inc.
    13650 N.W. 8th St., Suite 109
    Sunrise, FL 33325
    Attention: Chief Executive Officer
    Telecopy No.: (954) 903-5005

    with a copy to:

    McDermott, Will & Emery
    201 S. Biscayne Blvd., Suite 2200
    Miami, FL 33131
    Attention: Ira J. Coleman, Esq.
    Telecopy No.: (305) 347-6500

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        (iii)  if to RGGPLS:

    RGGPLS Holding, Inc.
    13650 N.W. 8th Street, Suite 109
    Sunrise, FL 33325
    Attention: Glenn M. Parker, M.D.,
    Robert Gregg and
    Lewis Stone
    Telecopy No.: (954) 903-5005

    with a copy to:

    McDermott, Will & Emery
    201 S. Biscayne Blvd., Suite 2200
    Miami, FL 33131
    Attention: Ira J. Coleman, Esq.
    Telecopy No.: (305) 347-6500

        (iv)  if to Spector:

    Arthur Spector
    435 Devon Park Drive
    Building 400
    Wayne, PA 14087

    with a copy to:

    Klehr, Harrison, Harvey, Branzburg & Ellers LLP
    260 South Broad Street
    Philadelphia, PA 19102
    Attention: Barry J. Siegel, Esq.
    Telecopy No.: (215) 568-6603

        SECTION 7.08    Interpretation: Exhibits and Schedules.    The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

        SECTION 7.09    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

        SECTION 7.10    Severability.    If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, then (i) such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance and (ii) the parties hereto agree to amend this Agreement so as to replace the invalid, illegal or unenforceable provisions with valid provisions, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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        SECTION 7.11    Governing Law.    This Agreement and all actions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

        SECTION 7.12    Submission to Jurisdiction.    Any and all suits, legal actions or proceedings arising out of this Agreement shall be brought in the Superior Court or the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware or in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings. In any such suit, legal action or proceeding, each party waives personal service of any summons, compliant or other process and agrees that service thereof may be made by certified or registered mail directed to it at its address set forth in the books and records of the company. To the fullest extent permitted by law, each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in any such court and hereby further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 7.13    Waiver of Jury Trial.    Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.13.

        SECTION 7.14    No Waiver of Rights.    No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

MILLSTREAM ACQUISITION CORPORATION
By:	/s/ ARTHUR SPECTOR Name: Arthur Spector Title: Chairman, Chief Executive Officer and President
RGGPLS HOLDING, INC.
By:	/s/ GLENN M. PARKER Name: Glenn M. Parker Title: President
/s/ ARTHUR SPECTOR Arthur Spector

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SCHEDULE I

Board of Directors of the Company
at the Effective Time

Class I

Class II

Class III

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 Annex E

        STOCKHOLDERS AGREEMENT, dated as of March 9, 2004 (this "Agreement"), as amended on June 2, 2004, among MILLSTREAM ACQUISITION CORPORATION (to be renamed NationsHealth, Inc. at the Effective Time), a Delaware corporation (the "Company"), RGGPLS HOLDING, INC., a Florida corporation ("RGGPLS"), and GRH HOLDINGS, L.L.C., a Florida limited liability company (the "Specified Stockholder").

Preliminary Statements

        WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among the Company, N Merger L.L.C., a Florida limited liability company and a wholly owned subsidiary of the Company, and NationsHealth Holdings, L.L.C., a Florida limited liability company; and

        WHEREAS, RGGPLS and the Specified Stockholder desire to make certain covenants and agreements set forth herein with respect to the voting of the Shares (as defined below) held by the Specified Stockholder and certain other matters.

        NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

Definitions

        SECTION 1.01    Definition of Certain Terms Used Herein.    As used herein, the following terms shall have meanings specified below:

        "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person. For the purposes of this definition, "control" when used with respect to any particular person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Exchange" shall mean Nasdaq, the NYSE, the AMEX or any other stock exchange, as the case may be, if the Common Stock is then traded on Nasdaq, the NYSE, the AMEX or such other stock exchange, and shall mean none of Nasdaq, the NYSE, the AMEX or any other stock exchange if the Common Stock is not then traded on Nasdaq, the NYSE, the AMEX or any other stock exchange.

        "beneficial owner" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Class B Member interests" shall have the meaning assigned to such term in the Merger Agreement.

        "Common Stock" shall mean the common stock, par value $0.0001 per share, of the Company.

        "directors" shall mean members of the Board of Directors.

        "DGCL" shall mean the Delaware General Corporation Law, as amended.

        "Effective Time" shall have the meaning assigned to such term in the Merger Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Excluded Shares" shall mean the shares of Common Stock issuable at the Effective Time upon the conversion of the Preferred Member interests held by the Specified Stockholder at the Effective

Time, other than the Other Shares. "Excluded Shares" shall also be deemed to include any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Excluded Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

        "Liens" shall mean any pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever.

        "Offeror" shall have the meaning set forth in Section 4.03 below.

        "Other Matter" shall mean any matter (including the election of directors to the Board of Directors) brought before a Stockholders Meeting and proposed or sponsored by a person other than RGGPLS, to be acted upon by the stockholders of the Company.

        "Other Shares" shall mean 2,400,000 shares of Common Stock out of the shares of Common Stock issuable at the Effective Time upon the conversion of the Preferred Member interests held by the Specified Stockholder at the Effective Time. "Other Shares" shall also be deemed to include any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Other Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

        "Release Date" shall mean the sixth anniversary of the Effective Time.

        "RGGPLS Director" shall mean any RGGPLS Nominee who is elected to the Board of Directors.

        "RGGPLS Matter" shall mean any matter brought before a Stockholders Meeting and proposed or sponsored by RGGPLS to be acted upon by the stockholders of the Company at such Stockholders Meeting.

        "RGGPLS Nominee" shall mean any person nominated by RGGPLS for election as a director to the Board of Directors.

        "Rule 144" shall mean Rule 144 promulgated by the SEC under the Securities Act, or any successor rule or regulation.

        "SEC" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Shares" shall mean (i) the Specified Shares and (ii) the Other Shares.

        "Specified Shares" shall mean the shares of Common Stock issuable at the Effective Time upon the conversion of the Class B Member interests held by the Specified Stockholder at the Effective Time. "Specified Shares" shall also be deemed to include any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Specified Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

        "Stockholders" shall mean both of RGGPLS and the Specified Stockholder, and "Stockholder" shall mean either of RGGPLS or the Specified Stockholder.

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        "Stockholders Meeting" shall mean (i) any annual or special meeting of the stockholders of the Company or (ii) any action by written consent of the stockholders of the Company.

        "Tag-Along Notice" shall have the meaning set forth in Section 4.03 below.

        "Tagging Holder" shall have the meaning set forth in Section 4.03 below.

        "Triggering Event" shall mean, if the Common Stock is then listed or quoted on an Applicable Exchange, the failure of the Company to constitute a "Controlled Company" for purposes of the rules and regulations of the Applicable Exchange (it being understood and agreed that if the Common Stock is not then listed or quoted on an Applicable Exchange, then a Triggering Event shall not be capable of occurring).

        SECTION 1.02    Usage.    The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Schedules shall be deemed to be references to Articles, Sections and Schedules of or to this Agreement, unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", regardless of whether such phrase so appears.

ARTICLE II

Representations and Warranties

        SECTION 2.01    Representations and Warranties of the Company.    The Company hereby represents and warrants to each other party as follows: (i) the Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder; (ii) the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company; and (iii) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

        SECTION 2.02    Representations and Warranties of the Stockholders.    Each Stockholder hereby represents and warrants to each other party as follows: (i) the execution, delivery and performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder; and (ii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

        SECTION 2.03    Representations and Warranties of RGGPLS.    RGGPLS hereby represents and warrants to the Specified Stockholder that the beneficial owners of its capital stock, and the shares so owned by such beneficial owners, as of the date of this Agreement are: (i) 1,000 shares of common stock are owned by Glenn M. Parker, as Trustee under that certain unrecorded trust agreement in existence prior to the date hereof known as the Glenn M. Parker Irrevocable Family Trust; (ii) 1,000 shares of common stock are owned by Robert Gregg, as Trustee under that certain unrecorded trust agreement in existence prior to the date hereof known as the Robert Gregg Irrevocable Family Trust; and (iii) 1,000 shares of common stock are owned by Lewis P. Stone, as Trustee under that certain unrecorded trust agreement in existence prior to the date hereof known as the Lewis P. Stone Irrevocable Family Trust (collectively, the "RGGPLS Owners").

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ARTICLE III

Voting

        SECTION 3.01    Agreement to Vote.    At each and every Stockholders Meeting held on or after the Effective Time, the Specified Stockholder hereby agrees (x) if any annual or special meeting of the stockholders of the Company is held, to appear at such meeting or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum, and (y) to vote or to act by written consent with respect to (or cause to be voted or acted upon by written consent), (i) all Shares for which the Specified Stockholder is the record holder or beneficial owner at the time of such vote or action by written consent and (ii) all Shares as to which the Specified Stockholder at the time of such vote or action by written consent has voting control, in each case:

  (A)
  In favor of:

          (i)    All of the RGGPLS Nominees (if directors are to be elected at such Stockholders Meeting);

          (ii)    Any RGGPLS Matter; and/or

          (iii)    Any Other Matter, only if RGGPLS directs (by oral or written notice) the Specified Stockholder to vote in favor of such Other Matter; and

  (B)
  Against:

          (i)    The election of any person or persons nominated in opposition to the RGGPLS Nominees (if directors are to be elected at such Stockholders Meeting);

          (ii)    Any matter brought before such Stockholders Meeting to be acted upon by the stockholders of the Company that is in opposition to an RGGPLS Matter; and/or

          (iii)    Any Other Matter, only if RGGPLS directs (by oral or written notice) the Specified Stockholder to vote against such Other Matter.

        SECTION 3.02    Grant of Irrevocable Proxy.    The Specified Stockholder hereby irrevocably grants to and appoints RGGPLS (and any officer of RGGPLS or each of them individually), the Specified Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Specified Stockholder, to vote, act by written consent or grant a consent, proxy or approval in respect of such Shares with respect to such vote or action by written consent exclusively as agreed by the Specified Stockholder in this Agreement, in the event that the Specified Stockholder shall fail at any time to vote or act by written consent with respect to any of the Specified Stockholder's Shares as agreed by the Specified Stockholder in this Agreement. The Specified Stockholder hereby affirms that any such irrevocable proxy set forth in this Section 3.02 is given to secure the performance of obligations of the Specified Stockholder under this Agreement. The Specified Stockholder hereby further affirms that any such proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest, in accordance with Section 212(e) of the DGCL. The Specified Stockholder agrees to execute and deliver any further powers of attorney, consents, proxies or other agreements necessary or appropriate to give effect to this Section 3.02.

        SECTION 3.03    Certain Actions.    Each Stockholder agrees that it will, and will cause its subsidiaries and Affiliates to, take all action as a stockholder of the Company or as is otherwise within its control as are necessary to give effect to the provisions of this Agreement and to perform, pay and satisfy all of their respective obligations and liabilities hereunder as and when due.

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ARTICLE IV

Covenants

        SECTION 4.01    Disposition of the Shares.    The Specified Stockholder hereby agrees that, without the prior written consent of RGGPLS, it will not, at any time after the date hereof and prior to the Release Date, (i) offer, pledge, sell, assign, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Shares or any securities convertible into or exercisable or exchangeable for Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash, property or otherwise), in each case until such time as the Specified Stockholder has sold or disposed of, to a third party that is not an Affiliate of the Specified Stockholder, all of the Excluded Shares (it being understood and agreed that for purposes of this Section 4.01 the term "Excluded Shares" shall only apply to shares of Common Stock then owned by the Specified Stockholder that constitute Excluded Shares) owned by the Specified Stockholder.

        SECTION 4.02    Status of the Company.    At all times prior to the occurrence of a Triggering Event and so long as the Common Stock is listed or quoted on an Applicable Exchange, the Specified Stockholder shall publicly take the position that the Company is a "Controlled Company" within the rules and regulations of the Applicable Exchange and cause the disclosure in all statements, reports, schedules or other documents required to be filed by the Specified Stockholder with the SEC pursuant to the Exchange Act to state that the Company is a "Controlled Company" within the rules and regulations of the Applicable Exchange and the basis for such determination. Without limiting the generality of the foregoing, if required by the rules and regulations of the Applicable Exchange in order for the Company to constitute a "Controlled Company" within the rules and regulations of such Applicable Exchange, the Specified Stockholder agrees to file a Statement on Schedule 13D with the SEC on a timely basis stating that RGGPLS and the Specified Stockholder constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder with respect to the Shares (and not with respect to the Excluded Shares) if such filing and statement are required or allowed under the applicable rules of the SEC.

        SECTION 4.03    Tag-Along Rights.    Subject to Section 4.01 above, if either RGGPLS or the Specified Stockholder desires to sell, transfer or dispose of, in a merger or other transaction (each, a "sale") all (or any portion) of securities of the Company held by it, other than through a transaction pursuant to Rule 144 or an offering registered pursuant to the Securities Act, the following provisions of this Section 4.03 shall apply. The Stockholder (either RGGPLS or the Specified Stockholder) that desires to sell securities of the Company (the "Offeror") shall, as a condition to such sale, (i) provide a notice to the other Stockholder (the "Tagging Holder") in writing (the "Tag-Along Notice") of the material terms of the proposed sale at least 30 days prior to such sale and (ii) permit the Tagging Holder (or cause the Tagging Holder to be permitted) to sell (either to the prospective transferee of the Offeror or to another financially reputable transferee reasonably acceptable to the Tagging Holder) the same portion of the same class of its respective securities of the Company on the same terms as the sale by the Offeror, which sale shall take place on the date the Offeror's securities (or such portion) are transferred to such transferee (or transferees). The Tagging Holder shall have 10 days from the date of receipt of a Tag-Along Notice to exercise its right to sell pursuant to clause (ii) above by delivering written notice to the Offeror of its intent to exercise such right. The right of the Tagging Holder to sell pursuant to the above provisions shall terminate if not exercised within such 10-day period. If the Tagging Holder elects to exercise its right to sell pursuant to the above provisions, it shall share, on a pro rata basis, the legal, investment banking and other expenses of the Offeror incurred in connection with such transfer.

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        SECTION 4.04    Termination of Certain Provisions of Letter Agreement.    Upon the occurrence of the Effective Time, Sections 2, 3, 4, 5 and 6 of the letter agreement between RGGPLS and the Specified Stockholder dated as of October 30, 2003, are hereby terminated and of no further force or effect.

        SECTION 4.05    [INTENTIONALLY BLANK]

        SECTION 4.06    Provision of Information.    The Company agrees to provide to the Specified Stockholder upon its written request the information required to be filed with the federal income tax return of the Company pursuant to Treasury Regulation Section 1.351-3, and the Company agrees to keep such information to the full extent required by Treasury Regulation Section 1.351-3(c).

ARTICLE V

Term of Agreement

        SECTION 5.01    Term of Agreement.    This Agreement shall become effective upon the occurrence of the Effective Time; provided, however, that if the Merger Agreement is terminated in accordance with its terms then this Agreement shall terminate and be of no further force or effect as if this Agreement were never executed and delivered. Unless earlier terminated as provided in the preceding sentence, this Agreement (other than Section 4.06) shall terminate: (i) with respect to the Specified Stockholder, when (A) the Specified Stockholder no longer owns any Shares or (B) the RGGPLS Owners cease to own a majority of the outstanding common stock or outstanding equity interests (as applicable) in, and a majority of the outstanding voting stock or outstanding voting equity interests (as applicable) in, RGGPLS; or (ii) upon the occurrence of the Release Date.

ARTICLE VI

Miscellaneous Provisions

        SECTION 6.01    Specific Performance.    The parties hereto hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law. The right to specific performance should be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

        SECTION 6.02    Legends.    (a) Each certificate representing Shares (including Substituted Shares, if applicable) shall bear the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TERMS AND CONDITIONS (INCLUDING RESTRICTIONS ON VOTING AND TRANSFER) SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF MARCH 9, 2004, A COPY OF WHICH MAY BE OBTAINED FROM NATIONSHEALTH, INC. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF, OR BE EFFECTIVE WITH RESPECT TO, NATIONSHEALTH, INC. UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

        (b)   In addition, stop transfer restrictions will be given to the Company's transfer agent(s) with respect to the Shares. The Company hereby agrees that it will cause stop transfer restrictions to be released with respect to any Shares that are transferred in compliance with the terms and provisions of this Agreement. The Company further agrees that it will cause the legend described in Section 6.02(a)

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to be removed (x) with respect to any Shares sold or transferred in compliance with the terms and provisions of this Agreement or (y) in the event this Agreement terminates.

        SECTION 6.03    Conflicts and Inconsistent Agreements.    Each of the Stockholders and the Company shall take all action necessary, including but not limited to the voting of capital stock of the Company, to ensure that the certificate of incorporation and by-laws of the Company and the certificates of incorporation and by-laws or other governing documents of the Company's subsidiaries are consistent with, and do not conflict with, the terms of this Agreement. Neither the Company nor any Stockholder shall enter into any agreement inconsistent with the terms of this Agreement.

        SECTION 6.04    Complete Agreement.    This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings among the parties hereto with respect to the matters referred to herein.

        SECTION 6.05    Amendment.    This Agreement may not be amended, modified or supplemented, and no waivers of or consents to departures from the provisions hereof may be given, unless consented to in writing by the Company, RGGPLS and the Specified Stockholder.

        SECTION 6.06    Successors; Assigns.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other parties hereto. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that each of RGGPLS and the Specified Stockholder (a "Converting Entity") shall be permitted to merge with or into, consolidate with, liquidate and recontribute its assets and liabilities to, convert into, exchange its capital stock for equity interests in, or otherwise change its form or status to, in each case a limited liability company the equity interests of which are beneficially owned in the same proportion and by the same persons as the capital stock or membership interests of the Converting Entity was beneficially owned (each of such actions, a "Conversion" and, the Converting Entity as so Converted into a limited liability company, "Newco"), and, that from and after such Conversion (i) Newco shall succeed to all of the rights and obligations of its respective Converting Entity under this Agreement without the consent of or any action of any of the parties hereto or any written amendment hereto, (ii) Newco shall be entitled to enforce all of the rights, and perform all of the obligations, hereunder as if Newco was a signatory hereto and (iii) all references in this Agreement to RGGPLS or the Specified Stockholder shall be deemed references to its respective Newco. Notwithstanding the foregoing, the obligations of the Specified Stockholder under this Agreement shall no longer apply with respect to any Shares which are sold or otherwise disposed of by the Specified Stockholder to a third party that is not an Affiliate of the Specified Stockholder, in compliance with the terms of this Agreement.

        SECTION 6.07    Attorney Fees.    A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and expenses, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

        SECTION 6.08    Notices.    All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows

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(or at such other address, telephone number and fax number as a party shall notify each other party hereto):

    (i)  if to the Company before the Effective Time:

    Millstream Acquisition Corporation
    c/o Arthur R. Spector
    435 Devon Park Drive
    Building 400
    Wayne, PA 19087
    Attention: Chairman, Chief Executive Officer and President
    Telecopy No.: (610) 254-4367

    with a copy to:

    Klehr, Harrison, Harvey, Branzburg & Ellers LLP
    260 South Broad Street, Suite 400
    Philadelphia, PA 19102-5003
    Attention: Barry J. Siegel
    Telecopy No.: (215) 568-6603

    (ii)  if to the Company on or after the Effective Time:

    NationsHealth, Inc.
    13650 N.W. 8th St., Suite 109
    Sunrise, FL 33325
    Attention: Glenn M. Parker M.D.,
    Robert Gregg and
    Lewis Stone
    Telecopy No.: (954) 903-5005

    with a copy to:

    McDermott, Will & Emery
    201 S. Biscayne Blvd., Suite 2200
    Miami, FL 33131
    Attention: Ira J. Coleman, Esq.
    Telecopy No.: (305) 347-6500

    (iii)  if to RGGPLS:

    RGGPLS Holdings, Inc.
    13650 N.W. 8th St., Suite 107
    Sunrise, Florida 33325
    Attention: Glenn M. Parker M.D.,
    Robert Gregg and
    Lewis Stone
    Telecopy No.: (954) 903-5005

    with a copy to:

    McDermott, Will & Emery
    201 S. Biscayne Blvd., Suite 2200
    Miami, FL 33131
    Attention: Ira J. Coleman, Esq.
    Telecopy No.: (305) 347-6500

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    (iv)  if to the Specified Stockholder:

    GRH Holdings, L.L.C.
    6701 Nob Hill Road
    Tamarac, Florida 33321
    Attention: Michael Gusky
    Telecopy No.: (954) 718-3211

    with a copy to:

    Muller & Lebensburger
    7385 Galloway Road, Suite 200
    Miami, FL 33173
    Attention: Charles E. Muller II
    Telecopy No.: 305-670-6769

        SECTION 6.09    Interpretation.    The headings contained in this Agreement and in any Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

        SECTION 6.10    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

        SECTION 6.11    Severability.    If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

        SECTION 6.12    Governing Law.    This Agreement and all actions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

        SECTION 6.13    Submission to Jurisdiction.    Any and all suits, legal actions or proceedings arising out of this Agreement shall be brought in the Superior Court or the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware or in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings. In any such suit, legal action or proceeding, each party waives personal service of any summons, compliant or other process and agrees that service thereof may be made by certified or registered mail directed to it at its address set forth in the books and records of the company. To the fullest extent permitted by law, each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in any such court and hereby further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 6.14    Waiver of Jury Trial.    Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and

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the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.14.

        SECTION 6.15    No Waiver of Rights.    No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

MILLSTREAM ACQUISITION CORPORATION
By:	/s/ ARTHUR SPECTOR Name: Arthur Spector Title: Chairman, Chief Executive Officer and President
RGGPLS HOLDING, INC.
By:	/s/ GLENN M. PARKER Name: Glenn M. Parker Title: President
SPECIFIED STOCKHOLDER:
GRH HOLDINGS, L.L.C.
By:	Viaura Holdings, L.L.C.
	By:	Viaura, Inc.
	By:	/s/ MICHAEL GUSKY Name: Michael Gusky Title:

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 Annex F

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 9, 2004, as amended on June 2, 2004, (this "Agreement"), by and among MILLSTREAM ACQUISITION CORPORATION (to be renamed NationsHealth, Inc. at the Effective Time), a Delaware corporation (the "Company"), RGGPLS HOLDING, INC., a Florida corporation ("RGGPLS"), GRH HOLDINGS, L.L.C., a Florida limited liability company ("GRH"), and BECTON, DICKINSON AND COMPANY, a New Jersey corporation ("BD" and, together with RGGPLS and GRH, the "Stockholders").

        WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), among the Company, N Merger L.L.C., a Florida limited liability company and a wholly owned subsidiary of the Company, and NationsHealth Holdings, L.L.C., a Florida limited liability company;

        WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) the Company shall issue to RGGPLS, GRH and BD shares of Common Stock subject to the terms and provisions of the Merger Agreement; and

        WHEREAS, the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain rights relating to the registration of shares of the Common Stock.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    DEFINITIONS.    The following capitalized terms used herein have the following meanings:

        "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

        "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

        "Demand Registration" is defined in Section 2.1.1.

        "Demand Suspension Event" is defined in Section 3.1.1.

        "Demanding Stockholder" is defined in Section 2.1.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

        "Existing Holders" shall mean the investor parties (other than the Company) listed on the signature pages to the Existing Registration Rights Agreement.

        "Existing Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of July 22, 2003, among the Company and the investor parties listed on the signature pages thereto.

        "Existing Registrable Securities" shall mean the Registrable Securities (as defined in the Existing Registration Rights Agreement) owned by the Existing Holders.

        "Form S-3" is defined in Section 2.3.

        "Indemnified Party" is defined in Section 4.3.

        "Indemnifying Party" is defined in Section 4.3.

        "Maximum Number of Shares" is defined in Section 2.1.4.

        "Merger" shall have the meaning assigned to such term in the Merger Agreement.

        "Notices" is defined in Section 6.3.

        "Piggy-Back Registration" is defined in Section 2.2.1.

        "Preferred Member interests" shall have the meaning assigned to such term in the Merger Agreement.

        "Register," "registered" and "registration" mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

        "Registrable Securities" mean (i) any shares of Common Stock held by any of RGGPLS, GRH or BD (or any of their respective affiliates and successors or assigns), or (ii) any other publicly traded securities of the Company that are held by any of RGGPLS, GRH or BD (or any of their respective affiliates and successors or assigns). Registrable Securities also include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Commission makes a definitive determination that the Registrable Securities are salable under Rule 144(k).

        "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

        "Stockholder Indemnified Party" is defined in Section 4.1.

        "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

        2.    REGISTRATION RIGHTS.

          2.1.    Demand Registration.

            2.1.1.    Request for Registration.    At any time and from time to time on or after the Effective Time, RGGPLS or GRH (each, a "Demand Holder") may make a written demand for registration (a "Demand Registration") under the Securities Act of the sale of all or part of its Registrable Securities (the party making such a Demand Registration, the "Demanding Stockholder"). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof and shall cover securities that have an aggregate price to the public of at least $1,000,000. The Company will notify the Stockholders other than the Demanding Stockholder of the demand, and each such other Stockholder who wishes to include all or a portion of its Registrable Securities in the Demand Registration (each such Stockholder including shares of its Registrable Securities in such registration, a "Participating Stockholder") shall so notify the Company within fifteen (15) days after receipt of such notice. The Company shall not be obligated (A) to effect more than (i) four (4) Demand Registrations by RGGPLS or (ii) one

2

    (1) Demand Registration by GRH, under this Section 2.1.1 in respect of Registrable Securities or (B) to effect any Demand Registration within three months after the effective date of a registration statement relating to any underwritten offering of Common Stock (including any such offering effected pursuant to a Demand Registration hereunder).

            2.1.2.    Effective Registration.    A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Demanding Stockholder thereafter elects to continue the offering.

            2.1.3.    Underwritten Offering.    If the Demanding Stockholder so elects and so advises the Company as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering, and the Demanding Stockholder shall be entitled to select the managing Underwriter or Underwriters and any other Underwriters for such offering. The Demanding Stockholder and any Participating Stockholders shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters that the Demanding Stockholder has selected for such underwriting.

            2.1.4.    Reduction of Offering.    If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Stockholder in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Stockholder desires to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Stockholder and the Participating Stockholders (if any) (pro rata in accordance with the number of shares of Registrable Securities which the Demanding Stockholder and the Participating Stockholders (if any) have requested be included in such registration, regardless of the number of shares of Registrable Securities held by the Demanding Stockholder and the Participating Stockholders (if any)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing

3

    clauses (i), (ii), and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

            2.1.5.    Withdrawal.    If (i) the Demanding Stockholder disapproves of the terms of any underwriting, (ii) the Demanding Stockholder is not entitled to include all of its Registrable Securities in any offering, (iii) a Demand Suspension Event occurs after a Demand Request but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed in accordance with such Demand Request or (iv) if the Company has breached its obligations hereunder, then in any of such cases the Demanding Stockholder may elect to withdraw from such offering by giving written notice to the Company and the Underwriter of its request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the Demanding Stockholder withdraws from the proposed offering relating to a Demand Registration in accordance with the previous sentence, then (i) the Participating Stockholders shall have to further rights to include their Registrable Securities in such Demand Registration and (ii) such registration shall not count as a Demand Registration provided for in Section 2.1.1.

          2.2.    Piggy-Back Registration.

            2.2.1.    Piggy-Back Rights.    If at any time on or after the Effective Time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or by shareholders of the Company for their own account, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to each Stockholder as soon as practicable but in no event less than forty-five (45) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to each Stockholder in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Stockholder may request in writing within fifteen (15) days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If any Stockholder proposes to distribute its securities through a Piggy-Back Registration that involves an Underwriter or Underwriters, such Stockholder shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Piggyback Registrations effected under this Section 2.2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

            2.2.2.    Reduction of Offering.    If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Stockholders in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Stockholders, the Registrable Securities as to which registration has been

4

    requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration: (i) if the registration is undertaken for the Company's account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities and Existing Registrable Securities as to which registration has been requested by the Stockholders under this Section 2.2 and the Existing Holders pursuant to Section 2.2 of the Existing Registration Rights Agreement (pro rata (x) with respect to Registrable Securities owned as of the Effective Time and Existing Registrable Securities owned as of the date hereof, in accordance with 80% being allocated to the Stockholders and 20% to the Existing Holders and (y) with respect to Registrable Securities acquired after the Effective Time or Existing Registrable Securities acquired after the date hereof, in accordance with the number of shares of Common Stock which such Stockholders and Existing Holders have actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such Stockholders and Existing Holders have the right to request such inclusion); and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which such other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares; and (ii) if the registration is a "demand" registration undertaken at the demand of persons other than the Stockholders pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities and Existing Registrable Securities as to which registration has been requested by the Stockholders under this Section 2.2 and the Existing Holders pursuant to Section 2.2 of the Existing Registration Rights Agreement (pro rata in accordance with the number of shares of Registrable Securities and Existing Registrable Securities held by such Stockholders and Existing Holders, respectively, regardless of the number of shares of Registrable Securities and Existing Registrable Securities with respect to which such Stockholders and Existing Holders, respectively, have the right to request such inclusion); and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which such other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

            2.2.3.    Withdrawal.    Any stockholder may elect to withdraw its request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by a Stockholder in connection with such Piggy-Back Registration as provided in Section 3.3.

          2.3.    Registrations on Form S-3.    Each Stockholder may at any time and from time to time, without limitation as to the aggregate number of such requests, request in writing that the

5

  Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time ("Form S-3"); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder's or holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

          2.4.    Lock-Up.    Notwithstanding anything herein to the contrary, until the expiration of the 180-day period following the Effective Time, the Stockholders shall not be permitted to sell, transfer or dispose of, any of the shares of Common Stock received by them pursuant to the Merger Agreement (the "Merger Securities"). In each of the next three succeeding 180-day periods, each Stockholder may, at any time during such period, sell up to 25% of the Merger Securities originally received by it pursuant to the Merger Agreement, including by way of exercising any rights it may have pursuant to this Agreement. The restrictions on transfer contained in this Section 2.4 shall terminate on the earlier to occur of (i) the second anniversary of the Effective Time or (ii) the consummation of a merger, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization, reorganization, or other similar transaction involving the Company where the Common Stock is converted into other securities, cash or other property.

        3.    REGISTRATION PROCEDURES.

          3.1.    Filings; Information.    Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

            3.1.1.    Filing Registration Statement.    The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.1; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days (a "Demand Suspension Event"), and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the Stockholders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

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            3.1.2.    Copies.    The Company shall, prior to filing a Registration Statement or prospectus (or any amendment or supplement thereto), furnish without charge to the Stockholders holding Registrable Securities included in such registration, and such Stockholders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Stockholders holding Registrable Securities included in such registration, and such Stockholders' legal counsel, may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholders.

            3.1.3.    Amendments and Supplements.    The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

            3.1.4.    Notification.    After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Stockholders holding Registrable Securities included in such Registration Statement of such filing, and shall further notify the such Stockholders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Stockholders holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Stockholders holding Registrable Securities included in such Registration Statement and to their legal counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Stockholders and their legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which any such Stockholder and its legal counsel shall object.

            3.1.5.    State Securities Laws Compliance.    The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the

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    Stockholders holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Stockholders holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e) or subject itself to taxation in any such jurisdiction.

            3.1.6.    Agreements for Disposition.    The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Stockholders holding Registrable Securities included in such Registration Statement. No Stockholder holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Stockholder's organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Stockholder's material agreements and organizational documents, and with respect to written information relating to such Stockholder that such Stockholder has furnished in writing expressly for inclusion in such Registration Statement.

            3.1.7.    Cooperation.    The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

            3.1.8.    Records.    The Company shall make available for inspection by the Stockholders holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, any accountant or other professional retained by such Stockholders or Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

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            3.1.9.    Opinions and Comfort Letters.    The Company shall furnish to the Stockholders holding Registrable Securities included in such Registration Statement a signed counterpart, addressed to such Stockholders, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company's independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to the Stockholders holding Registrable Securities included in such Registration Statement, at any time that the Stockholder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

            3.1.10.    Earnings Statement.    The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

            3.1.11.    Listing.    The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

          3.2.    Obligation to Suspend Distribution.    Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's Board of Directors, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each Stockholder holding Registrable Securities included in such Registration Statement shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Stockholder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

          3.3.    Registration Expenses.    The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the

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  fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by the Stockholders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

          3.4.    Information.    The Stockholders shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company's obligation to comply with federal and applicable state securities laws.

        4.    INDEMNIFICATION AND CONTRIBUTION.

          4.1.    Indemnification by the Company.    The Company agrees to indemnify and hold harmless each Stockholder, and each of its respective officers, employees, affiliates, directors, partners, stockholders, members, attorneys and agents, and each person, if any, who controls each Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a "Stockholder Indemnified Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any legal and any other expenses reasonably incurred by such Stockholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Stockholder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

          4.2.    Indemnification by the Stockholder.    Each Stockholder will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Stockholder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained

10

  in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Stockholder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each Stockholder's indemnification obligations hereunder shall be limited to the amount of any net proceeds actually received by such Stockholder.

          4.3.    Conduct of Indemnification Proceedings.    Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

          4.4.    Contribution.

            4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the

11

    omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Stockholder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Stockholder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        5.    UNDERWRITING AND DISTRIBUTION.

          5.1.    Rule 144.    The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

          5.2.    Restrictions on Sale by the Company and Others.    The Company agrees: (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1, or any securities convertible into or exchangeable or exercisable for such securities, from the date the Company receives the written demand for any Demand Registration (except as part of such Demand Registration to the extent permitted by Section 2.1.4) until permitted under any "lock-up" agreement with the Underwriter, but not more than ninety (90) days from the effective date of any registration statement filed pursuant to Section 2.1; and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 5.2 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

        6.    MISCELLANEOUS.

          6.1.    Other Registration Rights.    The Company represents and warrants that no person has any right to require the Company to register any shares of the Company's capital stock (or securities convertible or exercisable into shares of the Company's capital stock) for sale or to include shares of the Company's capital stock (or securities convertible or exercisable into shares of the Company's capital stock) in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person, other than pursuant to the Existing Registration Rights Agreement.

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          6.2.    Assignment; No Third Party Beneficiaries.    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Stockholder hereunder may be freely assigned or delegated, in whole or in part, without the consent of the Company, by any Stockholder in conjunction with any transfer of Registrable Securities by such Stockholder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of any Stockholder or of any assignee of such Stockholder, or any entity that succeeds to substantially all of the assets and liabilities of such Stockholder. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that each of GRH and RGGPLS (a "Converting Entity") shall be permitted to merge with or into, consolidate with, liquidate and recontribute its assets and liabilities to, convert into, exchange its capital stock for equity interests in, or otherwise change its form or status to, in each case a limited liability company the equity interests of which are beneficially owned in the same proportion and by the same persons as the capital stock or member interests of the Converting Entity was beneficially owned (each of such actions, a "Conversion" and, the Converting Entity as so Converted into a limited liability company, "Newco"), and, that from and after such Conversion (i) Newco shall succeed to all of the rights and obligations of its respective Converting Entity under this Agreement without the consent of or any action of any of the parties hereto or any written amendment hereto, (ii) Newco shall be entitled to enforce all of the rights, and perform all of the obligations, hereunder as if Newco was a signatory hereto and (iii) all references in this Agreement to GRH or RGGPLS shall be deemed references to its respective Newco. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

          6.3.    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i) if to the Company before the Effective Time:

    Millstream Acquisition Corporation
    435 Devon Park Drive
    Building 400
    Wayne, PA 19087
    Attention: President
    Telecopy No.: (610) 254-9617

    with a copy to:

    Klehr, Harrison, Harvey, Branzburg & Ellers LLP
    260 South Broad Street
    Philadelphia, PA 19102
    Attention: Barry J. Siegel, Esq.
    Telecopy No.: (215) 568-6603

    (ii) if to the Company on or after the Effective Time:

    NationsHealth, Inc.
    13650 N.W. 8th St., Suite 109
    Sunrise, Florida 33325
    Attention:  Glenn M. Parker M.D.,
    Robert Gregg and
    Lewis Stone
    Telecopy No.: (954) 903-5005

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    with a copy to:

    McDermott, Will & Emery
    201 S. Biscayne Blvd., Suite 2200
    Miami, FL 33131
    Attention: Ira J. Coleman, Esq.
    Telecopy No.: (305) 347-6500

    (iii) if to RGGPLS:

    RGGPLS Holdings, Inc.
    13650 N.W. 8th St., Suite 107
    Sunrise, Florida 33325
    Attention: Glenn M. Parker M.D.,
    Robert Gregg and
    Lewis Stone
    Telecopy No.: (954) 903-5005

    with a copy to:

    McDermott, Will & Emery
    201 S. Biscayne Blvd., Suite 2200
    Miami, FL 33131
    Attention: Ira J. Coleman, Esq.
    Telecopy No.: (305) 347-6500

    (iv) if to GRH:

    GRH Holdings, L.L.C.
    6701 Nob Hill Road
    Tamarac, Florida 33321
    Attention: Michael Gusky
    Telecopy No.: (954) 718-3211

    with a copy to:

    Muller & Lebensburger
    7385 Galloway Road, Suite 200
    Miami, FL 33173
    Attention: Charles E. Muller II
    Telecopy No.: (305) 670-6769

    (v) if to BD:

    Becton, Dickinson and Company
    1 Becton Drive
    Franklin Lakes, NJ 07417
    Attention: President, BD Diabetes Care
    Telecopy No.: (201) 847-5147

          6.4.    Severability.    This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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          6.5.    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          6.6.    Entire Agreement.    This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

          6.7.    Modifications and Amendments.    No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

          6.8.    Titles and Headings.    Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          6.9.    Waivers and Extensions.    Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          6.10.    Remedies Cumulative.    In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Stockholder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

          6.11.    Governing Law.    This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

          6.12.    Waiver of Trial by Jury.    Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

          6.13.    Effective Time.    Notwithstanding anything in this Agreement to the contrary, this Agreement shall become effective upon the Effective Time; provided, however, if the Merger Agreement is terminated in accordance with Article VIII thereof, then this Agreement shall terminate and be of no further force and effect.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

MILLSTREAM ACQUISITION CORPORATION
By:	/s/ ARTHUR SPECTOR Name: Arthur Spector Title: Chairman, Chief Executive Officer and President
STOCKHOLDERS:
RGGPLS HOLDING, INC.
By:	/s/ GLENN M. PARKER Name: Glenn M. Parker Title: President
GRH HOLDING, L.L.C.
By: Viaura Holdings, L.L.C.
By: Viaura, Inc.
By:	/s/ MICHAEL GUSKY Name: Michael Gusky Title:
BECTON, DICKINSON AND COMPANY
By:	/s/ WILLIAM MARSHALL Name: William Marshall Title: President Diabetes Care

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 Annex G

FORM OF

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

MILLSTREAM ACQUISITION CORPORATION

        I, Arthur Spector, being the Chief Executive Officer and President of Millstream Acquisition Corporation, a Delaware corporation (the "Corporation"), do hereby certify:

        1.     The name of the Corporation is Millstream Acquisition Corporation. The original name of the Corporation was "Millstream Acquisition, Corp."

        2.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 11, 2003, under the name "Millstream Acquisition, Corp." An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 13, 2003 (the "Restated Certificate of Incorporation").

        3.     This Second Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation by a unanimous written consent dated [                        ], 2004, and by a vote of the stockholders of the Corporation entitled to vote thereon dated [            ], 2004, in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, as applicable.

        4.     The Restated Certificate of Incorporation is hereby further amended and restated so as to read in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

        The name of the corporation is NationsHealth, Inc. (the "Corporation").

ARTICLE II

REGISTERED OFFICE

        The Corporation's registered office in the State of Delaware is at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

        The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

CAPITAL STOCK

        Section 1.    Authorized Stock.    The total number of shares of stock that the Corporation shall have authority to issue is 300,000,000 shares, consisting of (a) 250,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), and (b) 50,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased

(but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

        Section 2.    Provisions Relating to the Common Stock.

        (a)    Voting.    Except as otherwise provided in this Second Restated Certificate of Incorporation of the Corporation (this "Restated Certificate") or by applicable law, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

        (b)    Dividends and Distributions.    Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") at any time and from time to time out of assets or funds of the Corporation legally available therefor.

        (c)    Liquidation Rights.    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

        Section 3.    Provisions Relating to the Preferred Stock.

        (a)   The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of shares of each such series.

        (b)   The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (i)    the designation of the series, which may be by distinguishing number, letter or title;

          (ii)   the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

          (iii)  the preferences, if any, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the series;

          (iv)  whether dividends, if any, shall be cumulative or noncumulative and the dividend rate, if any, of the series;

          (v)   whether dividends, if any, shall be payable in cash, in kind or otherwise;

          (vi)  the dates on which dividends, if any, shall be payable;

          (vii) the redemption rights and price or prices, if any, for shares of the series;

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          (viii)   the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

          (ix)  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation;

          (x)   whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

          (xi)  restrictions on the issuance of shares of the same series or of any other class or series;

          (xii) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Restated Certificate, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation); and

          (xiii)   such other rights and provisions with respect to any series that the Board of Directors may provide.

        (c)   The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

        (d)   Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Restated Certificate or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

        Section 4.    Voting in Election of Directors.    Except as may be required by law or as provided in this Restated Certificate or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

        Section 5.    Ownership of Capital Stock.    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

BOARD OF DIRECTORS; MANAGEMENT OF THE CORPORATION

        Section 1.    Classified Board.    The authorized number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors, provided, that such number shall not be less than three. Subject to the rights, if any, of the holders of any series of

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Preferred Stock to elect directors pursuant to the provisions of a Preferred Stock Certificate of Designation (which directors shall not be classified pursuant to this sentence (unless so provided in the Preferred Stock Certificate of Designation)), the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible: one class ("Class I"), the initial term of which shall expire at the first annual meeting of stockholders following the filing of this Restated Certificate (the "Effective Time"); a second class ("Class II"), the initial term of which shall expire at the second annual meeting of stockholders following the Effective Time; and a third class ("Class III"), the initial term of which shall expire at the third annual meeting of stockholders following the Effective Time, with each class to hold office until its successors are elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. At each annual meeting of stockholders of the Corporation, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Except as may otherwise be provided in a Preferred Stock Certificate of Designation with respect to vacancies or newly created directorships in respect of directors, if any, elected by the holders of one or more series of Preferred Stock, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. On or prior to the occurrence of a Triggering Event (as defined below), directors may be removed from office with or without cause. After the occurrence of a Triggering Event, directors may only be removed from office for cause. As used in this Restated Certificate, the term "Triggering Event" shall mean the first time after the Effective Time that a person or group (within the meaning of Regulation 13D of the Securities Exchange Act of 1934, as amended) shall cease to beneficially own (within the meaning of Regulation 13D of the Securities Exchange Act of 1934, as amended) at least a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

        Section 2.    Management of Business.    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

        (a)   Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation (the "By-Laws").

        (b)   The election of directors may be conducted in any manner approved by the Board of Directors at the time when the election is held and need not be by written ballot.

        (c)   The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws. The stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors s; provided, however, that after the occurrence of a Triggering Event, the stockholders may so adopt, amend, alter or repeal any of provision of the By-Laws only upon the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors; provided, further, that no provision of the By-Laws hereafter adopted, amended, altered or repealed by the stockholders shall invalidate any prior act of the directors which would have been valid if such provision of the By-Laws had not been so adopted, amended, altered or repealed, as applicable.

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        (d)   There shall be no limitation on the qualification of any person to be elected as or to be a director of the Corporation or on the ability of any director to vote on any matter brought before the Board of Directors or any committee thereof, except (i) as required by applicable law, (ii) as set forth in this Restated Certificate or (iii) as set forth in any By-Law adopted by the Board of Directors with respect to eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment with the Corporation.

        (e)   Except as (i) required by applicable law or (ii) set forth in this Restated Certificate, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

ARTICLE VI

LIABILITY OF DIRECTORS

        Section 1.    General.    No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

        Section 2.    Indemnification.    The Corporation shall indemnify and advance expenses to the directors of the Corporation to the fullest extent permitted by the applicable provisions of the DGCL, as now or hereafter in effect, provided that, except as otherwise provided in Section 6.05 of the By-Laws, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors. The rights provided by this Article VI, Section 2 shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-Laws, by agreement, vote of the stockholders or disinterested directors of the Corporation, or otherwise.

        Section 3.    Repeal or Modification.    Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification. If the DGCL is amended after the filing of this Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII

STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

        Section 1.    Stockholder Action by Written Consent.    On or prior to the occurrence of a Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of the stockholders of the Corporation, or may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the then outstanding stock of the Corporation entitled to vote generally in the election of directors having not less than the minimum number of votes that would be necessary to authorize or take such action at an annual or special meeting of the stockholders of the Corporation at which all shares of the then outstanding stock of the Corporation entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the registered office of the Corporation in the State of Delaware, the principal place of

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business of the Corporation, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded. After the occurrence of a Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

        Section 2.    Special Meetings.    On or prior to the occurrence of a Triggering Event, a special meeting of the stockholders of the Corporation may be called by or at the direction of the Board of Directors or the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors. After the occurrence of a Triggering Event, a special meeting of the stockholders of the Corporation may be called only by or at the direction of the Board of Directors, and any right of the stockholders of the Corporation to call a special meeting of the stockholders is specifically denied.

ARTICLE VIII

AMENDMENT

        The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors (in the present form of this Restated Certificate or as hereinafter amended) are granted subject to this reservation; provided, however, that after the occurrence of a Triggering Event, Articles V, VI, VII or VIII of this Restated Certificate shall not be amended, altered or repealed without the affirmative vote of the holders of at least three-fourths (3/4) of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

[Remainder of this page intentionally left blank]

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        IN WITNESS WHEREOF, Millstream Acquisition Corporation has duly caused this Second Restated Certificate of Incorporation to be signed by Arthur Spector, its Chief Executive Officer and President, this [            ] day of [                        ], 2004.

MILLSTREAM ACQUISITION CORPORATION
By:
Name: Arthur Spector Title: Chief Executive Officer and President

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 Annex H

FORM OF

BY-LAWS

OF

NATIONSHEALTH, INC.

As Amended and Restated on [            ], 2004

i

ii

BY-LAWS

OF

NATIONSHEALTH, INC.
(hereinafter called the "Corporation")

As amended and restated effective as of [                ], 2004

ARTICLE I

STOCKHOLDERS

        Section 1.01.    Annual Meetings.    The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by means of remote communication, and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. Directors shall not be elected pursuant to a written consent in lieu of an annual meeting.

        Section 1.02.    Special Meetings.    On or prior to the occurrence of a Triggering Event (as defined below), a special meeting of the stockholders for any purpose may be called by or at the direction of the Board of Directors and shall be called by the Secretary at the request in writing of holders of record of at least a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof. After the occurrence of a Triggering Event, (i) a special meeting of the stockholders of the Corporation may be called only by or at the direction of the Board of Directors, (ii) any such special meetings shall be held at such place, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by means of remote communication, as shall be specified in the respective notices or waivers of notice thereof, and (iii) any right of the stockholders of the Corporation to call a special meeting of the stockholders is specifically denied. As used herein, the term "Triggering Event" shall have the meaning assigned to such term in the Second Restated Certificate of Incorporation of the Corporation (as duly amended from time to time, the "Restated Certificate").

        Section 1.03.    Notice of Meetings; Waiver.

        (a)   The Secretary of the Corporation or any Assistant Secretary shall cause notice of the place, if any, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, to be given personally or by mail or by electronic transmission, not fewer than ten (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given personally to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. Such further notice shall be given as may be required by law.

        (b)   A waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any annual or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 1.04.    Quorum.    Except as otherwise required by law or by the Restated Certificate, the presence in person or by proxy of the holders of record of one-third (1/3) of the voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

        Section 1.05.    Voting.    At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes cast. All other elections and questions shall, unless otherwise provided by the Restated Certificate, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, applicable law or any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

        Section 1.06.    Voting by Ballot.    No vote of the stockholders on an election of directors need be taken by written ballot or by electronic transmission unless otherwise required by law. Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors.

        Section 1.07.    Adjournment.    Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, time or date, by the chairman of the meeting or by the stockholders present in person or by proxy. If a quorum is not present at any meeting of the stockholders, the chairman of the meeting or stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

        Section 1.08.    Proxies.    Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where the proxy states that it is irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument revoking the proxy or another duly executed proxy bearing a later date. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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        Section 1.09.    Conduct of Meetings.    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 1.10.    Notice of Stockholder Business and Nominations.

        (a)    Annual Meetings of Stockholders.

          (i)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of the meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of paragraph (a) of this Section 1.10 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (ii)   For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (C) of paragraph (a)(i) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting (which anniversary date, in case of the first annual meeting of stockholders following the time of filing (the "Effective Time") of the Restated Certificate shall be deemed to be [    ], 2004) and in any event at least forty-five (45) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders (which anniversary date, in case of the first annual meeting of stockholders following the Effective Time, shall be deemed to be [    ], 2004); provided that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of

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  the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-12(c) thereunder, or any successor provisions, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolution proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

          (iii)  Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting (which anniversary date, in case of the first annual meeting of stockholders following the Effective Time, shall be deemed to be [    ], 2004), a stockholder's notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

        (b)    Special Meetings of Stockholders.    Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 1.03 of these By-Laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of

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persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (a)(ii) of this Section 1.10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

        (c)    General.

          (i)    Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be elected as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Restated Certificate or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not made or proposed in compliance with this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 1.10), to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provision of this Section 1.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such proposed nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

          (ii)   For purposes of this Section 1.10, the term "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

          (iii)  Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of Preferred Stock, if any, to elect directors if so provided under any applicable Preferred Stock Certificate of Designation.

          (iv)  Notwithstanding anything herein stated to the contrary, the Board of Directors may, in its sole discretion, waive any provision of this Section 1.10 including, without limitation, any notice procedures set forth herein.

        Section 1.11.    Inspectors of Elections.    Preceding any meeting of the stockholders, the Board of Directors shall appoint one (1) or more persons to act as Inspectors of Elections, and may designate one (1) or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully

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to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

        (a)   ascertain the number of shares outstanding and the voting power of each;

        (b)   determine the shares represented at a meeting and the validity of proxies and ballots;

        (c)   specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.08 hereof;

        (d)   count all votes and ballots;

        (e)   determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

        (f)    certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

        (g)   appoint or retain other persons or entities to assist in the performance of the duties of inspector; and

        (h)   when determining the shares represented and the validity of proxies and ballots, be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.08 of these By-Laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph (f) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

        Section 1.12.    Opening and Closing of Polls.    The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

        Section 1.13.    Action by Written Consent.    On or prior to the occurrence of a Triggering Event, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.13. Every written consent shall bear the date of signature of each stockholder who signs the

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consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and the DGCL to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. After the occurrence of a Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

ARTICLE II

BOARD OF DIRECTORS

        Section 2.01.    General Powers.    Except as may otherwise be provided by law, the Restated Certificate or these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

        Section 2.02.    Number of Directors.    The authorized number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than three (3).

        Section 2.03.    Classified Board of Directors; Election of Directors.    Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors pursuant to the provisions of a Preferred Stock Certificate of Designation (which directors shall not be classified pursuant to this sentence (unless so provided in the Preferred Stock Certificate of Designation)), the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, as provided in the Restated Certificate. Except as provided in Section 1.01, at each annual meeting of stockholders of the Corporation, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. On or prior to the occurrence of a Triggering Event, directors may be removed from office with or without cause. After the occurrence of a Triggering Event, directors may only be removed from office for cause.

        Section 2.04.    Chairman of the Board.    The directors shall elect from among the members of the Board of Directors a Chairman of the Board. The Chairman of the Board shall be deemed an officer of the Corporation and shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside over all meetings of the stockholders of the Corporation and of the Board of Directors. The Board of Directors shall by resolution establish a procedure to provide for an acting Chairman of the Board in the event the current Chairman of the Board is unable to serve or act in that capacity.

        Section 2.05.    Annual and Regular Meetings.    The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as reasonably practicable following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given.

        The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and

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hour of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who submits a waiver of notice, whether before or after such meeting.

        Section 2.06.    Special Meetings; Notice.    Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the Chief Executive Officer, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors also may be held whenever called pursuant to a resolution approved by a majority of the entire Board of Directors. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days' notice, if notice is mailed to each director, addressed to him or her at his or her usual place of business or to such other address as any director may request by notice to the Secretary. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

        Section 2.07.    Quorum; Voting.    At all meetings of the Board of Directors, the presence of at least a majority of the number of directors then constituting the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by the Restated Certificate, these By-Laws or by law, the vote of at least a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 2.08.    Adjournment.    A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each director.

        Section 2.09.    Action Without a Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing, writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 2.10.    Regulations; Manner of Acting.    To the extent consistent with applicable law, the Restated Certificate and these By-Laws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The directors shall act only as a Board of Directors or a duly appointed committee thereof and the individual directors shall have no power in their individual capacities.

        Section 2.11.    Action by Telephonic Communications.    Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

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        Section 2.12.    Resignations.    Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairman of the Board or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon delivery.

        Section 2.13.    Compensation.    The amount, if any, which each director shall be entitled to receive as compensation for such director's services as such shall be fixed from time to time by resolution of the Board of Directors.

ARTICLE III

COMMITTEES

        Section 3.01.    Committees.    The Board of Directors, by resolution adopted by the affirmative vote of a majority of directors then in office, (a) shall designate an Audit Committee, and (b) may establish one (1) or more other committees of the Board of Directors; each committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. Any such committee shall serve at the pleasure of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in the applicable provisions of the DGCL. The Board of Directors may elect one (1) or more of its members as alternate members of any such committee who may take the place of any absent or disqualified member or members at any meeting of such committee, upon request of the Chairman of the Board or the Chairman of such committee.

        Section 3.02.    Powers.    Each committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No committee shall have the power or authority:

        (a)   to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval; or

        (b)   to adopt, amend or repeal the By-Laws of the Corporation.

        Section 3.03.    Proceedings.    Each such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

        Section 3.04.    Quorum and Manner of Acting.    Except as may be otherwise provided in the resolution creating such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission and such writing, writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

        Section 3.05.    Action by Telephonic Communications.    Unless otherwise provided by the Board of Directors, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating

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in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

        Section 3.06.    Absent or Disqualified Members.    In the absence or disqualification of a member of any committee, if no alternate member is present to act in his or her stead, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        Section 3.07.    Resignations.    Any member (and any alternate member) of any committee may resign at any time by delivering a notice of resignation by such member to the Board of Directors or the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery.

        Section 3.08.    Removal.    Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the entire Board of Directors.

        Section 3.09.    Vacancies.    If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

        Section 4.01.    Number.    The officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine and appoint such other officers as the Board of Directors deems desirable. Any number of offices may be held by the same person. No officer need be a director of the Corporation.

        Section 4.02.    Election.    Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event of a vacancy in the office of Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, the President or the Chief Executive Officer may appoint a replacement to serve until the next meeting of the Board of Directors where a successor is elected and qualified.

        Section 4.03.    The Chief Executive Officer.    The Chief Executive Officer shall, subject to the direction of, and subject to general or specific resolutions approved by, the Board of Directors, (a) have general control and supervision of the policies and operations of the Corporation, see that all orders and resolutions of the Board of Directors are carried into effect, and report to the Board of Directors, (b) manage and administer the Corporation's business and affairs and perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, (c) have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed, (d) have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct

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of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer, and (e) have such other powers as are contemplated by the other provisions of these By-Laws. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 4.04.    The President.    The President shall act in a general executive capacity in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall perform such other duties and such other powers as the Board of Directors may from time to time prescribe.

        Section 4.05.    The Chief Operating Officer.    The Chief Operating Officer shall be the chief operating officer of the Corporation and shall perform, in general, all duties incident to the office of chief operating officer and shall be responsible for the operations of the Corporation, including manufacturing, engineering, marketing, distribution, sales, labor relations and administrative responsibilities and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Chief Executive Officer. The Chief Operating Officer shall report to the Chief Executive Officer. In the absence of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed and his powers may be exercised by the Chief Operating Officer, subject in any case to review and superseding action by the Chief Executive Officer.

        Section 4.06.    The Vice Presidents.    Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the Chief Executive Officer.

        Section 4.07.    The Secretary.    The Secretary shall have the following powers and duties:

        (a)   He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

        (b)   He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

        (c)   Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

        (d)   He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or facsimile thereof) to be affixed, if required, to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

        (e)   He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Restated Certificate or these By-Laws.

        (f)    He or she shall have charge of the stock books and ledgers of the Corporation.

        (g)   He or she shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

        (h)   He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

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        Section 4.08.    The Chief Financial Officer.    The Chief Financial Officer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

        (a)   He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

        (b)   He or she shall render to the Board of Directors or the Audit Committee, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

        (c)   He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

        (d)   He or she shall perform, in general, all duties incident to the office of chief financial officer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors.

        (e)   The Chief Financial Officer shall report to the Chief Executive Officer.

        Section 4.09.    The Treasurer.    The Treasurer shall be the treasurer of the Corporation and shall have the following powers and duties:

        (a)   He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

        (b)   He or she shall cause the moneys of the Corporation to be disbursed by check or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

        (c)   He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

        (d)   He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Financial Officer, to whom he shall report.

        Section 4.10.    Other Officers Elected by Board of Directors.    At any meeting of the Board of Directors, the Board of Directors may elect such other officers of the Corporation as the Board of Directors may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer. The Board of Directors from time to time may delegate to any officer the power to appoint subordinate officers and to prescribe their respective rights, terms of office, authorities and duties. Any such officer may remove any such subordinate officer appointed by him or her, for or without cause.

        Section 4.11.    Salaries.    The salaries of all officers and agents of the Corporation shall be fixed by or pursuant to authorization of the Board of Directors, except as provided in any employment agreements executed and delivered by the Corporation.

        Section 4.12.    Removal and Resignation, Vacancies.    Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written

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notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by or pursuant to authorization of the Board of Directors.

        Section 4.13.    Authority and Duties of Officers.    The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or as may be determined from time to time by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

ARTICLE V

CAPITAL STOCK

        Section 5.01.    Certificates of Stock, Uncertificated Shares.    The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the Chairman of the Board or the Chief Executive Officer, and by the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Restated Certificate and these By-Laws.

        Section 5.02.    Signatures; Facsimile.    All signatures on the certificate referred to in Section 5.01 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        Section 5.03.    Lost, Stolen or Destroyed Certificates.    The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

        Section 5.04.    Transfer of Stock.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall, subject to any applicable restrictions on transfer conspicuously noted thereon, issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the DGCL. Subject to the provisions of the Restated Certificate and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

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        Section 5.05.    Record Date.    In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 5.06.    Registered Stockholders.    Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

        Section 5.07.    Transfer Agent and Registrar.    The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

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ARTICLE VI

INDEMNIFICATION

        Section 6.01.    Nature of Indemnity.    The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director, officer or employee of the Corporation, or while a director, officer or employee of the Corporation is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such a Proceeding by reason of the fact that he or she is or was or has agreed to become an agent of the Corporation, or while an agent of the Corporation is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor, (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such Proceeding, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director, officer or employee of the Corporation in respect of a Proceeding (or part thereof) instituted by such person, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

        The termination of any Proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Section 6.02.    Successful Defense.    To the extent that a present or former director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 6.03.    Determination that Indemnification is Proper.    Any indemnification of a present or former director, officer or employee of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of a present or former agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former agent is proper

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in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

        Section 6.04.    Advance Payment of Expenses.    Expenses (including attorneys' fees) incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any Proceeding, whether or not the Corporation is a party to such Proceeding.

        Section 6.05.    Procedure for Indemnification.    Any indemnification of a director, officer or employee under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of such person. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director, officer or employee in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation. It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its disinterested directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its disinterested directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 6.06.    Survival; Preservation of Other Rights.    The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer and employee who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer or employee.

        The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a

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director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 6.07.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

        Section 6.08.    Severability.    If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer or employee and may indemnify each agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to a Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

        Section 7.01.    Registered Office.    The registered office of the Corporation shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

        Section 7.02.    Other Offices.    The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.01.    Dividends.    Subject to any applicable provisions of law and the Restated Certificate, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

        A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters such director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

        Section 8.02.    Reserves.    There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

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        Section 8.03.    Execution of Instruments.    The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

        Section 8.04.    Corporate Indebtedness.    No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

        Section 8.05.    Deposits.    Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by (a) the Board of Directors, the President or the Chief Executive Officer or (b) such officers or agents as may be authorized to make such determination by the Board of Directors, the President or the Chief Executive Officer.

        Section 8.06.    Checks.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the President or the Chief Executive Officer from time to time may determine.

        Section 8.07.    Sale, Transfer, etc. of Securities.    To the extent authorized by the Board of Directors, the President, the Chief Executive Officer, any Vice President, the Secretary of the Corporation, the Chief Financial Officer or the Treasurer or any other officers designated by the Board of Directors may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

        Section 8.08.    Voting as Stockholder.    Unless otherwise determined by resolution of the Board of Directors, the President, the Chief Executive Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

        Section 8.09.    Fiscal Year.    The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

        Section 8.10.    Seal.    The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

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        Section 8.11.    Books and Records; Inspection.    Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE IX

AMENDMENT OF BY-LAWS

        Section 9.01.    Amendment.    These By-Laws may be amended, altered or repealed:

        (a)   by resolution adopted by a majority of the entire Board of Directors at any special or regular meeting of the Board of Directors; or

        (b)   on or prior to the occurrence of a Triggering Event, at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors; provided, that after the occurrence of a Triggering Event, such amendment, alteration or repeal of the By-Laws shall require the affirmative vote of three-fourths (3/4) or more of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors; provided, further, that in the case of a special meeting of stockholders only, notice of any proposed amendment, alteration or repeal of the By-Laws is contained in the notice or waiver of notice of such meeting.

ARTICLE X

CONSTRUCTION; DEFINITIONS

        Section 10.01.    Construction.    In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Restated Certificate of the Corporation as in effect from time to time, the provisions of such Restated Certificate shall be controlling.

        Section 10.02.    Definitions.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Restated Certificate.

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 ANNEX I

NATIONSHEALTH, INC. 2004 INCENTIVE STOCK PLAN

        1.    Purpose.    The NationsHealth, Inc. 2004 Incentive Stock Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers, directors and key employees of Millstream Acquisition Corporation (to be renamed NationsHealth, Inc. at the effective time of the Merger), a Delaware corporation (the "Company") and its subsidiaries by providing them opportunities to acquire shares of common stock, par value $0.0001 per share, of the Company ("Common Stock") pursuant to the Stock Options described herein.

        2.    Administration.    The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or another committee (the "Committee"), appointed by the Board from among its members consisting of one or more directors (or such minimum number of directors as may be required under applicable law) as the Board may designate from time to time. The Committee shall have the authority to make all determinations and take such other action as contemplated by the Plan or as may be necessary or advisable for the administration of the Plan and the effectuation of its purposes. The Board or Committee may delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under the Plan (a) to designate who will participate in the Plan, and (b) to determine the amount and type of Stock Options (as defined below) to be awarded to participants, pursuant to a resolution that specifies the amount and type of Stock Options that may be granted under the delegation, provided that no officer may be delegated the power to designate any officer (including himself or herself) as a recipient of such Stock Options. Failure to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the grant of Stock Options hereunder shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter. Stock Options and transactions in or involving Stock Options, intended to be exempt under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more "non-employee directors" of the Company (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable securities exchange or automated quotation system, the Committee charged with administering the Plan shall be composed entirely of independent directors of the Company (within the meaning of the applicable securities exchange or automated quotation system) or, for as long as the Company can rely on the "Controlled Company" exemption, by a majority of independent directors. Any action taken by, or inaction of, the Company, any subsidiary or affiliate, or the Committee relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Stock Option provided under this Plan).

        3.    Participants.    Participants will consist of such key employees (including officers), consultants and directors of the Company or its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

        4.    Types of Options.    Stock options under the Plan ("Stock Options") may be granted in any one or a combination of (a) incentive stock options ("Incentive Stock Options"); and (b) non-qualified stock options ("Non-qualified Stock Options"), in each case as described below. Directors or consultants of the Company or its subsidiaries may only be issued Non-qualified Stock Options.

Notwithstanding anything to the contrary contained herein, no Stock Options may be granted until (i) after the stockholders of the Company adopt the Agreement and Plan of Merger, dated as of March 9, 2004 (the "Merger Agreement"), among the Company, N Merger L.L.C., a Florida limited liability company and a wholly owned subsidiary of the Company and NationsHealth Holdings, L.L.C., a Florida limited liability company, and (ii) the merger contemplated by the Merger Agreement (the "Merger") is consummated. Any Stock Options granted under the plan shall be pursuant to a written instrument signed on behalf of the Company and the participant (any such written instrument, an "Award").

        5.    Shares Reserved under the Plan.    There is hereby reserved for issuance under the Plan an aggregate of 1,900,000 shares of Common Stock, which may be authorized but unissued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan and thereafter are reacquired by the Company, the shares subject to those options and the reacquired shares shall be added to the shares available for benefits under the Plan. Shares covered by a Stock Option granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. In addition, any shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any shares retained by the Company pursuant to a participant's tax withholding election, shall be added to the shares available for Stock Options under the Plan. Under the Plan, no non-employee director may receive in any calendar year Stock Options or awards of other benefits hereunder relating to more than 150,000. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 7 hereof.

        6.    Stock Options.    Incentive Stock Options and Non-qualified Stock Options will consist of stock options to purchase Common Stock at purchase prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of shares of Common Stock of the Company owned by the participant for a period of at least six months. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of the irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. Non-qualified Stock Options and Incentive Stock Options shall be exercisable not later than ten years after the date they are granted. Stock Options shall become exercisable at such time and shall be subject to such terms and conditions as the Committee shall determine. In the event of termination of employment of a participant to whom Stock Options have been granted, all of such participant's Stock Options shall terminate at such times and upon such conditions or circumstances as the Committee shall in its discretion set forth in the Award at the date of grant.

        7.    Adjustment Provisions.    The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger (other than the Merger), combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

          (a)    proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Stock Options (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number,

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  amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Stock Options, (iii) the grant, purchase, or exercise price of any or all outstanding Stock Options, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Stock Options, or (v) the performance standards appropriate to any outstanding Stock Options; or

          (b)    in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger (other than the Merger), reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Stock Options or the cash, securities or property deliverable to the holder of any or all outstanding Stock Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

        The Committee shall value Stock Options as it deems reasonable in the event of a cash or property settlement and may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected participant.

        In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

        8.    Nontransferability.    Each Stock Option granted under the Plan to an employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant, each Stock Option theretofore granted to him shall be exercisable within the period after his death established by the Committee at the time of grant (but not beyond the stated duration of the Stock Option) and then only:

          (a)    By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution; and

          (b)    To the extent that the deceased participant was entitled to do so at the date of his death.

        Notwithstanding the foregoing, at the discretion of the Committee, an award of a Non-qualified Stock Option may permit the transferability of the Stock Option by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons subject to such terms and conditions as may be established by the Committee.

        9.    Other Provisions.    The Award of any Stock Option under the Plan may also be subject to such other provisions (whether or not applicable to the Stock Option awarded to any other participant) as the Committee determines appropriate, including without limitation, restrictions on resale or other disposition, provisions for the acceleration of exercisability of Stock Options in the event of a change of control of the Company, provisions for the payment of the value of the Stock Options to participants in the event of a change of control of the Company, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

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        10.    Interpretation of the Plan and Rule Making Authority.    Subject to the express provisions of this Plan and any express limitations on delegated authority, the Committee will have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan or the Stock Options granted under this Plan.

        11.    Committee Manner of Action.    Unless otherwise provided in the bylaws of the Company or the applicable charter of the Compensation Committee of the Board: (a) a majority of the members of the Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select. The costs of administration of the Plan will be paid by the Company.

        12.    Events Not Deemed Termination of Service.    Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall a Stock Option be exercised after the expiration of the term set forth in the Award

        13.    Effect of Change of Subsidiary or Affiliate Status.    For purposes of the Plan and any Stock Option hereunder, if an entity ceases to be a subsidiary or affiliate of the Company, termination of employment or service shall be deemed to have occurred with respect to each participant in respect of such subsidiary or affiliate who does not continue as a participant in respect of another entity within the Company after giving effect to the subsidiary's or affiliate's change in status.

        14.    Fair Market Value.    For purposes hereof, "fair market value" of the Common Stock shall mean the closing sale price per share of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on the date of calculation) as reported on the Nasdaq Stock Market (the "NASDAQ"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), any other stock exchange or the over-the-counter market, as applicable, as reported in The Wall Street Journal (Northeast edition), or, if not then reported thereby, any other authoritative source. If the Common Stock is not traded on the NASDAQ, the NYSE, the AMEX, any other stock exchange or the over-the-counter market, then in lieu of the average closing price, fair market value of the Common Stock per share shall be as determined by the Committee acting reasonably and in good faith.

        15.    Taxes.    The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to any amounts payable under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and the Company may defer making payment as to any Stock Option if any such tax may be pending until indemnified to its satisfaction. When a person is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with exercises of Non-qualified Stock Options, the Committee may, in its discretion and subject to such rules as it may adopt, permit such person to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld.

4

        16.    Tenure and Stock Option Rights.    A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan. Payments and other benefits received by a participant under a Stock Option made pursuant to the Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee retirement or welfare benefit plans or arrangements, if any, provided by the Company or any subsidiary or affiliate, except where the Board or Committee expressly otherwise provides or authorizes in writing. Stock Options under the Plan may be awarded in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

        17.    Amendment and Termination.    The terms and conditions applicable to any Stock Option granted under the Plan may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any other present or future plan of the Company, Stock Options may be granted to such participant in substitution and exchange for, and in cancellation of, any Stock Options previously granted such participant under this Plan, or any Stock Option previously or hereafter granted to him under any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall be made without shareholder approval if shareholder approval of such amendment is required by law, regulation, or stock exchange rule.

        18.    Stockholder Approval.    The Plan was adopted by the Board of Directors of the Company effective as of April 9, 2004. The Plan and any Stock Options granted hereunder shall be null and void if (i) holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, an amount equal to 20% or more of these shares, vote against the adoption of the Merger Agreement and demand conversion of their shares into a pro rata portion of the trust account into which a substantial portion of the net proceeds of the Company's initial public offering was deposited or (ii) stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors. This Plan shall continue in effect for ten years from the date of its approval by the stockholders or until terminated by the Board pursuant to Section 17.

        19.    Governing Law; Construction; Severability.    This Plan, the Stock Options awarded hereunder, all documents evidencing Stock Options and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware. If a court of competent jurisdiction holds any provision hereunder invalid and unenforceable, the remaining provisions of the Plan will continue in effect. It is the intent of the Company that the Stock Options and transactions permitted by Stock Options be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the agreements reflecting the Stock Options, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant or other person for Section 16 consequences of Stock Options or events in connection with a Stock Option if a Stock Option or related event does not so qualify.

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        The Millstream certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Millstream to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Millstream directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, Millstream have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Millstream will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B of Article Seven of the Millstream certificate of incorporation provides:

        "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

Item 21. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        The following exhibits are included as exhibits to this registration statement.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of March 9, 2004 among Millstream Acquisition Corporation, N Merger, L.L.C. and NationsHealth Holdings, L.L.C.***
2.2	Amendment Agreement dated as of June 2, 2004 among Millstream Acquisition Corporation, NationsHealth Holdings, L.L.C., RGGPLS Holding, Inc., GRH Holdings, L.L.C. and Becton, Dickinson and Company.
3.1
Form of Second Restated Certificate of Incorporation of Millstream Acquisition Corporation. Attached as Annex G to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
3.2
Form of Amended and Restated By-Laws of Millstream Acquisition Corporation. Attached as Annex H to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
5.1	Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP regarding legality of securities.
8.1	Tax Opinion of McDermott Will & Emery LLP.**

9.1
Governance Agreement, dated as of March 9, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc. and Arthur Spector. Attached as Annex D to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
9.2	Stockholders Agreement, dated as of March 9, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc. and GRH Holdings, L.L.C.***
10.1
Indemnification and Escrow Agreement, dated as of March 9, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., Arthur Spector and Continental Stock Transfer & Trust Company. Attached as Annex B to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
10.2
Form of Employment Agreement, dated as of March 9, 2004, between Glenn M. Parker, M.D. and Millstream Acquisition Corporation. Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
10.3
Form of Employment Agreement, dated as of March 9, 2004, between Robert Gregg and Millstream Acquisition Corporation. Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
10.4
Form of Employment Agreement, dated as of March 9, 2004, between Lewis Stone and Millstream Acquisition Corporation. Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
10.5	Registration Rights Agreement, dated as of March 9, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., GRH Holdings LLC and Becton, Dickinson and Company.***
10.6	NationsHealth, Inc. 2004 Stock Option Plan. Attached as Annex I to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.
10.7	Service Agreement, dated as of March 30, 2004, between United States Pharmaceutical Group, L.L.C. and Professional Claim Services, Inc. d/b/a Wellpoint Pharmacy Management.
10.8	Medical Benefit Distribution Agreement, dated as of October 1, 2003, between Becton, Dickinson and Company and United States Pharmaceutical Group, L.L.C. d/b/a NationsHealth Holdings, L.L.C.
10.9	Revolving Credit and Security Agreement, dated as of April 30, 2004, between United States Pharmaceutical Group, L.L.C., NationsHealth Holdings, L.L.C. and CapitalSource Finance LLC.
10.10	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Arthur Spector (without schedules).*
10.11	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Dr. Heinz C. Schimmelbusch (without schedules).*
10.12	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and The Spector Family Trust (without schedules).*
10.13	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and J. Brian O'Neill (without schedules).*

10.14	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of Robert E. Keith and Don K. Rice (without schedules).*
10.15	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Registrant.*
10.16	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
21.1	Subsidiaries of the registrant.***
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Rachlin Cohen & Holtz LLP.
23.3	Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP (included in Exhibit 5.1).
23.4	Consent of McDermott Will & Emery LLP (included in Exhibit 8.1).
24.1	Power of attorney (included on the signature page to this registration statement).
99.1	Form of Proxy Card.
99.2	Consent of Glenn M. Parker.***
99.3	Consent of Lewis Stone.***
99.4	Consent of Robert Gregg.***

*
Previously filed as exhibits to the Registration Statement on Form S-1 of the registrant.

**
To be filed by amendment.

***
Previously filed as exhibits to the Registration Statement on Form S-4 filed on April 9, 2004, by the registrant.

(b)
Financial Statement Schedules

        Not applicable.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

        (2)   that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)   to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

        (4)   to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (5)   to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 3rd day of June, 2004.

MILLSTREAM ACQUISITION CORPORATION
By:	/s/ ARTHUR SPECTOR Name: Arthur Spector Title: Chairman of the Board, Chief Executive Officer and President
Name	Position	Date

/s/ ARTHUR SPECTOR Arthur Spector	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	June 3, 2004
* Lynda Guinan	Chief Financial Officer (principal financial and accounting officer)	June 3, 2004
* Robert E. Keith, Jr.	Director	June 3, 2004
* Don K. Rice	Director	June 3, 2004
* Dr. Heinz C. Schimmelbusch	Director	June 3, 2004
*By:	/s/ ARTHUR SPECTOR Arthur Spector Attorney in fact	June 3, 2004

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 9, 2004 among Millstream Acquisition Corporation, N Merger L.L.C. and NationsHealth Holdings, L.L.C.***
2.2	Amendment Agreement dated as of June 2, 2004 among Millstream Acquisition Corporation, NationsHealth Holdings, L.L.C., RGGPLS Holding, Inc., GRH Holdings, L.L.C. and Becton, Dickinson and Company.
3.1
Form of Second Restated Certificate of Incorporation of Millstream Acquisition Corporation. Attached as Annex G to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
3.2
Form of Amended and Restated By-Laws of Millstream Acquisition Corporation. Attached as Annex H to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
5.1	Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP regarding legality of securities.
8.1	Tax Opinion of McDermott Will & Emery LLP.**
9.1
Governance Agreement, dated as of March 9, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc. and Arthur Spector. Attached as Annex D to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.***
9.2	Stockholders Agreement, dated as of March 9, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc. and GRH Holdings, L.L.C.***
10.1
Indemnification and Escrow Agreement, dated as of March 9, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., Arthur Spector and Continental Stock Transfer & Trust Company. Attached as Annex B to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.
10.2
Form of Employment Agreement, dated as of March 9, 2004, between Glenn M. Parker, M.D. and Millstream Acquisition Corporation. Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.
10.3
Form of Employment Agreement, dated as of March 9, 2004, between Robert Gregg and Millstream Acquisition Corporation. Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.
10.4
Form of Employment Agreement, dated as of March 9, 2004, between Lewis Stone and Millstream Acquisition Corporation. Attached as Annex C to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.
10.5	Registration Rights Agreement, dated as of March 9, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., GRH Holdings LLC and Becton, Dickinson and Company.***
10.6	NationsHealth, Inc. 2004 Stock Option Plan. Attached as Annex I to the proxy statement/prospectus which forms a part of this registration statement and incorporated herein by reference.

10.7	Service Agreement, dated as of March 30, 2004, between United States Pharmaceutical Group, L.L.C. and Professional Claim Services, Inc. d/b/a Wellpoint Pharmacy Management.
10.8	Medical Benefit Distribution Agreement, dated as of October 1, 2003, between Becton, Dickinson and Company and United States Pharmaceutical Group, L.L.C. d/b/a NationsHealth Holdings, L.L.C.
10.9	Revolving Credit and Security Agreement, dated as of April 30, 2004, between United States Pharmaceutical Group, L.L.C., NationsHealth Holdings, L.L.C. and CapitalSource Finance LLC.
21.1	Subsidiaries of the registrant.***
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Rachlin Cohen & Holtz LLP.
23.3	Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP (included in Exhibit 5.1).
23.4	Consent of McDermott Will & Emery LLP (included in Exhibit 8.1).
24.1	Power of attorney (included on the signature page to this registration statement).
99.1	Form of Proxy Card.
99.2	Consent of Glenn M. Parker.***
99.3	Consent of Lewis Stone.***
99.4	Consent of Robert Gregg.***

*
Previously filed as exhibits to the Registration Statement on Form S-1 of the registrant.

**
To be filed by amendment.

***
Previously filed as exhibits to the Registration Statement on Form S-4 filed on April 9, 2004, by the registrant.

QuickLinks

WHO CAN HELP ANSWER YOUR QUESTIONS?
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 12, 2004
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
SELECTED HISTORICAL FINANCIAL INFORMATION
NATIONSHEALTH HISTORICAL FINANCIAL INFORMATION
MILLSTREAM HISTORICAL FINANCIAL INFORMATION
COMPARATIVE PER SHARE INFORMATION
PER SHARE MARKET PRICE INFORMATION
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE MILLSTREAM SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
INDEMNIFICATION AND ESCROW AGREEMENT
EMPLOYMENT AGREEMENTS
GOVERNANCE AGREEMENT
STOCKHOLDERS AGREEMENT
REGISTRATION RIGHTS AGREEMENT
NATIONSHEALTH, INC. 2004 STOCK OPTION PLAN
INFORMATION ABOUT NATIONSHEALTH
INFORMATION ABOUT MILLSTREAM
UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ASSUMING MAXIMUM APPROVAL MARCH 31, 2004 (IN THOUSANDS)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ASSUMING MINIMUM APPROVAL MARCH 31, 2004 (IN THOUSANDS)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS THREE MONTHS ENDED MARCH 31, 2004 (IN THOUSANDS)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
BENEFICIAL OWNERSHIP OF SECURITIES
PRICE RANGE OF SECURITIES AND DIVIDENDS
DESCRIPTION OF THE COMBINED COMPANY'S SECURITIES FOLLOWING THE MERGER
COMPARISON OF STOCKHOLDER RIGHTS
STOCKHOLDER PROPOSALS
EXPERTS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RACHLIN COHEN & HOLTZ LLP
NATIONSHEALTH HOLDINGS, LLC CONSOLIDATED AND COMBINED BALANCE SHEETS
NATIONSHEALTH HOLDINGS, LLC CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
NATIONSHEALTH HOLDINGS, LLC CONSOLIDATED AND COMBINED STATEMENTS OF MEMBERS' DEFICIENCY
NATIONSHEALTH HOLDINGS, LLC CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
NATIONSHEALTH HOLDINGS, LLC NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) BALANCE SHEET
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) STATEMENT OF OPERATIONS
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) STATEMENT OF STOCKHOLDERS' EQUITY
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) STATEMENT OF CASH FLOWS
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) NOTES TO FINANCIAL STATEMENTS
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) BALANCE SHEET
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) STATEMENT OF OPERATIONS (UNAUDITED)
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) STATEMENT OF CASH FLOWS (UNAUDITED)
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) NOTES TO UNAUDITED FINANCIAL STATEMENTS
  Annex A
  Annex B
  Annex C
  Annex D
  Annex E
  Annex F
  Annex G
  Annex H
  ANNEX I
NATIONSHEALTH, INC. 2004 INCENTIVE STOCK PLAN
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX